                                                                   EXHIBIT 10.27

                                                               EXECUTION VERSION

       SENIOR SECURED SUPER-PRIORITY DEBTOR IN POSSESSION REVOLVING CREDIT
                             AND GUARANTY AGREEMENT

                          DATED AS OF NOVEMBER 30, 2006

                                      AMONG

                              DURA OPERATING CORP.
                                  AS BORROWER,

                          DURA AUTOMOTIVE SYSTEMS, INC.
                                  AS HOLDINGS,

 CERTAIN SUBSIDIARIES OF DURA AUTOMOTIVE SYSTEMS, INC. AND DURA OPERATING CORP.
                                 AS GUARANTORS,

                       VARIOUS LENDERS AND ISSUING BANKS,

                                       AND

                      GENERAL ELECTRIC CAPITAL CORPORATION
                  AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT,

                                   ----------

                                  $115,000,000
                   SENIOR SECURED REVOLVING CREDIT FACILITIES

                                   ----------

                       GOLDMAN SACHS CREDIT PARTNERS L.P.
         AS SOLE BOOKRUNNER, JOINT LEAD ARRANGER AND SYNDICATION AGENT,

                                       AND

                                BARCLAYS CAPITAL
  THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, AS JOINT LEAD ARRANGER
                            AND DOCUMENTATION AGENT,

                                       AND

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                           AS CO-DOCUMENTATION AGENT,

                                       AND

                                 BANK OF AMERICA
                                 AS ISSUING BANK

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                                TABLE OF CONTENTS

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SECTION 1. DEFINITIONS AND INTERPRETATION................................      2
   1.1.   Definitions....................................................      2
   1.2.   Accounting Terms...............................................     31
   1.3.   Interpretation, etc............................................     31

SECTION 2. LOANS AND LETTERS OF CREDIT...................................     32
   2.1.   [RESERVED].....................................................     32
   2.2.   Revolving Facility.............................................     32
   2.3.   Swing Line Loans...............................................     34
   2.4.   Issuance of Letters of Credit and Purchase of Participations
             Therein.....................................................     36
   2.5.   Pro Rata Shares; Availability of Funds.........................     39
   2.6.   Use of Proceeds................................................     39
   2.7.   Evidence of Debt; Register; Lenders' Books and Records; Notes..     40
   2.8.   Interest on Loans..............................................     41
   2.9.   Conversion/Continuation........................................     42
   2.10.  Default Interest...............................................     43
   2.11.  Fees...........................................................     43
   2.12.  Scheduled Reduction of Revolving Commitments...................     44
   2.13.  Voluntary Prepayments and Commitment Reductions................     44
   2.14.  Mandatory Prepayments/Commitment Reductions....................     45
   2.15.  Application of Prepayments/Reductions..........................     47
   2.16.  General Provisions Regarding Payments..........................     48
   2.17.  Ratable Sharing................................................     50
   2.18.  Making or Maintaining LIBOR Loans..............................     50
   2.19.  Increased Costs; Capital Adequacy..............................     52
   2.20.  Taxes; Withholding, etc........................................     53
   2.21.  Obligation to Mitigate.........................................     55
   2.22.  Defaulting Lenders.............................................     56
   2.23.  Removal or Replacement of a Lender.............................     56
   2.24.  Super Priority Nature of Obligations and Lenders' Liens........     57
   2.25.  Payment of Obligations.........................................     58
   2.26.  No Discharge; Survival of Claims...............................     58
   2.27.  Waiver of any Primary Rights...................................     58

SECTION 3. CONDITIONS PRECEDENT..........................................     58
   3.1.   Closing Date...................................................     58
   3.2.   Conditions to Each Credit Extension............................     63

SECTION 4. REPRESENTATIONS AND WARRANTIES................................     64
   4.1.   Organization; Requisite Power and Authority; Qualification.....     64
   4.2.   Capital Stock and Ownership....................................     64
   4.3.   Due Authorization..............................................     65
   4.4.   No Conflict....................................................     65
   4.5.   Governmental Consents..........................................     65
   4.6.   Binding Obligation.............................................     65
   4.7.   Historical Financial Statements................................     65
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                                   (CONTINUED)

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   4.8.   Budget.........................................................     66
   4.9.   No Material Adverse Change.....................................     66
   4.10.  No Restricted Junior Payments..................................     66
   4.11.  Adverse Proceedings, etc.......................................     66
   4.12.  Payment of Taxes...............................................     66
   4.13.  Properties.....................................................     66
   4.14.  Environmental Matters..........................................     67
   4.15.  No Defaults....................................................     67
   4.16.  Material Contracts.............................................     68
   4.17.  Governmental Regulation........................................     68
   4.18.  Margin Stock...................................................     68
   4.19.  Employee Matters...............................................     68
   4.20.  Employee Benefit Plans.........................................     68
   4.21.  Compliance with Statutes, etc..................................     69
   4.22.  Disclosure.....................................................     69
   4.23.  Patriot Act....................................................     70
   4.24.  Reorganization Matters.........................................     70

SECTION 5. AFFIRMATIVE COVENANTS.........................................     71
   5.1.   Financial Statements and Other Reports.........................     71
   5.2.   Existence......................................................     75
   5.3.   Payment of Taxes and Claims....................................     75
   5.4.   Maintenance of Properties......................................     75
   5.5.   Insurance......................................................     75
   5.6.   Inspections; Collateral Appraisals.............................     76
   5.7.   Lenders Meetings...............................................     76
   5.8.   Compliance with Laws...........................................     76
   5.9.   Environmental..................................................     77
   5.10.  Subsidiaries...................................................     78
   5.11.  Further Assurances.............................................     79
   5.12.  Trade Payables.................................................     79
   5.13.  Control Accounts; Approved Deposit Accounts....................     79

SECTION 6. NEGATIVE COVENANTS............................................     81
   6.1.   Indebtedness...................................................     81
   6.2.   Liens..........................................................     82
   6.3.   Formation of Domestic Subsidiaries.............................     84
   6.4.   No Further Negative Pledges....................................     84
   6.5.   Restricted Junior Payments.....................................     84
   6.6.   Restrictions on Subsidiary Distributions.......................     84
   6.7.   Investments....................................................     85
   6.8.   Financial Covenants............................................     85
   6.9.   Fundamental Changes; Disposition of Assets; Acquisitions.......     86
   6.10.  Disposal of Subsidiary Interests...............................     87
   6.11.  Sales and Lease-Backs..........................................     87
   6.12.  Transactions with Shareholders and Affiliates..................     87
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                                       ii

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                                TABLE OF CONTENTS
                                   (CONTINUED)

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   6.13.  Conduct of Business............................................     88
   6.14.  Amendments of or Waivers with respect to Subordinated
             Indebtedness................................................     88
   6.15.  Fiscal Year....................................................     88
   6.16.  Chapter 11 Claims; Adequate Protection.........................     88
   6.17.  The Orders.....................................................     88
   6.18.  Limitation on Prepayments of Prepetition Obligations...........     88
   6.19.  Formation of Domestic Subsidiaries.............................     89

SECTION 7. GUARANTY......................................................     89
   7.1.   Guaranty of the Obligations....................................     89
   7.2.   Contribution by Guarantors.....................................     89
   7.3.   Payment by Guarantors..........................................     90
   7.4.   Liability of Guarantors Absolute...............................     90
   7.5.   Waivers by Guarantors..........................................     92
   7.6.   Guarantors' Rights of Subrogation, Contribution, etc...........     92
   7.7.   Subordination of Other Obligations.............................     93
   7.8.   Continuing Guaranty............................................     93
   7.9.   Authority of Guarantors or Company.............................     93
   7.10.  Financial Condition of Company.................................     93
   7.11.  Bankruptcy, etc................................................     93
   7.12.  Discharge of Guaranty Upon Sale of Guarantor...................     94
   7.13.  Indemnity......................................................     94

SECTION 8. EVENTS OF DEFAULT.............................................     94
   8.1.   Events of Default..............................................     94
   8.2.   Actions in Respect of Letters of Credit........................     99

SECTION 9. AGENTS........................................................     99
   9.1.   Appointment of Agents..........................................     99
   9.2.   Powers and Duties..............................................     99
   9.3.   General Immunity...............................................    100
   9.4.   Agents Entitled to Act as Lender...............................    101
   9.5.   Lenders' Representations, Warranties and Acknowledgment........    101
   9.6.   Right to Indemnity.............................................    102
   9.7.   Successor Administrative Agent and Collateral Agent............    102
   9.8.   Collateral Documents and Guaranty..............................    103

SECTION 10. MISCELLANEOUS................................................    104
   10.1.  Notices........................................................    104
   10.2.  Expenses.......................................................    104
   10.3.  Indemnity......................................................    105
   10.4.  Set-Off........................................................    105
   10.5.  Amendments and Waivers.........................................    106
   10.6.  Successors and Assigns; Participations.........................    107
   10.7.  Certain Amendments.............................................    110
   10.8.  Independence of Covenants......................................    111
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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   10.9.  Survival of Representations, Warranties and Agreements.........    111
   10.10. No Waiver; Remedies Cumulative.................................    111
   10.11. Marshalling; Payments Set Aside................................    111
   10.12. Severability...................................................    111
   10.13. Obligations Several; Independent Nature of Lenders' Rights.....    112
   10.14. Headings.......................................................    112
   10.15. APPLICABLE LAW.................................................    112
   10.16. CONSENT TO JURISDICTION........................................    112
   10.17. WAIVER OF JURY TRIAL...........................................    112
   10.18. Confidentiality................................................    113
   10.19. Usury Savings Clause...........................................    113
   10.20. Counterparts...................................................    114
   10.21. Effectiveness..................................................    114
   10.22. Patriot Act....................................................    115
   10.23. Electronic Execution of Assignments............................    115
   10.24. Parties Including Trustees; Bankruptcy Court Proceedings.......    115
   10.25. Joint and Several Liability....................................    115
   10.26. Judgment Currency..............................................    115
   10.27. Canadian Subsidiaries..........................................    116


                                       iv

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                                TABLE OF CONTENTS
                                   (CONTINUED)

APPENDICES:   A      Commitments
              B      Notice Addresses; Principal Offices

SCHEDULES:    1.1(a) Disclosed Material Events
              1.1(b) Permitted Subordinated Indebtedness
              4.1(a) Jurisdictions of Organization and Qualification
              4.1(b) Organizational and Capital Structure
              4.2    Capital Stock and Ownership
              4.7    Contingent Obligations
              4.10   Restricted Junior Payments
              4.11   Adverse Proceedings
              4.13   Real Estate Assets
              4.14   Environmental Matters
              4.16   Material Contracts
              6.1    Certain Indebtedness
              6.2    Certain Liens
              6.7    Certain Investments
              6.12   Certain Affiliated Transactions

EXHIBITS:     A-1    Funding Notice
              A-2    Conversion/Continuation Notice
              A-3    Issuance Notice
              B-1    Revolving Note
              B-2    Swing Line Note
              C      Assignment Agreement
              D      Borrowing Base Certificate
              E      Certificate Re Non-bank Status
              F      Closing Date Certificate
              G      Compliance Certificate
              H      Counterpart Agreement
              I      Intercreditor Agreement
              J      Pledge and Security Agreement
              K      Landlord Waiver and Consent Agreement
              L      Secretary's Certificate

       SENIOR SECURED SUPER-PRIORITY DEBTOR IN POSSESSION REVOLVING CREDIT
                             AND GUARANTY AGREEMENT

          This SENIOR SECURED SUPER-PRIORITY DEBTOR IN POSSESSION REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of November 30, 2006, is entered into by and among DURA OPERATING CORP., a Delaware corporation, a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code (as defined below) ("COMPANY"), DURA AUTOMOTIVE SYSTEMS, INC., a Delaware corporation, a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("HOLDINGS"), certain SUBSIDIARIES OF HOLDINGS AND COMPANY, EACH a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, as Guarantors, the Lenders party hereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Sole Book Runner, Joint Lead Arranger and Syndication Agent (in such capacities, "SYNDICATION AGENT"), GENERAL ELECTRIC CAPITAL CORPORATION ("GECC"), as Administrative Agent (together with its permitted successors in such capacity, "ADMINISTRATIVE AGENT"), and as Collateral Agent (together with its permitted successor in such capacity, "COLLATERAL AGENT") and BARCLAYS CAPITAL, the investment banking division of Barclays Bank PLC, as Joint Lead Arranger and Documentation Agent (in such capacity, "DOCUMENTATION AGENT"), and BANK OF AMERICA, as Issuing Bank.

                                    RECITALS:

          WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

          WHEREAS, on October 30, 2006 ("PETITION DATE"), Holdings, Company and certain of its domestic and Canadian subsidiaries each filed a voluntary petition for relief (each a "CHAPTER 11 CASE" and collectively, the "CHAPTER 11 CASES") under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT") and on November 1, 2006 the Chapter 11 Cases were recognized under Section 18.6 of the CCAA (as defined below);

          WHEREAS, from and after the Petition Date, Holdings, Company and such Subsidiaries are continuing to operate their respective businesses and manage their respective properties as debtors in possession under Sections 1107 and 1108 of the Bankruptcy Code;

          WHEREAS, Lenders have agreed to extend certain revolving credit facilities to Company, in an aggregate principal amount not to exceed $115,000,000 the proceeds of which will be used, together with the proceeds of the loans under the Term Loan DIP Credit Agreement (as defined below), (i) to repay in full the amounts outstanding under Company's existing 5th Amended and Restated Credit Agreement, dated May 3, 2005 (the "EXISTING FIRST LIEN CREDIT AGREEMENT"), among Company, as borrower, the guarantors party thereto and the lenders and agents party thereto, (ii) to pay related transaction costs, fees and expenses, (iii) to provide working capital from time to time for Company and its Subsidiaries, (iv) to pay interest, fees and expenses owing to the Agents and the Lenders pursuant to this Agreement, (v) to make adequate protection payments described in the Interim Order and Final Order, (vi) for other prepetition expenses that are approved by the Bankruptcy Court to the extent approved by Administrative Agent, Syndication Agent and Documentation Agent and
(vii) to pay professional fees and expenses incurred in the Chapter 11 Cases;

          WHEREAS, Company has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a Lien, subject to the priorities set forth in the Credit Documents, on substantially all of its assets, including a pledge of all of the Capital Stock of each of its directly-owned

Domestic Subsidiaries and Canadian Subsidiaries and 66% of the voting (and 100% of the non-voting) Capital Stock of other first-tier Foreign Subsidiaries; and

          WHEREAS, Guarantors have agreed to guarantee the Obligations of Company and to secure such Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a Lien, subject to the priorities set forth in the Credit Documents, on substantially all of their respective assets, including a pledge of all of the Capital Stock of each of their directly-owned Domestic Subsidiaries and Canadian Subsidiaries and 66% of the voting (and 100% of the non-voting) Capital Stock of other first-tier Foreign Subsidiaries;

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

     1.1. DEFINITIONS. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

          "ACCOUNT" has the meaning given such term in the UCC.

          "ACCOUNT DEBTOR" means any Person obligated on an Account.

          "ADEQUATE PROTECTION PORTION" as defined in Section 2.6.

          "ADJUSTED ELIGIBLE RECEIVABLES" shall mean the Eligible Receivables, minus the Dilution Reserve.

          "ADMINISTRATIVE AGENT" as defined in the preamble hereto.

          "ADVERSE PROCEEDING" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (including any purportedly on behalf of Company, Holdings or any of their Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Company, Holdings or any of their Subsidiaries, threatened in writing against or affecting Company, Holdings or any of their Subsidiaries or any property of Company, Holdings or any of their Subsidiaries.

          "AFFECTED LENDER" as defined in Section 2.18(b).

          "AFFECTED LOANS" as defined in Section 2.18(b).

          "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "AGENTS" means each of Syndication Agent, Administrative Agent and Collateral Agent.

          "AGGREGATE AMOUNTS DUE" as defined in Section 2.17.

          "AGGREGATE PAYMENTS" as defined in Section 7.2.

          "AGREEMENT" means this Senior Secured Super-Priority Debtor in Possession Credit and Guaranty Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

          "APPLICABLE RESERVE REQUIREMENT" means, at any time, for any LIBOR Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to
(i) any category of liabilities which includes deposits by reference to which the applicable LIBOR Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Loans. A LIBOR Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on LIBOR Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

          "APPROVED DEPOSIT ACCOUNT" means a Deposit Account that is the subject of an effective Deposit Account Control Agreement, or in the case of a Guarantor that is a Canadian Subsidiary, a Blocked Account Agreement, and that is maintained by any Credit Party with a Deposit Account Bank. "APPROVED DEPOSIT ACCOUNT" includes all monies on deposit in a Deposit Account and all certificates and instruments, if any, representing or evidencing such Deposit Account.

          "APPROVED SECURITIES INTERMEDIARY" means a "securities intermediary" or "commodity intermediary" (as such terms are defined in the UCC) selected or approved by Administrative Agent and Syndication Agent; it being understood and agreed that the "securities intermediaries" and "commodities intermediaries" of the Credit Parties on the Closing Date are Approved Securities Intermediaries.

          "ASSET SALE" means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than Company or any Guarantor), in one transaction or a series of transactions, of all or any part of Holdings' or any of its Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Holding's Subsidiaries, other than inventory sold or leased in the ordinary course of business.

          "ASSIGNMENT AGREEMENT" means an Assignment and Assumption Agreement substantially in the form of Exhibit C, with such amendments or modifications as may be approved by Administrative Agent.

          "AVAILABLE CREDIT" means, at any time, (a) the lesser of (i) the then effective Revolving Commitments and (ii) the Borrowing Base at such time, minus
(b) the aggregate amount of the Total Utilization of Revolving Commitments at such time.

          "AUTHORIZED OFFICER" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person's chief financial officer or treasurer.

          "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

          "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Delaware.

          "BASE RATE" means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "BASE RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Base Rate.

          "BENEFICIARY" means each Agent, Issuing Bank, Lender and Lender Counterparty.

          "BLOCKED ACCOUNT AGREEMENT" means an agreement, in form and substance reasonably satisfactory to Collateral Agent, entered into by a Canadian Subsidiary, Collateral Agent and a Deposit Account Bank which maintains one or more Deposit Accounts for such Canadian Subsidiary pursuant to which Deposit Account Bank, among other things, to the extent requested by Administrative Agent or Syndication Agent, waives its rights of setoff, consolidation or recoupment and any other claim against such Deposit Accounts and covenants to initiate a cash management system in favor of and upon notice from Collateral Agent.

          "BOARD OF GOVERNORS" means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

          "BORROWING BASE" means, at any time, the sum of (a) up to 85% of Adjusted Eligible Receivables at such time, plus (b) the lesser of (i) up to 85% of the Net Orderly Liquidation Value Percentage of Eligible Inventory and (ii) up to 65% of Eligible Inventory (valued at the lower of cost and market on a first in, first out basis), in each case less such Eligibility Reserves as Administrative Agent determines in its discretion exercised reasonably minus (c) the maximum amount of the Carve-Out.

          "BORROWING BASE CERTIFICATE" means a certificate of Company substantially in the form of Exhibit D.

          "BORROWING BASE GUARANTOR" means each Domestic Guarantor and each Guarantor Subsidiary that is organized under the laws of the Canada or any province thereof.

          "BUDGET" as defined in Section 4.8, as updated from time to time with the consent of Administrative Agent and Syndication Agent.

          "BUDGET COMPLIANCE CERTIFICATE" as defined in Section 6.8(b).

          "BUSINESS DAY" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or any LIBOR Loans, the term "BUSINESS DAY" shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

          "CANADIAN BANKRUPTCY COURT" means the Ontario Superior Court of Justice (Commercial List).

          "CANADIAN COUNSEL" each of Davies Ward Phillips & Vineberg LLP, Parlee McLaws LLP and Stewart McKelvey Sterling & Scales, Canadian counsel for the Credit Parties or such other Canadian counsel acceptable to Administrative Agent, Syndication Agent and Documentation Agent.

          "CANADIAN RECOGNITION ORDER" has the meaning ascribed thereto in
Section 3.1(c).

          "CANADIAN SUBSIDIARY" means any existing or subsequently acquired or organized Subsidiary of Company organized under the laws of Canada or any political subdivision thereof.

          "CAPITAL LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

          "CARVE-OUT" shall have the meaning ascribed to such term in the Interim Order or, after the effective date thereof, the Final Order.

          "CASH" means money, currency or a credit balance in any Deposit
Account.

          "CASH COLLATERAL ACCOUNT" means any Deposit Account or Securities Account that is (a) established by Collateral Agent from time to time in its sole discretion to receive Cash and Cash Equivalents (or purchase Cash or Cash Equivalents with funds received) from the Credit Parties or Persons acting on their behalf pursuant to the Credit Documents, (b) with such depositaries and securities intermediaries as Collateral Agent may determine in its sole discretion, (c) in the name of Collateral Agent (although such account may also have words referring to any Credit Party and the account's purpose), (d) under the control of Collateral Agent and (e) in the case of a Securities Account, with respect to which Collateral Agent shall be the Entitlement Holder and the only Person authorized to give Entitlement Orders with respect thereto.

          "CASH EQUIVALENTS" means, as at any date of determination:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or the Government of Canada), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances, time deposits, Eurodollar time deposits and overnight bank deposits maturing within twelve (12) months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by any Lender, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) repurchase obligations with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

          (e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000;

          (f) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody's;

          (g) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by a Lender or any commercial bank satisfying the requirements of clause (c) of this definition;

          (h) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (g) of this definition; and

          (i) investments with foreign governmental entities which are members of the OECD or foreign banks organized under the laws of countries which are members of the OECD similar to the investments set forth in clauses (a), (b),
(c) and (d) above, so long as such foreign bank has combined capital and surplus of a Dollar Equivalent or no less than $500,000,000.

          "CASH MANAGEMENT DOCUMENT" means any certificate, agreement or other document executed by any Credit Party in respect of the Cash Management Obligations of any Credit Party.

          "CASH MANAGEMENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements) provided after the date hereof (regardless of whether these or similar services were provided prior to the date hereof by any Agent, any Lender or any Affiliate of any of them) by any Agent, any Lender or any Affiliate of any of them in connection with this Agreement or any Credit Document (other than Cash Management Documents), including obligations for the payment of fees, interest, charges, expenses, attorneys' fees and disbursements in connection therewith.

          "CCAA" means the Companies' Creditors Arrangement Act (Canada).

          "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit E.

          "CHANGE OF CONTROL" means, at any time, any of the following events:
(a) any Person or group (within the meaning of Rule 13-d-5 the Exchange Act), shall be or become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of issued and outstanding capital stock of Holdings representing 35% or more of the voting power in elections for directors of Holdings on a fully diluted basis; (b) a majority of the members of the board of directors of Holdings or the board of directors of Company shall cease to be Continuing Members; (c) Holdings shall cease to own, directly or indirectly, 100% of the issued and outstanding Capital Stock of Company; or (d) a Change of Control, as defined in the Term Loan DIP Agreement or any agreement evidencing Indebtedness described in Section 8.1(b), shall occur.

          "CHAPTER 11 CASE" and "CHAPTER 11 CASES" shall have the meaning ascribed to it in the recitals to the Agreement.

          "CLOSING DATE" means November 30, 2006.

          "CLOSING DATE CERTIFICATE" means a Closing Date Certificate substantially in the form of Exhibit F.

          "COLLATERAL" means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for all or part of the Obligations.

          "COLLATERAL AGENT" as defined in the preamble hereto.

          "COLLATERAL DOCUMENTS" means each Order, the Pledge and Security Agreement, the Intercreditor Agreement, Foreign Collateral Agreements, the Landlord Personal Property Collateral Access Agreements, if any, and all other instruments, documents and agreements (including, but not limited to, any abstract acknowledgement of indebtedness created for the purpose of creating security interests under German law) delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of the Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for all or part of the Obligations.

          "COMMITTEES" shall mean collectively, the official committee of unsecured creditors and any other official committee appointed in the Chapter 11 Cases and each of such Committees shall be referred to herein as a Committee.

          "COMMITMENT" means any Lender's Revolving Commitment or Swing Line Commitment.

          "COMMITMENT LETTER" means the commitment letter, dated October 29, 2006, from GSCP and Barclays Bank PLC to Holdings and Company.

          "COMPANY" as defined in the preamble hereto.

          "COMPLIANCE CERTIFICATE" means a Compliance Certificate substantially in the form of Exhibit G.

          "CONSOLIDATED ADJUSTED EBITDA" means, for any period, an amount determined for Holdings and its Subsidiaries on a consolidated basis equal to
(i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) consolidated income tax expense, (d) total depreciation expense, (e) total amortization expense, (f) financing fees incurred in connection with the credit facilities hereunder and the Term Loan Facilities, and restructuring and reorganization charges in connection with the Chapter 11 Cases pursuant to SOP 90-7 (including professional fees), up to the amount set forth in the Budget for such period,
(g) Cash and non-Cash non-recurring items reducing Consolidated Net Income, in each case, without duplication and including charges related to the ongoing operational restructuring and other non-recurring items, (h) losses from extraordinary items, (i) foreign exchange losses, minus (ii) the sum of other
(a) Cash and non-Cash non-recurring items increasing Consolidated Net Income for such period, (b) gains from extraordinary items and (c) foreign exchange gains.

          "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures of Holdings and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in "purchase of property and equipment" or similar items reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries.

          "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Holdings and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in Section 2.11(d) payable on or before the Closing Date.

          "CONSOLIDATED NET INCOME" means, for any period, (i) the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) (a) the income (or loss) of any Person (other than a Subsidiary of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person's assets are acquired by Holdings or any of its Subsidiaries, (c) the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and
(e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses.

          "CONTINUING MEMBER" means a member of the board of directors of Holdings or Company who either (a) was a member of such board of directors on the Closing Date and has been such continuously thereafter or (b) became a member of such board of directors after the Closing Date and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of such board of directors.

          "CONSOLIDATING" means, in connection with any financial statements of Holdings, consolidating between Credit Parties and Subsidiaries of Holdings which are not Credit Parties.

          "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "CONTRIBUTING GUARANTORS" as defined in Section 7.2.

          "CONTROL ACCOUNT" means a Securities Account that is the subject of an effective Securities Account Control Agreement and that is maintained by any Credit Party with an Approved Securities Intermediary. "CONTROL ACCOUNT" includes all Financial Assets held in a Securities Account and all certificates and instruments, if any, representing or evidencing the Financial Assets contained therein.

          "CONTROL AGREEMENTS" means any deposit, securities or other account control agreement including any Deposit Account Control Agreement and Securities Account Control Agreement and Blocked Account Agreement.

          "CONVERSION/CONTINUATION DATE" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

          "CONVERSION/CONTINUATION NOTICE" means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

          "COUNTERPART AGREEMENT" means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.10.

          "CREDIT DATE" means the date of a Credit Extension.

          "CREDIT DOCUMENT" means any of this Agreement, the Notes, if any, the Collateral Documents, any documents or certificates executed by any Credit Party in favor of Issuing Bank relating to Letters of Credit, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent, Issuing Bank or any Lender in connection herewith.

          "CREDIT EXTENSION" means the making of a Loan or the issuing of a Letter of Credit.

          "CREDIT PARTY" means Holdings, Company, the Guarantor Subsidiaries and each other Person (other than any Agent, Issuing Bank or any Lender or any other representative thereof) from time to time party to this Agreement or the Pledge and Security Agreement.

          "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Company's and its Subsidiaries' operations and not for speculative purposes.

          "CURRENT ASSET COLLATERAL" AS DEFINED IN THE INTERCREDITOR AGREEMENT.

          "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

          "DEFAULTED LOAN" as defined in Section 2.22.

          "DEFAULTING LENDER" as defined in Section 2.22.

          "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "DEPOSIT ACCOUNT BANK" means a financial institution selected or approved by Administrative Agent.

          "DEPOSIT ACCOUNT CONTROL AGREEMENT" has the meaning specified in the Pledge and Security Agreement.

          "DILUTION FACTORS" shall mean, without duplication, with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce Company's and the Borrowing Base Guarantors' Accounts in a manner consistent with current and historical accounting practices of Holdings, Borrower and the Borrowing Base Guarantors, as applicable.

          "DILUTION RATIO" shall mean, at any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable Dilution Factors for the twelve (12) fiscal month period most recently ended divided by (b) total gross sales by Company and the Borrowing Base Guarantors for the twelve (12) fiscal month period most recently ended or such other amount as may be determined by Administrative Agent in its reasonable discretion in the event Company is unable to calculate dilution effectively in the manner contemplated.

          "DILUTION RESERVE" shall mean, at any date, (a) the amount (if any) by which the Dilution Ratio exceeds 5.00% multiplied by (b) the Eligible Accounts on such date. If the Dilution Ratio does not exceed 5.00%, the Dilution Reserve shall be zero.

          "DOCUMENTATION AGENT" as defined in the preamble hereto.

          "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

          "DOMESTIC GUARANTOR" means, on the date of this Agreement, Holdings and each Domestic Subsidiary listed on the signature pages of this Agreement and thereafter each Domestic Subsidiary that executes a Counterpart Agreement or such other accession agreement to this Agreement as a Domestic Guarantor accepted and agreed by, and in form and substance reasonably satisfactory to, Administrative Agent.

          "DOMESTIC SUBSIDIARY" means any existing or subsequently acquired or organized Subsidiary of Company organized under the laws of the United States of America, any State thereof or the District of Columbia.

          "ELIGIBILITY RESERVES" means such eligibility reserves as Administrative Agent may from time to time establish with respect to Eligible Inventory and Eligible Receivables, in Administrative Agent's discretion exercised in its commercially reasonable judgment and to the extent not already reflected in the calculation of Borrowing Base.

          "ELIGIBLE ASSIGNEE" means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses.

          "ELIGIBLE INVENTORY" means, at any time, the Inventory of Company and each Borrowing Base Guarantor, but excluding any Inventory:

          (a) which is (i) not subject to a perfected Lien in favor of Collateral Agent or (ii) subject to the rights of suppliers under Section 81.1 of the Bankruptcy and Insolvency Act (Canada) other than to the extent Eligibility Reserves have been established with respect to any such priority;

          (b) which is subject to any Lien other than (i) a Lien in favor of Collateral Agent and (ii) a Permitted Lien which does not have priority over the Lien in favor of Collateral Agent other than to the extent Eligibility Reserves have been established with respect to any such priority;

          (c) which is excess, slow moving, obsolete, unmerchantable, unfit for sale or not salable at prices approximating at least the cost of such Inventory in the ordinary course of business; (d) with respect to which any covenant, representation, or warranty contained in this Agreement or the Pledge and Security Agreement has been breached or is not true and which does not conform to all standards imposed by any Governmental Authority;

          (e) in which any Person other than Company or applicable Borrowing Base Guarantor shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

          (f) which is not finished goods (unless it is work in process or raw materials inventory), manufacturing maintenance or repair parts, packaging and shipping materials, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

          (g) which is not located in the U.S. or Canada or is in transit with a common carrier from vendors and suppliers;

          (h) which is located in any location leased by any Credit Party unless the lessor has delivered to the Collateral Agent a Landlord Personal Property Collateral Access Agreement or a reserve for charges and other amounts due or to become due with respect to such facility has been established by Administrative Agent in its discretion exercised reasonably;

          (i) which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a negotiable document of title, unless (i) such warehouseman or bailee has delivered to Administrative Agent a Landlord Personal Property Collateral Access Agreement and such other documentation as Administrative Agent may require or
(ii) an appropriate reserve for charges and other amounts due or to become due to such warehouseman or bailee has been established by Administrative Agent in its discretion exercised reasonably;

          (j) which is located in any location that is subject to a mortgage in favor of any person other than Administrative Agent or Collateral Agent, unless
(i) the mortgagee for such location has
delivered to Collateral Agent a mortgagee waiver in form and substance satisfactory to Administrative Agent or (ii) the Intercreditor Agreement, the Interim Order or the Final Order, as applicable, provides that Collateral Agent shall have a right of access to such locations;

          (k) which is being processed offsite at a third party location or outside processor, or is in-transit to or from said third party location or outside processor;

          (l) which is a discontinued product or component thereof in excess of quantities required under customer purchase agreements;

          (m) which is the subject of a consignment by Company or the applicable Borrowing Base Guarantor as consignor;

          (n) which is perishable;

          (o) which contains or bears any intellectual property rights licensed to Company or the applicable Borrowing Base Guarantor unless Collateral Agent may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or
(iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

          (p) which is not reflected in a current perpetual inventory report of Company or the applicable Borrowing Base Guarantor (unless such Inventory is reflected in a report to Administrative Agent as "in transit" Inventory);

          (q) to the extent of that portion of the cost of such Inventory which is attributable to intercompany profit among Company or the applicable Borrowing Base Guarantor and their Affiliates;

          (r) which is covered by a negotiable document of title, unless such document has been delivered to Collateral Agent with all necessary endorsements, free and clear of all Liens except those in favor of Collateral Agent and other junior Liens to the extent permitted hereunder;

          (s) which Administrative Agent otherwise determines in its discretion exercised reasonably is unacceptable for any reason whatsoever;

          (t) with respect to which Administrative Agent has not received a satisfactory appraisal from a third party appraiser acceptable to Administrative Agent; or

          (u) which is located anywhere in Canada; provided that, if no motion or application for leave to appeal has been made and no notice of appeal has been filed, in either case, in respect of the Second Canadian Recognition Order, this clause (u) shall cease to be applicable upon the expiration of all appeal periods with respect to the Second Canadian Recognition Order.

In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, Company shall exclude such Inventory from Eligible Inventory on, and at the time of submission to Administrative Agent of, the next Borrowing Base Certificate.

          "ELIGIBLE RECEIVABLES" means, at any time, the aggregate Accounts of Company and each Borrowing Base Guarantor, but excluding any Account:

          (a) which is not subject to a perfected security interest in favor of Collateral Agent;

          (b) which is subject to any Lien other than (i) a Lien in favor of Collateral Agent and (ii) a Permitted Lien which does not have priority over the Lien in favor of Collateral Agent other than to the extent Eligibility Reserves have been established with respect to any such priority;

          (c) which (i) is unpaid more than 90 days (105 days in the case of any Account with an original due date more than 30 days after the date of the original invoice therefor) after the date of the original invoice therefor or more than 60 days after the original due date, or (ii) which has been written off the books of Company or Guarantor Subsidiaries or otherwise designated as uncollectible;

          (d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

          (e) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Credit Parties exceeds 20% (25% in respect of an Account Debtor whose securities are rated Investment Grade) of the sum of the aggregate Eligible Receivables;

          (f) with respect to which any covenant, representation, or warranty contained in this Agreement or in the Pledge and Security Agreement has been breached or is not true;

          (g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation reasonably satisfactory to Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon Company's or applicable Borrowing Base Guarantor's completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

          (h) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

          (i) which is owed by an Account Debtor which currently (i) has applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws (other than post-petition Accounts of (i) Dana Corporation and Delphi Corporation in an aggregate amount not to exceed $3,500,000 and (ii) any other Account Debtor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to Administrative Agent),
(iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

          (j) which is owed by an Account Debtor which (i) does not maintain its chief executive office or principal office in the U.S. or Canada (excluding the provinces of Quebec, Newfoundland, Nunavut and the Northwest Territories) or
(ii) is not organized under applicable law of the U.S., any state of the U.S., Canada, or any province of Canada (excluding the provinces of Quebec, Newfoundland, Nanavut and the Northwest Territories) unless, in either case, such Account is backed by a letter of credit reasonably acceptable to Administrative Agent which is in the possession of, has been assigned to and is directly drawable by Collateral Agent;

          (k) which is owed in any currency other than U.S. Dollars or Canadian Dollars;

          (l) which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country, state, province or municipality other than the U.S. federal government unless such Account is backed by a letter of credit acceptable to Administrative Agent which is in the possession of Collateral Agent, or (ii) the federal government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq. and 41 U.S.C. Section 15 et seq.), and any other steps necessary to perfect the Lien of Collateral Agent in such Account have been complied with to Administrative Agent's reasonable satisfaction;

          (m) which is owed by any Affiliate, Subsidiary, employee, officer, director, agent or stockholder of any Credit Party;

          (n) which, for any Account Debtor, exceeds a credit limit determined by Company, to the extent of such excess;

          (o) where the Account Debtor (i) is a creditor of Company or any Borrowing Base Guarantor, (ii) has or has asserted a right of set-off against Company or any Borrowing Base Guarantor (unless such Account Debtor has entered into a written agreement reasonably acceptable to Administrative Agent to waive such set-off rights) or (iii) has disputed its liability (whether by chargeback or otherwise) or made any asserted or unasserted claim with respect to the Account or any other Account of Company or any Borrowing Base Guarantor which has not been resolved, in each case, without duplication, to the extent of the amount owed by such Company or applicable Borrowing Base Guarantor to the Account Debtor, but only to the extent of the amount of such actual or asserted right of set-off, or the amount of such dispute claim, or the amount of such security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, as the case may be;

          (p) which is evidenced by any promissory note, chattel paper, or instrument;

          (q) which is owed by an Account Debtor located in any jurisdiction which requires filing of a "Notice of Business Activities Report" or other similar report in order to permit Company or applicable Borrowing Base Guarantor to seek judicial enforcement in such jurisdiction of payment of such Account, unless Company or such Borrowing Base Guarantor has filed such report or qualified to do business in such jurisdiction;

          (r) with respect to which Company or applicable Borrowing Base Guarantor has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and Company or applicable Borrowing Base Guarantor created a new receivable for the unpaid portion of such Account;

          (s) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

          (t) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than Company or applicable Borrowing Base Guarantor (or, upon consummation of such sale, the Account Debtor to whom such goods were sold) has or has had an ownership interest in such goods, or which indicates any party other than Company or applicable Borrowing Base Guarantor as payee or remittance party;

          (u) which was created on cash on delivery terms;

          (v) which is a non-trade Account (except for an Account which represents a sale of tooling or prototypes that have been approved in writing and accepted by the applicable Account Debtor);

          (w) which is an extended terms account, which is due and payable more than 90 days from the original date of invoice;

          (x) which Administrative Agent determines in its discretion may not be paid by reason of the Account Debtor's inability to pay or which Administrative Agent otherwise determines in its discretion is unacceptable for any reason whatsoever;

          (y) with respect to which Administrative Agent has not completed, and is satisfied with the results of, a field examination; or

          (z) which is an Account which is payable by an Account Debtor, which Account Debtor is located in Canada, or which is an Account payable to any Canadian Subsidiary; provided that, if no motion or application for leave to appeal has been made and no notice of appeal has been filed, in either case, in respect of the Second Canadian Recognition Order, this clause (z) shall cease to be applicable upon the expiration of all appeal periods with respect to the Second Canadian Recognition Order.

          In the event that an Account which was previously an Eligible Receivable ceases to be an Eligible Receivable hereunder, Company shall exclude such Account from Eligible Receivables on, and at the time of submission to Administrative Agent of, the next Borrowing Base Certificate. In determining the amount of the Eligible Receivable, the face amount of an Account shall be reduced by, without duplication and to the extent such reduction is not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that Company or applicable Borrowing Base Guarantor is obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by Company or a Borrowing Base Guarantor to reduce the amount of such Account. In determining the aggregate amount from the same Account Debtor that is unpaid more than 90 days (or 105 days, if applicable) from the date of invoice or more than 60 days from the due date pursuant to clause (c) above, there shall be excluded the amount of any net credit balances relating to Accounts due from an Account Debtor with invoice dates more than 90 days (or 105 days, if applicable) from the date of invoice or more than 60 days from the due date.

          "EMPLOYEE BENEFIT PLAN" means, in respect of any Credit Party other than a Canadian Subsidiary, any "employee benefit plan" as defined in Section 3(3) of ERISA which is, in the case of any plan subject to Title IV of ERISA, sponsored, maintained or contributed to by, or required to be contributed by, Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates, and in respect of any Canadian Subsidiary, any employer benefit plan of any nature that is not a Pension Plan and is maintained by or contributed to, or required to be maintained by or contributed to by such Canadian Subsidiary.

          "ENTITLEMENT HOLDER" has the meaning given such term in the UCC.

          "ENTITLEMENT ORDER" has the meaning given such term in the UCC.

          "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

          "ENVIRONMENTAL LAWS" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, standards, orders-in-council, directives, consents, decrees, Governmental Authorizations, or any other applicable requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, or of the environment or natural resources (including ambient air, surface water, ground water, wetlands, land surface or subsurface strata) in any manner applicable to Holdings or any of its Subsidiaries or any Facility.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

          "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Holdings or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Holdings or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdings or such Subsidiary and with respect to liabilities arising after such period for which Holdings or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

          "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Holdings, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of material fines, material penalties, material taxes or related material charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under
Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

          "EVENT OF DEFAULT" means each of the conditions or events set forth in
Section 8.1.

          "EXCESS AVAILABILITY" means, at any time, an amount equal to the sum of (a) the Available Credit at such time plus (b) unrestricted Cash and Cash Equivalents of each Credit Party which is subject to a first priority Lien of Collateral Agent.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "EXISTING FIRST LIEN CREDIT AGREEMENT" as defined in the first recital hereto.

          "EXISTING MEXICAN L/C" means that certain letter of credit No. TPTS-267629, issued by JPMorgan Chase Bank, N.A. in favor of Scotiabank f/b/o Fianzas Monterrey, SA (or any backstop, substitute or replacement letter of credit with respect thereto) so long as the face amount of such letter of credit does not exceed 4,700,000 Mexican Pesos.

          "EXISTING SECOND LIEN CREDIT AGREEMENT" THE Credit Agreement, dated May 3, 2005 among Company, as borrower, the guarantors party thereto and the lenders and agents party thereto.

          "FACILITY" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

          "FAIR SHARE CONTRIBUTION AMOUNT" as defined in Section 7.2.

          "FAIR SHARE" as defined in Section 7.2.

          "FEE LETTER" means the fee letter, dated on or about the date hereof, from GSCP and Barclays Capital to Holdings and Company.

          "FEDERAL FUNDS EFFECTIVE RATE" means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by Administrative Agent.

          "FINAL ORDER" means, collectively, the order of the Bankruptcy Court entered in the Chapter 11 Cases after a final hearing under Bankruptcy Rule 4001(c)(2) or such other procedures as approved by the Bankruptcy Court which order shall be satisfactory in form and substance to each Agent and Documentation Agent, together with all extensions, modifications and amendments thereto, in compliance with this Agreement.

          "FINANCIAL ASSET" has the meaning given to such term in the UCC.

          "FINANCIAL OFFICER CERTIFICATION" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer or treasurer of Holdings that such financial statements fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure.

          "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

          "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

          "FIXED ASSET COLLATERAL" as defined in the Intercreditor Agreement.

          "FLOOD HAZARD PROPERTY" means any Real Estate Asset subject to a Mortgage in favor of Collateral Agent, for the benefit of the Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

          "FOREIGN GUARANTOR" means, on the date of this Agreement, each Foreign Subsidiary listed on the signature pages of this Agreement and thereafter each Foreign Subsidiary that executes a Counterpart Agreement or such other accession agreement to this Agreement as a Foreign Guarantor accepted and agreed by, and in form and substance satisfactory to, Administrative Agent and Syndication Agent.

          "FOREIGN COLLATERAL AGREEMENT" means each security agreement or similar instrument, in form and substance reasonably satisfactory to each Agent, executed by any Foreign Guarantor on the Closing Date or from time to time thereafter in accordance with Section 5.10, as such Foreign Collateral Agreement may be amended, restated, supplemented or otherwise modified from time to time.

          "FOREIGN SUBSIDIARY" means any Subsidiary of Company that is not a Domestic Subsidiary.

          "FUNDING DEFAULT" as defined in Section 2.22.

          "FUNDING GUARANTORS" as defined in Section 7.2.

          "FUNDING NOTICE" means a notice substantially in the form of Exhibit A-1.

          "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, generally accepted accounting principles in the United States in effect as of the date of determination thereof.

          "GOVERNMENTAL AUTHORITY" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency, tribunal or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory, governmental or administrative functions of or pertaining to any government or any court or central bank, in each case whether associated with a State of the United States, the United States, or a foreign entity or government.

          "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

          "GRANTOR" means a "Grantor" as defined in the Pledge and Security Agreement.

          "GECC" as defined in the preamble hereto.

          "GENERAL INTANGIBLE" as defined in the UCC.

          "GSCP" as defined in the preamble hereto.

          "GUARANTEED OBLIGATIONS" as defined in Section 7.1.

          "GUARANTOR" means each Domestic Guarantor and each Foreign Guarantor.

          "GUARANTOR SUBSIDIARY" means each Subsidiary of Company that is a Guarantor.

          "GUARANTY" means the guaranty of each Guarantor set forth in Section
7.

          "HAZARDOUS MATERIALS" means any chemical, material, substance, or exposure to, which is prohibited, limited or regulated by any Governmental Authority because of its hazardous, dangerous or deleterious properties or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

          "HAZARDOUS MATERIALS ACTIVITY" means any activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

          "HEDGE AGREEMENT" means an Interest Rate Agreement, a Currency Agreement or an option contract, commodities future or option contract for materials used in the ordinary course of business, entered into with a Lender Counterparty in order to satisfy the requirements of this Agreement or otherwise in the ordinary course of Company's or any of its Subsidiaries' businesses.

          "HIGHEST LAWFUL RATE" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

          "HISTORICAL FINANCIAL STATEMENTS" means as of the Closing Date, (i) the audited financial statements of Holdings and its Subsidiaries, for the immediately preceding three (3) Fiscal Years, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, and (ii) the unaudited financial statements of Holdings and its Subsidiaries as at the most recently ended Fiscal Quarter, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the three-, six-or nine-month period, as applicable, ending on such date, and, in the case of clauses (i) and (ii), certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

          "IMMATERIAL SUBSIDIARY" means any Subsidiary of Holdings that is not a Credit Party which owns assets having a market value, and having gross revenues for its most recently ended fiscal year, in each case not in excess of (i) $2,000,000 individually and (ii) $5,000,000 in the aggregate for all such Subsidiaries.

          "INCREASED-COST LENDERS" as defined in Section 2.23.

          "INDEBTEDNESS" as applied to any Person, means, without duplication,
(i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause
(viii) above; and (x) all net obligations of such Person (which shall be determined on a net basis to the extent such obligations are subject to an effective netting arrangement) in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes.

          "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the reasonable costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), reasonable, out-of-pocket expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders' agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries.

          "INDEMNITEE" as defined in Section 10.3.

          "INTERCREDITOR AGREEMENT" means an Intercreditor Agreement substantially in the form of Exhibit I, as it may be amended, supplemented, or otherwise modified from time to time.

          "INTEREST PAYMENT DATE" means with respect to (i) any Base Rate Loan, the last day of each calendar month, commencing on the first such date to occur after the Closing Date, if such date is a Business Day, otherwise the immediately preceding Business Day, and the final maturity date of such Loan; and (ii) any LIBOR Loan, the last day of each LIBOR Period applicable to such Loan; provided, in the case of each LIBOR Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such LIBOR Period.

          "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Company's and its Subsidiaries' operations and not for speculative purposes.

          "INTEREST RATE DETERMINATION DATE" means, with respect to any LIBOR Period, the date that is two Business Days prior to the first day of such LIBOR Period.

          "INTERIM ORDER" means, collectively, the order of the Bankruptcy Court entered in the Chapter 11 Cases after an interim hearing (assuming satisfaction of the standards prescribed in Section 364 of the Bankruptcy Code and Bankruptcy Rule 4001 and other applicable law), in form and substance satisfactory to each Agent and Documentation Agent, together with all extensions, modifications, and amendments thereto in compliance with this Agreement which, among other matters but not by way of limitation, authorizes, on an interim basis, Company and the Guarantors to execute and perform under the terms of this Agreement and the other Credit Documents.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "INVENTORY" has the meaning assigned to such term in the Pledge and Security Agreement.

          "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings from any Person (other than Holdings or any Guarantor Subsidiary), of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by Holdings or any of its Subsidiaries to any other Person (other than Holdings or any Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "INVESTMENT GRADE" means a rating of no less than BBB- by S&P and no less than Baa3 by Moody's.

          "ISSUING BANK" means any financial institution party hereto as Issuing Bank, together with its permitted successors and assigns in such capacity, including any financial institution which agrees to become an Issuing Bank after the date hereof with the agreement of Administrative Agent and Company.

          "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

          "LANDLORD PERSONAL PROPERTY COLLATERAL ACCESS AGREEMENT" means a Landlord Waiver and Consent Agreement substantially in the form of Exhibit K with such amendments or modifications as may be reasonably approved by Collateral Agent and the other parties thereto.

          "LENDER" means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

          "LENDER COUNTERPARTY" means each Lender or any Affiliate of a Lender counterparty to a Hedge Agreement (including any Person who is a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into a Hedge Agreement, ceases to be a Lender) including, without limitation, each such Affiliate that enters into a joinder agreement with Collateral Agent.

          "LETTER OF CREDIT" means a commercial or standby letter of credit issued or to be issued by Issuing Bank pursuant to this Agreement.

          "LETTER OF CREDIT SUBLIMIT" means the lesser of (i) $5,000,000 and
(ii) the aggregate unused amount of the Revolving Commitments then in effect.

          "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and
(ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Bank and not theretofore reimbursed by or on behalf of Company.

          "LIBOR LOANS" means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

          "LIBOR PERIOD" means, in connection with a LIBOR Loan, an interest period of one, two, three or six months as selected by Company in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and
(ii) thereafter, commencing on the day on which the immediately preceding LIBOR Period expires; provided, (a) if a LIBOR Period would otherwise expire on a day that is not a Business Day, such LIBOR Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such LIBOR Period shall expire on the immediately preceding Business Day; (b) any LIBOR Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall, subject to clause (c) of this definition, end on the last Business Day of a calendar month; and (c) no LIBOR Period with respect to any portion of the Loans shall extend beyond the Maturity Date.

          "LIBOR RATE" means, for any Interest Rate Determination Date with respect to a LIBOR Period for a LIBOR Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by Deutsche Bank for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the LIBOR Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

          "LIEN" means (i) any lien, mortgage, pledge, assignment, security interest, hypothecation, deemed trust, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

          "LIQUIDITY EVENT PERIOD" means any period (a) beginning on the Business Day on which (i) the Excess Availability is less than $35,000,000 or
(ii) an Event of Default has occurred and is continuing and (b) ending on the first Business Day on which (i) the Excess Availability is greater than $35,000,000 for more than 10 consecutive days and (ii) no Event of Default has occurred and is continuing.

          "LOAN" means any Revolving Loan or Swing Line Loan.

          "LOAN EXPOSURE" means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender's Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.

          "MARGIN STOCK" as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on and/or material adverse developments with respect to (i) the business, operations, properties, assets, or financial condition of Holdings and its Subsidiaries taken as a whole; (ii) the ability of the Credit Parties to fully and timely perform their Obligations; (iii) the legality, validity, binding effect or enforceability against the Credit Party of the Credit Documents to which they are a party; or (iv) the rights, remedies and benefits available to, or conferred upon, the Agents, the Lenders and the other Secured Parties under the Credit Documents; provided that "Material Adverse Effect" shall not include (a) the commencement of the Chapter 11 Cases including proceedings to obtain the Canadian Recognition Order and the Second Canadian Recognition Order and (b) any matter occurring prior to the date hereof and disclosed on Schedule 1.1(a).

          "MATERIAL CONTRACT" means any contract, agreement with respect to provision of parts for an automobile model or other arrangement to which Holdings or any of its Subsidiaries is a party

(other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

          "MATURITY DATE" means the earliest to occur of (i) December 31, 2007,
(ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.13 or Section 2.14, (iii) the effective date of a plan of reorganization in the Chapter 11 Cases and (iv) the date of the termination of the Revolving Commitments or acceleration of the Obligations pursuant to Section 8.1.

          "MAXIMUM CREDIT" means, at any time, the lesser of (i) the Revolving Commitments in effect at such time and (ii) the Borrowing Base at such time.

          "MOODY'S" means Moody's Investor Services, Inc.

          "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA and subject to ERISA.

          "NAIC" means The National Association of Insurance Commissioners, and any successor thereto.

          "NARRATIVE REPORT" means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

          "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Holdings or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs, commissions, fees and expenses incurred in connection with such Asset Sale, including (a) income, sale, use, transaction, gains or other taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (c) a reasonable reserve for any indemnification payments (fixed or contingent) and normal course post-closing adjustments attributable to seller's indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Holdings or any of its Subsidiaries in connection with such Asset Sale.

          "NET INSURANCE/CONDEMNATION PROCEEDS" means an amount equal to: (i) any Cash payments or proceeds received by Holdings or any of its Subsidiaries
(a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) the sum of (a) any actual and reasonable costs incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.

          "NET ORDERLY LIQUIDATION VALUE PERCENTAGE" means, the orderly liquidation value (net of costs and expenses incurred in connection with liquidation) of inventory as a percentage of the cost of such inventory, which percentage shall be determined by reference to the most recent inventory appraisal approved by Administrative Agent (in its discretion exercised reasonably) and conducted by an independent appraiser satisfactory to Administrative Agent.

          "NONPUBLIC INFORMATION" means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

          "NON-U.S. LENDER" as defined in Section 2.20(c).

          "NOTE" means a promissory note in the form of either Exhibit B-1 or B-2, as applicable, as it may be amended, supplemented or otherwise modified from time to time.

          "NOTICE" means a Funding Notice or a Conversion/Continuation Notice.

          "OBLIGATIONS" means all obligations of every nature of each Credit Party under the Credit Documents, including Letter of Credit Usage and obligations from time to time owed to the Agents (including former Agents), the Lenders or any of them and Lender Counterparties, under any Credit Document (including any Control Agreement), Hedge Agreement or Cash Management Document, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements, Cash Management Obligations, fees, expenses, indemnification or otherwise, including all obligations to provide cash collateral for any Letter of Credit Usage.

          "OBLIGEE GUARANTOR" as defined in Section 7.7.

          "ORDERS" means, collectively, each of the Interim Order and the Final Order and, where applicable, the Canadian Recognition Order and the Second Canadian Recognition Order.

          "ORGANIZATIONAL DOCUMENTS" means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws or memorandum and articles of association (or equivalent), as amended, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any Domestic Subsidiary that is a limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official including an official of a non-U.S. government, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official in such official's relevant jurisdiction.

          "PARTICIPANT REGISTER" shall have the meaning assigned to it in
Section 10.6(h).

          "PATRIOT ACT" shall have the meaning assigned to it in Section 4.23.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "PENSION PLAN" means, in respect of any Credit Party other than a Canadian Subsidiary, any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA and in respect of a Canadian Subsidiary, each pension, supplementary pension, retirement savings or other retirement income plan or arrangement of any kind, registered or non-registered, established, maintained or contributed to by any Canadian Subsidiary for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan that is maintained by the Government of Canada or the Province of Quebec, respectively.

          "PERMITTED LIENS" means each of the Liens permitted pursuant to
Section 6.2.

          "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, unlimited companies, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

          "PETITION DATE" shall have the meaning assigned to it in the recitals.

          "PLATFORM" shall have the meaning assigned to it in Section 5.1(m).

          "PLEDGE AND SECURITY AGREEMENT" means the Second Lien Pledge and Security Agreement to be executed by Company and each Guarantor substantially in the form of Exhibit J, as it may be amended, restated, supplemented or otherwise modified from time to time.

          "POSTPETITION" means the time period beginning immediately after the filing of the Chapter 11 Cases.

          "PREPETITION" means the time period ending immediately prior to the filing of the Chapter 11 Cases.

          "PREPETITION INDEBTEDNESS" means all Indebtedness of any of Company or any Guarantor outstanding immediately prior to the filing of the Chapter 11 Cases.

          "PRIME RATE" means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation's thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. An Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "PRINCIPAL OFFICE" means, for each Agent, Swing Line Lender and Issuing Bank, the "Principal Office" as set forth on Appendix B, or such other office as such Person may from time to time designate in writing to Company, Administrative Agent and each Lender. With respect to any payments or transfers to be made at Administrative Agent's Principal Office such payments or transfers shall be made to the account specified for Administrative Agent on Appendix B.

          "PRO RATA SHARE" means with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (i) the Loan Exposure of that Lender by (ii) the aggregate Loan Exposure of all Lenders. For all other purposes with respect to each Lender, "PRO RATA SHARE" means the percentage obtained by dividing (A) an amount equal to the sum of the Loan Exposure of that Lender by
(B) an amount equal to the sum of the aggregate Loan Exposure of all Lenders.

          "PROTECTIVE ADVANCES" means all advances, made at any time that any of conditions precedent in Section 3.2(a) is not satisfied, that Administrative Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood, or maximize the amount, of repayment of the Obligations.

          "REAL ESTATE ASSET" means, at any time of determination, any interest (fee, leasehold or otherwise) then owned or held by any Credit Party in any real property.

          "REFUNDED SWING LINE LOANS" as defined in Section 2.3(b)(iv).

          "REGISTER" as defined in Section 2.7(b).

          "REGULATION D" means Regulation D of the Board of Governors, as in effect from time to time.

          "REGULATION FD" means Regulation FD as promulgated by the US Securities and Exchange Commission under the Securities Act and Exchange Act as in effect from time to time.

          "REIMBURSEMENT DATE" as defined in Section 2.4(d).

          "RELATED FUND" means, with respect to any Lender that is an investment fund, any other investment fund that originates or invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

          "REPLACEMENT LENDER" as defined in Section 2.23.

          "REQUISITE LENDERS" means one or more Lenders having or holding Loan Exposure and representing more than 50% of the aggregate Loan Exposure of all Lenders.

          "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings or Company now or hereafter outstanding, except a dividend payable solely in shares of Capital Stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings or Company now or hereafter outstanding; and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness or Indebtedness outstanding under the Existing Second Lien Credit Agreement and, prior to the Closing Date, the Existing First Lien Credit Agreement.

          "REVOLVING COMMITMENT" means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder, and "REVOLVING COMMITMENTS" means such commitments of all Lenders in the aggregate.

The amount of each Lender's Revolving Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Closing Date is $115,000,000.

          "REVOLVING COMMITMENT PERIOD" means the period from the Closing Date to but excluding the Maturity Date.

          "REVOLVING EXPOSURE" means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Commitments, that Lender's Commitment; and (ii) after the termination of the Commitments, the sum of (a) the aggregate outstanding principal amount of the Loans of that Lender, (b) in the case of Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.

          "REVOLVING LOAN" means a Loan made by the Lenders to Company pursuant to Section 2.2 or a Protective Advance made by Administrative Agent, on behalf of the Lenders, pursuant to Section 9.8.

          "REVOLVING NOTE" means a promissory note in the form of Exhibit B-1, as it may be amended, supplemented or otherwise modified from time to time.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation.

          "SALE AND LEASE-BACK TRANSACTION" as defined in Section 6.11.

          "SECOND CANADIAN RECOGNITION ORDER" has the meaning ascribed thereto in Section 3.1(c).

          "SECURED PARTIES" has the meaning assigned to that term in the applicable Collateral Document.

          "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, units, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "SECURITIES ACCOUNT" has the meaning given to such term in the UCC.

          "SECURITIES ACCOUNT CONTROL AGREEMENT" has the meaning specified in the Pledge and Security Agreement.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "SUBORDINATED INDEBTEDNESS" means Prepetition Indebtedness set forth on Schedule 1.1(b).

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.

          "SWING LINE COMMITMENT" means the commitment of Swing Line Lender to make Swing Line Loans pursuant to Section 2.3.

          "SWING LINE LENDER" means GECC, in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

          "SWING LINE LOAN" means a Loan made by Swing Line Lender to Company pursuant to Section 2.3.

          "SWING LINE NOTE" means a promissory note in the form of Exhibit B-2, as it may be amended, supplemented or otherwise modified from time to time.

          "SWING LINE SUBLIMIT" means the lesser of (i) $15,000,000, and (ii) the Available Credit then in effect.

          "SYNDICATION AGENT" as defined in the preamble hereto.

          "TAX" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

          "TERM LOAN" means the term loans under the Term Loan DIP Credit Agreement.

          "TERM LOAN ADMINISTRATIVE AGENT" the "Administrative Agent" as defined in the Term Loan DIP Credit Agreement.

          "TERM LOAN COLLATERAL AGENT" the "Collateral Agent" as defined in the Term Loan DIP Credit Agreement.

          "TERM LOAN CREDIT DOCUMENTS" the "Credit Documents" as defined in the Term Loan DIP Credit Agreement.

          "TERM LOAN DIP CREDIT AGREEMENT" means the Senior Secured Super-Priority Debtor In Possession Term Loan and Guaranty Agreement, dated the date hereof, among Company, the Guarantors, GSCP, as Administrative Agent, Collateral Agent and Syndication Agent, Barclays Capital, as Joint Lead Arranger and Documentation Agent and lenders party thereto.

          "TERM LOAN FACILITIES" means the Term Loans and the synthetic letter of credit facility under the Term Loan DIP Credit Agreement.

          "TERM LOAN OBLIGATIONS" the "Obligations" as defined in the Term Loan DIP Credit Agreement.

          "TERMINATED LENDER" as defined in Section 2.23.

          "TOTAL UTILIZATION OF REVOLVING COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing Issuing Banks for any amount drawn under any Letter of Credit, but not yet so applied), (ii) the aggregate principal amount of all outstanding Swing Line Loans, and (iii) the Letter of Credit Usage.

          "TYPE OF LOAN" means a Base Rate Loan or a LIBOR Loan.

          "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation as in effect in any applicable jurisdiction).

     1.2. ACCOUNTING TERMS. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements. If any change in GAAP results in a change in the calculation of the financial covenants or interpretation of related provisions of this Agreement or any other Credit Document, then Company, Administrative Agent and the Lenders agree to amend such provisions of this Agreement so as to equitably reflect such changes in GAAP with the desired result that the criteria for evaluating Company's financial condition shall be the same after such change in GAAP as if such change had not been made; provided that, notwithstanding any other provision of this Agreement, the Requisite Lenders' agreement to any amendment of such provisions shall be sufficient to bind all Lenders, and provided further that, until such time as the financial covenants and related provisions of this Agreement have been amended in accordance with the terms of this Section 1.2, the calculations of financial covenants and the interpretation of any related provisions shall be calculated and interpreted in accordance with GAAP as in effect immediately prior to such change in GAAP. Notwithstanding anything to the contrary in the foregoing, the definitions set forth in the Credit Documents and any financial calculations required by the Credit Documents shall be computed to exclude (a) the effect of purchase accounting adjustments, including the effect of non-Cash items resulting from any amortization, write-up, write-down or write-off of any assets or deferred charges (including, without limitation, intangible assets, goodwill and deferred financing costs in connection with any Permitted Acquisition or any merger, consolidation or other similar transaction permitted by this Agreement), (b) the application of FAS 133, FAS 150 or FAS 123r (to the extent that the pronouncements in FAS 123r result in recording an equity award as a liability on the consolidated balance sheet of Company and its Subsidiaries in the circumstance where, but for the application of the pronouncements, such award would have been classified as equity), (c) any mark-to-market adjustments to any derivatives (including embedded derivatives contained in other debt or equity instruments under FAS 133), and (d) any non-Cash compensation charges resulting from the application of FAS 123r.

     1.3. INTERPRETATION, ETC. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. Any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

SECTION 2. LOANS AND LETTERS OF CREDIT

     2.1. [RESERVED].

     2.2. REVOLVING FACILITY.

          (a) Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans to Company in Dollars in an aggregate amount up to but not exceeding such Lender's Revolving Commitment; provided, however, that, except for Protective Advances, at no time shall any Lender be obligated to make a Revolving Loan in excess of such Lender's Pro Rata Share of the Available Credit. Amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender's Revolving Commitment shall expire on the Maturity Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

          (b) Borrowing Mechanics for Revolving Loans.

               (i) Except pursuant to Sections 2.3(b)(iv), Section 2.4(d) or, with respect to Protective Advances, Section 9.8, Revolving Loans shall be made in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.

               (ii) Whenever Company desires that Lenders make Revolving Loans, Company shall deliver to Administrative Agent a fully executed Funding Notice no later than (a) 12:00 p.m. (noon) (New York City time) at least three Business Days in advance of the proposed Credit Date in the case of a LIBOR Loan and (b) no later than 11:00 a.m. (New York City time) on the day of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan. Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a LIBOR

     Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

               (iii) Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender's Pro Rata Share thereof, if any, together with the applicable LIBOR Period in the case of a LIBOR Loan, shall be provided by Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided Administrative Agent shall have received such Funding Notice by 12:00 p.m.
     (noon) (New York City time)) not later than 3:00 p.m. (New York City time) on the same day as Administrative Agent's receipt of such Funding Notice from Company.

               (iv) Each Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 2:00 p.m. (New York City time) on the applicable Credit Date in the case of a Base Rate Loan and 11:00 a.m. (New York City time) on the applicable Credit Date in the case of a LIBOR Loan, by wire transfer of same day funds in Dollars at Administrative Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to the account of Company at Administrative Agent's Principal Office or such other account as may be designated in writing to Administrative Agent by Company in the applicable Funding Notice.

               (v) Notwithstanding the foregoing or Section 2.5(b), in order to minimize the frequency of transfers of funds between Administrative Agent, Company and Lenders holding Revolving Commitments, Administrative Agent may elect, at its sole option, to fund the entire amount of any Revolving Loan provided for hereunder and settle with the Lenders who hold Revolving Commitments on a weekly basis. In the event Administrative Agent makes such election and funds any Revolving Loans under this clause (v), for purposes of calculating interest payable to any Lender having Revolving Commitments,
     (i) Administrative Agent shall be deemed a Lender that holds Revolving Commitments with respect to any outstanding Revolving Loans funded by Administrative Agent, and (ii) the amount of Revolving Loans of any Lender holding Revolving Commitments that are outstanding on any day shall be equal to the amount of such Lender's Revolving Loans outstanding on such day (x) excluding any Revolving Loans that have been funded by Administrative Agent with respect to which such Lender has not funded its Pro Rata Share and (y) including Revolving Loans of such Lender which have been repaid by Company to Administrative Agent but not yet received by such Lender from Administrative Agent. With respect to Revolving Loans made by Administrative Agent under this clause (v), each Lender having Revolving Commitments shall settle with Administrative Agent, upon Administrative Agent's request, on the third Business Day of each calendar week (or on such other day of the week as may be designated from time to time by Administrative Agent) in each successive calendar week (the "SETTLEMENT DATE"), on any such Revolving Loans and payments since the date of the last settlement. On each Settlement Date, prior to 11:00 a.m. (New York City time), Administrative Agent shall notify each Lender by telephone or facsimile of such Lender's Pro Rata Share of the outstanding Revolving Loans and the amount of the payment necessary to adjust such Lender's outstanding Revolving Loans to such Lender's Pro Rata Share of such Revolving Loans as of such Settlement Date. Any such payment shall be made by the party from which such payment is due to the other party, in same day funds, not later than 2:00 p.m. (New York City time) on the next Business Day following such Settlement Date. If any amount that is payable by a Lender to Administrative Agent on such Settlement Date is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Settlement Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company in writing, and Company shall immediately pay such corresponding amount to Administrative Agent; provided that Administrative Agent shall be entitled to withhold and retain (for its own account) from the interest paid by Company, which would otherwise be paid by Administrative Agent to such Lender, an amount equal to such corresponding amount such Lender failed to pay to Administrative Agent until Administrative Agent has been fully reimbursed, including with interest thereon, at the rate payable hereunder for Revolving Loans that are Base Rate Loans, for each day from such Settlement Date until the date such amount is paid to Administrative Agent. Nothing in this Section 2.2(b)(v) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Commitments or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

     2.3. SWING LINE LOANS.

          (a) Swing Line Loans.

               (i) During the Revolving Commitment Period, subject to the terms and conditions hereof, the Swing Line Lender hereby agrees to make Swing Line Loans to Company in Dollars in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided, however, that at no time shall the Swing Line Lender make a Swing Line Loan in excess of the lesser of (a) the Available Credit and (b) the Swing Line Sublimit.

               (ii) Amounts borrowed pursuant to this Section 2.3 may be repaid and reborrowed during the Revolving Commitment Period.

               (iii) The Swing Line Lender's Swing Line Commitment shall expire on the Maturity Date, and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the Swing Line Commitments shall be paid in full no later than such date.

          (b) Borrowing Mechanics for Swing Line Loans.

               (i) Swing Line Loans shall be made in an aggregate minimum amount of $50,000 and integral multiples of $50,000 in excess of that amount.

               (ii) Whenever Company desires that Swing Line Lender make a Swing Line Loan, Company shall deliver to Administrative Agent and the Swing Line Lender a fully executed Funding Notice no later than 1:00 p.m. (New York City time) on the proposed Credit Date.

               (iii) The Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 4:00 p.m. (New York City time) on the applicable Credit Date, by wire transfer of same day funds in Dollars at Administrative Agent's

     Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Swing Line Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by Administrative Agent from Swing Line Lender to be credited to the account of Company at Administrative Agent's Principal Office, or to such other account as may be designated in writing to Administrative Agent by Company.

               (iv) With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to Section 2.13, the Swing Line Lender may at any time (and, in any event, at least weekly) in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 11:00 a.m. (New York City time) at least one Business Day in advance of the proposed Credit Date, a notice (which shall be deemed to be a Funding Notice given by Company) requesting that each Lender holding a Revolving Commitment make Revolving Loans that are Base Rate Loans to Company on such Credit Date in an amount equal to the amount of such Swing Line Loans (the "REFUNDED SWING LINE LOAN") outstanding on the date such notice is given which the Swing Lender requests the Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by such Lenders other than the Swing Line Lender shall be immediately delivered by Administrative Agent to the Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, the Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swing Line Lender to Company with respect to such Refunded Swing Line Loan, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the relevant Swing Line Note of the Swing Line Lender but shall instead constitute part of the Swing Line Lender's outstanding relevant Revolving Loan to Company and shall be due under the Revolving Note issued by Company to the Swing Line Lender. Company hereby authorizes Administrative Agent and the Swing Line Lender to charge Company's accounts (other than payroll, tax and trust accounts) with either Administrative Agent or the Swing Line Lender (up to the amount available in each such account) in order to immediately pay the Swing Line Lender the amount of the Refunded Swing Line Loans to the extent of the proceeds of such Revolving Loans made by Lenders, including any Revolving Loan deemed to be made by the Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to the Swing Line Lender should be recovered by or on behalf of Company from the Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.17.

               (v) If for any reason Revolving Loans are not made pursuant to
     Section 2.3(b)(iv) in an amount sufficient to repay any amounts owed to the Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by Swing Line Lender, each Lender holding a Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one Business Day's notice from the Swing Line Lender, each Lender holding a Revolving Commitment shall deliver to the Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of the Swing Line Lender. In the event any Lender holding a Revolving Commitment fails to make available to the Swing Line Lender the amount of such Lender's participation as provided in this paragraph, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.

               (vi) Notwithstanding anything contained herein to the contrary,
     (1) each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, any Credit Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Credit Party; (D) any breach of this Agreement or any other Credit Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; and (2) Swing Line Lender shall not be obligated to make any Swing Line Loans (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default or (B) at a time when a Funding Default exists with respect to a Lender with a Revolving Commitment, unless Swing Line Lender has entered into arrangements satisfactory to it and Company to eliminate the Swing Line Lender's risk with respect to the Defaulting Lender's participation in such Swing Line Loan, including by cash collateralizing (at not more than 100%) such Defaulting Lender's Pro Rata Share of the applicable outstanding Swing Line Loans.

     2.4. ISSUANCE OF LETTERS OF CREDIT AND PURCHASE OF PARTICIPATIONS THEREIN.

          (a) Letters of Credit. During the Revolving Commitment Period, subject to the terms and conditions hereof, Issuing Bank agrees to issue Letters of Credit for the account of Company in the aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided, (i) each Letter of Credit shall be denominated in Dollars; (ii) the stated amount of each Letter of Credit shall not be less than $20,000 or such lesser amount as is acceptable to Issuing Bank; (iii) after giving effect to such issuance, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect; (iv) after giving effect to such issuance, in no event shall the Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect; (v) in no event shall any standby Letter of Credit have an expiration date later than the earlier of (1) the Maturity Date and (2) the date which is one year from the date of issuance of such standby Letter of Credit; and (vi) in no event shall any commercial Letter of Credit (x) have an expiration date later than the earlier of (1) the Maturity Date and (2) the date one year after the date of the issuance of such commercial Letter of Credit or (b) be issued if such commercial Letter of Credit is otherwise unacceptable to Issuing Bank in its reasonable discretion. In the event a Funding Default exists, Issuing Bank shall not be required to issue any Letter of Credit unless Issuing Bank has entered into arrangements satisfactory to it and Company to eliminate Issuing Bank's risk with respect to the participation in Letters of Credit of the Defaulting Lender, including by cash collateralizing such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage.

          (b) Notice of Issuance. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent an Issuance Notice no later than 12:00 p.m. (New York City time) at least three Business Days (in the case of standby letters of credit) or five Business Days (in the case of commercial letters of credit), or in each case such shorter period as may be agreed to by

Issuing Bank in any particular instance, in advance of the proposed date of issuance. Upon satisfaction or waiver of the conditions set forth in Section 3.2, Issuing Bank shall issue the requested Letter of Credit only in accordance with Issuing Bank's standard operating procedures. Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, Issuing Bank shall promptly notify each Lender with a Revolving Commitment of such issuance, which notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of such Lender's respective participation in such Letter of Credit pursuant to Section 2.4(e).

          (c) Responsibility of Issuing Bank With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between Company and Issuing Bank, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Bank, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of Issuing Bank's rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of Issuing Bank to Company. Notwithstanding anything to the contrary contained in this Section 2.4(c), Company shall retain any and all rights it may have against Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of Issuing Bank.

          (d) Reimbursement by Company of Amounts Drawn or Paid Under Letters of Credit. In the event Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall immediately notify Company and Administrative Agent, and Company shall reimburse Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided, anything contained herein to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and Issuing Bank prior to 10:00 a.m. (New York City time) on the date such drawing is honored that Company intends to reimburse Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Funding Notice to Administrative Agent requesting Lenders with Revolving Commitments to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 3.2, Lenders with Revolving Commitments shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of Revolving Loans are not received by Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this Section 2.4(d) shall be deemed to relieve any Lender with a Revolving Commitment from its obligation to make Revolving Loans on the terms and conditions set forth herein, and Company shall retain any and all rights it may have against any such Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.4(d).

          (e) Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share (with respect to the Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that Company shall fail for any reason to reimburse Issuing Bank as provided in
Section 2.4(d), Issuing Bank shall promptly notify each Lender with a Revolving Commitment of the unreimbursed amount of such honored drawing and of such Lender's respective participation therein based on such Lender's Pro Rata Share of the Revolving Commitments. Each Lender with a Revolving Commitment shall make available to Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of Issuing Bank specified in such notice, not later than 12:00 p.m. (New York City time) on the first business day (under the laws of the jurisdiction in which such office of Issuing Bank is located) after the date notified by Issuing Bank. In the event that any Lender with a Revolving Commitment fails to make available to Issuing Bank on such business day the amount of such Lender's participation in such Letter of Credit as provided in this Section 2.4(e), Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Issuing Bank for the correction of errors among banks and thereafter at the Base Rate. Nothing in this Section 2.4(e) shall be deemed to prejudice the right of any Lender with a Revolving Commitment to recover from Issuing Bank any amounts made available by such Lender to Issuing Bank pursuant to this Section in the event that it is determined that the payments with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Issuing Bank. In the event Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.4(e) for all or any portion of any drawing honored by Issuing Bank under a Letter of Credit, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.4(e) with respect to such honored drawing such Lender's Pro Rata Share of all payments subsequently received by Issuing Bank from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on Appendix B or at such other address as such Lender may request.

          (f) Obligations Absolute. The obligation of Company to reimburse Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to Section 2.4(d) and the obligations of Lenders under Section 2.4(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any

Persons for whom any such transferee may be acting), Issuing Bank, Lender or any other Person or, in the case of a Lender, against Company, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries;
(vi) any breach hereof or any other Credit Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case, that payment by Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Bank under the circumstances in question.

          (g) Indemnification. Without duplication of any obligation of Company under Section 10.2 or 10.3, in addition to amounts payable as provided herein, Company hereby agrees to protect, indemnify, pay and save harmless Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of Issuing Bank or (2) the wrongful dishonor by Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, or (ii) the failure of Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

     2.5. PRO RATA SHARES; AVAILABILITY OF FUNDS.

          (a) Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby.

          (b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company, and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Loans. Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

     2.6. USE OF PROCEEDS. Company shall utilize the proceeds of the Loans and, with respect to clause (iii) below, the Letters of Credit, solely (i) to repay in full the amounts outstanding under the Existing First Lien Credit Agreement,
(ii) to pay related transaction costs, fees and expenses, (iii) to provide working capital and for other general corporate purposes from time to time for Company and its Subsidiaries, (iv) to pay interest, fees and expenses owing to the Agents and the Lenders pursuant to this Agreement, (v) to make adequate protection payments with the combined proceeds of the Term Loan Facility and the Loans (the "ADEQUATE PROTECTION PORTION") up to the amount specified in the Interim Order or Final Order, as applicable; provided, however, that the Adequate Protection Portion to the extent not used for such purpose shall only be permitted to be used for another purpose to the extent approved in writing by Administrative Agent and Syndication Agent pursuant to an updated Budget as provided in Section 6.8(b), (vi) for other prepetition expenses that are approved by the Bankruptcy Court and the Canadian Bankruptcy Court to the extent approved by each of Administrative Agent and Syndication Agent and until the Closing Date, the Documentation Agent and (vii) to pay professionals' fees and expenses in connection with the Chapter 11 Cases. Company shall not be permitted to use the proceeds of the Loans: (i) to make any adequate protection payments not required under the Interim Order or the Final Order and approved by Administrative Agent, Syndication Agent and Documentation Agent, (ii) to finance in any way any action, suit, arbitration, proceeding, application, motion or other litigation challenging the validity, perfection, priority, extent or enforceability of the Obligations or the Liens of Collateral Agent on the Collateral, (iii) to finance in any way any action, suit, arbitration, proceeding, application, motion or other litigation challenging the validity, perfection, priority, extent or enforceability of the obligations of Company under the Term Loan DIP Credit Agreement or the Liens of the Term Loan Collateral Agent on the Collateral, (iv) to make any distribution under a plan of reorganization in any Chapter 11 Case and (v) to make any payment in settlement of any claim, action or proceeding, before any court, arbitrator or other governmental body without the prior written consent of each of Administrative Agent and Syndication Agent. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

     2.7. EVIDENCE OF DEBT; REGISTER; LENDERS' BOOKS AND RECORDS; NOTES.

          (a) Lenders' Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Company to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Revolving Commitments or Company's Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

          (b) Register. Administrative Agent (or its agent or sub-agent appointed by it), acting solely for this purpose as a non-fiduciary agent of Company, shall maintain at its Principal Office, or such other location as Administrative Agent shall notify Lenders and Company in writing, a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive absent


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

manifest error, and Company, Administrative Agent, and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register, as in effect on the close of business the preceding Business Day, shall be available for inspection by Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice; provided, however, each Lender shall only be entitled to inspect an excerpt of the Register containing information relating to such Lender and such Lender's Loans and Commitments. In the case of any assignment not reflected in the Register, the assigning Lender agrees that it shall maintain a comparable register as a non-fiduciary agent of Company. Such register, as in effect on the close of business the preceding Business Day, shall be available for inspection by Administrative Agent at any reasonable time and from time to time upon reasonable prior notice, and Administrative Agent shall have the right to share any information obtained by it in connection with any such inspection with Company, and Administrative Agent agrees that it shall conduct inspections of such register to the extent requested to do so by Company upon reasonable prior written notice and at reasonable intervals.

          (c) Notes. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after two Business Days prior to the Closing Date, within three Business Days after Company's receipt of such notice) a Note or Notes to evidence such Lender's Revolving Loans or Swing Line Loans to Company, as the case may be.

     2.8. INTEREST ON LOANS.

          (a) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

               (i) in the case of Revolving Loans (other than Protective Advances): (A) if a Base Rate Loan, at the Base Rate plus 0.75% per annum or (B) if a LIBOR Loan, at the LIBOR Rate plus 1.75% per annum; or

               (ii) in the case of Swing Line Loans and Protective Advances, at the Base Rate plus 0.75% per annum.

          (b) The basis for determining the rate of interest with respect to any Revolving Loan, and the LIBOR Period with respect to any LIBOR Loan, shall be selected by Company and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be; provided that Swing Line Loans may be made and maintained as a Base Rate Loan only. If on any day a Revolving Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

          (c) In connection with LIBOR Loans there shall be no more than 5 LIBOR Periods outstanding at any time. In the event Company fails to specify between a Base Rate Loan or a LIBOR Loan in any Funding Notice or Conversion/Continuation Notice, the relevant Revolving Loan (if outstanding as a LIBOR Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current LIBOR Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Company fails to specify a LIBOR Period for any LIBOR Loan in any Funding Notice or Conversion/Continuation Notice, Company shall be deemed to have selected a LIBOR Period of one month. As soon as practicable after 11:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the LIBOR Rate applicable to the relevant Revolving Loan for the applicable LIBOR Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

          (d) Interest payable pursuant to Section 2.8(a) shall be computed (i) in the case of Base Rate Loans, on the basis of a 365- or 366-day year, as the case may be, and (ii) in the case of all LIBOR Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of a LIBOR Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of a LIBOR Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Loan, the date of conversion of such Base Rate Loan to a LIBOR Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

          (e) Except as otherwise set forth herein, interest on each Loan shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date and (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity, including final maturity of the Loans; provided, however, with respect to any voluntary prepayment of a Base Rate Loan (other than any Swing Line Loan), accrued interest shall instead be payable on the next succeeding Interest Payment Date (except if all Loans are being repaid in full and the Revolving Commitments terminated).

          (f) Company agrees to pay to Issuing Bank, with respect to drawings honored under any Letter of Credit, interest on the amount paid by Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Company at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and
(ii) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans.

          (g) Interest payable pursuant to Section 2.8(f) shall be computed on the basis of a 365/366-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by Issuing Bank of any payment of interest pursuant to Section 2.8(f), Issuing Bank shall distribute to each Lender, out of the interest received by Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.4(e) with respect to such honored drawing such Lender's Pro Rata Share of any interest received by Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company.

          (h) For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Credit Documents (and stated herein or therein, as applicable, to be computed on the basis of a period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by the number of days in such period of time.

     2.9. CONVERSION/CONTINUATION.

          (a) Subject to Section 2.18 and so long as no Default or Event of Default shall have occurred and then be continuing, Company shall have the option:

               (i) to convert at any time all or any part of any Revolving Loans equal to $1,000,000 and integral multiples of $100,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a LIBOR Loan may only be converted on the expiration of the LIBOR Period applicable to such LIBOR Loan unless Company shall pay all amounts due under Section
     2.18 in connection with any such conversion; or

               (ii) upon the expiration of any LIBOR Period applicable to any LIBOR Loan, to continue all or any portion of such Loan equal to $1,000,000, and integral multiples of $100,000 in excess of that amount as a LIBOR Loan.

          (b) Company shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any LIBOR Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

     2.10. DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default the principal amount of all Loans outstanding (including Protective Advances) and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy or insolvency laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to Base Rate Loans payable under Section 2.11(a). Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

     2.11. FEES.

          (a) Company agrees to pay to Lenders having Revolving Exposure:


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

               (i) commitment fees equal to (1) the average of the daily difference between (a) the Revolving Commitments and (b) the aggregate principal amount of (x) all outstanding Revolving Loans plus (y) the Letter of Credit Usage, times (2) 0.375%; provided that the foregoing commitment fees shall not accrue prior to the earlier of the Closing Date and the date that is 30 days following the Petition Date; and provided further that Company shall not be required to pay such commitment fees to any Lender that is, on the date such commitment fee is to be paid to the Lenders, a Defaulting Lender, and

               (ii) letter of credit fees equal to (1) 1.75% per annum, times
     (2) the average aggregate daily maximum amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

All fees referred to in this Section 2.11(a) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

          (b) Company agrees to pay directly to Issuing Bank, for its own account, the following fees:

               (i) a fronting fee equal to 0.25%, per annum (or such higher rate as may be agreed between Company and Issuing Bank), times the average aggregate daily maximum amount available to be drawn under all Letters of Credit (determined as of the close of business on any date of determination); and

               (ii) such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with Issuing Bank's standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

          (c) All fees referred to in Section 2.11(a) and 2.11(b)(i) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on (i) March 31, June 30, September 30 and December 31 of each year during the Revolving Commitment Period, commencing on the first date to occur after the Closing Date; provided, however, that if such date is not a Business Day, then such fees shall be payable on the immediately preceding Business Day and (ii) the Maturity Date.

          (d) In addition to any of the foregoing fees, Company agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon.

     2.12. SCHEDULED REDUCTION OF REVOLVING COMMITMENTS. The Revolving Commitments shall be permanently reduced to zero on the Maturity Date.

     2.13. VOLUNTARY PREPAYMENTS AND COMMITMENT REDUCTIONS.

          (a) Voluntary Prepayments. At any time and from time to time, Company may prepay any Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount (or such lesser amount as may represent the entire amount of the outstanding Swing Line Loans).


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

          (b) All such prepayments shall be made (without premium or penalty, except as set forth in Section 2.18(c)):

               (i) upon not less than one Business Day's prior written notice in the case of Base Rate Loans;

               (ii) upon not less than three Business Days' prior written notice in the case of LIBOR Loans; and

               (iii) upon prior written notice on the date of prepayment in the case of Swing Line Loans; and

in each case given to Administrative Agent or Swing Line Lender, as the case may be, by 12:00 p.m. (New York City time) in writing on the date required to Administrative Agent (and Administrative Agent will promptly transmit such original notice for the Loans by telefacsimile or telephone to each Lender) or Swing Line Lender, as the case may be. Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.15(a).

          (c) Voluntary Commitment Reductions.

               (i) Following, or concurrently with, the irrevocable payment in full of the Term Loan Obligations, Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

               (ii) Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

     2.14. MANDATORY PREPAYMENTS/COMMITMENT REDUCTIONS. Subject to the provisions of the Intercreditor Agreement, the Loans shall be repaid (or cash collateral shall be provided in respect of Letters of Credit) in the manner provided in Sections 2.14(a) through (g) below.

          (a) Asset Sales. Promptly but in no event later than one Business Day following the date of receipt by Holdings or any of its Subsidiaries of any Net Asset Sale Proceeds (other than in connection with Asset Sales permitted by Section 6.9(a)(ii), (c) or (g); provided no Event of Default has occurred and is continuing), Company shall prepay (to the extent such prepayment has not been made pursuant to clause (g) below) the Loans and accrued interest thereon (and, following repayment of the Revolving Loans or if no Revolving Loans are outstanding, provide cash collateral for outstanding undrawn amounts under Letters of Credit in the manner described in Section 8.2 on a pro rata basis) in an aggregate amount equal to such Net Asset Sale Proceeds; provided, however, that Company will only be required to make prepayments and provide cash collateral under this clause (a) with Net Asset Sale Proceeds (i) from Fixed Asset Collateral to the extent such Net Asset Sale Proceeds are not required to prepay the Term Loan Obligations or subject to reinvestment under the Term Loan DIP Credit Agreement and (ii) to the extent such Net Asset Sale Proceeds thereof are greater than $250,000 with respect to any transaction or series of related transactions, or greater than $750,000 in the aggregate, during any Fiscal Year.

          (b) Insurance/Condemnation Proceeds. Promptly, but in no event later than one Business Day following the date of receipt by Holdings or any of its Subsidiaries, or Administrative Agent or Collateral Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Company shall prepay (to the extent such prepayment has not been made pursuant to clause (g) below) the Loans and accrued interest thereon and, following repayment of the Revolving Loans or if no Revolving Loans are outstanding, provide cash collateral for outstanding undrawn amounts under Letters of Credit in the manner described in Section 8.2 on a pro rata basis in an aggregate amount equal to such Net Insurance/Condemnation Proceeds provided, however, that (i) Company will only be required to prepay and provide cash collateral under this clause (b) with Net Insurance/Condemnation Proceeds from Fixed Asset Collateral to the extent such Net Insurance/Condemnation Proceeds are not required to prepay the Term Loan Obligations or subject to reinvestment under the Term Loan DIP Credit Agreement. and (ii) (A) so long as no Event of Default shall have occurred and be continuing and (B) to the extent that aggregate Net Insurance/Condemnation Proceeds from the Closing Date through the applicable date of determination do not exceed $5,000,000 (provided, that the Dollar limit set forth in this clause
(B) shall not apply to any Foreign Subsidiary that is not a Credit Party), Company shall have the option, directly or through one or more of its Subsidiaries, to invest or enter into a binding commitment to invest, such Net Insurance/Condemnation Proceeds within 90 days of receipt thereof in productive assets of the general type used in the business of Holdings and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof; provided, that (x) pending any such investment all such Net Insurance/Condemnation Proceeds shall be applied to prepay Loans as provided clause (g) below to the extent outstanding; (y) any investment with respect thereto complies with the other provisions of this Agreement, and (z) any such Net Insurance/Condemnation Proceeds subject to a binding commitment for reinvestment shall be applied to prepay the Loans and accrued interest thereon (or cash collateral shall be provided in respect of Letters of Credit on a pro rata basis) if not reinvested within 180 days of receipt thereof. Notwithstanding the foregoing, if a Default or Event of Default has occurred and is continuing, all Net Insurance/Condemnation Proceeds (other than from Fixed Asset Collateral to the extent such Net Insurance/Condemnation Proceeds are required to repay Term Loans or cash collateralize synthetic letters of credit under the Term Loan DIP Credit Agreement) shall be applied by Administrative Agent to prepay the Loans as set forth in Section 2.15 and, following repayment of the Revolving Loans or if no Revolving Loans are outstanding, provide cash collateral in respect of Letters of Credit in accordance with Section 8.2 on a pro rata basis.

           (c) Issuance of Equity Securities. On the date of receipt by Holdings or any of its Subsidiaries of any Cash proceeds from a capital contribution to, or the issuance of any Capital Stock of, Holdings or any of its Subsidiaries (other than issuances of Capital Stock to Holdings or any of its Subsidiaries and capital contributions to any Subsidiary of Holdings by Holdings or any of its Subsidiaries) after the Closing Date, Company shall prepay (to the extent such prepayment has not been made pursuant to clause (g) below) the Loans and accrued interest thereon and, following repayment of the Revolving Loans or if no Revolving Loans are outstanding, provide cash collateral for outstanding undrawn amounts under Letters of Credit in the manner described in Section 8.2 on a pro rata basis (on a pro rata basis with the Term Loans, to the extent required by the Term Loan DIP Credit Agreement) on a pro rata basis in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other costs and expenses associated therewith, including legal fees and expenses, and the Revolving Commitments shall be permanently reduced by the amount of any such prepayment.

          (d) Issuance of Debt. Within one day of receipt by Holdings or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of Holdings or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1) after the Closing Date, Company shall prepay (to the extent such prepayment has not been made pursuant to clause (g) below) the Loans and accrued interest thereon and, following repayment of the Revolving Loans or if no Revolving Loans are outstanding, provide cash collateral for outstanding undrawn amounts under Letters of Credit in the manner described in Section 8.2 on a pro rata basis (on a pro rata basis with the Term Loans, to the extent required by the Term Loan DIP Credit Agreement) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other costs and expenses associated therewith, including legal fees and expenses, and the Revolving Commitments shall be permanently reduced by the amount of any such prepayment.

          (e) Maximum Credit. If at any time, the Total Utilization of Revolving Commitments (excluding, for purposes of this Section 2.14(e), Protective Advances) exceeds the aggregate Maximum Credit then in effect at such time, Company shall immediately prepay the Swing Line Loans first and then the Revolving Loans then outstanding in an amount equal to such excess. If any such excess remains after repayment in full of the aggregate outstanding Swing Line Loans and Revolving Loans, Company shall provide cash collateral for the Letter of Credit Usage in the manner set forth in Section 8.2 in an amount equal to 105% of such excess.

          (f) Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Sections 2.14(a) through 2.14(e), Company shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or the Maximum Credit excess, as the case may be. In the event that Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Company shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and Company shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

          (g) On each Business Day, to the extent Loans are outstanding, all available proceeds collected in the Cash Collateral Account shall be applied to the repayment of the Loans, as provided in Section 5.13.

     2.15. APPLICATION OF PREPAYMENTS/REDUCTIONS.

          (a) Application of Voluntary Prepayments by Type of Loans. Any prepayment of any Loan pursuant to Section 2.13(a) shall be applied as specified by Company in the applicable notice of prepayment; provided, in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows, in each case, subject to the terms of the Intercreditor Agreement:

               (i) first, to repay outstanding Swing Line Loans (without any reduction of the Revolving Commitment or Swing Line Commitment), on a pro rata basis, to the full extent thereof; and

               (ii) second, to repay outstanding Revolving Loans (without any reduction of the Revolving Commitment), on a pro rata basis, to the full extent thereof.

          (b) Application of Mandatory Prepayments by Type of Loans. Any amount required to be paid pursuant to Sections 2.14(a) through 2.14(e) and 2.14(g) shall be applied as follows, in each case, subject to the terms of the Intercreditor Agreement:

               (i) first, to prepay the Swing Line Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to the full extent thereof (without a permanent reduction in the Revolving Commitment or Swing Line Commitment by the amount of any such prepayment unless an Event of Default shall have occurred and be continuing, or such prepayment is pursuant to Section 2.14(c)or (d));

               (ii) second, to prepay the Revolving Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) (without a permanent reduction in the Revolving Commitment or Swing Line Commitment by the amount of any such prepayment unless an Event of Default shall have occurred and be continuing, or such prepayment is pursuant to
     Section 2.14(c) or (d) following the payment in full of the Term Loan (including as refinanced or replaced from time to time), such prepayment is pursuant to Section 2.14(a) or (b));

               (iii) third, to prepay outstanding reimbursement obligations with respect to Letters of Credit; and

               (iv) fourth, to provide cash collateral for any Letters of Credit in an amount equal to 105% of the outstanding amount of such Letters of Credit in the manner set forth in Section 8.2 until all such Letters of Credit have been fully cash collateralized in the manner set forth therein.

          (c) Protective Advances. Notwithstanding the foregoing, payments under this Section 2.15 that are allocated to repay Revolving Loans shall be allocated first to repay Protective Advances until such Protective Advances are paid in full and then to repay the other Revolving Loans.

          (d) Application of Prepayments of Loans to Base Rate Loans and LIBOR Loans. Any prepayment of Loan shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to Section 2.18(c).

     2.16. GENERAL PROVISIONS REGARDING PAYMENTS.

          (a) All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at Administrative Agent's Principal Office for the account of Lenders; for purposes of computing interest and fees, funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.

          (b) All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans and payments pursuant to Section 2.14(g)) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid.

          (c) Subject to Section 2.2(b)(v), Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

          (d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

          (e) Subject to the provisos set forth in the definition of "LIBOR Period" as they may apply to Revolving Loans, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day (other than with respect to fees payable pursuant to Section 2.11(c)) and, with respect to Revolving Loans only, such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.

          (f) Company hereby authorizes Administrative Agent to charge Company's accounts (other than payroll, tax or trust accounts) with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

          (g) Administrative Agent shall deem any payment by or on behalf of Company hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Company and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.10 from the date such amount was due and payable until the date such amount is paid in full.

          (h) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in the following order:

               (i) first, to pay interest on and then principal of Swing Line Loans and any portion of the Revolving Loans (including Protective Advances) that Administrative Agent may have advanced on behalf of any Lender for which Administrative Agent has not then been reimbursed by such Lender or Company;

               (ii) second to pay Protective Advances;

               (iii) third, to pay Obligations in respect of any expense reimbursements or indemnities then due to any Agent;

               (iv) fourth, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and Issuing Banks;

               (v) fifth, to pay Obligations in respect of any fees then due the Lenders and Issuing Banks;

               (vi) sixth, to pay interest then due and payable in respect of
     (A) Loans and (B) outstanding reimbursement obligations with respect to Letters of Credit;

               (vii) seventh, to pay or prepay principal amounts on the Loans and reimbursement obligations with respect to Letters of Credit, to provide cash collateral for outstanding undrawn amounts under Letters of Credit in the manner described in Section 8.2, ratably to the aggregate principal amount of such Loans, reimbursement obligations and undrawn amounts;

               (viii) eighth, to pay amounts due and owing Lenders and Issuing Banks in respect of Hedge Agreements that are Credit Documents and Cash Management Obligations; and

               (ix) ninth, to the ratable payment of all other Obligations;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any Obligations described in any of clauses
(i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligation ratably, based on the proportion of each Lender's or Issuing Bank's interest in the aggregate outstanding Obligations described in such clauses. The order of priority set forth in clauses (i), (ii), (iii) and (iv) above may be changed only with the prior written consent of Administrative Agent in addition to that of the Requisite Lenders.

     2.17. RATABLE SHARING. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.


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

     2.18. MAKING OR MAINTAINING LIBOR LOANS.

          (a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of LIBOR Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

          (b) Illegality or Impracticability of LIBOR Loans. In the event that on any date any Lender shall have determined (which determination shall in the absence of manifest error be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its LIBOR Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a LIBOR Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender's obligation to maintain its outstanding LIBOR Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the LIBOR Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, Company shall have the option, subject to the provisions of Section 2.18(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.18(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Loans in accordance with the terms hereof.

          (c) Compensation for Breakage or Non-Commencement of LIBOR Periods. Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts and a calculation thereof), for all reasonable losses, expenses


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

and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any LIBOR Loan by Company does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Loan of Company does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its LIBOR Loans occurs on a date prior to the last day of a LIBOR Period applicable to that Loan; or (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by Company.

          (d) Booking of LIBOR Loans. Any Lender may make, carry or transfer LIBOR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

          (e) Assumptions Concerning Funding of LIBOR Loans. Calculation of all amounts payable to a Lender under this Section 2.18 and under Section 2.19 shall be made as though such Lender had actually funded each of its relevant LIBOR Loans through the purchase of a Eurocurrency deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of LIBOR Rate in an amount and currency equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant LIBOR Period and through the transfer of such Eurocurrency deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.18 and under Section 2.19.

     2.19. INCREASED COSTS; CAPITAL ADEQUACY.

          (a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.20 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation, determination, guideline or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Loans that are reflected in the definition of LIBOR Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market or the European interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or


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

maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall pay to such Lender, within five Business Days of receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender on an after-tax basis for any such increased cost or reduction in amounts received or receivable hereunder; provided, that neither Company nor any of its Subsidiaries shall be required to compensate any Lender pursuant to this Section for any increased costs incurred more than 180 days prior to the date that such Lender notifies Company in writing of the increased costs and of such Lender's intention to claim compensation thereof; provided, further, that if the circumstance giving rise to such increased costs is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

          (b) Capital Adequacy Adjustment. In the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(b)) shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule, determination, guideline, order, or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Revolving Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction; provided, that neither Company nor any of its Subsidiaries shall be required to compensate any Lender pursuant to this Section for any increased costs incurred more than 180 days prior to the date that such Lender notifies Company in writing of the increased costs and of such Lender's intention to claim compensation thereof; provided, further, that if the circumstance giving rise to such increased costs is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     2.20. TAXES; WITHHOLDING, ETC.

          (a) Payments to Be Free and Clear. All sums payable by or on behalf of any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise


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

taxes (imposed in lieu of net income taxes) imposed on Administrative Agent or any Lender as a result of a present or former connection between Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from Administrative Agent of such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Credit Document).

          (b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to any Agent or any Lender (which term shall include Issuing Bank for purposes of this Section 2.20(b)) under any of the Credit Documents: (i) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it; (ii) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except (x) to the extent that any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender, and (y) to the extent that such Lender's assignor was entitled immediately before the assignment and on the effective date of the Assignment Agreement pursuant to which such Lender became a Lender, to receive additional amounts from any Credit Party under clause (iii) above; provided that no such additional amount shall be required to be paid to any Lender under clause (iii) above that is attributable to such Lender's failure to comply with the requirements of Section 2.20(c) or
(f), as applicable (except to the extent that such failure is a result of a change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof after the date hereof). In addition, Company shall pay any stamp or documentary taxes or any other mortgage-related taxes or excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document to the relevant taxing or other authority before the date on which penalties attach thereto, and shall deliver to Administrative Agent evidence satisfactory to the affected Lenders of such payment and the remittance thereof to the relevant taxing or other authority.

          (c) Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a "NON-U.S. LENDER") as to which payments to be made under this


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

Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Company and Administrative Agent two (2) copies of a properly completed and executed IRS Form W-8ECI, Form W-8IMY or Form W-8BEN or other applicable form, certificate or document prescribed by the Internal Revenue Service or the United States certifying as to such Non-U.S. Lender's entitlement to such exemption, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest," a Certificate Re Non-Bank Status substantially in the form of Exhibit E to the effect that such Lender is eligible for an exemption from withholding of U.S. taxes under Section 871(h) or 881(c) of the Internal Revenue Code and a Form W-8BEN, Form W-8IMY or From W-8ECI (each, a "CERTIFICATE RE NON-BANK STATUS") prior to becoming a Lender, or upon the expiration of any Certificate of Exemption previously provided by such Lender, or upon any change of the applicable lending office of such Lender that renders such Certificate of Exemption invalid, or upon the occurrence of any other event requiring a change in such Certificate of Exemption, or at such other time as may be reasonably required in writing by Company. Any Person that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) that seeks to become a Lender under this Agreement shall provide two copies of a Certificate of Exemption to Company and Administrative Agent prior to becoming a Lender hereunder. No Person that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code), including any assignee of a Lender that is an Affiliate or Related Fund of a Lender that is not required to deliver an Assignment Agreement to Administrative Agent or Company as contemplated by Section 10.6(d), may become a Lender hereunder unless such Person is exempt from United States withholding tax with respect to all payments hereunder. Notwithstanding anything to the contrary, a Non-U.S. Lender shall not be required to deliver any form or statement pursuant to this Section 2.20(c) that such Non-U.S. Lender is not legally able to deliver.

          (d) Each Lender and Administrative Agent shall also use commercially reasonable efforts to avoid or minimize amounts which might otherwise be payable by Company pursuant to this Section 2.20, except to the extent such Lender or Administrative Agent determines that such efforts would be disadvantageous to such Lender or Administrative Agent, as determined by such Lender or Administrative Agent in its respective sole discretion and which determination, if made in good faith, shall be binding and conclusive on all parties hereto.

          (e) Each assignee of a Lender's interest in this Agreement shall be bound by this Section 2.20, so that such assignee will have all of the obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this Section 2.20. For avoidance of doubt, (i) the provisions of this Section 2.20(e) shall apply to a transferee or assignee of a Lender that is an Affiliate or Related Fund of such Lender that is not required to deliver an Assignment Agreement to Administrative Agent or Company, as contemplated by Section 10.6(d), and (ii) the only forms required to be given by any such Affiliate or Related Fund of a Lender under this Section 2.20 are copies of Certificates of Exemption and Internal Revenue Service Form W-9's (expressly excluding the applicable Assignment Agreement).

          (f) Prior to becoming a Lender under this Agreement and within fifteen
(15) days after a reasonable written request of Company or Administrative Agent from time to time thereafter, each Lender other than a Non-U.S. Lender shall deliver to Company and Administrative Agent two duly completed and signed copies of Internal Revenue Service Form W-9.

          (g) Treatment of Certain Refunds. If Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by Company or with respect to which Company has paid additional amounts pursuant to this Section 2.20, it shall pay to Company an amount equal to such refund (but only to the extent of indemnity payments


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

made, or additional amounts paid, by Company under this Section 2.20 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Company, upon the request of Administrative Agent or such Lender, agrees to repay the amount paid over to Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent or such Lender in the event Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Company or any other Person.

     2.21. OBLIGATION TO MITIGATE. Each Lender (which term shall include Issuing Bank for purposes of this Section 2.21) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under
Section 2.18, 2.19 or 2.20, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Credit Extensions through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments, Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.21 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error. Each of Administrative Agent and each Lender agrees to use commercially reasonable efforts to notify Company as promptly as reasonably practicable upon its becoming aware that circumstances exist that would cause Company to become obligated to pay additional amounts pursuant to Sections 2.18, 2.19 and 2.20.

     2.22. DEFAULTING LENDERS. Anything contained herein to the contrary notwithstanding, in the event that any Lender, other than at the direction or request of any regulatory agency or authority, defaults (a "DEFAULTING LENDER") in its obligation to fund (a "FUNDING DEFAULT") any Revolving Loan or its portion of any unreimbursed payment under Section 2.2(b)(v), 2.3(b)(iv) or (v) or 2.4(d) (in each case, a "DEFAULTED LOAN"), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Revolving Loans shall, if Company so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Revolving Loans shall, if Company so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting


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

Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); (c) such Defaulting Lender's Revolving Commitment and outstanding Revolving Loans and such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage shall be excluded for purposes of calculating the Revolving Commitment fee payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Revolving Commitment fee pursuant to Section 2.11 with respect to such Defaulting Lender's Revolving Commitment in respect of any Default Period with respect to such Defaulting Lender; and (d) the Total Utilization of Revolving Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. No Revolving Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.22, performance by Company of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.22. The rights and remedies against a Defaulting Lender under this Section 2.22 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

     2.23. REMOVAL OR REPLACEMENT OF A LENDER. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an "INCREASED-COST LENDER") shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under
Section 2.18 (other than Section 2.18(c)), 2.19 or 2.20, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Company's request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within three Business Days after Company's request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "NON-CONSENTING LENDER") whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the "TERMINATED LENDER"), Company may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees reasonably acceptable to Administrative Agent (each a "REPLACEMENT LENDER") in accordance with the provisions of Section 10.6 and Company shall pay any fees payable thereunder in connection with any such assignment from an Increased-Cost Lender or a Non-Consenting Lender, and the Defaulting Lender shall pay fees, if any, payable thereunder in connection with any such assignment from such Defaulting Lender; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to
Section 2.11; (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to Section 2.18(c), 2.19 or 2.20 or otherwise as if it were a prepayment and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall


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consent, at the time of such assignment, to each matter in respect of which such
Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Revolving Commitments, if any, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, that Company may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, Company shall have caused each outstanding Letter of Credit issued thereby to be cancelled. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Revolving Commitments, if any, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

     2.24. SUPER PRIORITY NATURE OF OBLIGATIONS AND LENDERS' LIENS.

          (a) The liens and security interests granted to Administrative Agent and the Lenders on the Collateral and the priorities accorded to the Obligations shall have the superpriority administrative expense and senior secured status afforded by Sections 364(c) and 364(d) of the Bankruptcy Code (in the case of the Interim Order and Final Order in the Chapter 11 Cases) or the Canadian Bankruptcy Court (in the case of the Canadian Recognition Order or the Second Canadian Recognition Order) to the extent provided and as more fully set forth and/or as provided for in the Interim Order and Final Order.

          (b) Administrative Agent's and Lenders' Liens on the Collateral and the administrative claim under Sections 364(c) and 364(d) of the Bankruptcy Code afforded the Obligations shall also have priority over any claims arising under
Section 506(c) of the Bankruptcy Code subject and subordinate only to the extent provided and as more fully set forth in the Interim Order and Final Order. Except as expressly set forth herein or in the Interim Order and the Final Order, no other claim having a priority superior or pari passu to that granted to Agent and the Lenders by the Interim Order and Final Order shall be granted or approved while any Obligations under this Agreement remain outstanding.

     2.25. PAYMENT OF OBLIGATIONS. Upon the Maturity Date (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Credit Documents, Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court or the Canadian Bankruptcy Court.

     2.26. NO DISCHARGE; SURVIVAL OF CLAIMS. Company agrees that (a) the Obligations hereunder shall survive the entry of an order (i) confirming any plan of reorganization in any of the Chapter 11 Cases or under the CCAA; (ii) converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code; (iii) dismissing any of the Chapter 11 Cases or (iv) terminating any of the proceedings pursuant to section 18.6 of the CCAA in respect of the Canadian Subsidiaries or the appointment of any monitor, trustee in bankruptcy, interim receiver, receiver or receiver-manager or similar officer or agent with respect to the Canadian Subsidiaries, and (b) the superpriority administrative claim granted to Agent and Lenders pursuant to the Interim Order and Final Order and described in Section 2.24 and the Canadian Recognition Order and the Second Canadian Recognition Order and the Liens granted to the Secured Parties pursuant to the Credit Documents and approved by the Bankruptcy Court or the Canadian Bankruptcy Court pursuant to the Interim Order and Final Order and described in Section 2.24 and the Canadian Recognition Order and the Second Canadian Recognition Order shall continue in full force and effect and maintain their priority as set forth in the Interim Order and the Final Order and the Canadian Recognition Order and the Second Canadian Recognition Order until the occurrence of the Maturity Date.

     2.27. WAIVER OF ANY PRIMARY RIGHTS. Other than the Carve-Out, Company and each Guarantor hereby irrevocably waive any right, pursuant to Sections 364(c) or 364(d) of the Bankruptcy


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Code or otherwise, to grant any Lien of equal or greater priority than the Lien securing the Obligations, or to approve or grant a claim of equal or greater priority than the Obligations.

SECTION 3. CONDITIONS PRECEDENT

     3.1. CLOSING DATE. The obligation of any Lender to make a Credit Extension is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions:

          (a) Credit Documents. Administrative Agent, Syndication Agent and Documentation Agent shall have received copies of each Credit Document originally executed and delivered by each applicable Credit Party.

          (b) Orders and Other Bankruptcy Court Filings. The Bankruptcy Court shall have entered the Interim Order by no later than 5 days after the Petition Date and the Final Order by no later than 50 days after the Petition Date, each in form and substance satisfactory to each of Administrative Agent, Syndication Agent and Documentation Agent (i) authorizing and approving the credit facilities under this Agreement and the transactions contemplated hereby and thereby, including, without limitation, the granting of the super-priority status, security interests and liens, and the payment of all fees, referred to herein and in the Fee Letter and (ii) lifting the automatic stay to permit the Credit Parties to perform their obligations and the Lenders to exercise their rights and remedies with respect to the credit facilities under this Agreement and the Term Loan Facilities, which Interim Order or Final Order, as the case may be, shall be in full force and effect, shall not have been reversed, vacated or stayed and shall not have been amended, supplemented or otherwise modified without the prior written consent of Administrative Agent, Syndication Agent and Documentation Agent. All orders entered by the Bankruptcy Court pertaining to cash management and adequate protection shall and all other motions and documents filed or to be filed with, and submitted to, the Bankruptcy Court in connection therewith shall be in form and substance satisfactory to Administrative Agent, Syndication Agent and Documentation Agent in their sole discretion; provided, however that all such orders with respect to cash management and adequate protection, copies of which were made available to Syndication Agent prior to the date of the Commitment Letter, are in form and substance satisfactory to Administrative Agent, Syndication Agent and Documentation Agent. The administrative agent under the Existing First Lien Credit Agreement shall have consented to, and the administrative agent under the Existing Second Lien Credit Agreement shall not have objected to, the entry of the Interim Order

          (c) Canadian Recognition Order. By no later than 3 Business Days after the date the Interim Order is entered and by no later than 3 Business Days after the date of the Final Order is entered, the Canadian Bankruptcy Court shall have made, in each case, an order pursuant to Section 18.6 of the CCAA, in form and substance satisfactory to each of Administrative Agent and Documentation Agent, recognizing and giving full effect to the Interim Order or the Final Order, as the case may be, which order shall specifically but not exclusively provide that the Canadian Subsidiaries are authorized to execute and deliver all such guarantees, documents, security interests and liens as are contemplated in this Agreement and granting to the Collateral Agent a fixed charge, mortgage, hypothec, security interest and lien in all of the Collateral of the Canadian Subsidiaries ranking in priority to all other encumbrances but for certain administrative costs and permitted encumbrances as consented to by each of Administrative Agent and Documentation Agent (in respect of the Interim Order, the "CANADIAN RECOGNITION ORDER" and in respect of the Final Order, the "SECOND CANADIAN RECOGNITION ORDER"), which Canadian Recognition Order and Second Canadian Recognition Order shall be in full force and effect, shall not have been reversed, vacated or stayed and shall not have been amended, supplemented, varied or otherwise modified without the prior written consent of Administrative Agent and Documentation Agent. All appeal periods with respect to the Canadian Recognition Order shall have expired with no notice having been filed or


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pending and such Order shall have become final. The administrative agent under the Existing First Lien Credit Agreement and the administrative agent under the Existing Second Lien Credit Agreement shall have not objected to the entry of the Canadian Recognition Order and the Second Canadian Recognition Order.

          (d) First Day Orders. The "first day" orders, other than those referred to in clause (b) above and the Interim Order, in form, scope and substance reasonably satisfactory to each of Administrative Agent, Syndication Agent and Documentation Agent, shall have been entered in the Chapter 11 Cases.

          (e) Automatic Stay. Pursuant to the terms of the Interim Order and the Final Order, the automatic stay shall have been modified to permit the creation and perfection of the Secured Parties' Liens and security interests and shall have been automatically vacated to permit enforcement of Secured Parties' rights and remedies under this Agreement and the Credit Documents.

          (f) Organizational Documents; Incumbency. Administrative Agent, Syndication Agent and Documentation Agent shall have received (i) a copy of each Organizational Document executed and delivered by each Credit Party to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents and the Term Loan Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by an officer as being in full force and effect without modification or amendment; (iv) a good standing certificate or equivalent (if available) from the applicable Governmental Authority of each Credit Party's jurisdiction of incorporation, organization or formation each dated a recent date prior to the Closing Date and (v) such other documents as Administrative Agent, Syndication Agent or Documentation Agent may reasonably request. The organizational structure and capital structure of Holdings and its Subsidiaries shall be as set forth on Schedule 4.1(b).

          (g) Existing Letters of Credit. Holdings and its Subsidiaries shall have made arrangements satisfactory to Administrative Agent, Syndication Agent and Documentation Agent with respect to the cancellation or cash collateralization of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Holdings and its Subsidiaries with respect thereto.

          (h) Consummation of the Term Loan Facilities.

               (1) All conditions to the Term Loan DIP Credit Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Administrative Agent, Syndication Agent and Documentation Agent.

               (2) Administrative Agent, Syndication Agent and Documentation Agent shall each have received a fully executed or conformed copy of the Term Loan DIP Credit Agreement and any documents executed in connection therewith. The Term Loan DIP Credit Agreement shall be in full force and effect, shall include terms and provisions reasonably satisfactory to Administrative Agent, Syndication Agent and Documentation Agent and no provision thereof shall have been modified or waived in any respect determined by


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

     Administrative Agent or Syndication Agent to be material, in each case without the consent of Administrative Agent, Syndication Agent and Documentation Agent.

          (i) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents or Term Loan DIP Credit Agreement and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent, Syndication Agent and Documentation Agent.

          (j) Environmental Reports. Administrative Agent, Syndication Agent and Documentation Agent shall have received any existing written reports and other material written information, in form, scope and substance satisfactory to Administrative Agent, Syndication Agent and Documentation Agent, regarding environmental matters relating to the Facilities.

          (k) Financial Statements and Budget. Administrative Agent, Syndication Agent and Documentation Agent shall have received (i) audited financial statements of Holdings for each of the 2003, 2004 and 2005 Fiscal Years and, at least 12 days prior to the Closing Date, unaudited financial statements for the interim period ending September 30, 2006, or ending on the last day of such later month, if available, all meeting the requirements of Regulation S-X for Form S-1 registration statements and all such financial statements shall be satisfactory in form and substance to Administrative Agent, Syndication Agent and Documentation Agent and (ii) the Budget in form and substance satisfactory to Administrative Agent, Syndication Agent and Documentation Agent. The financial statements described in clause (i) above shall show Consolidated Adjusted EBITDA of Holdings (calculated in accordance with Regulation S-X and including only those adjustments that Administrative Agent, Syndication Agent and Documentation Agent agree are appropriate) for the last twelve-month period for which financial statements are available, of not less than $80,000,000.

          (l) Collateral. Evidence satisfactory to Collateral Agent of the compliance by each Credit Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents. All UCC and equivalent Canadian (PPSA) financing statements and searches necessary or desirable in connection with the liens and security interests granted pursuant to the Collateral Documents shall have been duly made, all intellectual property filings shall have been made, all filing and recording fees and taxes shall have been duly paid and all pledged stock certificates and all other possessory Collateral shall have been delivered to Collateral Agent (or its bailee) on behalf of the Lenders. Collateral Agent shall have a valid security interest in, and Liens on, the Collateral covered thereby which security interests and Liens are, to the extent required under the Collateral Documents, perfected security interests and Liens with the priorities set forth in the Intercreditor Agreement (to the extent applicable). Collateral Agent shall have a perfected valid security interests in, and Liens on (i) 100% of the Capital Stock of each Domestic Subsidiary and each Canadian Subsidiary, (ii) 66% of the voting Capital Stock (and 100% of the non-voting Capital Stock) of each material first-tier Foreign Subsidiary (as reasonably determined by Administrative Agent, Syndication Agent and Documentation Agent and excluding Subsidiaries of French, English, Scottish, Welsh or German Subsidiaries) and (iii) 66% of the voting Capital Stock (and 100% of the non-voting Capital Stock) of each first-tier Foreign Subsidiary organized under the laws of France, England & Wales, Scotland or Germany and such Capital Stock of Subsidiaries organized under the laws of France, England & Wales, Scotland and Germany shall be subject to a perfected security interest in favor of the Collateral Agent pursuant to a Foreign Collateral Agreement in the applicable jurisdiction for such Foreign Subsidiary, in form and substance satisfactory to Administrative Agent, Syndication Agent and Documentation Agent, together with related written opinions of counsel to the


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Credit Parties as to such matters as Administrative Agent, Syndication Agent or
Documentation Agent may reasonably request.

          (m) Evidence of Insurance. Collateral Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect, together with endorsements naming Collateral Agent, for the benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.5.

          (n) Opinions of Counsel to Credit Parties. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Kirkland & Ellis LLP, counsel for the Credit Parties and each of Davies Ward Phillips & Vineberg LLP, Parlee McLaws LLP and Stewart McKelvey Sterling & Scales, Canadian counsel for the Credit Parties as to such matters as Administrative Agent, Syndication Agent or Documentation Agent may reasonably request, dated as of the Closing Date, and otherwise in form and substance reasonably satisfactory to Administrative Agent, Syndication Agent and Documentation Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

          (o) Fees. Company shall have paid to Agents the fees payable on the Closing Date referred to in Section 2.11(c) and all remaining invoiced fees and reasonable out-of-pocket expenses (including reasonable fees and out-of-pocket expenses of counsel) required to be paid to the Agents on or before the Closing Date shall have been paid.

          (p) Closing Date Certificate. Company shall have delivered to Administrative Agent, Syndication Agent and Documentation Agent an originally executed Closing Date Certificate, together with all attachments thereto.

          (q) No Litigation. There shall not exist any unstayed action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Administrative Agent, Syndication Agent and Documentation Agent, singly or in the aggregate, materially impairs any of the transactions contemplated by the Credit Documents or Term Loan Credit Documents, or that could reasonably be expected to have a Material Adverse Effect.

          (r) Material Adverse Change. There shall not have occurred any event or circumstance since December 31, 2005 which has resulted in a Material Adverse Effect.

          (s) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, Syndication Agent and Documentation Agent and its counsel shall be satisfactory in form and substance to Administrative Agent, Syndication Agent and Documentation Agent and such counsel, and Administrative Agent, Syndication Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent or Syndication Agent may reasonably request.

          (t) Field Examinations. Administrative Agent, Syndication Agent and Documentation Agent shall have completed and be satisfied with the results of their field examinations and shall have received satisfactory appraisals, from third party appraisers acceptable to the Agents, with respect to the Collateral.


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          (u) Existing First Lien Credit Agreement. The obligations under the
Existing First Lien Credit Agreement do not exceed $125,883,360.56 with respect to principal and outstanding letters of credit on the Closing Date. The Existing First Lien Credit Agreement and all liens and guarantees with respect thereto shall have been terminated and the obligations thereunder satisfied, in each case, in form and substance satisfactory to Administrative Agent, Syndication Agent and Documentation Agent.

          (v) Availability. On the Closing Date, (a) Excess Availability shall not be less than $100,000,000, subject to any adjustments consistent with the Fee Letter, (b) no Loans are outstanding hereunder (unless to the extent otherwise approved by Administrative Agent, Syndication Agent and Documentation Agent) and (c) aggregate principal amount under the Term Loan Facilities shall not exceed $185,000,000.

          (w) Control Agreements. Collateral Agent shall have received executed Control Agreements and lockbox agreements required by Section 5.13, in each case with a satisfactory financial institution and in form and substance satisfactory to Administrative Agent, Syndication Agent and Documentation Agent.

          (x) Confidential Offering Memorandum. No later than 12 days before the Closing Date (or such shorter period as Syndication Agent has approved) Administrative Agents shall have received the complete printed confidential information memorandum with respect to the Term Loan DIP Credit Agreement and this Agreement.

          (y) Patriot Act. The Agents and Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable "know-your-customer" and anti-money laundering rules and regulations, including the Patriot Act.

Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

     3.2. CONDITIONS TO EACH CREDIT EXTENSION.

          (a) Conditions Precedent. The obligation of each Lender to make any Credit Extension, or Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following additional conditions precedent:

               (i) Administrative Agent shall have received a fully executed and delivered Funding Notice;

               (ii) after making the Credit Extensions requested on such Credit Date, the Total Utilization of Revolving Commitments shall not exceed the lesser of (a) the Revolving Commitments then in effect and (b) the Maximum Credit;

               (iii) Administrative Agent shall have received a current Borrowing Base Certificate in form and substance satisfactory to it;

               (iv) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all respects on the Closing


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

     Date and true and correct in all material respects on any other Credit Extension Date (except to the extent already qualified by materiality and except for the representations and warranties contained in Section 4.24 which shall be true and correct in all respects) on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

               (v) on or before the date of issuance of any Letter of Credit, Administrative Agent shall have received all other information required by the applicable Issuance Notice, and such other documents or information as Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit; and

               (vi) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default.

Any Agent shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably requested by the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or such request is warranted under the circumstances.

          (b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Company may give Administrative Agent telephonic notice (or electronic mail) by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing, continuation/conversion or issuance. Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice (or electronic mail) referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Company or for otherwise acting in good faith.

SECTION 4. REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders and Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender and Issuing Bank, on the Closing Date and on each Credit Date, that the following statements are true and correct:

     4.1. ORGANIZATION; REQUISITE POWER AND AUTHORITY; QUALIFICATION. Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and (to the extent such concept is relevant) in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1(a), (b) subject to entry of the Orders (as applicable), has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, in each case in all material respects, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, in each case in all material respects, and (c) is qualified to do business and in good standing in every jurisdiction wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or (to the extent such concept is relevant) in good standing could not be reasonably expected to have a Material Adverse Effect.


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     4.2. CAPITAL STOCK AND OWNERSHIP. The Capital Stock of each of Holdings and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable (to the extent such concept is relevant). Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional membership interests or other Capital Stock of Holdings or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Holdings or any of its Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of Holdings or each of its Subsidiaries in their respective Subsidiaries as of the Closing Date after giving effect to the borrowings under this Agreement.

     4.3. DUE AUTHORIZATION. Subject to the entry of the Orders, when applicable, the execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

     4.4. NO CONFLICT. Subject to the entry of the Orders, when applicable, the execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the borrowings under this Agreement and incurrence of the Term Loan Obligations under the Term Loan Credit Documents and the other transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any material law or any material governmental rule or regulation applicable to Holdings or any of its Subsidiaries, any of the Organizational Documents of Holdings or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government in any jurisdiction binding on Holdings or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Material Contract of Holdings or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties, and the Liens securing the Term Loan Obligations); or
(d) require any material approval of stockholders, members or partners or any material approval or material consent of any Person under any Material Contract of Holdings or any of its Subsidiaries, except for such material approvals or material consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders and such material approvals or material consents required to be obtained in the ordinary course of business.

     4.5. GOVERNMENTAL CONSENTS. Subject to the entry of the Orders, when applicable, the execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for (i) filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date (including, without limitation, filings necessary to release existing Liens and/or to perfect the Liens granted to Collateral Agent) and (ii) entry of the Orders. No Credit Party's accounts or receivables are subject to any of the requirements or proceedings applicable to assignments of accounts under the Financial Administration Act (Canada) or any other similar law.

     4.6. BINDING OBLIGATION. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and, subject to the entry of the Orders, when applicable, is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization,


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moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     4.7. HISTORICAL FINANCIAL STATEMENTS. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and, with respect to such unaudited financial statements, the absence of footnotes. As of the Closing Date, neither Holdings nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and any of its Subsidiaries taken as a whole, except as disclosed in Schedule 4.7.

     4.8. BUDGET. On and as of the Closing Date, the consolidated budget of Holdings and its Subsidiaries prepared on a monthly basis for the 14-month period ending December 31, 2007 (the "BUDGET") is based on good faith estimates and assumptions made by the senior management of Holdings at the time prepared; provided, the Budget is not to be viewed as facts and that actual results during the period or periods covered by the Budget may differ from such Budget and that the differences may be material; provided further, as of the Closing Date, the senior management of Holdings believed that the Budget was reasonable and attainable.

     4.9. NO MATERIAL ADVERSE CHANGE. Since December 31, 2005, no event, circumstance or change has occurred that has caused, either in any case or in the aggregate, a Material Adverse Effect.

     4.10. NO RESTRICTED JUNIOR PAYMENTS. Except as set forth in Schedule 4.10, since December 31, 2005, neither Holdings nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.5.

     4.11. ADVERSE PROCEEDINGS, ETC. Except as set forth on Schedule 4.11, there are no unstayed Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. No Credit Party
(a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, orders, rules or regulations of any court of competent jurisdiction or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality to which Holdings, any of its Subsidiaries or any of their respective assets is subject, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     4.12. PAYMENT OF TAXES. Except as otherwise permitted under Section 5.3, all national, federal and other material tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed (including extensions), and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges in all applicable jurisdictions upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable (including extensions), except for those assessments, fees and other governmental charges which are being contested in good


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faith by appropriate proceedings, diligently prosecuted and for which reserves have been provided as required under GAAP.

     4.13. PROPERTIES.

          (a) Title. Each of Holdings and its Subsidiaries has (i) good and marketable title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective material properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except (A) for assets disposed of since the date of such financial statements in the ordinary course of business or prior to the Closing Date, (B) Permitted Liens, (C) minor defects in title that do not materially interfere with each of the Holdings' and its Subsidiaries' ability to conduct business as currently conducted or proposed to be conducted as permitted under this Agreement, or (D) as otherwise permitted under Section 6.10 or (E) where such invalidity or unenforceability could not reasonably be except to result in Material Adverse Effect. Except as permitted by the Credit Documents, all such properties and assets are free and clear of Liens (other than Permitted Liens).

          (b) Real Estate. As of the Closing Date, Schedule 4.13 contains a true, accurate and complete list in all material respects of all Real Estate Assets. As of the Closing Date, Schedule 4.13 also describes any purchase options, rights of first refusal or other contractual rights pertaining to any Real Estate Assets owned by any Credit Party.

     4.14. ENVIRONMENTAL MATTERS. Except for the items set forth on Schedule 4.14, neither Holdings nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except for the items set forth on Schedule 4.14, neither Holdings nor any of its Subsidiaries has received any letter or written request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or any comparable state or foreign law, the subject of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except for the Items set forth on Schedule 4.14, there are and, to each of Holdings' and its Subsidiaries' actual knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except for the items set forth on
Schedule 4.14, neither Holdings or any of its Subsidiaries nor, to any Credit Party's actual knowledge, any predecessor of Holdings or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Holdings' nor any of its Subsidiaries' operations involves the transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state or foreign equivalent, except as in material compliance with Environmental Law. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Holdings or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect. Each Credit Party hereby acknowledges and agrees that no Agent, Lender or other Secured Party or any of their respective officers, directors, employees, attorneys, agents and representatives (i) is now, or has ever been, in control of any Facility or any Credit Party's


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affairs, and (ii) has the capacity or the authority through the provisions of the Credit Documents or otherwise to direct or influence any (A) Credit Party's conduct with respect to the ownership, operation or management of any Facility,
(B) undertaking, work or task performed by any employee, agent or contractor of any Credit Party or the manner in which such undertaking, work or task may be carried out or performed, or (C) compliance with Environmental Laws. None of the items disclosed on Schedule 4.14 either individually or in the aggregate with all other environmental liabilities of Holdings and its Subsidiaries could be reasonably expected to have a Material Adverse Effect.

     4.15. NO DEFAULTS. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its unstayed Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

     4.16. MATERIAL CONTRACTS. Schedule 4.16 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, all such Material Contracts, as of the Closing Date, are in full force and effect and no defaults exist thereunder.

     4.17. GOVERNMENTAL REGULATION. Neither Holdings nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal, state or foreign statute or regulation which may limit its ability to incur the Indebtedness under this Agreement or which may otherwise render all or any portion of the Obligations unenforceable. Neither Holdings nor any of its Subsidiaries is a "registered investment company" or a company "controlled" by a "registered investment company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940.

     4.18. MARGIN STOCK. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors.

     4.19. EMPLOYEE MATTERS. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the best knowledge of Holdings and Company, threatened against any of them before the National Labor Relations Board or a labor board of any foreign jurisdiction and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the best knowledge of Holdings and Company, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and (c) to the best knowledge of Holdings and Company, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the best knowledge of Holdings and Company, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect. All payments due from any Canadian Subsidiary for employee health and welfare insurance have been paid or accrued as a liability on the books of any Canadian Subsidiary and each Canadian Subsidiary has withheld and remitted all employee withholdings to be withheld or remitted by it and has made all employer contributions to be made by it, in each case, pursuant to applicable law on


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account of the Canada Pension Plan and Quebec Pension Plan maintained by the
Government of Canada and the Province of Quebec, respectively, employment insurance and employee income taxes.

     4.20. EMPLOYEE BENEFIT PLANS. (a) Holdings, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions of ERISA and the Internal Revenue Code with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable opinion or determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and to the knowledge of the Holdings nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. No material liability to the PBGC (other than required premium payments), or the Internal Revenue Service, has been or is reasonably expected to be incurred by Holdings, any of its Subsidiaries or any of their ERISA Affiliates except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Holdings, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is not an amount which could reasonably be expected to have a Material Adverse Effect if required to be paid. Holdings, each of its Subsidiaries and each of their ERISA Affiliates have complied in all material respects with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan; (b) In respect of each Canadian Subsidiary, the Pension Plans are duly registered under all applicable laws which require registration (including the Income Tax Act (Canada) in respect of registered Pension Plans) and no event has occurred which is reasonably likely to cause the loss of such registered status. All material obligations of each Canadian Subsidiary (including fiduciary, contribution, funding, investment and administration obligations) required to be performed in connection with the Employee Benefit Plans, the Pension Plans and any funding agreements therefor under the terms thereof and applicable statutory and regulatory requirements, have been performed in a timely and proper fashion except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There have been no improper withdrawals or applications of the assets of the Pension Plans or the Employee Benefit Plans except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no outstanding disputes concerning the assets or liabilities of the Pension Plans or the Employee Benefit Plans as of the Closing Date, or with respect to any such dispute arising after the Closing Date, that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no Pension Plan in respect of which an event has occurred that could reasonably be expected to require immediate or accelerated funding in respect of unfunded liabilities or other deficit amounts.

     4.21. COMPLIANCE WITH STATUTES, ETC. Each of Holdings and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Holdings or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.


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     4.22. DISCLOSURE. No written representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or notice or written statements (other than the Budget and projections) (to the extent such notices or written statements are required to be delivered by any Credit Party under any Credit Document) furnished (when furnished and taken as a whole) to Lenders by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which the same were made. The Budget and any projections contained in such materials are based upon good faith estimates and assumptions believed by Holdings to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material. Notwithstanding anything contained herein to the contrary, its is hereby acknowledged and agreed by Agents and Lenders, that (i) the Budget and any projections contained in such materials are subject to uncertainties and contingencies, which may be beyond Holdings', its Subsidiaries' or Affiliates' control, (ii) neither the Holdings nor any of its Subsidiaries gives any assurances that the projected results in any such projections will be realized and (iii) the actual results may differ from the projected results set forth in such projections and such differences may be material. There are no facts known to Holdings or any of its Subsidiaries (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or (including as contemplated by Section 5.1(f)(iii) following the date hereof) in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

     4.23. PATRIOT ACT. To the extent applicable, each Credit Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the "PATRIOT ACT"). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended and (iii) Part II.1 of the Criminal Code (Canada), (iv) the United Nations Suppression of Terrorism Regulations (Canada) and (v) United Nations Al-Qaida and Taliban Regulations (Canada).

     4.24. REORGANIZATION MATTERS.

          (a) The Chapter 11 Cases were commenced on the Petition Date in accordance with applicable law and proper notice thereof and the proper notice for the hearing for the approval of the Interim Order has been given and proper notice for the hearing for the approval of the Final Order will be given.

          (b) After the entry of the Interim Order, and pursuant to and to the extent permitted in the Interim Order and the Final Order, as applicable, the Obligations will constitute allowed administrative expense claims in the Chapter 11 Cases having priority over all administrative expense claims and unsecured claims against Company and the Guarantors now existing or hereafter arising, of any kind whatsoever, to the extent provided and so more fully set forth in the Interim Order and the Final Order.


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          (c) After the entry of the Interim Order and pursuant to and to the extent provided in the Interim Order and the Final Order, the Obligations will be secured by a valid and perfected Lien on all of the Collateral located outside of Canada, subject to the Carve-Out and such Liens shall have the priorities set forth in the Interim Order, the Final Order and the other Credit Documents; after the entry of the Canadian Recognition Order and pursuant to and to the extent provided in the Canadian Recognition Order and the Second Canadian Recognition Order, the Obligations will be secured by a valid and perfected Lien on all of the Collateral located in Canada, and such Liens shall have the priorities set forth in the Canadian Recognition Order, the Second Recognition Order and the other Credit Documents.

          (d) The Interim Order and (on and after the date which is 3 Business Days after the date of the Interim Order) the Canadian Recognition Order (with respect to the period prior to entry of the Final Order) or the Final Order and the Second Canadian Recognition Order (with respect to the period on and after entry of the Final Order), as the case may be, are in full force and effect have not been reversed, stayed, modified, varied or amended without the consent of each of Administrative Agent and the Requisite Lenders.

          (e) After the entry of the Interim Order (with respect to the period prior to entry of the Final Order) or the Final Order (with respect to the period on and after entry of the Final Order), notwithstanding the provisions of
Section 362 of the Bankruptcy Code, upon the Maturity Date (whether by acceleration or otherwise) of any of the Obligations, Administrative Agent and Lenders shall be entitled to immediate payment of such Obligations and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court, as more fully set forth in the Interim Order and the Final Order.

SECTION 5. AFFIRMATIVE COVENANTS

     Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

     5.1. FINANCIAL STATEMENTS AND OTHER REPORTS. Company will deliver to Administrative Agent (and Administrative Agent will, after receipt thereof, deliver to each Lender):

          (a) Monthly Reports. Within 30 days after the end of each fiscal month ending after the Closing Date (other than the month in which financial statements are required to be delivered pursuant to clause (b) or (c) below), the unaudited consolidated and Consolidating balance sheet of Holdings and its Subsidiaries (other than, to the extent not required to be included therein under GAAP, any Foreign Subsidiary in existence as of the Closing Date with respect to which bankruptcy, insolvency, administration or similar proceedings have commenced) as at the end of such month and the related unaudited consolidated and Consolidating statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Budget, to the extent prepared on a monthly basis, all in reasonable detail, together with a Financial Officer Certification.

          (b) Quarterly Financial Statements. Within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the unaudited consolidated and Consolidating balance sheets of Holdings and its Subsidiaries (other than, to the extent not required to be included therein under GAAP, any Foreign Subsidiary in existence as of the Closing Date with respect to which bankruptcy, insolvency,


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administration or similar proceedings have commenced) as at the end of such
Fiscal Quarter and the related unaudited consolidated and Consolidating (and with respect to statements of income, consolidating) statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Budget, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto.

          (c) Annual Financial Statements. Within 120 days after the end of each Fiscal Year, (i) the consolidated and Consolidating balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and Consolidating (and with respect to statements of income, unaudited consolidating) statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Budget, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated and Consolidating financial statements a report thereon of Deloitte & Touche LLP or other independent certified public accountants of recognized international standing selected by Holdings, and reasonably satisfactory to Administrative Agent and Syndication Agent (which report shall be unqualified as to scope of audit, and shall state that such consolidated and Consolidating financial statements fairly present, in all material respects, the consolidated and Consolidating financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated and Consolidating financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating that in making the examination necessary therefore, no knowledge was obtained of any Default or Event of Default relating to the covenants contained in Section 6.8, except as specified in such certificate (it being understood that such examination extended only to financial accounting matters and that no special or separate investigation was made with respect to the existence of Defaults or Events of Default generally).

          (d) Compliance Certificate. Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate.

          (e) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated and Consolidating financial statements of Holdings and its Subsidiaries delivered pursuant to Section 5.1(b) or 5.1(c) will differ in any material respect from the consolidated and Consolidating financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation by a financial officer of Holdings for all such prior financial statements in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent.

          (f) Notice of Default. Promptly upon any officer of any Holdings or any of its Subsidiaries obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Holdings or any of its Subsidiaries with respect thereto; (ii) that any Person has given any written notice to Holdings or any of its Subsidiaries with respect to any event or


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condition that would result in an Event of Default under Section 8.1; or (iii)
of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of one of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Holdings or its Subsidiaries has taken, is taking and proposes to take with respect thereto.

          (g) Notice of Litigation. Promptly upon any officer of Holdings or any of its Subsidiaries obtaining knowledge of (i) the institution of, or written threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or (ii) any material development in any such Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably requested by Administrative Agent to enable Lenders and their counsel to evaluate such matters.

          (h) ERISA and Canadian Pension Plans. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event (other than the events described in clauses (i), (ii) or (ix) of the definition of ERISA Event), a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; (ii) with reasonable promptness, copies of (1) at the request of Administrative Agent, each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request and (iii) in respect of any Canadian Subsidiary, (1) at the request of Administrative Agent, copies of each annual and other return, report or valuation with respect to each registered Pension Plan as filed with any applicable Governmental Authority; (2) promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that any Canadian Subsidiary may receive from any applicable Governmental Authority with respect to any registered Pension Plan; and (3) notification within 30 days of any increases having a cost to one or more of the Canadian Subsidiary in excess of $500,000 per annum in the aggregate, in the benefits of any existing Pension Plan or Employee Benefit Plan, or the establishment of any new Pension Plan or Employee Benefit Plan, or the commencement of contributions to any such plan to which any Canadian Subsidiary was not previously contributing.

          (i) Insurance Certificates. As soon as practicable and in any event within 30 days following any renewal of any insurance policy required to be maintained by Section 5.5, a copy of an updated certificate of insurance with endorsements, each in compliance with the requirements of Section 5.5.

          (j) Notice Regarding Material Contracts. Promptly, and in any event within ten Business Days after any Material Contract of Holdings or any of its Subsidiaries is terminated or not renewed other than any such termination or non-renewal in the ordinary course of business that could not be reasonably expected to have a Material Adverse Effect or of any purchase order which is promptly replaced or the termination or non-renewal thereof could not be reasonably expected to have a Material Adverse Effect.


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          (k) Information Regarding Collateral. Company will furnish to
Collateral Agent prompt written notice of any change (i) in any Credit Party's legal name, (ii) in any Credit Party's organizational structure or jurisdiction of organization or (iii) in any Credit Party's Federal Taxpayer Identification Number or state organizational identification number (or equivalent thereof in any jurisdiction). Company and the Guarantors agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise in any jurisdiction whatsoever that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for Collateral Agent at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral Documents. Company also agrees promptly to notify Collateral Agent in writing if (i) any material portion of the Collateral is damaged or destroyed or
(ii) any Authorized Officer of any Credit Party obtains knowledge thereof, any event that may have a material adverse effect on the value of the Collateral or any portion thereof, the ability of any Credit Party or the Collateral Agent to dispose of the Collateral or any portion thereof, or the rights and remedies of the Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion thereof.

          (l) Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements and periodic reports sent or made available generally by Holdings or any of its Subsidiaries to their respective security holders, and (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any corresponding material governmental or private regulatory authority in any jurisdiction, and (B) such other information with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent, Syndication Agent or any Lender (acting through Administrative Agent).

          (m) Certification of Public Information. Concurrently with the delivery of any document or notice required to be delivered pursuant to this
Section 5.1, Company shall indicate in writing whether such document or notice contains Nonpublic Information. Any document or notice delivered pursuant to this Section 5.1 shall be deemed to contain Nonpublic Information unless Company specifies otherwise or such document or notice is filed with the Bankruptcy Court or in connection with reporting requirements of Securities and Exchange Commission. Each Credit Party and each Lender acknowledge that certain of the Lenders may be "public-side" Lenders (Lenders that do not wish to receive material non-public information with respect to Company, its Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed through IntraLinks/IntraAgency, Syndtrak or another relevant website or information platform (the "PLATFORM"), any document or notice which contains Nonpublic Information (or is deemed to contain Nonpublic Information) shall not be posted on that portion of the Platform designated for such public side Lenders. If Company has not indicated whether a document or notice delivered pursuant to this Section 5.1 contains Nonpublic Information, Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to Holdings, its Subsidiaries and their Securities.

          (n) Reorganization Matters. All monthly reports, projections or other similar materials, including valuations, as well as all pleadings, motions, applications and judicial information, in each case filed by or on behalf of Company or any Guarantor with the Bankruptcy Court or the Canadian Bankruptcy Court or provided by or to the U.S. Trustee (or any information officer, examiner or interim receiver, if any, appointed in any Chapter 11 Case) or the Committee, at the time such document is filed with the Bankruptcy Court or the Canadian Bankruptcy Court, or provided by or, to the U.S. Trustee (or


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any information officer, monitor or interim receiver, if any, appointed in any
Chapter 11 Case) or any Committee.

          (o) Borrowing Base Determination.

               (i) Company shall deliver, not later than 15 days after the end of each fiscal month, a Borrowing Base Certificate as of the end of such fiscal month executed by a Authorized Officer of Company. During a Liquidity Event Period, Company shall deliver, not later than four (4) Business Days after the end the last day of each week, an additional Borrowing Base Certificate as of the end of such period (containing available updated figures for Eligible Receivables) executed by an Authorized Officer of Company. Together with each delivery of a Borrowing Base Certificate, Company shall deliver an accounts receivable aging, an accounts receivable roll-forward, an inventory summary (by type and location), an accounts payable aging and such other information as Administrative Agent may request, all in form and substance satisfactory to Administrative Agent.

               (ii) Company shall promptly notify Administrative Agent in writing in the event that at any time such Person receives or otherwise gains knowledge that the Total Utilization of Revolving Commitments exceed the Borrowing Base as a result of a decrease therein, in which case such notice shall also include the amount of such excess and a Liquidity Event Period has begun.

     5.2. EXISTENCE. Except as otherwise permitted under Section 6.9 or Section 6.10, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.

     5.3. PAYMENT OF TAXES AND CLAIMS. Each Credit Party will, and will cause each of its Subsidiaries to, pay all national, federal and other material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if (a) stayed pursuant to the Chapter 11 Cases or (b) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP, shall have been made therefor, and
(b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

     5.4. MAINTENANCE OF PROPERTIES. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all material properties used or useful in the business of Holdings and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof in each case in this paragraph, except where the failure to do so could not reasonably be expected to materially adversely affect the value or usefulness of


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such properties, it being understood that this Section 5.4 is not intended to limit dispositions of assets otherwise permitted by Section 6.9.

     5.5. INSURANCE. Holdings will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Holdings will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name Collateral Agent, on behalf of Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of Lenders as the loss payee thereunder and provides for at least thirty days' prior written notice to Collateral Agent of any modification or cancellation of such policy.

     5.6. INSPECTIONS; COLLATERAL APPRAISALS.

          (a) Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent, Syndication Agent, Collateral Agent or any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, and unless an Event of Default has occurred and is continuing, all upon reasonable written notice and at such reasonable times during normal business hours and as often as may reasonably be requested (and, after an Event of Default has occurred and is continuing, all upon notice, and access will not be limited to normal business hours); provided that (except prior to the occurrence and continuance of any Default or Event of Default) the Credit Parties shall only be required to reimburse Administrative Agent, the Collateral Agent and the Lenders for the cost of two such inspections in any Fiscal Year (including internally allocated fees and expenses of employees of Administrative Agent and expenses of any such representatives retained by Administrative Agent as to which invoices have been furnished to conduct any such inspection).

          (b) Company shall conduct, or shall cause to be conducted, at its expense and upon request of Administrative Agent, and present to Administrative Agent for approval, such appraisals, investigations and reviews as Administrative Agent shall reasonably request for the purpose of determining the Borrowing Base, all upon reasonable prior notice and at such times during normal business hours; provided, that unless a Liquidity Event Period shall be continuing (at the time requested), not more than two (2) field examinations and not more than one (1) appraisal of Current Asset Collateral that is used to determine the Borrowing Base shall be required during any twelve-month period commencing on the Closing Date. Company shall furnish to Administrative Agent any reasonably available information that Administrative Agent may reasonably request regarding the determination and calculation of the Borrowing Base including correct and complete copies of any invoices, underlying


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agreements, instruments or other documents and the identity of all Account
Debtors in respect of Accounts referred to therein.

     5.7. LENDERS MEETINGS. Company will, upon the reasonable request of Administrative Agent, Syndication Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

     5.8. COMPLIANCE WITH LAWS. Each Credit Party will comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), except for such noncompliance which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     5.9. ENVIRONMENTAL.

          (a) Environmental Disclosure. Company will deliver to Administrative Agent and Lenders:

               (i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims, except for such environmental matters or Environmental Claims that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

               (ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any unpermitted Release required to be reported to any federal, state or local governmental or regulatory agency in any jurisdiction under any applicable Environmental Laws where such Release could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (2) any remedial action taken by Holdings or any other Person in response to (A) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and (3) Holdings' discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

               (iii) as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to give rise to a Material Adverse Effect, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency in any jurisdiction, where such Release could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (3) any request for information from any governmental agency in any jurisdiction that suggests such agency is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity, where such investigation or Hazardous Materials Activity could reasonably be expected to have a Material Adverse Effect;


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               (iv) prompt written notice describing in reasonable detail (1)
     any proposed acquisition of stock, assets, or property by Holdings or any of its Subsidiaries that could reasonably be expected to (A) expose Holdings or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of Holdings or any of its Subsidiaries to maintain in full force and effect all Governmental Authorizations required under any Environmental Laws for their respective operations and such failure could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (2) any proposed action to be taken by Holdings or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Holdings or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws, except where such obligations or requirements could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

               (v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this
     Section 5.9(a).

          (b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     5.10. SUBSIDIARIES.

          (a) In the event that any Person (other than a Immaterial Subsidiary) becomes a Domestic Subsidiary or a Canadian Subsidiary, Company shall (i) cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement and a Pledge Supplement and (ii) take all such actions and execute and deliver, or cause to be executed and delivered, all such agreements, including Foreign Collateral Agreements, documents, instruments, agreements, and certificates in connection with granting Liens and perfecting the security interest with respect to such Liens, in favor of Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement, including granting a pledge of all of the Capital Stock of each of such new Guarantor's directly-owned Domestic Subsidiaries and Canadian Subsidiaries and 66% of the voting (and 100% of the non-voting) Capital Stock of other first-tier Foreign Subsidiaries, in each case, together with related written opinions of counsel to the Credit Parties as to such matters as Administrative Agent and Syndication Agent may reasonably request and in form and substance satisfactory to Administrative Agent and Syndication Agent. With respect to each such Subsidiary, Company shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Company; provided, (x) such written notice shall be deemed to supplement Schedule 4.1(b) and 4.2 for all purposes hereof and (y) all actions and deliverables pursuant to this Section 5.10 shall be completed on or prior to the 30th day after any such Person becomes a Domestic or Canadian Subsidiary.


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          (b) Company shall deliver all stock certificates and all possessory collateral with respect to any Subsidiary of Holdings that is not a Guarantor reasonably requested by Administrative Agent or Syndication Agent to the extent Company is not required to deliver such certificates or collateral to the Term Loan Collateral Agent and to the extent such delivery is permitted by applicable law and does not result in material adverse tax consequences to Holdings or its Subsidiaries.

          (c) In the event that Administrative Agent or Syndication Agent reasonably determines that any Domestic Subsidiary or Canadian Subsidiary of Holdings that is not a Guarantor ceases to be an Immaterial Subsidiary, Company shall (i) cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement and a Pledge Supplement and (ii) take all such actions and execute and deliver, or cause to be executed and delivered, all such agreements, including Foreign Collateral Agreements, documents, instruments, agreements, and certificates in connection with granting Liens and perfecting the security interest with respect to such Liens, in favor of Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement, including granting a pledge of all of the Capital Stock of each of such new Guarantor's directly-owned Domestic Subsidiaries and Canadian Subsidiaries and 66% of the voting (and 100% of the non-voting) Capital Stock of other first-tier Foreign Subsidiaries, in each case, together with related written opinions of counsel to the Credit Parties as to such matters as Administrative Agent or Syndication Agent may reasonably request and in form and substance satisfactory to Administrative Agent and Syndication Agent. With respect to each such Subsidiary, Company shall promptly send to Administrative Agent written notice setting forth with respect to such Person all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Company; provided, (x) such written notice shall be deemed to supplement Schedule 4.1(b) and 4.2 for all purposes hereof and (y) all actions and deliverables pursuant to this Section 5.10 shall be completed on or prior to the 30th day after any such Person ceases to be an Immaterial Subsidiary.

          (d) Upon request by Administrative Agent or Syndication Agent, Company shall cause all Capital Stock of any material Foreign Subsidiary identified by Administrative Agent or Syndication Agent which is subject to a security interest in favor of the Collateral Agent pursuant to any Credit Document to be subject to a perfected security interest in favor of the Collateral Agent pursuant to a Foreign Collateral Agreement in the applicable jurisdiction for such Foreign Subsidiary, in form and substance satisfactory to Administrative Agent and Syndication Agent, together with related written opinions of counsel to the Credit Parties as to such matters as Administrative Agent or Syndication Agent may reasonably request and in form and substance satisfactory to Administrative Agent and Syndication Agent.

     5.11. FURTHER ASSURANCES. At any time or from time to time upon the request of Administrative Agent or Syndication Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent, Syndication Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent, Syndication Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Holdings, and its Subsidiaries and all of the outstanding Capital Stock of Company and its Subsidiaries (subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries).

     5.12. TRADE PAYABLES. Unless otherwise consented to by Administrative Agent and Syndication Agent or Requisite Lenders, each Credit Party will pay all Postpetition trade accounts


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payable before the same become more than 10 Business Days past due, except (a)
trade accounts payable contested in good faith or (b) trade accounts payable in an aggregate amount not to exceed $5,000,000 at any time outstanding and with respect to which no proceeding to enforce collection has been commenced or, to the knowledge of such Credit Party, threatened.

     5.13. CONTROL ACCOUNTS; APPROVED DEPOSIT ACCOUNTS.

          (a) Each Credit Party shall (i) deposit in an Approved Deposit Account all cash it receives, (ii) not establish or maintain any Securities Account that is not a Control Account and (iii) not establish or maintain any Deposit Account other than an Approved Deposit Account; provided, however, that each Credit Party may (w) maintain payroll, withholding tax and other fiduciary accounts,
(x) maintain other accounts as long as the aggregate balance for all such Credit Parties in all such other accounts does not exceed $100,000 at any time, (y) maintain the Disbursement Accounts in accordance with clause (e) and (z) maintain the Deposit Accounts with Scotiabank subject to the provisions of
Section 5.14(c).

          (b) Each Credit Party shall (i) instruct each Account Debtor or other Person obligated to make a payment to it under any Account or General Intangible to make payment, or to continue to make payment, to an Approved Deposit Account and (ii) deposit in an Approved Deposit Account immediately upon receipt all Proceeds of such Accounts and General Intangibles received by Holdings, Company or any of their Subsidiaries from any other Person.

          (c) In the event (i) any Credit Party or any Deposit Account Bank shall, after the date hereof, terminate an agreement with respect to the maintenance of an Approved Deposit Account for any reason, (ii) Collateral Agent shall demand such termination as a result of the failure of a Deposit Account Bank to comply with the terms of the applicable Deposit Account Control Agreement or Blocked Account Agreement or (iii) Collateral Agent determines in its discretion, exercised in a commercially reasonable manner, that the financial condition of a Deposit Account Bank has materially deteriorated, each Credit Party shall notify all of its respective obligors that were making payments to such terminated Approved Deposit Account to make all future payments to another Approved Deposit Account.

          (d) In the event (i) any Credit Party or any Approved Securities Intermediary shall, after the date hereof, terminate an agreement with respect to the maintenance of a Control Account for any reason, (ii) Collateral Agent shall demand such termination as a result of the failure of an Approved Securities Intermediary to comply with the terms of the applicable Securities Account Control Agreement or (iii) Collateral Agent determines in its discretion, exercised in a commercially reasonable manner, that the financial condition of an Approved Securities Intermediary has materially deteriorated, each Credit Party shall notify all of its obligors that were making payments to such terminated Control Account to make all future payments to another Control Account.

          (e) Collateral Agent shall establish one or more Cash Collateral Accounts with such depositaries and Securities Intermediaries as Collateral Agent in its sole discretion shall determine; provided, however, that no Cash Collateral Account shall be established with respect to the assets of any Foreign Subsidiary (other than Canadian Subsidiaries). Each Credit Party agrees that each such Cash Collateral Account shall meet the requirements set forth in the definition of "CASH COLLATERAL ACCOUNT". On each Business Day (or with respect to any such account maintained by a Canadian Subsidiary, on each business day after the delivery of a notice of cash dominion from the Collateral Agent delivered to Company and (if applicable, the bank maintaining such account) during the continuance of an Event of Default) all amounts on deposit in any Approved Deposit Account and/or any Control Account (other than amounts not exceeding the Disbursement Accounts Minimum Balance Requirement contained in the


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Disbursement Accounts (each as defined below)) shall be transferred at the end of each Business Day to a Cash Collateral Account under control of Collateral Agent and shall be applied on a daily basis by Administrative Agent to repay, first outstanding Swing Line Loans (without any reduction of the Revolving Commitment or Swing Line Commitment) and Protective Advances, on a pro rata basis, to the full extent thereof and, thereafter, to repay outstanding Revolving Loans (without any reduction of the Revolving Commitment or Swing Line Commitment), on a pro rata basis, to the full extent thereof and, thereafter, as directed by Company. At any time when any Loans are outstanding, the Credit Parties shall not accumulate or maintain Cash or Cash Equivalents in any Deposit Account (including disbursement accounts, the "DISBURSEMENT ACCOUNTS") as of any date of determination in an amount in excess of (i) checks outstanding against such accounts as of that date, (ii) amounts for wires or other transfers for expenditures set forth in the Budget and to be paid within three (3) Business Days, (iii) amounts necessary to meet minimum balance requirements with respect to such accounts and (iv) $10,000,000 (collectively the "DISBURSEMENT ACCOUNTS MINIMUM BALANCE REQUIREMENT"). Each Credit Party hereby irrevocably waives its rights to direct the application of all funds in such Cash Collateral Account and none of Holdings, Company or any other Credit Party or Person claiming on behalf of or through Holdings, Company or any other Credit Party shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to the Maturity Date.

          (f) The requirements of this Section 5.13 shall not apply to any Foreign Subsidiary (other than Canadian Subsidiaries).

     5.14. POST-CLOSING OBLIGATIONS. (a) Within sixty (60) days of the Incremental Facility Effective Date (or such later date as Administrative Agent may agree), Company shall (i) cause Collateral Agent to have a perfected security interest in 66% of the voting Capital Stock (and 100% of the non-voting Capital Stock) of Autopartes Excel de Mexico S.A. de C.V. (Mexico), Dura de Mexico SA de CV and Dura/Excel do Brasil Ltda, in each case, pursuant to Foreign Collateral Agreements in the applicable jurisdiction for each such Foreign Subsidiary, in form and substance satisfactory to Administrative Agent; and,
(ii) deliver related written opinions of counsel to the Credit Parties in connection therewith as to such matters as Administrative Agent may reasonably request. Collateral Agent (or its bailee) shall have received all pledged stock certificates and all possessory collateral for each Subsidiary of Company referred to in the immediately preceding sentence, together with stock powers or other appropriate instruments of transfer for such certificates executed in blank.

          (b) Not later than 30 days after the Closing Date (or such longer period as Administrative Agent has approved), each of the Term Loan DIP Credit Agreement and this Agreement shall have been rated by both Moody's and S&P

          (c) Not later than 30 days after the Closing Date (or such longer period as Administrative Agent has approved), Company shall deliver to Administrative Agent a Deposit Account Control Agreement signed by the Bank of Nova Scotia, Company, Administrative Agent and the Term Loan Administrative Agent, in form and substance reasonably acceptable to Administrative Agent and Term Loan Administrative Agent.

          (d) Not later than 15 days after the Closing Date (or such longer period as Administrative Agent has approved), Company shall deliver to Administrate Agent an estoppel certificate from Liftcapital with respect to financing statements filed by Liftcapital, in form and substance reasonably acceptable to Administrative Agent.

          (e) Company shall have complied with the terms of Section 5.14(e) of the Term Loan DIP Credit Agreement within 30 days after the Closing Date (or such longer period provided by


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Administrative Agent and Term Loan Administrative Agent in accordance with the terms of the Term Loan DIP Credit Agreement).

SECTION 6. NEGATIVE COVENANTS

     Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (excluding contingent indemnification obligations not due and payable at or prior to the time the Commitments have been terminated and all other Obligations have been paid in full) and cancellation or expiration of all Letters of Credit such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

     6.1. INDEBTEDNESS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

          (a) the Obligations;

          (b) (A)(x) Indebtedness of any Guarantor Subsidiary to Company or to any other Guarantor Subsidiary, or of Company to any Guarantor Subsidiary and
(y) Indebtedness of any Foreign Subsidiary of Holdings that is not a Credit Party to Company or any Guarantor Subsidiary in aggregate outstanding amount for all such Indebtedness not to exceed at any time $10,000,000 (or such lesser amount to the extent the Indebtedness permitted by clause (l) below exceeds $20,000,000); provided, (i) no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, (ii) all such Indebtedness shall be evidenced by promissory notes subject to a Lien (subject to the priorities set forth in the Intercreditor Agreement) pursuant to the Pledge and Security Agreement and delivered to Collateral Agent (or its bailee), (iii) all such Indebtedness shall (if owed by a Credit Party) be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of any applicable promissory notes or an intercompany subordination agreement that in any such case, is reasonably satisfactory to Administrative Agent, (iv) such intercompany Indebtedness shall be due and payable (and shall be actually repaid and not subsequently reborrowed for a period of at least 60 days) on or before the date that is 120 days following incurrence of the Indebtedness represented thereby, and (v) any payment by any such Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary (if it is a Credit Party) to Company or to any of its Subsidiaries for whose benefit such payment is made, and (B) Indebtedness of any Subsidiary of Holdings that is not a Credit Party to any other Subsidiary of Holdings that is not a Credit Party;

          (c) the Term Loan Obligations;

          (d) Indebtedness incurred by Holdings or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Holdings or any such Subsidiary pursuant to such agreements, in connection with dispositions of any business, assets or Subsidiary of Holdings or any of its Subsidiaries permitted hereunder;

          (e) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;


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

          (f) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

          (g) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Holdings and its Subsidiaries;

          (h) Indebtedness described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness;

          (i) Indebtedness with respect to Capital Leases and other purchase money Indebtedness of Credit Parties in an aggregate amount not to exceed at any time $5,000,000 outstanding; provided, that with respect to purchase money Indebtedness, (i) any such Indebtedness shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness, (ii) any such Indebtedness shall constitute not less than 90% of the aggregate consideration paid with respect to such asset as of the date of incurrence of such Indebtedness and (iii) the aggregate consideration paid with respect to such asset shall not exceed the fair market value thereof;

          (j) Indebtedness with respect to Capital Leases and other purchase money Indebtedness of Foreign Subsidiaries which are not Credit Parties in an aggregate amount not to exceed at any time $10,000,000 outstanding; provided, that with respect to purchase money Indebtedness, (i) any such Indebtedness shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness, (ii) any such Indebtedness shall constitute not less than 90% of the aggregate consideration paid with respect to such asset as of the date of incurrence of such Indebtedness and (iii) the aggregate consideration paid with respect to such asset shall not exceed the fair market value thereof;

          (k) Indebtedness incurred to finance insurance premiums and owing to the applicable insurance company providing the applicable policy;

          (l) Indebtedness of any Foreign Subsidiary of Holdings that is not a Credit Party in connection with account factoring arrangements in an aggregate amount not to exceed at any time $20,000,000 outstanding; provided that up to an additional $5,000,000 of such Indebtedness may be incurred but only to the extent Indebtedness incurred pursuant to clause (b)(A)(y) above is less than $10,000,000 at any time such additional amount is outstanding;

          (m) Indebtedness, to the extent the applicable obligations are Indebtedness, of any Foreign Subsidiary of Holdings which is not a Credit Party constituting a Sale and Lease-Back Transaction permitted by Section 6.11; provided that any Indebtedness related thereto does exceed $25,000,000;

          (n) Indebtedness of the Credit Parties and their Subsidiaries in aggregate amount not to exceed at any time $2,000,000 outstanding; and

          (o) Indebtedness incurred in connection with the Existing Mexican L/C provided that such Indebtedness at no time exceeds 4,700,000 Mexican Pesos.

     6.2. LIENS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice


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

of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute in any jurisdiction, except:

          (a) subject to the terms of the Intercreditor Agreement, Liens in favor of Collateral Agent granted pursuant to any Credit Document and Liens on the Collateral securing the Term Loan Obligations;

          (b) Liens created or granted by the Canadian Recognition Order or the Second Canadian Recognition Order with respect to Collateral located in Canada;

          (c) Liens on the Collateral (including replacement Liens) securing obligations under (i) prior to the Closing Date, the Existing First Lien Credit Agreement and (ii) the Existing Second Lien Credit Agreement, which Liens are, in each case, junior and subordinate to the Liens securing the Obligations pursuant to the Orders;

          (d) Liens for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted or are stayed as a result of the filing of the Chapter 11 Cases;

          (e) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401
(a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or
(ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts or are stayed as a result of the filing of the Chapter 11 Cases;

          (f) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof or are stayed as a result of the filing of the Chapter 11 Cases;

          (g) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

          (h) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

          (i) Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

          (j) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;


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

          (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (l) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

          (m) licenses of patents, trademarks and other intellectual property rights granted by Holdings or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Company or such Subsidiary;

          (n) Liens securing Indebtedness permitted by Section 6.1(i), (j) or
(l) secured only on the applicable property financed by such Indebtedness;

          (o) Liens securing Indebtedness permitted under Section 6.1(k); provided that (i) such Liens are limited to securing only the unpaid premiums under the applicable insurance policy and (ii) such Liens only encumber the proceeds of the applicable insurance policy;

          (p) Liens described in Schedule 6.2;

          (q) Liens on assets of Foreign Subsidiaries that are not Credit Parties securing Indebtedness permitted pursuant to Section 6.1(b)(A)(y) or 6.1(b)(B); and

          (r) Liens in favor of the issuer of the Existing Mexican L/C in connection with the cash collateralization of the Existing Mexican L/C.

     6.3. FORMATION OF DOMESTIC SUBSIDIARIES. No Credit Party shall, nor shall it permit any of its Subsidiaries to, form any new Domestic Subsidiaries after the Closing Date without approval of Administrative Agent and Syndication Agent.

     6.4. NO FURTHER NEGATIVE PLEDGES. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness, including Indebtedness under Section 6.1(i) and Section 6.1(j), or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale and (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be) no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     6.5. RESTRICTED JUNIOR PAYMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that (a) Company may make adequate protection payments with respect to the Existing Second Lien Credit Agreement to the extent provided in the Orders and (b) so long as no Default or Event of Default shall be caused thereby, Company may make Restricted Junior Payments to Holdings (i) to the extent necessary to permit Holdings to pay reasonable general administrative costs and expenses and (ii) to the extent necessary to permit Holdings to discharge the consolidated tax liabilities of Holdings and its Subsidiaries, in each case so long as Holdings applies the amount of any such Restricted Junior Payment for such purpose.


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

     6.6. RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any unstayed consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Company or any other Subsidiary of Company,
(b) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (c) make loans or advances to Company or any other Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Subsidiary of Company other than restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.1(i) that impose restrictions on the property so acquired and (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, and (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement.

     6.7. INVESTMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any other Person, including without limitation any Joint Venture, except:

          (a) Investments in Cash and Cash Equivalents;

          (b) equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in Company and any wholly-owned Guarantor Subsidiaries of Company and Investments made after the Closing Date by any Subsidiary of Holdings that is not a Credit Party in any other Subsidiary of Holdings that is not a Credit Party;

          (c) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Holdings and its Subsidiaries;

          (d) intercompany loans to the extent permitted under Section 6.1(b);

          (e) Investments described in Schedule 6.7.

          (f) Investments in an aggregate amount not to exceed at any time $2,000,000 outstanding; and

          (g) loans and advances to employees of Holdings and its Subsidiaries in the ordinary course of business not at any time exceeding $25,000 to any one employee or $150,000 in the aggregate; and

          (h) Investments in a Deposit Account held at the issuer of the Existing Mexican L/C in connection with the cash collateralization of the Existing Mexican L/C provided that such Investment at no time exceeds 4,700,000 Mexican Pesos.

          Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.5.


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

     6.8. FINANCIAL COVENANTS.

          (a) Minimum EBITDA. During any Liquidity Event Period, Consolidated Adjusted EBITDA for the most recently ended applicable period set forth below shall not be less than the following amounts corresponding to such period (provided that the calculation of Consolidated Adjusted EBITDA for purposes of this Section 6.8(a) shall exclude Subsidiaries of Holdings that are not Credit Parties):

                PERIOD                  MINIMUM EBITDA
                ------                  --------------
November 1, 2006 - January 31, 2007      $(11,516,665)
November 1, 2006 - February 28, 2007     $(13,100,498)
November 1, 2006 - March 31, 2007        $ (9,785,196)
November 1, 2006 - April 30, 2007        $(11,265,601)
November 1, 2006 - May 31, 2007          $(10,094,956)
November 1, 2006 - June 30, 2007         $ (8,016,354)
November 1, 2006 - July 31, 2007         $(18,871,520)
November 1, 2006 - August 31, 2007       $(17,622,862)
November 1, 2006 - September 30, 2007    $(14,986,584)
November 1, 2006 - October 31, 2007      $(12,326,569)
December 1, 2006 - November 30, 2007     $ (8,981,480)
January 1, 2007 - December 31, 2007      $ (9,030,154)

          (b) Budget Compliance. If the Total Utilization of Revolving Commitments on any date exceeds $35,000,000 (the "TEST DATE"), Company shall within 3 Business Days deliver a certificate, in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent (a "BUDGET COMPLIANCE CERTIFICATE"), demonstrating that such Total Utilization of Revolving Commitments does not exceed by more than 25% the Total Utilization of Revolving Commitments set forth in the Budget for the last day of the immediately preceding month, if the Test Date is on or before the 15th day of such month, or for the last day of such month, if the Test Date is on or after the 16th day of such month, and, thereafter, within 3 Business Days of the end of each successive two month (or during a Liquidity Event Period, one month) period deliver a Budget Compliance Certificate to Administrative Agent and Syndication Agent demonstrating compliance with such permitted variance through the end of such period; provided that no amendment of or modification to the Budget approved by Administrative Agent and Syndication Agent following a breach arising under this provision shall be effective to cure or waive such breach without the consent of the Requisite Lenders. In the event that Company proposes to use any Adequate Protection Portion for any purpose of other than the adequate protection payments referred to in Section 2.6, Company shall provide an updated Budget reasonably acceptable to Administrative Agent and Syndication Agent for the purposes of determining whether to approve such use (as contemplated in Section 2.6).

     6.9. FUNDAMENTAL CHANGES; DISPOSITION OF ASSETS; ACQUISITIONS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger, amalgamation or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or


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

hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

          (a) (i) any Subsidiary of Company may be merged or amalgamated with or into Company or any Guarantor Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Guarantor Subsidiary; provided, in the case of such a merger, Company or such Guarantor Subsidiary, as applicable shall be the continuing or surviving Person and (ii) any Subsidiary of Company that is not a Credit Party may be merged with or into any other Subsidiary of Company that is not a Credit Party, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any other Subsidiary of Company that is not a Credit Party;

          (b) sales or other dispositions of assets that do not constitute Asset Sales;

          (c) sales or other dispositions of any Subsidiary of Holdings that is not a Credit Party in an aggregate amount not to exceed $7,500,000;

          (d) Asset Sales of obsolete, worn-out or surplus property or property no longer useful or necessary in the operation of the business and disposed of in the ordinary course of business;

          (e) leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of Company and its Subsidiaries;

          (f) Asset Sales pursuant to an order approved by the Bankruptcy Court, Administrative Agent and Syndication Agent; and

          (g) Asset Sales by Foreign Subsidiaries which are not Credit Parties in connection with Sale and Lease-Back Transaction to the extent permitted by
Section 6.11 and factoring arrangements to the extent permitted by Section
6.1(l).

     6.10. DISPOSAL OF SUBSIDIARY INTERESTS. Except for any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.9, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge (except as in existence on the Closing Date and permitted by Section 6.2) or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

     6.11. SALES AND LEASE-BACKS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Holdings or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other


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

than Holdings or any of its Subsidiaries) in connection with such lease (a "SALES AND LEASE-BACK TRANSACTION"); provided that Sale and Lease-Back Transactions of a Foreign Subsidiary of Holdings which is not a Credit Party shall be permitted to the extent that such Sale and Lease-Back Transaction is approved by Administrative Agent and the Syndication Agent and the aggregate fair market value of the properties covered by all such Sale and Lease-Back Transactions does not exceed $25,000,000.

     6.12. TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Holdings on terms that are less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between Credit Parties; (b) any transaction between any Subsidiary of Company which is not a Credit Party and any other Subsidiary of Company which is not a Credit Party; (c) the indemnification of and reasonable and customary fees paid to members of the board of directors (or similar governing body) of Holdings and its Subsidiaries; (d) compensation arrangements for officers and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business; (e) transactions permitted pursuant to Sections 6.1, 6.5, 6.7 and 6.9; and (f) transactions described in
Schedule 6.12.

     6.13. CONDUCT OF BUSINESS. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Credit Party on the Closing Date and similar, related corollary or complementary businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

     6.14. AMENDMENTS OF OR WAIVERS WITH RESPECT TO SUBORDINATED INDEBTEDNESS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Subordinated Indebtedness (or of any guaranty thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to any Credit Party or Lenders.

     6.15. FISCAL YEAR. No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from December 31.

     6.16. CHAPTER 11 CLAIMS; ADEQUATE PROTECTION. No Credit Party shall, nor shall it permit any of its Subsidiaries to, incur, create, assume, suffer to exist any (i) administrative expense, unsecured claim, or other super-priority claim or Lien that is pari passu with or senior to the claims of the Secured Parties against the Credit Parties hereunder, or apply to the Bankruptcy Court or the Canadian Bankruptcy Court for authority to do so, except for the Carve-Out, or (ii) obligation to make adequate protection payments, or otherwise provide adequate protection, other than as set forth in the Orders or as otherwise approved by the Requisite Lenders, Administrative Agent and Syndication Agent.


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

     6.17. THE ORDERS. No Credit Party shall make or permit to be made any change, amendment or modification, or any application or motion for any change, amendment or modification, to any Order, other than as approved by the Requisite Lenders, Administrative Agent and Syndication Agent.

     6.18. LIMITATION ON PREPAYMENTS OF PREPETITION OBLIGATIONS.

          (a) Except as otherwise permitted pursuant to the Orders, as set forth in the Budget, or as consented by Administrative Agent and Syndication Agent (but subject, in each case, to clause (b) below), no Credit Party shall (i) make any payment or prepayment on or redemption or acquisition for value (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) of any Prepetition Indebtedness or other Prepetition Date obligations of any Credit Party, (ii) pay any interest on any Prepetition Indebtedness of any Credit Party (whether in cash, in kind securities or otherwise), or (iii) make any payment or create or permit any Lien pursuant to Section 361 of the Bankruptcy Code (or pursuant to any other provision of the Bankruptcy Code authorizing adequate protection), or apply to the Bankruptcy Court for the authority to do any of the foregoing or the Canadian Bankruptcy Court for authority to do anything similar to any of the foregoing; provided, that any Credit Party (x) subject to the Carve-Out, may make payments for administrative expenses that are allowed and payable under Sections 330 and 331 of the Bankruptcy Code, and (y) may make payments permitted by the "first day" orders and orders approving the assumption of executory contracts and unexpired leases, in each case, and approved by Administrative Agent and Syndication Agent. In addition, no Credit Party shall permit any of its Subsidiaries to make any payment, redemption or acquisition which such Credit Party is prohibited from making under the provisions of this
Section 6.18.

          (b) Except as otherwise consented to by Administrative Agent and Syndication Agent, no Credit Party shall make any payment pursuant to Section 361 of the Bankruptcy Code (or pursuant to any other provision of the Bankruptcy Code authorizing adequate protection), whether or not permitted by the Orders, at any time after an Event of Default has occurred and for so long as it is continuing.

SECTION 7. GUARANTY

     7.1. GUARANTY OF THE OBLIGATIONS. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a), or any equivalent provision in any applicable jurisdiction) (collectively, the "GUARANTEED OBLIGATIONS").

     7.2. CONTRIBUTION BY GUARANTORS. All Guarantors desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a "FUNDING GUARANTOR") under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount


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

paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. "FAIR SHARE CONTRIBUTION AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state or foreign law; provided, solely for purposes of calculating the "FAIR SHARE CONTRIBUTION AMOUNT" with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this
Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

     7.3. PAYMENT BY GUARANTORS. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a), or any equivalent provision in any applicable jurisdiction), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company becoming the subject of a case under the Bankruptcy Code or other similar legislation in any jurisdiction, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

     7.4. LIABILITY OF GUARANTORS ABSOLUTE. Each Guarantor agrees that to the extent permitted by applicable law its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment or performance of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, to the extent permitted by applicable law, each Guarantor agrees as follows:

          (a) this Guaranty is a guaranty of payment when due and not of collectibility. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

          (b) subject to the terms of the Orders, Administrative Agent may enforce this Guaranty upon the occurrence and continuance of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default;


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          (c) the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;

          (d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations;

          (e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Hedge Agreements; and

          (f) subject to the entry of the Orders, as applicable, this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations (other than contingent obligations for which no claim has been asserted)), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or


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modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

     7.5. WAIVERS BY GUARANTORS. To the extent permitted by applicable law, each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e)
(i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto;
(f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in
Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.


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     7.6. GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Until the
Guaranteed Obligations (other than contingent obligations for which no claim has been asserted) shall have been paid in full and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations (other than contingent obligations for which no claim has been asserted) shall have been indefeasibly paid in full and the Commitments terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations (other than contingent obligations for which no claim has been asserted) shall not have been irrevocably paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall promptly be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms hereof.

     7.7. SUBORDINATION OF OTHER OBLIGATIONS. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the "OBLIGEE GUARANTOR") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall promptly be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

     7.8. CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations (other than contingent obligations for which no claim has been asserted) shall have been paid in full and the Commitments terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

     7.9. AUTHORITY OF GUARANTORS OR COMPANY. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.


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     7.10. FINANCIAL CONDITION OF COMPANY. Any Credit Extension may be made to
Company or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

     7.11. BANKRUPTCY, ETC. In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

     7.12. DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale. Administrative Agent agrees to provide evidence in form and substance reasonably acceptable to it of such release upon the reasonable request and at the expense of Company.

     7.13. INDEMNITY. In addition to the guarantee specified in this Section 7, the Guarantors agree to indemnify and save the Beneficiaries harmless from and against all costs, losses, expenses and damages it may suffer as a result or consequence of any inability by the Beneficiaries to recover the ultimate balance due or remaining unpaid to the Beneficiaries on account of the Guaranteed Obligations, including, without limitation, legal fees incurred by or on behalf of the Beneficiaries which result from any action instituted on the basis of this Agreement.

SECTION 8. EVENTS OF DEFAULT

     8.1. EVENTS OF DEFAULT. If any one or more of the following conditions or events shall occur:

          (a) Failure to Make Payments When Due. Failure by Company to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder within 5 days after the date due; or

          (b) Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Postpetition Indebtedness (in case of the Credit Parties, other than Indebtedness referred to in Section 8.1(a)) and other Indebtedness of Subsidiaries which are not Credit


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Parties, in an individual principal amount of $2,500,000 or more or with an aggregate principal amount of $10,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party or any of its Subsidiaries with respect to any other material term of (1) one or more items of such Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, such Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided, that in the case of this clause (ii), to the extent that such default has arisen under Section 6.8 of the Term Loan DIP Credit Agreement, unless the Term Loan Obligations have been accelerated or any agent under the Term Loan Facilities has commenced exercising remedies against any portion of the Collateral, a period of 30 days shall have elapsed since the occurrence of such default; or

          (c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.6, Section 5.1(f), Section 5.1(o) Section 5.2, Section 5.5, Section 5.13 or Section 6; or

          (d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

          (e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days (or with respect to Section 5.6, within 5 days) after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

          (f) Involuntary Bankruptcy; Appointment of Receiver, etc. Other than the Chapter 11 Cases or with respect to Immaterial Subsidiaries, (i) a court of competent jurisdiction shall enter a decree or order for relief or similar relief in respect of any of Holdings' Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law (domestic or foreign) now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state or foreign law; or (ii) an involuntary case shall be commenced against any of Holdings' Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law (domestic or foreign) now or hereafter in effect; or a decree or order of a court having jurisdiction shall have been entered for the appointment of a receiver, interim receiver, receiver-manager, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any of Holdings' Subsidiaries, or over all or a substantial part of its property; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any of Holdings' Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty days without having been dismissed, bonded or discharged; or

          (g) Voluntary Bankruptcy; Appointment of Receiver, etc. Other than the Chapter 11 Cases or with respect to Immaterial Subsidiaries, (i) any of Holdings' Subsidiaries shall have an order for


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relief entered with respect to it or shall commence a voluntary case under the
Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law (domestic or foreign) now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, interim receiver, receiver-manager, trustee or other custodian of all or a substantial part of its property; or any of Holdings' Subsidiaries shall make any assignment for the benefit of creditors; or (ii) any of Holdings' Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of any of Holdings' Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

          (h) Judgments and Attachments. Any unstayed money judgment, writ or warrant of attachment or similar process by a court of competent jurisdiction involving (i) in any individual case an amount in excess of $2,500,000 or (ii) in the aggregate at any time an amount in excess of $10,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent insurance company has acknowledged coverage) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets (other than the allowance but not enforcement of prepetition claims in the Chapter 11 Cases) and shall remain undischarged, unvacated, unbonded or unstayed (including pursuant to section 362 of the Bankruptcy Code) for a period of thirty (30) days (or in any event later than five days prior to the date of any proposed sale thereunder); or

          (i) (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $2,500,000 during the term hereof; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 412(n) of the Internal Revenue Code or under ERISA; or

          (j) Change of Control. A Change of Control shall occur; or

          (k) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document and the Orders, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document, or the Liens and claim priorities provided for in the Credit Documents and the Orders, in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party; or

          (l) Reorganization Matters. The occurrence of any of the following in any Chapter 11 Case:

               (i) the bringing of a motion, taking of any action or the filing of any plan of reorganization or disclosure statement attendant thereto by Company or any Guarantor in any Chapter 11 Case: (v) to obtain additional financing under Section 364(c) or (d) of the Bankruptcy


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     Code or not otherwise permitted pursuant to the Credit Documents except, with the consent of each of Administrative Agent, in connection with any financing the proceeds of which shall be used to repay in full the Obligations (other than contingent indemnity obligations); (w) to grant any Lien upon any Collateral except as permitted hereunder; (x) except as provided in the Interim Order or Final Order, as the case may be, to use cash collateral of the Secured Parties under Section 363(c) of the Bankruptcy Code without the prior written consent of each of Administrative Agent and the Requisite Lenders; (y) except as permitted hereunder, which is materially adverse to the Agents and the Lenders or their rights and remedies hereunder, or their interest in the Collateral, including, without limitation, any such action or actions which seek to reduce, set-off or subordinate the Obligations or challenge any Secured Party's Lien in any of the Collateral or (z) that seek to reduce, set-off or subordinate the Obligations or challenge Collateral Agent's or any Lender's Lien in any of the Collateral;

               (ii) the filing by any Credit Party of any plan of reorganization that does not provide for indefeasible payment in full and satisfaction of the Obligations as required herein, prior to the effective date of such plan of reorganization;

               (iii) the Credit Documents or any Order shall be amended, supplemented, stayed, vacated, recused or otherwise modified (or any Credit Party shall apply for authority to do so) without the written consent of each of Administrative Agent, Syndication Agent and the Requisite Lenders;

               (iv) the Final Order is not entered within 50 days of the date of entry of the Interim Order, or in any event immediately following the expiration of the Interim Order or the Interim Order shall cease to be in full force and effect without the Final Order having been entered upon or prior to such cessation; or the Canadian Recognition Order shall cease to be in full force and effect without the Second Canadian Recognition Order having been entered upon or prior to such cessation; or the Final Order or Second Canadian Recognition Order shall cease to be in full force and effect or either are reversed, vacated, amended, varied, supplemented or otherwise modified without the prior consent of Administrative Agent and Syndication Agent; leave to appeal has been granted in respect of the Second Canadian Recognition Order; or

               (v) the payment, prior to payment in full of the Obligations (other than contingent indemnity obligations), of any claim or claims under
     Section 506(c) of the Bankruptcy Code against or with respect to any of the Collateral;

               (vi) the appointment of an interim or permanent trustee in any Chapter 11 Case or the appointment of a receiver, responsible officer or an examiner in any Chapter 11 Case with powers beyond the duty to investigate and report, as set forth in Section 1106(a)(3) of the Bankruptcy Code; or the sale without the consent of Administrative Agent, Syndication Agent and Requisite Lenders, of all or substantially all of Company's or any Guarantor's assets (except as permitted by Section 6.9) either through a sale under Section 363 of the Bankruptcy Code, through a confirmed plan of reorganization in any Chapter 11 Case, or otherwise that does not provide for payment in full of the Obligations (other than contingent indemnity obligations) and termination of Lenders' commitment to make Loans;

               (vii) the dismissal of any Chapter 11 Case, or the conversion of any Chapter 11 Case from one under Chapter 11 to one under Chapter 7 of the Bankruptcy Code or any Credit Party shall file a motion or other pleading seeking the dismissal or conversion of any Chapter 11 Case or the termination of any of the proceedings pursuant to section 18.6 of the CCAA in respect


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     of the Canadian Subsidiaries or the appointment of any trustee in bankruptcy, interim receiver, receiver or receiver-manager or similar officer or agent with respect to the Canadian Subsidiaries;

               (viii) the entry of an order by the Bankruptcy Court granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code (x) to allow any creditor to execute upon or enforce a Lien on any Collateral in excess of $3,000,000 in the aggregate, or (y) with respect to any Lien of or the granting of any Lien on any Collateral to any state or local environmental or regulatory agency or authority that would have a Material Adverse Effect or the entry of an order by the Canadian Bankruptcy Court granting relief from, modifying or otherwise lifting the stay as provided in the Canadian Recognition Order or the Second Canadian Recognition Order (as applicable) (x) to allow any creditor to execute upon or enforce a Lien on any Collateral in excess of $3,000,000 in the aggregate, or (y) with respect to any Lien of or the granting of any Lien on any Collateral to any federal or provincial environmental or regulatory agency or authority that would have a material adverse effect on the Canadian Subsidiaries;

               (ix) the entry of an order in any Chapter 11 Case avoiding or requiring repayment of any portion of the payments made on account of the Obligations owing under this Agreement;

               (x) the failure of any Credit Party to perform any of its obligations under the Interim Order or the Final Order;

               (xi) the entry of an order in any of the Chapter 11 Cases granting any other super priority administrative claim or Lien equal or superior to that granted to any Agent, on behalf of itself and Lenders (other than the Carve-Out) or any Credit Party shall file any pleading requesting such relief; or

               (xii) the Interim Order (prior to the entry of the Final Order) or the Final Order (after entry of same) ceases to be in full force and effect or the Canadian Recognition Order (prior to the entry of the Second Canadian Recognition Order) or the Second Canadian Recognition Order (after entry of same) ceases to be in full force and effect or is stayed pending an appeal; or

          (m) one or more of Holdings and its Subsidiaries shall have entered into one or more consent or settlement decrees or agreements or similar arrangements with a Governmental Authority or one or more judgments, orders, decrees or similar actions shall have been entered against one or more of Holdings and its Subsidiaries based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release and, in connection with any of the foregoing, Holdings and its Subsidiaries are likely to incur liabilities in excess of $5,000,000 in the aggregate;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g) automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Company by Administrative Agent, (A) the Commitments and the obligation of Issuing Bank to issue any Letter of Credit shall immediately terminate, (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans (II) provide cash collateral in an amount equal to 105% of the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have


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presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and
(III) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.3(b)(v) or Section 2.4(e); (C) Administrative Agent may (subject to Section 9.8(b)(ii)) cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents. In addition, subject solely to any requirement of the giving of notice by the terms of the Orders (provided that no such notice shall be required for the purpose of freezing or blocking any deposit or securities accounts which are Collateral), the automatic stay provided in section 362 of the Bankruptcy Code shall be deemed automatically vacated without further action or order of the Bankruptcy Court and Administrative Agent, Collateral Agent and the Lenders shall be entitled to exercise all of their respective rights and remedies under the Credit Documents, including, without limitation, all rights and remedies with respect to the Collateral and the Guarantors, and (D) Administrative Agent shall direct Company to pay (and Company hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Sections 8.1(f) and (g), to pay) to Administrative Agent such additional amounts of cash as reasonably requested by Issuing Bank, to be held as security for Company's reimbursement obligations in respect of Letters of Credit then outstanding. In addition to the remedies set forth above, Administrative Agent and Collateral Agent may exercise any other remedies provided for by the Credit Documents and the Orders in accordance with the terms hereof and thereof or any other remedies provided by applicable law.

     8.2. ACTIONS IN RESPECT OF LETTERS OF CREDIT.

          At any time (i) upon the Maturity Date, (ii) after the Maturity Date when the aggregate funds on deposit in Cash Collateral Accounts shall be less than 105% of the aggregate amount of all outstanding Letters of Credit, (iii) as may be required by Section 2.15(b), Company shall pay to Administrative Agent in immediately available funds at Administrative Agent's office referred to in
Section 10.1, for deposit in a Cash Collateral Account, (x) in the case of clauses (i) and (ii) above, the amount required to that, after such payment, the aggregate funds on deposit in the Cash Collateral Accounts equals or exceeds 105% of the sum of all outstanding Letters of Credit and (y) in the case of clause (iii) above, the amount required by Section 2.15(b). Administrative Agent may, from time to time after funds are deposited in any Cash Collateral Account, apply funds then held in such Cash Collateral Account to the payment of any amounts, in accordance with Section 2.15(b), as shall have become or shall become due and payable by Company to Issuing Banks or Lenders in respect of the Letters of Credit. Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.

SECTION 9. AGENTS

     9.1. APPOINTMENT OF AGENTS. GSCP is hereby appointed Syndication Agent hereunder, and each Lender (which term shall include Issuing Bank for purposes of this Section 9) hereby authorizes Syndication Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. GECC is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Credit Documents and each Lender and Issuing Bank hereby authorizes Administrative Agent and Collateral Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents, Lenders and Issuing Banks and (except as expressly provided in Sections
9.7 and 9.8) no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or


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any of its Subsidiaries. Syndication Agent without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates.

     9.2. POWERS AND DUTIES. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein. Except as expressly set forth herein and in the other Credit Documents, Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any account debtor that is communicated to or obtained by GSCP or any of its Affiliates in any capacity. Documentation Agent shall have no obligations or duties whatsoever in such capacity under this Agreement or any other Credit Document and shall incur no liability hereunder or thereunder in such capacity. Administrative Agent hereby agrees that it shall (i) furnish to GSCP, in its capacity as Syndication Agent, upon GSCP's request, a copy of the Register, (ii) cooperate with GSCP in granting access to any Lenders (or potential lenders) who GSCP identifies to the Platform and (iii) maintain GSCP's access to the Platform.

     9.3. GENERAL IMMUNITY.

          (a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

          (b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) or, in the case of Collateral Agent, in accordance with the Pledge and Security Agreement, Intercreditor Agreement or other applicable Collateral Document, and, upon receipt of such instructions from Requisite Lenders (or


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such other Lenders, as the case may be) or in accordance with the Pledge and
Security Agreement, Intercreditor Agreement or other applicable Collateral Document, as the case may be, such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) or, in the case of Collateral Agent, in accordance with the Pledge and Security Agreement, Intercreditor Agreement or other applicable Collateral Document, as the case may be.

          (c) Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.3 and of Section 9.6 shall apply to any sub-agent and Affiliates of Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this
Section 9.3 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

     9.4. AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.


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     9.5. LENDERS' REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENT.

          (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

          (b) Each Lender, by delivering its signature page to this Agreement shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date. Notwithstanding anything herein to the contrary, each Lender and Agent also acknowledges that the Lien and security interest granted to Collateral Agent pursuant to the Pledge and Security Agreement and any other Collateral Documents and that the exercise of any right or remedy by Collateral Agent are, in each case, subject to the provisions of the Intercreditor Agreement. In the event of a conflict or any inconsistency between the terms of the Intercreditor Agreement and the Pledge and Security Agreement or any other Collateral Documents, the terms of the Intercreditor Agreement shall govern and control.

     9.6. RIGHT TO INDEMNITY. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

     9.7. SUCCESSOR ADMINISTRATIVE AGENT AND COLLATERAL AGENT. Administrative Agent or Collateral Agent may resign at any time by giving thirty days' prior written notice thereof to Lenders and Company, and Administrative Agent or Collateral Agent may be removed at any time with cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent or Collateral Agent, as applicable, and signed by Requisite Lenders and without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent or Collateral Agent, as applicable, and signed by Lenders holding at least 66% of the aggregate Revolving Commitments or Loans then outstanding. Upon any such notice of resignation or any such removal, Requisite Lenders


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shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent or successor Collateral Agent, as applicable, and if no Default or Event of Default shall have occurred and be continuing, with the consent of Company, such consent not to be unreasonably withheld or delayed. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent hereunder by a successor Administrative Agent or successor Collateral Agent, that successor Administrative Agent or successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent or the retiring or removed Collateral Agent, as applicable, and the retiring or removed Administrative Agent or the retiring or removed Collateral Agent, as applicable, shall promptly (i) transfer to such successor Administrative Agent or successor Collateral Agent, as applicable, all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents reasonably necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent or successor Collateral Agent, as applicable, under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent or successor Collateral Agent, as applicable, such amendments to financing statements, and take such other actions, as may be reasonably necessary or appropriate in connection with the assignment to such successor Administrative Agent or successor Collateral Agent, as applicable, of the security interests created under the Collateral Documents, whereupon such retiring or removed Administrative Agent or such retiring or removed Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent's resignation or removal hereunder as an Administrative Agent, or any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent hereunder.

     9.8. COLLATERAL DOCUMENTS AND GUARANTY.

          (a) Agents under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, (i) to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents provided that neither Administrative Agent nor Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Obligations with respect to any Hedge Agreement, (ii) to enter into the Intercreditor Agreement and the other Collateral Documents, and each Lender agrees to be bound by the terms of the Intercreditor Agreement and each other Collateral Document (including to the extent required to give effect to the validity, perfection or priority of the Liens granted thereunder) and (iii) to manage, supervise and otherwise deal with the Collateral (including the making of Protective Advances on behalf of the Lenders in an aggregate amount not to exceed the lesser of $15,000,000 and the aggregate amount of the unused Revolving Commitments). Subject to Section 10.5, without further written consent or authorization from Lenders, Administrative Agent or Collateral Agent, as applicable may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or
(ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented; provided that Collateral Agent shall not enter into or consent to any material amendment, modification, termination or waiver of the Intercreditor Agreement without the prior written consent of the Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).


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          (b) Right to Realize on Collateral and Enforce Guaranty.

               (i) Anything contained in any of the Credit Documents to the contrary notwithstanding, Company, Administrative Agent, Collateral Agent and each Lender hereby agree that (A) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (B) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

               (ii) Notwithstanding the provisions of this Agreement or the Collateral Documents, Collateral Agent shall not have any obligation to exercise rights or remedies against Collateral consisting of Real Property or of stock of any Subsidiary that owns any Real Property (the "SPECIFIED REMEDIES"), and if Requisite Lenders determine that the Specified Remedies should be pursued, they shall give written notice thereof to Administrative Agent and Collateral Agent. Upon such notice, Collateral Agent may, in its sole and absolute discretion, elect to pursue the Specified Remedies (provided that it shall have no obligation to do so) and, if Collateral Agent does not so elect, the Requisite Lenders shall appoint a separate Real Estate Collateral Agent to pursue the Specified Remedies. Any such Real Estate Collateral Agent, in its capacity as such, shall be entitled to the indemnities and other benefits and protections of this Section 9 to the same extent as Collateral Agent

               (iii) No Hedge Agreement will create (or be deemed to create) in favor of any Lender Counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Credit Documents.

SECTION 10. MISCELLANEOUS

     10.1. NOTICES.

          (a) Notices Generally. Any notice or other communication herein required or permitted to be given to a Credit Party, Syndication Agent, Collateral Agent, Administrative Agent, Swing Line Lender, Issuing Bank or Documentation Agent, shall be sent to such Person's address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent; provided further, any such notice or other communication shall at the request of Administrative Agent be provided to any sub-


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agent appointed pursuant to Section 9.3(c) hereto as designated by
Administrative Agent from time to time.

          (b) [Reserved].

     10.2. EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay within 10 Business Days of written demand (including documentation reasonably supporting such request) (a) all the actual documented and reasonable costs and out-of-pocket expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) the reasonable fees, reasonable documented out-of-pocket expenses and disbursements of counsel to each Agent in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (c) all the actual documented costs and reasonable out-of-pocket expenses of creating and perfecting Liens in the Collateral in favor of Collateral Agent, for the benefit of Lenders pursuant hereto, including filing and recording fees, reasonable out-of-pocket expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (d) all the actual documented costs and reasonable fees, reasonable documented out-of-pocket expenses and disbursements of any auditors, accountants, consultants or appraisers; (e) all the actual documented costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (f) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (g) after the occurrence of a Default or an Event of Default, all actual costs and out-of-pocket expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent, Lenders or Issuing Bank in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

     10.3. INDEMNITY.

          (a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless, each Agent, Documentation Agent and each Lender (which term shall include Issuing Bank for purposes of this Section 10.3) and the officers, partners, directors, trustees, employees, agents, investment advisors, sub-agents and Affiliates of each Agent, Documentation Agent and each Lender (each, an "INDEMNITEE"), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are in violation of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.


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          (b) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against Lenders, Agents and their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof (including the use of proceeds for the payment of any Indebtedness arising before the Petition Date) or any act or omission or event occurring in connection therewith, and Company hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     10.4. SET-OFF. Subject to the terms of the Intercreditor Agreement, in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default each Lender (which term shall include Issuing Bank for purposes of this Section 10.4) is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including payroll or trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured.

     10.5. AMENDMENTS AND WAIVERS.

          (a) Requisite Lenders' Consent. Subject to Section 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the applicable Credit Parties and the Requisite Lenders; provided that Administrative Agent may, with the consent of Company and Syndication Agent only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender.

          (b) Affected Lenders' Consent. Without the written consent of each Lender that would be directly affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

               (i) extend the scheduled final maturity of any Loan or Note;

               (ii) waive, reduce or postpone any scheduled repayment (but not prepayment);


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               (iii) extend the stated expiration date of any Letter of Credit beyond the Maturity Date;

               (iv) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee payable hereunder or waive, amend or reduce any prepayment premium (provided, however, a waiver of any Default or Event of Default shall not be deemed to be a reduction in the rate of interest or any fee);

               (v) extend the time for payment of any such interest, fees or any prepayment premium;

               (vi) reduce or forgive the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

               (vii) amend, modify, terminate or waive any provision of this
     Section 10.5(b) or Section 10.5(c);

               (viii) amend the definition of "REQUISITE LENDERS" or "PRO RATA SHARE";

               (ix) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents;

               (x) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document;

               (xi) amend or modify the advance rates set forth in the definition of "BORROWING BASE"; or

               (xii) amend Section 10.6 in a manner that would further restrict assignments.

          (c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

               (i) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof or of any other Credit Document as the same applies to the rights or obligations of any Agent, in each case without the written consent of such Agent;

               (ii) except as set forth in Section 10.5(b), amend the definition of "BORROWING BASE" or any term defined therein which would result in Company being extended additional credit hereunder with the consent of the Lenders holding at least 66% of the aggregate Revolving Commitments or Loans then outstanding; or

               (iii) amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.4 without the written consent of Administrative Agent and of Issuing Bank.

          (d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender or any Issuing Bank, as applicable, execute


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amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

     10.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

          (a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders and Issuing Banks. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders and each Issuing Bank. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Register. Company, Agents, Lenders and each Issuing Bank shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and, except as provided in Section 10.6(d) below, no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register, as provided in Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register, as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

          (c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it or other Obligation (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loans and any related Commitments):

               (i) to any Person meeting the criteria of clause (i) of the definition of the term of "Eligible Assignee" and the applicable requirements of the last sentence of the definition of "Eligible Assignee" upon (subject to Section 10.6(d)) the giving of notice to Company and Administrative Agent; and

               (ii) to any Person meeting the criteria of clause (ii) of the definition of the term of "Eligible Assignee" and the applicable requirements of the last sentence of the definition of "Eligible Assignee" upon giving of notice to Company and Administrative Agent (except in the case of assignments made by or to GSCP), consented to by each of Company and Administrative Agent (such consent not to be (x) unreasonably withheld or delayed or, (y) in the case of Company, required at any time an Event of Default shall have occurred and then be continuing); provided, further each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $2,500,000 (or such lesser amount as may be agreed to


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     by Company and Administrative Agent or as shall constitute the aggregate amount of the Loan of the assigning Lender) with respect to the assignment of Loans.

          (d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.20(c) or (f). Notwithstanding anything contained in this Section
10.6 to the contrary, a Lender may transfer all or any of its rights hereunder to a Eligible Assignee that is an Affiliate or a Related Fund of such Lender, in each such case without delivering an Assignment Agreement to Administrative Agent or to Company or complying with the notice requirements of Section 10.6(c)(i) above, and the failure of the transferring Lender to so deliver an Assignment Agreement and comply with such notice requirements shall not affect the legality, validity or binding effect of such transfer; provided, however, that Company and Administrative Agent may continue to deal solely and directly with the transferring Lender until such Assignment Agreement has been delivered to Administrative Agent and such notice requirements have been satisfied and the relevant assignment shall have been recorded in the Register or the comparable register referred to in the penultimate sentence of Section 2.7(b). No transfer of all or any part of an Obligation shall be effective for any purpose until it shall be registered on the Register or the comparable register referred to in the penultimate sentence of Section 2.7(b). Participations need not be registered on the Register to be effective for all purposes.

          (e) Notice of Assignment. Upon its receipt of a duly executed and completed Assignment Agreement (and any forms, certificates or other evidence required by this Agreement in connection therewith), Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Company and shall maintain a copy of such Assignment Agreement, and Company shall be entitled to regard the assigning Lender as a Lender hereunder until such notice is received; provided, that any assignment or transfer recorded in any comparable register as permitted hereunder shall be effective when made.

          (f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Closing Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control) and (iv) has provided all the certificate documents and forms required by Section 2.20 to the extent applicable.

          (g) Effect of Assignment. Subject to the terms and conditions of this
Section 10.6, as of the "Assignment Effective Date" (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a "Lender" for all purposes hereof; and (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 10.9) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to


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the contrary notwithstanding, (y) Issuing Bank shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

          (h) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than Company, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate or Related Fund of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan or Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. Company agrees that each participant shall be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under Section
2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Company's prior written consent and (ii) a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of Section 2.20 unless Company is notified of the participation sold to such participant and such participant agrees, for the benefit of Company, to comply with Section 2.20 as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17 as though it were a Lender. In the event that any Lender sells participations in a Loan, such Lender shall maintain a register on which it enters the name of all participants in the Loan held by it (the "PARTICIPANT REGISTER"). A Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.


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          (i) Certain Other Assignments. In addition to any other assignment permitted or participation pursuant to this Section 10.6, (i) any Lender (which term shall include Issuing Bank for purposes of this Section 10.6(i)) may assign and/or pledge without the consent of Company or Administrative Agent all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank and, in the case of any Lender that is a fund that originates or invests in commercial loans, to any holder of, trustee for, or any other representative of holders of obligations owed or securities issued by such fund as security for such obligations or securities; provided, no Lender, as between Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, pledgee, holder or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     10.7. CERTAIN AMENDMENTS. The Credit Parties and the other parties hereto agree to enter into such amendments to the Credit Documents as may be required pursuant to the provisions of the Fee Letter to the extent such amendments are consistent with the provisions thereof. For the purposes of this Section 10.7, each Lender and Issuing Bank authorizes Administrative Agent to enter into any such Amendments on its behalf, provided that such amendment shall not materially and adversely affect the interests of such Lender or Issuing Bank hereunder.

     10.8. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     10.9. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18(c), 2.19, 10.2, 10.3 and 10.4, all indemnification obligations of Company and its Subsidiaries under this Agreement and any other Credit Document that are not included in the foregoing provisions, and the agreements of Lenders set forth in Sections 2.17, 9.3(b) and 9.6 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof. The indemnities and payment obligations in Section 2.20 shall survive irrevocable payment in full of the Loans and termination of the Commitments.

     10.10. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Agent, any Lender or Issuing Bank in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent, each Lender and each Issuing Bank hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.


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     10.11. MARSHALLING; PAYMENTS SET ASIDE. Neither any Agent nor any Lender
(which term shall include Issuing Bank for purposes of this Section 10.11) shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent, Collateral Agent or Lenders (or to Administrative Agent or Collateral Agent on behalf of Lenders), or any Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

     10.12. SEVERABILITY. In case any provision in or obligation hereunder or any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     10.13. OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligations of Lenders (which term shall include Issuing Bank for purposes of this Section 10.13) hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a Joint Venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     10.14. HEADINGS. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

     10.15. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OTHER THAN THOSE OF THE STATE OF NEW YORK.

     10.16. CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENTS AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS; PROVIDED, THAT AGENTS, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THE BANKRUPTCY COURT MAY HAVE TO BE HEARD BY A COURT OTHER THAN THE BANKRUPTCY COURT AND THE AGENTS, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THE CANADIAN RECOGNITION PROCEEDINGS ARE GOVERNED BY THE FEDERAL LAWS OF CANADA; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY AGENT FROM BRINGING SUIT OR


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TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL
OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ANY AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

     10.17. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION
10.17 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     10.18. CONFIDENTIALITY. Each Agent and each Lender (which term shall include Issuing Bank for purposes of this Section 10.18) shall hold all non-public information regarding Company and its Subsidiaries and their businesses identified as such by Company and obtained by such Lender pursuant to the requirements hereof in accordance with such Lender's customary procedures for handling confidential information of such nature, it being understood and agreed by Company that, in any event, each Agent and each Lender may make (i) disclosures of such information to Affiliates of such Lender or Agent and to their respective agents and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.18), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to

Company and its obligations (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 10.18 or other provisions at least as restrictive as this Section 10.18), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, and (iv) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender and each Agent shall make reasonable efforts to notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information.

     10.19. USURY SAVINGS CLAUSE. (a) Notwithstanding any other provision herein, in respect of any Credit Party other than a Canadian Subsidiary the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders, each Issuing Bank and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender or Issuing Bank contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's or Issuing Bank's option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company; (b) If any provision of this Agreement or of any of the other Credit Documents would obligate any Canadian Subsidiary to make any payment of interest or other amount payable to any Agent or any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by such Agent or such Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Agent or such Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to such Agent or such Lender under Section 2.8, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Agent or such Lender which would constitute "interest" for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if an Agent or Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), such Canadian Subsidiary shall be entitled, by notice in writing to such Agent or such Lender, to obtain reimbursement from such Agent or such Lender in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by such Agent or such Lender such Canadian Subsidiary. Any amount or rate of interest referred to in this

Section 10.19 shall be determined in accordance with GAAP as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Maturity Date and, in the event of a dispute, a certificate of a actuary appointed by Administrative Agent shall be conclusive for the purposes of such determination.

     10.20. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this agreement by facsimile or in an email containing a "pdf" shall be as effective as delivery of a manually executed counterpart of this Agreement.

     10.21. EFFECTIVENESS. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

     10.22. PATRIOT ACT. Each Lender, Issuing Bank and Agent (for itself and not on behalf of any Lender) hereby notifies Company that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Company, which information includes the name and address of Company and other information that will allow such Lender or Administrative Agent, as applicable, to identify Company in accordance with the Patriot Act.

     10.23. ELECTRONIC EXECUTION OF ASSIGNMENTS. The words "execution," "signed," "signature," and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

     10.24. PARTIES INCLUDING TRUSTEES; BANKRUPTCY COURT PROCEEDINGS. This Agreement, the other Credit Documents, and all Liens created hereby or pursuant hereto or to any other Credit Document shall be binding upon Company and each Guarantor, the estate of Company and each Guarantor, and any trustee or successor in interest of Company or any Guarantor in any Chapter 11 Case or any subsequent case commenced under Chapter 7 of the Bankruptcy Code or any other bankruptcy or insolvency laws, and shall not be subject to Section 365 of the Bankruptcy Code. This Agreement and the other Credit Documents shall be binding upon, and inure to the benefit of, the successors of the Agents and Lenders and their respective assigns, transferees and endorsees. The Liens created by this Agreement and the other Credit Documents shall be and remain valid and perfected in the event of the substantive consolidation or conversion of any Chapter 11 Case or any other bankruptcy case of Company or any Guarantor to a case under Chapter 7 of the Bankruptcy Code, the termination of the proceeding pursuant to section 18.6 of the CCAA in respect of the Canadian Subsidiaries or the appointment of any trustee in bankruptcy, interim receiver, receiver or receiver-manager or similar officer or agent with respect to the Canadian Subsidiaries, or in the event of dismissal of any Chapter 11 Case or the release of any Collateral from the jurisdiction of the Bankruptcy Court or the Canadian Bankruptcy Court for any reason, without the necessity that Lenders file financing statements or otherwise perfect its security interests or Liens under applicable law.

     10.25. JOINT AND SEVERAL LIABILITY. Notwithstanding any other provision contained herein or in any other Credit Document, if a "secured creditor" (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint or joint and several basis, then any Canadian Subsidiary's Obligations (and the Obligations of each other Credit Party), to the extent such Obligations are secured, only shall be several obligations and not joint or joint and several obligations.

     10.26. JUDGMENT CURRENCY.

          (a) If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section
10.26 referred to as the "JUDGMENT CURRENCY") an amount due under any Credit Document in any currency (the "OBLIGATION CURRENCY") other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 10.26 being hereinafter in this Section 10.26 referred to as the "JUDGMENT CONVERSION DATE").

          (b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 10.26(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Credit Party or Parties shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from any Credit Party under this Section 10.26(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Credit Documents.

          (c) The term "RATE OF EXCHANGE" in this Section 10.26 means the rate of exchange at which Administrative Agent, on the relevant date at or about 12:00 noon (New York time), would be prepared to sell, in accordance with Administrative Agent's normal course foreign currency exchange practices, the Obligation Currency against the Judgment Currency

     10.27. CANADIAN LIMITED PARTNERSHIPS. Each party hereto acknowledges and agrees that (i) each of Dura Holdings LP and Dura Canada LP is a limited partnership formed under the Limited Partnership Act (Ontario) and (ii) Dura Operating Canada LP is a limited partnership formed under the Limited Partnership Act (Alberta), and, in each case, a limited partner of which is only liable for any of its liabilities or any of its losses to the extent of the amount that it has contributed or agreed to contribute to its capital and its pro rata share of any undistributed income. The foregoing limitation applies only to a limited partner in its capacity as limited partner and does not apply to any limited partner in its capacity as other than a limited partner.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                        DURA OPERATING CORP.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        DURA AUTOMOTIVE SYSTEMS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        [SUBSIDIARY GUARANTORS]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as Administrative Agent, Collateral
                                        Agent and a Lender


                                        By:
                                            ------------------------------------
                                            Authorized Signatory


                                        GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                        as Joint Lead Arranger, Syndication
                                        Agent, Administrative Agent, Collateral
                                        Agent and a Lender


                                        By:
                                            ------------------------------------
                                            Authorized Signatory


                                        BARCLAYS BANK PLC,
                                        as Documentation Agent and Lender


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                                        BANK OF AMERICA
                                        as Issuing Bank


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                                                                      APPENDIX A
                                      TO REVOLVING CREDIT AND GUARANTY AGREEMENT

                                   COMMITMENTS

               LENDER                   COMMITMENT    PRO RATA SHARE
               ------                  -----------    --------------
Goldman Sachs Credit Partners L.P.     $ 23,000,000         20%
General Electric Capital Corporation   $ 57,500,000         50%
Barclays Bank PLC                      $ 34,500,000         30%
                                       ------------        ---
   TOTAL                               $115,000,000        100%
                                       ============        ===


                                 APPENDIX A-1-1

                                                                      APPENDIX B
                                      TO REVOLVING CREDIT AND GUARANTY AGREEMENT

                                NOTICE ADDRESSES

DURA OPERATING COMPANY

     Dura Operating Corp.
     2791 Research Drive
     Rochester Hills, MI 48309

GENERAL ELECTRIC CAPITAL CORPORATION,
Administrative Agent's Principal Office and as Lender:

     General Electric Capital Corporation
     500 West Monroe Street
     Chicago, IL 60661
     Attention: Dura Account Officer
     Telecopier: 312-463-3840

with a copy to:

     General Electric Capital Corporation
     401 Merritt 7
     Norwalk, CT 06856
     Attention: Dura Account Officer
     Telecopier: 203-956-4002

with a copy to:

     General Electric Capital Corporation
     401 Merritt 7
     Norwalk, CT 06856
     Attention: Corporate Counsel - Commercial Finance
     Telecopier: 203-956-4001

with a copy to:

     Winston & Strawn LLP
     200 Park Avenue
     New York, NY 10166
     Attention: William D. Brewer
     Telecopier: 212-294-4700

GOLDMAN SACHS CREDIT PARTNERS L.P.,
Syndication Agent's Principal Office and as Lender:

     Goldman Sachs Credit Partners L.P.
     c/o Goldman, Sachs & Co.
     30 Hudson Street, 17th Floor
     Jersey City, NJ 07302
     Attention: SBD Operations
     Attention: Pedro Ramirez
     Telecopier: (212) 357-4597
     Email and for delivery of final financial statements for posting: gsd.link@gs.com with a copy to:

     Goldman Sachs Credit Partners L.P.
     1 New York Plaza
     New York, New York 10004
     Attention: ______________________
     Telecopier: _____________________

with a copy to:

     Weil, Gotshal & Manges, LLP
     767 Fifth Avenue
     New York, New York 10153
     Attention: Morgan Bale
     Telecopier: (212) 310-8007

BARCLAYS CAPITAL,
Documentation Agent's Principal Office and as Lender:

     Barclays Bank PLC
     200 Park Avenue
     New York, New York 10166
     Attention: David E. Barton
     Telecopier: (212) 412-7600

With a copy to:

     Barclays Capital Services LLC
     200 Cedar Knolls Road
     Whippany, NJ, 07981
     Attention: Gemma Dizon
     Telecopier: (973) 576-3014

                                                                  EXECUTION COPY

                              DISCLOSURE SCHEDULES
                                       TO

                                 SENIOR SECURED
                   DIP REVOLVING CREDIT AND GUARANTY AGREEMENT

                          DATED AS OF NOVEMBER 30, 2006

                                     AMONG:

                              DURA OPERATING CORP.
                                   AS COMPANY,

                          DURA AUTOMOTIVE SYSTEMS, INC.
                                  AS HOLDINGS,

                  CERTAIN SUBSIDIARIES OF HOLDINGS AND COMPANY
                                 AS GUARANTORS,

                        VARIOUS LENDERS AND ISSUING BANKS

                                       AND

                      GENERAL ELECTRIC CAPITAL CORPORATION
                  AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Schedule 1.1(a)   - Disclosed Material Events
Schedule 1.1(b)   - Permitted Subordinated Indebtedness
Schedule 4.1(a)   - Jurisdictions of Organization and Qualification
Schedule 4.1(b)   - Organizational and Capital Structure
Schedule 4.2      - Capital Stock and Ownership
Schedule 4.7      - Existing Indebtedness and Contingent Obligations
Schedule 4.10     - Restricted Junior Payments
Schedule 4.11     - Adverse Proceedings
Schedule 4.13     - Real Estate Assets
Schedule 4.14     - Environmental Matters
Schedule 4.16     - Material Contracts
Schedule 6.1      - Certain Indebtedness
Schedule 6.2      - Certain Liens
Schedule 6.7      - Certain Investments
Schedule 6.12     - Certain Affiliated Transactions

                                 SCHEDULE 1.1(A)

                            DISCLOSED MATERIAL EVENTS

1. RESTRUCTURING PLAN. On February 9, 2006, Holdings announced its operational restructuring plan, which is designed to enhance performance optimization, worldwide efficiency and financial results. The restructuring plan is expected to impact over 50 percent of Company's worldwide operations either through product movement or facility closures. Company will complete this action by year end 2007. In addition, Company's purchasing organization will aggressively cut costs throughout its supply chain resulting in a significant reduction of annual purchasing costs. Cash costs for the restructuring plan are expected to be approximately $100 million. These costs will relate primarily to employee severance, capital investment, facility closure and product move costs. The majority of these expenditures will occur by year end 2007.

2. OPERATING RESULTS FOR THREE MONTHS ENDED MARCH 31, 2006. On May 11, 2006, Holdings filed its Form 10-Q for the quarterly period ended April 2, 2006 ("First Quarter 10-Q"). The First Quarter 10-Q, which is attached hereto, and the disclosures contained therein are incorporated herein by reference.

3. PLANT CLOSURE. On May 30, 2006, Holdings announced that it will close its Brantford, Ontario, manufacturing facility by June 2007. The 66,000 square-foot plant makes a variety of automotive column shift assemblies. The facility closing will impact approximately 120 jobs and Holdings will transfer Brantford production to other of Company's facilities to improve overall capacity utilization. Facilities receiving the work will be announced at a later date.

4. PROPOSED PLANT CLOSURE. On June 8, 2006, Holdings announced it is proposing to close its manufacturing facility in Llanelli, United Kingdom, by year end, in order to improve Company's overall capacity utilization. The 118,000 square-foot (11,000 square-meter) plant makes automotive cable control systems, and currently employs approximately 270 people. Company has notified the AMICUS trade union which represents the Llanelli workers, to begin consultation regarding the proposal.

5. OPERATING RESULTS FOR SIX MONTHS ENDED JUNE 30, 2006. On August 11, 2006, Holdings filed its Form 10-Q for the quarterly period ended July 2, 2006 (the "Second Quarter 10-Q"). The Second Quarter 10-Q, which is attached hereto, and the disclosures contained therein are incorporated herein by reference.

6. DEFERRAL OF DIVIDEND PAYMENT. On September 1, 2006, Holdings filed a Current Report on Form 8-K announcing that it had elected to defer the dividend payment on the 7 1/2% Convertible Trust Preferred Securities issued by the Dura Automotive Systems Capital Trust (the "Trust") that would have otherwise been paid on September 30, 2006. The 7 1/2% Convertible Trust Preferred Securities are traded on the Nasdaq Global Market ("Nasdaq") under the symbol "DRRAP". The terms of the Trust and the underlying 7 1/2% Convertible Subordinated Debentures due 2028 issued by Company to the Trust permit the deferral of dividends and the underlying interest payments on the Debentures for up to 20 consecutive quarters. This is the first such deferral and any decision on any future deferrals will be reviewed on a quarterly basis. The deferral of the dividend is consistent with Company's ongoing evaluation of its capital structure.

7. NASDAQ LISTING. On September 19, 2006, Holdings announced that on September 11, 2006 it received notification from The Nasdaq Stock Market indicating that for the last 30 consecutive business days, the bid price of Holdings' Class A common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4450(b)(4) (the "Bid Price Rule"). The Nasdaq notice indicated that in accordance with Marketplace Rule 4450(e)(2), Holdings will be provided 180 calendar days, or until March 12, 2007, to regain compliance by having its shares close above $1.00 for a minimum of 10 consecutive trading days. If Holdings has not regained compliance with the Bid Price Rule by March 12, 2007, Nasdaq will issue a letter notifying Holdings that its Class A common stock will be delisted. At that time, Holdings may appeal the determination to delist its Class A common stock to a Listings Qualifications Panel. Alternatively, Holdings may apply to have its Class A common stock transferred to The Nasdaq Capital (SmallCap) Market if it otherwise satisfies the applicable initial listing requirements for such market. If such application is approved, Holdings will be afforded the remainder of this market's second 180 calendar day compliance period in order to regain compliance while on The Nasdaq Capital Market. Holdings has not determined what action, if any, it will take in response to the notice.

8. GERMAN DISPOSITION. On September 25, 2006 Holdings' wholly-owned subsidiary, DURA Automotive Systems Einbeck GmbH completed the sale of all of the shares it held in DURA Automotive Systems Kohler GmbH to an entity controlled by Hannover Finanz GmbH, headquartered in Hannover, Germany. The sale agreement was executed on September 22, 2006, subject to the transfers of funds which occurred on September 25, 2006. Company received approximately $32.6 million in cash consideration for the sale. No continuing business relationship exists between this former subsidiary and Company. The divestiture is part of Company's evaluation of strategic alternatives for select German operations, as previously announced on February 9, 2006.

9. SENIOR NOTES INTEREST PAYMENT. On October 16, 2006, Holdings announced that Company, will not make the $17,250,000 interest payment due on October 16, 2006 on Company's outstanding 8-5/8% Senior Notes due 2012 (the "Notes"). The Indenture relating to the Notes (the "Indenture") provides a 30 day grace period before the nonpayment of interest due on the Notes will constitute an event of default under the Indenture. Upon any such event of default, BNY Midwest Trust Company, the Trustee under the Indenture (the "Trustee"), or the holders of at least 25% in principal amount of the outstanding Notes, would be entitled to declare all of the Notes to be due and payable immediately. In addition, under the Indenture, following the thirty-day grace period, the Trustee could pursue any available remedy to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture. Under the Indenture, Company must pay interest on overdue installments of interest without regard to any grace period at the rate of 9-5/8% per annum. Currently $400.0 million in aggregate principal amount of the Notes is outstanding.

     The failure by Company to make the interest payment on the Notes will constitute an immediate event of default under Company's asset-based revolving credit facility. The failure by Company to make the interest payment on the Notes upon the expiration of the 30 day grace period will also constitute an event of default under Company's outstanding 9% Senior Subordinated Notes due 2009 and Existing Second Lien Credit Agreement. Upon any such event of default, the applicable trustee or administrative agent, as the case may be, or the holders of at least 25% in principal amount of the outstanding series of Senior Subordinated Notes or Existing Second Lien Credit Agreement, will be entitled to declare all such indebtedness to be due and payable immediately.

     As previously announced, Holdings is currently evaluating its capital structure with a focus on reducing its long-term debt. Such a financial restructuring would be in addition to the comprehensive operational restructuring that Holdings is undertaking in response to challenging industry conditions. Industry conditions continue to deteriorate, with announcements over the past several weeks from all three North American OEMs of additional significant production cuts. In addition, raw material prices have continued to be at or near record levels. Holdings expects that the deterioration of industry conditions will require it to undertake a debt restructuring in the near term.

                                 SCHEDULE 1.1(B)

                       PERMITTED SUBORDINATED INDEBTEDNESS

1. The 9% Senior Subordinated Notes due in 2009 issued in US Dollars and Euros by Company pursuant to that certain Indenture dated as of April 22, 1999.

2. The 8-5/8% Senior Notes due 2012 issued or to be issued by Company pursuant to that certain Indenture dated as of April 18, 2002 between Company and the trustee thereunder.

3. The 7 1/2% Convertible Subordinated Debentures issued by Holdings to the Dura Automotive Systems Capital Trust, a special purpose Delaware business trust established by Holdings.

                                 SCHEDULE 4.1(A)

                          JURISDICTIONS OF ORGANIZATION

                                                         STATE OF INCORPORATION
                    NAME OF COMPANY                          OR ORGANIZATION                TYPE OF ENTITY
------------------------------------------------------   ----------------------   ---------------------------------
                                                   U.S. ENTITIES

Adwest Electronics Inc.                                  Delaware                 Corporation
Atwood Automotive, Inc.                                  Michigan                 Corporation
Atwood Mobile Products, Inc.                             Illinois                 Corporation
Automotive Aviation Partners, LLC                        Minnesota                Limited Liability Company
Creation Group Holdings, Inc.                            Indiana                  Corporation
Creation Group Transportation, Inc.                      Indiana                  Corporation
Creation Group, Inc.                                     Indiana                  Corporation
Creation Windows, Inc.                                   Pennsylvania             Corporation
Creation Windows, LLC                                    Delaware                 Limited Liability Company
Dura Aircraft Operating Company, LLC                     Michigan                 Limited Liability Company
Dura Automotive Systems Cable Operations, Inc.           Delaware                 Corporation
Dura Automotive Systems Capital Trust                    Delaware                 Trust
Dura Automotive Systems of Indiana, Inc.                 Indiana                  Corporation
Dura Automotive Systems, Inc.                            Delaware                 Corporation
Dura Brake Systems, L.L.C.                               Michigan                 Limited Liability Company
Dura Cables North LLC                                    Delaware                 Limited Liability Company
Dura Cables South LLC                                    Delaware                 Limited Liability Company
Dura Fremont, L.L.C.                                     Michigan                 Limited Liability Company
Dura Gladwin, L.L.C.                                     Michigan                 Limited Liability Company
Dura Global Technologies, Inc.                           Michigan                 Corporation
Dura G.P.                                                Delaware                 General Partnership
Dura Mancelona L.L.C.                                    Michigan                 Limited Liability Company

                                                         STATE OF INCORPORATION
                    NAME OF COMPANY                          OR ORGANIZATION                TYPE OF ENTITY
------------------------------------------------------   ----------------------   ---------------------------------
Dura Operating Corp.                                     Delaware                 Corporation
Dura Services L.L.C.                                     Michigan                 Limited Liability Company
Dura Shifter L.L.C.                                      Michigan                 Limited Liability Company
Dura Spicebright, Inc.                                   Michigan                 Corporation
Kemberly, Inc.                                           Indiana                  Corporation
Kemberly, LLC                                            Delaware                 Limited Liability Company
Mark I Molded Plastics of Tennessee, Inc.                Tennessee                Corporation
Patent Licensing Clearinghouse L.L.C.                    Delaware                 Limited Liability Company
Spec-Temp, Inc.                                          Ohio                     Corporation
Trident Automotive, L.L.C.                               Delaware                 Limited Liability Company
Trident Automotive, L.P.                                 Delaware                 Limited Partnership
Universal Tool & Stamping Company, Inc.                  Indiana                  Corporation

                                                 CANADIAN ENTITIES

Dura Automotive Canada ULC                               Nova Scotia              Unlimited Company
Dura Automotive Systems (Canada), Ltd.                   Ontario                  Corporation
Dura Canada LP                                           Ontario                  Limited Partnership
Dura Holdings Canada LP                                  Ontario                  Limited Partnership
Dura Holdings ULC                                        Nova Scotia              Unlimited Company
Dura Ontario Inc.                                        Ontario                  Corporation
Dura Operating Canada LP                                 Alberta                  Limited Partnership
Trident Automotive Canada Co.                            Nova Scotia              Unlimited Company
Trident Automotive Limited                               Ontario                  Corporation

                                         NON-U.S./NON-CANADIAN SUBSIDIARIES

Dura Automotive Cz. s.r.o.                               Czech Republic           Limited Liability Company
Dura Automotive Systems Cz. s.r.o.                       Czech Republic           Limited Liability Company
Dura Automotive Systems SAS                              France                   Limited Liability Company
Dura Automotive Systems Europe SAS                       France                   Limited Liability Company
Dura Automotive Systems GmbH                             Germany                  Limited Liability Company
Dura Holding Germany GmbH                                Germany                  Limited Liability Company

                                                         STATE OF INCORPORATION
                    NAME OF COMPANY                          OR ORGANIZATION                TYPE OF ENTITY
------------------------------------------------------   ----------------------   ---------------------------------
DURA Automotive Body & Glass Systems GmbH                Germany                  Limited Liability Company
DURA Automotive Plettenberg Leisten & Blenden GmbH       Germany                  Limited Liability Company
DURA Automotive GmbH Projektgesellschaft                 Germany                  Corporation
DURA Automotive Handels- Und Beteiligungs-GmbH           Germany                  Limited Liability Company
DURA Automotive Plettenberg Werkzenugbau und             Germany                  Limited Liability Company
Werkserhaltungs GmbH
DURA Automotive Plettenberg Glasmodule GmbH              Germany                  Limited Liability Company
DURA Automotive Karosseriekomponenten GmbH               Germany                  Limited Liability Company
DURA Automotive Plettenberg Kunststoffteile GmbH         Germany                  Limited Liability Company
Dura Automotive Control Systems GmbH                     Germany                  Limited Liability Company
DURA Automotive Finanzierungsgesellschaft GmbH           Germany                  Limited Liability Company
Dura Automotive Systems Einbeck GmbH                     Germany                  Limited Liability Company
Dura Automotive Holding GmbH & Co. KG                    Germany                  Limited Liability Company
Dura Automotive Holding Verwaltungs GmbH                 Germany                  Limited Liability Company
Dura Automotive Grundstucksverwaltungs GmbH              Germany                  Limited Liability Company
Dura Automotive Systems Reiche GmbH                      Germany                  Limited Liability Company
DURA Automotive Selbecke Leisten & Blenden GmbH          Germany                  Limited Liability Company
Dura Automotive Systems Rotenberg GmbH                   Germany                  Limited Liability Company
DURATRONICS GmbH                                         Germany                  Limited Liability Company
Moblan Investments B.V.                                  Netherlands              Private Limited Liability Company

                                                         STATE OF INCORPORATION
                    NAME OF COMPANY                          OR ORGANIZATION                TYPE OF ENTITY
------------------------------------------------------   ----------------------   ---------------------------------
Dura Automotive Portuguesa - Industria de Componentes    Portugal                 Limited Liability Company
para Automovels Lda.I
Dura Automotive Romania SRL                              Romania                  Limited Liability Company
DURA Automotive Body & Glass Systems Components s.r.o.   Slovakia                 Limited Liability Company
Dura Auto Holding Spain, S.L.                            Spain                    Limited Liability Company
Dura Automotive Automocion S.L.                          Spain                    Limited Liability Company
Dura Automotive Barcelona S.L.                           Spain                    Limited Liability Company
Dura Automotive Pamplona S.L.                            Spain                    Limited Liability Company
Dura Automotive S.L.                                     Spain                    Limited Liability Company
Dura Automotive Limited                                  United Kingdom           Corporation
Dura Automotive Body & Glass Systems UK LImited          United Kingdom           Corporation
Dura Automotive Glass Limited                            United Kingdom           Corporation
Dura Cables Limited                                      United Kingdom           Corporation
Dura Holdings Limited                                    United Kingdom           Corporation
Dura Shifter Systems UK Limited                          United Kingdom           Corporation
Dura UK Limited                                          United Kingdom           Corporation
Spicebright Limited                                      United Kingdom           Corporation
Trident Automotive Limited                               United Kingdom           Corporation
Dura Systems Ltd                                         United Kingdom           Corporation
Dura Automotive Acquisition Ltd.                         United Kingdom           Corporation
Rearsby Group Ltd.                                       United Kingdom           Corporation
Rearsby Engineering Ltd.                                 United Kingdom           Corporation
Adwest Engine Controls, Ltd.                             United Kingdom           Corporation
Adwest Chard Ltd.                                        United Kingdom           Corporation
MJS (Nottingham) Ltd.                                    United Kingdom           Corporation
Bowden Controls Ltd.                                     United Kingdom           Corporation
Adwest Fabrications Ltd.                                 United Kingdom           Corporation
Adwest Aldershot Ltd.                                    United Kingdom           Corporation
Adwest Steering Ltd.                                     United Kingdom           Corporation

                                                         STATE OF INCORPORATION
                    NAME OF COMPANY                          OR ORGANIZATION                TYPE OF ENTITY
------------------------------------------------------   ----------------------   ---------------------------------
DURA Automotive Systems Ltd.                             United Kingdom           Corporation
Adwest Properties Ltd.                                   United Kingdom           Corporation
Adwest Kidderminster Ltd.                                United Kingdom           Corporation
Adwest Dudley Ltd.                                       United Kingdom           Corporation
Adwest Willand Ltd.                                      United Kingdom           Corporation
Adwest Driver Controls Ltd.                              United Kingdom           Corporation
Abbott Transistor Laboratories (UK) Ltd.                 United Kingdom           Corporation
Adwest Adamant Ltd.                                      United Kingdom           Corporation
Adwest Driver Systems Ltd.                               United Kingdom           Corporation
Adwest Dursley Ltd.                                      United Kingdom           Corporation
Adwest Electrical Services Ltd.                          United Kingdom           Corporation
Adwest Electrical Systems Ltd.                           United Kingdom           Corporation
Adwest International Ltd.                                United Kingdom           Corporation
Adwest Reading Ltd.                                      United Kingdom           Corporation
Carbin Ltd.                                              United Kingdom           Corporation
Metallifacture Ltd.                                      United Kingdom           Corporation
Adwest Trustees Ltd.                                     United Kingdom           Corporation
Warwick Pump and Engineering Company Ltd.                United Kingdom           Corporation
Dura Automotive Systems do Brazil Ltda.                  Brazil                   Limited Liability Company
Dura Excel do Brazil Ltda.                               Brazil                   Limited Liability Company
Autopartes Excel de Mexico SA de CV                      Mexico                   Corporation
Dura de Mexico SA de CV                                  Mexico                   Corporation
Shanghai Sanfeng Atwood electric Co. Limited JV          China                    Corporation
Dura Ganxiang Automotive Systems (Shanghai) Co., Ltd.    China                    Corporation
Dura Automotive Components Private Limited               India                    Corporation

                                 SCHEDULE 4.1(B)

                      ORGANIZATIONAL AND CAPITAL STRUCTURE

See Annex 4.1(b) attached hereto and incorporated herein by reference.

Schedule 4.2 is hereby incorporated herein by reference.

                                  SCHEDULE 4.2

                           CAPITAL STOCK AND OWNERSHIP

                                                         TYPE
                                                          OF             AUTHORIZED              ISSUED
          ISSUER                    HOLDER              ENTITY        SHARES/INTEREST        SHARES/INTEREST     CERTIFICATE #
          ------            ----------------------  --------------  -------------------  ----------------------  -------------
Abbott Transistor           Dura Holdings Ltd       Corporation     L100                 100%                    N/A
Laboratories (UK) Ltd.
ACK Controls, Inc.          Trident Automotive      Corporation     N/A                  (12.68% interest)       N/A
                            Ltd.
Adwest Adamant Ltd.         Dura Holdings Ltd       Corporation     L64,381              100%                    N/A
Adwest Aldershot Ltd.       Dura Holdings Ltd       Corporation     L15,501              100%                    N/A
Adwest Chard Ltd.           Dura Holdings Ltd       Corporation     L72,000              100%                    N/A
Adwest Driver Controls      Dura Holdings Ltd       Corporation     L200,000             100%                    N/A
Ltd.
Adwest Driver Systems Ltd.  Dura Automotive Ltd     Corporation     L125                 100%                    N/A
Adwest Dudley Ltd.          Dura Automotive Ltd     Corporation     L8,400               100%                    N/A
Adwest Dursley Ltd.         Dura Holdings Ltd       Corporation     L250,000             100%                    N/A
Adwest Electrical           Dura Holdings Ltd       Corporation     L38,286              100%                    N/A
Services Ltd.
Adwest Electrical Systems   Dura Holdings Ltd       Corporation     L2                   100%                    N/A
Ltd.
Adwest Electronics Inc.     Dura Holdings Limited   Corporation     60,000 shares,       60,000 shares           5
                                                                    no par value
Adwest Engine Controls,     Dura Holdings Ltd       Corporation     L130,130             100%                    N/A
Ltd.
Adwest Fabrications Ltd.    Dura Holdings Ltd       Corporation     L15,000              100%                    N/A
Adwest International Ltd.   Spicebright Limited     Corporation     L6,990,493           100%                    N/A
Adwest Kidderminster Ltd.   Dura Automotive Ltd     Corporation     L22,004              100%                    N/A
Adwest Properties Ltd.      Dura Automotive Ltd     Corporation     L100                 100%                    N/A
Adwest Reading Ltd.         Dura Holdings Ltd       Corporation     L250,000             100%                    N/A
Adwest Steering Ltd.        Dura Automotive Ltd     Corporation     L532,776             100%                    N/A

                                                         TYPE
                                                          OF             AUTHORIZED              ISSUED
          ISSUER                    HOLDER              ENTITY        SHARES/INTEREST        SHARES/INTEREST     CERTIFICATE #
          ------            ----------------------  --------------  -------------------  ----------------------  -------------
Adwest Trustees Ltd.        Dura Holdings Ltd       Corporation     L2                   100%                    N/A
Adwest Willand Ltd.         Dura Holdings Ltd       Corporation     N/A                  N/A                     N/A
Atwood Automotive, Inc.     Dura Operating Corp.    Corporation     2,000 shares of      2,000 shares            105
                                                                    common stock,
                                                                    par value
                                                                    $1,000 per share
Atwood Mobile Products,     Dura Operating Corp.    Corporation     100,000 shares of    1,000 shares            3
Inc.                                                                common stock, no
                                                                    par value
Automotive Aviation         Dura Aircraft           Limited         N/A                  75% membership          N/A
Partners LLC                Operating Company, LLC  Liability                            interest
                                                    Company
                            Dura Automotive                                              25% membership
                            Systems, Inc.                                                interest
Autopartes Excel de         Dura Operating Corp.    Corporation     N/A                  49,500 (Series B)       7B
Mexico S.A. de C.V.
(Mexico)                                                                                 3,950,000 (Series BB)   7BB
                            Atwood Automotive,                                           11,011,000 (Series BB)  8BB
                            Inc.                                                         500 (Series B)          8B
Bowden Controls Ltd.        Dura Holdings Ltd       Corporation     L168,000             100%                    N/A
Carbin Ltd.                 Dura Holdings Ltd       Corporation     L100                 100%                    N/A
Creation Group Holdings,    Atwood Mobile           Corporation     10,000 shares,       1,000 shares            3
Inc.                        Products, Inc.                          $1.00 par value
Creation Group              Creation Group          Corporation     1,000 shares         100 shares              2
Transportation, Inc.        Holdings, Inc.
Creation Group, Inc.        Creation Group          Corporation     10,000 shares of     100 shares              4
                            Holdings, Inc.                          common stock
Creation Windows, Inc.      Creation Group, Inc.    Corporation     1,000 shares         100 shares              2

                                                         TYPE
                                                          OF             AUTHORIZED              ISSUED
          ISSUER                    HOLDER              ENTITY        SHARES/INTEREST        SHARES/INTEREST     CERTIFICATE #
          ------            ----------------------  --------------  -------------------  ----------------------  -------------
Creation Windows, LLC       Creation Windows,       Limited         1,000 units          1,000 units             N/A
                            Inc.                    Liability
                                                    Company
Dura Aircraft Operating     Dura Operating Corp.    Limited         N/A                  N/A                     N/A
Company, LLC                                        Liability
                                                    Company
Dura Auto Holding Spain     Spicebright Limited     Corporation     17,043,659.28 Euros  0.81%                   N/A
S.L.
                            Moblan Investments
                            B.V.                                                         31.89%
                            Dura Automotive
                            Handels Und -                                                67.3%
                            Beteiliguns GmbH
Dura Automotive             Dura Automotive         Kommandit-      N/A                  59.463.604 Euros        N/A
Holding GmbH & Co. KG       Systemes Europe SAS     gesellshaft
                            Dura Holding Germany                                         7.772.560 Euros
                            GmbH
                            Dura Automotive                                              511.29 Euros
                            Holding Verwaultungs                                         (General Partner)
                            GmbH
Dura Automotive             Dura Automotive Body    Limited         N/A                  103,000 Euros           N/A
[Plettenberg]               & Glass Systems GmbH    Liability
Werkzeugbau-und                                     Company (GmbH)
Werkserhaltungs GmbH
Dura Automotive             Trident Automotive Ltd  Corporation     98,922 Ordinary      98,922 shares           N/A
Acquisition ltd.                                                    Shares of L1 each
Dura Automotive             Dura Auto Holding       Corporation     2,057,078.76 Euros   2,057,078.76 Euros      N/A
Automocion, S.A.            Spain S.L.
Dura Automotive Barcelona   Dura Automotive S.L.    Corporation     3006 Euros           3006 Euros              N/A
S.L.

                                                         TYPE
                                                          OF             AUTHORIZED              ISSUED
          ISSUER                    HOLDER              ENTITY        SHARES/INTEREST        SHARES/INTEREST     CERTIFICATE #
          ------            ----------------------  --------------  -------------------  ----------------------  -------------
Dura Automotive Body &      Dura Automotive         Limited         N/A                  120,649,000 SKK         N/A
Glass Systems Components,   Handels-und             Liability
s.r.o.                      Beteiligungs GmbH       Company
(Slovakia)                  Dura Holding Germany                                         30,351,000 SKK
                            GmbH
Dura Automotive Body &      Dura Holding Germany    Limited         N/A                  22,160,000 Euros        N/A
Glass Systems GmbH          GmbH                    Liability
                                                    Company
Dura Automotive Body &      Dura Automotive         Limited         1,715,000 Ordinary   1,715,000 shares        N/A
Glass Systems UK Ltd        Handels-und             Liability       Shares of L1 each
                            Beteiligungs GmbH       Company
Dura Automotive Canada ULC  Dura Operating Corp.    Unlimited       10,000,000           168,614                 N/A
                                                    Liability
                                                    Company
Dura Automotive CZ s.r.o    Dura Automotive         Limited         N/A                  811,144,000 CZK         N/A
                            Systems CZ s.r.o. 99%   Liability
                            Dura Holding Germany    Company
                            GmbH - 1%
Dura Automotive             Dura Automotive         Limited         N/A                  1,000,000 Euros         N/A
Finanzierungsgesellschaft   Handels-und             Liability                            (Voting)
GmbH                        Beteiligungs GmbH       Company (GmbH)
                            Dura Automotive CZ,                                          500,000 Euros
                            s.r.o.                                                       (Non-voting)
                            Dura Automotive                                              500,000 Euros
                            Portuguesa Industria                                         (Non-voting)
                            de Componentes para
                            Automovels Lda

                                                         TYPE
                                                          OF             AUTHORIZED              ISSUED
          ISSUER                    HOLDER              ENTITY        SHARES/INTEREST        SHARES/INTEREST     CERTIFICATE #
          ------            ----------------------  --------------  -------------------  ----------------------  -------------
Dura Automotive Glass       Dura Automotive         Corporation     2 Ordinary Shares    2 shares                N/A
U.K. Ltd                    Handels-und                             of L1 each
                            Beteiligungs.
Dura Automotive GmbH        Dura Automotive         Corporation     N/A                  2,813,000 Euros         N/A
Projektgesellschaft GmbH    Handels und
                            Beteiliguns GmbH
Dura Automotive             Dura Automotive         Limited         N/A                  50,000 DM               N/A
Grundstucksverwaltungs      Holding GmbH & Co KG    Liability
GmbH                                                Company (GmbH)
Dura Automotive             Dura Automotive Body    Limited         N/A                  3,018,000 Euros         N/A
Handels-und Beteiligungs    & Glass Systems GmbH    Liability
-GmbH                                               Company (GmbH)
Dura Automotive Holding     Dura Automotive         Limited          N/A                 9,910,685.49 Euros      N/A
GmbH & Co KG                Systemes Europe S.A.S.  Liability
                                                    Company (GmbH)
                            Dura Holding Germany                                         1,295,426.49 Euros
                            GmbH
                            Dura Automotive
                            Holding Verwaltungs
                            GmbH
Dura Automotive Holding     Spicebright Limited     Limited         N/A                  50,000 DM               N/A
Verwaltungs GmbH                                    Liability
                                                    Company (GmbH)
Dura Automotive             Dura Automotive Body    Limited         N/A                  1,022,600 Euros         N/A
Karosseriekomponenten GmbH  & Glass Systems GmbH    Liability
                                                    Company (GmbH)
Dura Automotive Limited     Dura Holdings Ltd.      Limited         58,247 ordinary      558,246 shares          N/A
                                                    Liability       shares of L1 each
                                                    Company
                            Carbin Ltd                                                   1 share
Dura Automotive Pamplona    Dura Automotive S.L.    Corporation     3006 Euros           3006 Euros              N/A
S.L.

                                                         TYPE
                                                          OF             AUTHORIZED              ISSUED
          ISSUER                    HOLDER              ENTITY        SHARES/INTEREST        SHARES/INTEREST     CERTIFICATE #
          ------            ----------------------  --------------  -------------------  ----------------------  -------------
Dura Automotive             Dura Automotive Body    Limited         N/A                  103,000 Euros           N/A
Plettenberg                 & Glass Systems GmbH    Liability
Entwicklungs-und                                    Company (GmbH)
Vertriebs GmbH
Dura Automotive             Dura Automotive Body    Limited         N/A                  512,000 Euros           N/A
Plettenberg Glasmodule      & Glass Systems GmbH    Liability
GmbH                                                Company (GmbH)
Dura Automotive             Dura Automotive Body    Limited         N/A                  52,000 Euros            N/A
Plettenberg                 & Glass Systems GmbH    Liability
Kunststoffteile GmbH                                Company (GmbH)
Dura Automotive             Dura Automotive Body    Limited         N/A                  1,565,000 Euros         N/A
Plettenberg Leisten und     & Glass Systems GmbH    Liability
Blenden GmbH                                        Company (GmbH)
Dura Automotive             Dura Automotive         Limited         N/A                  1,029,000 Euros         N/A
Portuguesa Industria de     Handels-und             Liability
Componentes para            Beteiligungs GmbH       Company                              21,000 Euros
Automovels Lda              Erich Menratht
Dura Automotive Romania     Dura Automotive         Limited         N/A                  3,050,054 Euros         N/A
Srl                         Handels-und             Liability
                            Beteiligungs GmbH       Company
Dura Automotive S.L.        Dura AutoHolding        Limited         N/A                  100%                    N/A
                            Spain S.L.              Liability
                                                    Company
Dura Automotive Selbecke    Dura Automotive Body    Limited         N/A                  179,000 Euros           N/A
Leisten & Blenden GmbH      & Glass Systems GmbH    Liability
                                                    Company (GmbH)
Dura Automotive Systemes    Dura Automotive         Limited         38,645,985.74 Euros  38,645,985.74 Euros     N/A
Europe SAS                  Systems SAS             Liability
                                                    Company

                                                         TYPE
                                                          OF             AUTHORIZED              ISSUED
          ISSUER                    HOLDER              ENTITY        SHARES/INTEREST        SHARES/INTEREST     CERTIFICATE #
          ------            ----------------------  --------------  -------------------  ----------------------  -------------
Dura Automotive Systems     Dura Canada LP          Corporation     Unlimited number of  23,146,268
(Canada), Ltd.                                                      common shares and    common shares           C-1
                            Dura Automotive                         unlimited number of  1,153,722
                            Systems Canada ULC                      preferred shares     common shares
Dura Automotive Systems     Dura Automotive         Corporation     1,000 shares of      100 shares              3
Cable Operations, Inc.      Canada ULC                              common stock, par
                                                                    value $0.01
Dura Automotive Systems     Publicly Held           Trust           2,300,000 Preferred  2,210,000 Preferred     N/A
Capital Trust                                                       Securities           Securities
                            Dura Automotive                         69,000 Common        66,300 Common
                            Systems, Inc.                           Securities           Securities
Dura Automotive Systems     Dura Automotive         Limited         492,010,000 CZK      200,000 CZK             N/A
CZ sro                      Handels-und             Liability
                            Beteiligungs GmbH       Company
Dura Automotive Systems     Dura/Excel do Brasil    Limited         N/A                  N/A                     N/A
do Brasil Ltda              Ltda                    Liability
                                                    Company
Dura Automotive Systems     Dura Automotive         Limited         N/A                  10,000,000 DM           N/A
Einbeck GmbH                Holding GmbH & Co KG    Liability
                                                    Company (GmbH)
Dura Automotive Systems     Dura Automotive         Limited         N/A                  50,000 DM               N/A
GmbH                        Holding GmbH & Co KG    Liability
                                                    Company (GmbH)
DURA Automotive Systems     Dura Automotive Ltd     Corporation     L2,244               100%                    N/A
Ltd.
Dura Automotive Systems     Dura Operating Corp.    Corporation     1,000 shares, $1.00  1,000 shares            2
of Indiana, Inc.                                                    par value
Dura Automotive Systems     Dura Automotive         Limited         N/A                  25,100 Euros            N/A
Reiche GmbH                 Holding GmbH & Co KG    Liability
                                                    Company (GmbH)

                                                         TYPE
                                                          OF             AUTHORIZED              ISSUED
          ISSUER                    HOLDER              ENTITY        SHARES/INTEREST        SHARES/INTEREST     CERTIFICATE #
          ------            ----------------------  --------------  -------------------  ----------------------  -------------
Dura Automotive Systems     Dura Automotive         Limited         N/A                  500,000 DM              N/A
Rotenburg GmbH              Systems Einbeck GmbH    Liability
                                                    Company (GmbH)
Dura Automotive Systems     Dura Holdings Canada    Societe par     E49,149,679.32       E49,149,679.32          N/A
SAS                         LP                      Actions
                                                    Simplifiee
Dura Brake Systems, L.L.C.  Dura Operating Corp.    Limited         N/A                   N/A                    N/A
                                                    Liability
                                                    Company
Dura Cables Limited         Dura Holdings Ltd.      Limited         7,346,154 Ordinary   7,346,041 shares        N/A
                                                    Liability       Shares of L1 each
                                                    Company
                            Carbin Ltd.                                                  113 shares
Dura Cables North LLC       Atwood Automotive,      Limited         N/A                  N/A                     N/A
                            Inc.                    Liability
                                                    Company
Dura Cables South LLC       Atwood Automotive,      Limited         N/A                  N/A                     N/A
                            Inc.                    Liability
                                                    Company
Dura Canada LP              Dura Automotive         Limited         N/A                  99.9%                   N/A
                            Canada ULC              Partnership
                            Dura Ontario, Inc.                                           .1%
Dura de Mexico SA de CV     Dura Operating Corp.    Limited         270,000 Pesos        269,990 Pesos           3-A, 2-B
                                                    Liability
                                                    Company
                            Keith Marchiando                                             10 Pesos
Dura Fremont L.L.C.         Dura Operating Corp.    Limited         N/A                  N/A                     N/A
                                                    Liability
                                                    Company
Dura G.P.                   Dura Operating Corp.    General         N/A                  99.9% interest          N/A
                                                    Partnership
                            Atwood Automotive,                                           0.1% interest
                            Inc.
Dura Ganxiang Automotive    Dura Operating Corp.    Corporation     55%                  55%                     N/A
Systems (Shanghai) Co.
Dura Gladwin L.L.C.         Dura Operating Corp.    Limited         N/A                  N/A                     N/A
                                                    Liability
                                                    Company

                                                         TYPE
                                                          OF             AUTHORIZED              ISSUED
          ISSUER                    HOLDER              ENTITY        SHARES/INTEREST        SHARES/INTEREST     CERTIFICATE #
          ------            ----------------------  --------------  -------------------  ----------------------  -------------
Dura Global Technologies,   Dura Operating Corp.    Corporation     60,000 shares of     10,000 shares           2
Inc.                                                                common stock
Dura Holding Germany GmbH   Dura Operating Corp.    Limited         N/A                  540,000 Euros           N/A
                                                    Liability
                                                    Company (GmbH)
Dura Holdings Canada LP     Dura Automotive         Limited         N/A                  99.9%                   1
                            Systems (Canada), Ltd.  Partnership                                                  2
                                                                                                                 4
                            Dura Holdings ULC                                            .1%                     3
                                                                                                                 5
Dura Holdings Limited       Trident Automotive      Limited         100,000,000          85,767,474 ordinary     N/A
                            Ltd.                    Liability       ordinary shares of   shares of L0.25 each
                                                    Company         L0.25 each
Dura Holdings ULC           Dura Automotive         Unlimited       100,000 common       50,100                  2 and 3
                            Systems (Canada), Ltd.  Liability       shares
                                                    Company
Dura Mancelona L.L.C.       Dura Operating Corp.    Limited         N/A                  N/A                     N/A
                                                    Liability
                                                    Company
Dura Ontario, Inc.          Dura Automotive         Corporation     Unlimited            1                       C-1
                            Canada ULC
Dura Operating Canada LP    Dura Operating Corp.    Limited         N/A                  99.9% interest          1
                                                    Partnership
                            Dura Automotive                                              0.1% interest           N/A
                            Systems of Indiana,
                            Inc.
Dura Operating Corp.        Dura Automotive         Corporation     1,000 shares of      1,000 shares            2
                            Systems, Inc.                           common stock, par
                                                                    value $0.01
Dura Services L.L.C.        Dura Operating Corp.    Limited         N/A                  N/A                     N/A
                                                    Liability
                                                    Company
Dura Shifter L.L.C.         Dura Operating Corp.    Limited         N/A                  N/A                     N/A
                                                    Liability
                                                    Company

                                                         TYPE
                                                          OF             AUTHORIZED              ISSUED
          ISSUER                    HOLDER              ENTITY        SHARES/INTEREST        SHARES/INTEREST     CERTIFICATE #
          ------            ----------------------  --------------  -------------------  ----------------------  -------------
Dura Shifter Systems UK     Dura Automotive Body    Limited         4 Ordinary Shares    2 shares                N/A
Ltd.                        & Glass Systems UK Ltd  Liability       of L1 each
                                                    Company
                            Dura Automotive                                              2 shares
                            Systems (Canada), Ltd.
Dura Spicebright, Inc.      Spicebright Limited     Corporation     60,000 shares of     1,000 shares            1
                                                                    common stock
                            Spicebright Limited                                          33,654 shares           2
                            Moblan Investments,                                          25,346 shares           3
                            B.V.
Dura Systems Ltd            Dura Holding Germany    Corporation     50,000 Ordinary      50,000 shares           N/A
                            GmbH                                    Shares of L1 each
Dura UK Limited             Dura Operating Corp.    Corporation     91,994,565           91,994,565 shares       N/A
                                                                    Ordinary Shares of
                                                                    L1 each
Dura/Excel do Brasil Ltda   Dura Operating Corp.    Limited         N/A                  R$78,682,541.00 quota   N/A
                                                    Liability
                                                    Company
                            Mario Henrique                                               R $1 quota
                            Picarra Buttino
Duratronics GmbH            Dura Automotive         Corporation     50,000 Euros         25,000 Euros            N/A
                            Holding GmbH & Co KG
                            OHLO tronic GmbH                                             25,000 Euros
Kemberly, Inc.              Creation Group          Corporation     10,000 shares of     1,000 shares            3
                            Holdings, Inc.                          common stock
Kemberly, LLC               Kemberly, Inc.          Limited         1,000 units          1,000 units             N/A
                                                    Liability
                                                    Company
Mark I Molded Plastics of   Dura Operating Corp.    Corporation     100 shares, no par   100 shares              2
Tennessee, Inc.                                                     value

                                                         TYPE
                                                          OF             AUTHORIZED              ISSUED
          ISSUER                    HOLDER              ENTITY        SHARES/INTEREST        SHARES/INTEREST     CERTIFICATE #
          ------            ----------------------  --------------  -------------------  ----------------------  -------------
Metallifacture Ltd.         Dura Automotive Ltd     Corporation     L105                 100%                    N/A
MJS (Nottingham) Ltd.       Dura Automotive Ltd     Corporation     L1                   100%                    N/A
Moblan Investments B.V.     Spicebright Limited     Private Limited 21,181,824 Euros     21,181,824 Euros        N/A
                                                    Liability
                                                    Company
Patent Licensing            Mark I Molded           Limited         N/A                  N/A                     N/A
Clearinghouse L.L.C.        Plastics of             Liability
                            Tennessee, Inc.         Company
Rearsby Engineering Ltd.    Dura Holdings Ltd       Corporation     L2                   100%                    N/A
Rearsby Group Ltd.          Dura Holdings Ltd.      Corporation     514 Ordinary Shares  514 shares              N/A
                                                                    of L1 each
Reiche GmbH                 Dura Automotive         Limited         N/A                                          N/A
(Germany)                   Holding GmbH & Co. KG   Liability
                                                    Company (GmbH)
                                                                                         (General Partner)
Shanghai Sanfeng Atwood     Atwood Mobile           Corporation     N/A                  (90% interest)          N/A
Electric Co., Ltd. JV       Products, Inc.
Spec-Temp, Inc.             Creation Group, Inc.    Corporation     1,000 shares, par    100 shares              3
                                                                    value $1.00
Spicebright Limited         Trident Automotive      Corporation     21,905,733 Ordinary  21,905,733 shares       N/A
                            Ltd.                                    Shares of L1 each
Trident Automotive Canada   Trident Automotive, LP  Unlimited       1000 common shares   101 common shares       3 and 4
Co.                                                 Company
Trident Automotive Limited  Dura UK Limited         Corporation     16,431,468 Ordinary  33,431,469 shares       N/A
(UK)                                                                Shares of L1 each
                                                                    and
                            David Bovee                             17,000,001 Ordinary  1 share
                                                                    Shares of $1 each
Trident Automotive Limited  Dura Automotive         Corporation     Unlimited number of  2,001 common shares     C-5
(Canada)                    Systems (Canada), Ltd.                  common shares

                                                         TYPE
                                                          OF             AUTHORIZED              ISSUED
          ISSUER                    HOLDER              ENTITY        SHARES/INTEREST        SHARES/INTEREST     CERTIFICATE #
          ------            ----------------------  --------------  -------------------  ----------------------  -------------
Trident Automotive, LLC     Trident Automotive      Limited         N/A                  100% interest           N/A
                            Canada Co.              Liability
                                                    Company
Trident Automotive, LP      Dura Automotive         Limited         N/A                  99.9% interest          N/A
                            Systems (Canada), Ltd.  Partnership
                            Trident Automotive                                           0.1% interest
                            Limited (Canada)
Universal Tool & Stamping   Dura Automotive         Corporation     40,000 shares, par   10,970 shares           101
Company, Inc.               Canada ULC                              value $5.00
Warwick Pump and            Dura Holdings Ltd       Corporation     L2,386,925           100%                    N/A
Engineering Company Ltd.

                                   SECTION 4.7

                             CONTINGENT OBLIGATIONS

In July 2006, the National Highway Traffic Safety Administration ("NHTSA"), through its Office of Defects Investigation ("ODI") opened a preliminary evaluation (PE 06-025) to investigate alleged failures of certain electric ball screw camper jacks manufactured by Atwood Mobile Products, Inc. ("Atwood") The investigation initially focused on camper jacks built between 1999-2002, however the scope has expanded to include production since 2002. In the course of Atwood's document production NHTSA received a complaint regarding a swing out bracket on a camper jack assembly. As NHTSA broadened its investigation, Atwood has fully cooperated and supplied all requested information. At the present time Atwood is waiting on NHTSA's further direction with regard to the electric ball screw camper jacks and swing out brackets.

                                  SCHEDULE 4.10

                           RESTRICTED JUNIOR PAYMENTS

MONTH OF                     2ND LIEN     SUBORDINATED    SUBORDINATED      TRUST
PAYMENT (2006)   1ST LIEN    TERM LOAN        DEBT         DEBT - EUR     PREFERRED
--------------   --------   -----------   ------------   -------------   ----------
January                --   $   983,437             --              --           --
February               --   $ 1,025,793             --              --           --
March            $709,317   $   941,500             --              --   $1,035,900
April                  --   $ 1,245,525    $11,277,900   EUR 4,500,000           --
May                    --   $1,905,1740             --              --           --
June             $538,973   $ 1,710,934             --              --   $1,035,900
July                   --   $ 1,686,686             --              --           --
August                 --   $1,764,8200             --              --           --
September              --   $ 1,759,250             --              --           --

                                  SCHEDULE 4.11

                               ADVERSE PROCEEDINGS

                                      NONE

                                  SCHEDULE 4.13

                               REAL ESTATE ASSETS

OWNED PROPERTY

             ADDRESS                            OWNER               STATE     COUNTY           CITY
             -------                -----------------------------   -----   ----------   ---------------
9444 Florida Mining Road            Dura Operating Corp.            FL      Duval        Jacksonville

800 Highway 150 South               Dura Operating Corp.            IA      Fayette      West Union

301 S. Simmons Street               Dura G.P.                       IL      Jo Daviess   Stockton

100 Commerce Street                 Universal Tool & Stamping,      IN      DeKalb       Butler
                                    Inc.

1120 N. Main Street/                Dura Operating Corp.            IN      Elkhart      Elkhart
201 E. Simonton Road
[This property has two addresses]

57912 Charlotte Avenue              Dura Operating Corp.            IN      Elkhart      Elkhart

322 E. Bridge Street                Universal Tool & Stamping,      IN      Jackson      Brownstown
                                    Inc.

US Route 20 East                    Dura Operating Corp.            IN      LaGrange     LaGrange

800 N. College Street               Dura Automotive Systems of      KY      Fulton       Fulton
                                    Indiana, Inc.

310 Palmer Park Road                Dura Operating Corp.            MI      Antrim       Mancelona

1016 First Street                   Dura Operating Corp. and        MI      Gladwin      Gladwin
                                    Dura G.P.

502 Connie, P.O. Box 467            Dura Operating Corp.            MI      Newaygo      Fremont

Caybrook/                           Dura G.P.                       MO      Linn         Brookfield
445 East Helm(1)

Hannicon/                           Dura G.P.                       MO      Ralls        Hannibal North
2011 Highway 61 South

Rivcon/                             Dura G.P.                       MO      Ralls        Hannibal South
5 Industrial Drive

1855 Robertson Road                 Dura Operating Corp.            MO      Randolph     Moberly

U.S. Route 24 East                  Spec-Temp, Inc.                 OH      Paulding     Antwerp

A5RD 3, Box 119                     Creation Group, Inc.            PA      Snyder       Selinsgrove

132 Ferro Road                      Dura G.P.                       TN      Bledsoe      Pikeville

5210 Industrial Drive               Dura Automotive Systems         TN      Gibson       Milan
                                    Cable Operations, Inc.

2200 Helton Drive                   Dura G.P.                       TN      Lawrence     Lawrenceburg

6320 Kelly Willis Road              Dura Operating Corp.            TN      Robertson    Greenbrier

114 Spicer Drive                    Dura G.P.                       TN      Smith        Gordonsville

----------
(1)  Subject to repurchase option by Orscheln Co.

             ADDRESS                            OWNER               STATE     COUNTY           CITY
             -------                -----------------------------   -----   ----------   ---------------
1874 South Pioneer/                 Atwood Mobile Products, Inc.    UT      Salt Lake    Salt Lake City
2090 South Pioneer

345 Ecclestone Drive                Dura Automotive Systems         ON      N/A          Bracebridge
                                    (Canada), Ltd.

205 Mary Street                     Dura Automotive Systems         ON      N/A          Brantford
                                    (Canada), Ltd.

617 Douro Street                    Dura Automotive Systems         ON      N/A          Stratford
                                    (Canada), Ltd.

LEASED PROPERTY

             ADDRESS                           TENANT               STATE     COUNTY          CITY
             -------                -----------------------------   -----   ----------   ---------------
12155 Magnolia Ave Sute.6-D         Atwood Mobile Products          CA      Riverside    Riverside

50 Keith Road                       Dura Automotive Systems         ON      N/A          Bracebridge
                                    (Canada), Ltd.

117 So. Lake Street                 Dura Operating Corp.            MI      Charlevoix   East Jordan

2791 Research Drive                 Dura Automotive Systems, Inc.   MI      Oakland      Rochester Hills

2831 Research Drive                 Dura Automotive Systems, Inc.   MI      Oakland      Rochester Hills

53061 Ada Drive                     Atwood Mobile Products          IN      Elkhart      Elkhart

23806 C.R. 6 East                   Creation Windows, Inc.          IN      Elkhart      Elkhart

53132 C.R. 13                       Atwood Mobile Products          IN      Elkhart      Elkhart

23950 C.R. 6                        Creation Windows of Indiana,    IN      Elkhart      Elkhart
                                    Inc.

54347 Highland Blvd.                Creation Group, Inc.            IN      Elkhart      Elkhart

23900 County Road 6                 Atwood Mobile Products          IN      Elkhart      Elkhart

16880 N. 148th Avenue               Dura Operating Corp.            MI      Ottawa       Spring Lake

9670 Maple Street                   Atwood Mobile Products, Inc.    IN      Steuben      Orland

BAILMENT ARRANGEMENTS

Each of Atwood Mobile Products, Inc., Creation Windows, Inc., Spec-Temp, Inc., Creation Group Holdings, Inc. and Kemberly, Inc. maintain property at the following locations subject to bailee arrangements:

1.   Crisp Distribution, Inc.
     501 Harris Street
     Cordele, GA 31015

2.   DMB Warehouse
     1250 E. Over Drive Circle

     Hernando, FL 3442

3.   Westland Sales
     P.O. Box 427
     15650 S.E. 102nd Ave.
     Clackamas, OR 97015

4.   Franklin Industries
     1427 NW 36th
     Newton, KS 67114

5.   Basic Components
     1201 S. 2nd Avenue
     Mansfield, TX 76063

                                  SCHEDULE 4.14

                              ENVIRONMENTAL MATTERS

1. Mancelona, Michigan. In 1995, the Michigan Department of Environmental Quality requested that Company and Wickes Manufacturing Company (a former owner of the property) and division of Collins & Aikman Corporation ("C&A") conduct an environmental investigation at and around Company's Mancelona, Michigan facility, which Company acquired from Wickes in 1990. The investigation detected trichloroethylene ("TCE") in groundwater at the facility and offsite locations. Company has not used TCE since it acquired the Mancelona facility, although TCE may have been used by prior operators. Company arranged and paid for the sampling of several residential drinking water wells in the area and for the replacement of drinking water wells found to contain TCE above drinking water standards. While it is possible that Company could incur additional costs to further investigate, monitor or remediate the contamination, although the state has concluded that Company is not a responsible party for the contamination, it has not required Company to contribute to such costs.

     The Mancelona groundwater contamination matter is subject to an indemnity from Wickes. In connection with Company's acquisition of certain assets from Wickes in 1990, Wickes agreed to indemnify Company with respect to certain environmental liabilities associated with Wickes' operation of the subject facilities subject to a $750,000 basket (which has been reached), up to a $2.5 million cap. Company will be obligated to indemnify Wickes with respect to any liabilities above such cap. Wickes has acknowledged that Company made a timely and adequate claim for indemnification with respect to the Mancelona matter, and has been paying indemnification claims relating to the Mancelona matter, subject to a reservation of rights. Approximately $100,000 of the indemnity remains.

     The May 2005 bankruptcy filing by C&A, for itself and 38 related debtors, including Wickes, necessitated Company's filing of a Proof of Claim in the bankruptcy proceeding, Case No. 05-55927, U.S. Bankruptcy Court, Eastern District of Michigan, to protect its claim for certain of the insurance proceeds attributable to environmental cleanup costs covered by insurance and dedicated to the Mancelona site.

2. Dura Brazil. Company is conducting environmental remediation at its facility in Brazil under the oversight of the Brazilian Environmental authorities. Dura Brazil plans to spend about $200,000 to complete the remediation.

3. Aurora, Ontario. In 1995, Excel Industries, Inc. sold its property in Aurora, Ontario to Zettel Manufacturing Limited ("Zettel"). Zettel later declared bankruptcy. In 1999, pursuant to a court order, Company exercised its right to conduct environmental sampling on the property. The sampling revealed contamination in storm drains on the property. Company provided the results of the sampling to counsel to Zettel, and Groggins Transportation Services, the tenant on the property. In 2000, Company received a letter from Zettel's counsel, suggesting that Company should be sued in relating to the 1995 sale of the property. Company has received no further claims or information regarding this former property.

4. Elkhart, Indiana. Excel was named a potentially responsible party ("PRP") at the Main Street Well Field CERCLA Site. All claims against Excel relating to this site either have been formally resolved or have been barred by the contribution protection provisions of the partial consent decree entered by the Court on June 9, 1998. Under the settlement, Company has a continuing payment obligation for operation and maintenance of a groundwater treatment system and for a soil vapor extraction system. These obligations will likely continue for several years. The cost to operate these systems is about $50,000 per year.

5. Fulton, Kentucky. Nine underground storage tanks ("USTs") were removed from the Fulton, Kentucky site in 1984 by Sherwin Williams, a previous owner. Ford Motor Company, another previous owner, voluntarily conducted a corrective action to address contamination from the USTs. In 2003, the facility received a letter from a railroad alleging possible contamination from the facility. Company responded and directed the railroad to communicate directly with Ford Motor Company.

6. Salt Lake City. Historical site activities conducted at the Salt Lake City Operations and Distribution facilities included the use of these properties by the U.S. Government for military purposes, which included munitions manufacturing. Low-level solvent contamination has been detected in on-site ground water in the past and may still be present on-site. Detected levels were below Utah's action levels for ground water cleanup.

7. Adwest Heidermann Group Facilities. The Adwest Group, plc ("Adwest") acquired Heidemann in October 1997. The following environmental matters exist at the Adwest Heidemann facilities in Rotenburg, Kohler and Lippstadt, Germany:

     a. Adwest Heidemann, Rotenburg, Germany. The northwestern corner of the Rotenburg site was historically used to dispose industrial wastes. Soil and groundwater contamination exists in this area. In addition, soil and groundwater contamination exists near an old production building on-site. Soil vapor and groundwater extraction and treatment systems are operating in these areas of known contamination. These systems are expected to operate for an additional five to 10 years.

     b. Adwest Heidermann, Einbeck, Germany. Adwest Heidemann owns two inactive properties in Einbeck, Germany. The "Teichenweg" site was last used for production purposes by Heidemann in 1981. The "Hullerser Landstrasse" site was used for production purposes by Adwest Heidemann until it sold its surface treatment and galvanizing business (but retained the real property) in June 1998. Adwest Heidemann maintains an oil storage depot at the Hullerser Landstrasse site, but leases most of the property to the new owners of the surface treatment and galvanizing business. In 1987, soil and groundwater contamination was detected at the Teichenweg site. Shortly thereafter, Heidemann installed soil vapor and groundwater extraction systems to remediate the contaminated soil and groundwater. Due to decreased contaminant concentrations in soil vapor, governmental authorities have agreed to allow Adwest Heidemann to shut down the soil vapor extraction system. Consultants estimate that the groundwater remediation activities may need to continue for an additional three to ten years.

          Soil and groundwater contamination from tetrachloroethene ("PCE") was detected at the Hullerser Landstrasse site after a spill of PCE occurred in 1990. Soil vapor and groundwater extraction and treatment systems were installed at the site and have operated since that time. Recent monitoring has shown no significant decrease in groundwater contamination.

8. Adwest, Rearsby, England. In 1997, in conjunction with Adwest's acquisition of Rearsby Automotive, Adwest conducted an environmental assessment of the Rearsby Automotive site in Rearsby, England. The assessment identified soil and groundwater contamination from on-site waste disposal. As a result of the findings of the assessment, Adwest only purchased the Rearsby Automotive business but did not acquire the Rearsby site. The former owner of Rearsby Automotive retained ownership of the real property and now leases the site to Adwest. The former owner has retained full responsibility for contamination identified at the Rearsby site.

9. Adwest Property, Mawdsley, England. In 1997 Adwest sold Mawdsley's Ltd., which operated from an owned site located in Mawdsley, England. Adwest retained an approximately one-acre parcel in Mawdsley when it sold that business. The retained parcel was once occupied by a tannery, and tannery-related contamination (heavy metals) has been detected in the soil and groundwater at the site. Adwest is negotiating to give the property to a company that plans to redevelop the property for residential use. Under the terms of the contemplated transaction, the buyer would agree to conduct any required remediation and agree to indemnify Adwest for environmental liabilities associated with the site.

10. VOFA Environmental Matters. In January 1997, DASI acquired the stock of VOFA. A risk assessment conducted in 1993 at the leased VOFA site in Dusseldorf, Germany detected soil contamination associated with historical waste burial, tar pits and electroplating operations. No additional investigation or remediation has been performed to date with regard to this contamination.

11. Byron Salvage Site. The site is located in rural Ogle County, Illinois, west of Rockford, IL and originated as a dump site in the 1960s where miscellaneous waste and debris was disposed. Atwood Mobile Products' share, approximately 4%, was generated from industrial wastes and TCE. Consistent with the Consent Decrees entered in 2002 Company has fully subscribed to the Site Group and the Trust Fund has ample resources for the site remediation.

12. Hassan Barrel Site. The US EPA has opened an investigation into the contamination at the site located in Ft. Wayne, IN. This Superfund site was used for drum recycling from the mid 1950s to 2003. Company has been asked to provide information regarding the transport to and deposit at the site of empty 55 gallon drums for the 10 years immediately preceding the closure of the site. The drums had been triple rinsed to remove oil lubricants generated at Excel/Company facility at Butler, IN. All rinsate was collected, managed and properly disposed. Company received the inquiry in August 2006 and promptly supplied the requested information.

                                  SCHEDULE 4.16

                               MATERIAL CONTRACTS

Lease agreement by and among Dura de Mexico, S.A. de C.V. and FINSA II, S. De R.L. de C.V. dated as of November 7, 2005 for manufacturing facility located at Lot 1, Block XII of the Ciudad Industrial Park, Matamoros, Tamaulipas, Mexico for a term of ten (10) years.

                                  SCHEDULE 6.1

                              CERTAIN INDEBTEDNESS

                                                                                      BALANCE AS OF
    TYPE OF INDEBTEDNESS                               BORROWER                         10/1/06(2)
    --------------------      -----------------------------------------------------   -------------
Long-term                     Dura Automotive Systems Reiche GmbH                        $3,773
                              Dura Ganxiang Automotive Systems (Shanghai) Co., Ltd.      $1,268
Capital Leases (fixed rate)   Dura Automotive Systems SAS                                $  851
                              Dura Automotive Systems SAS                                $   99
                              Dura Operating Corp.                                       $  194
                                                                                         ------
Total                                                                                    $6,185
                                                                                         ======

- The 9% Senior Subordinated Notes issued in US Dollars and Euros due in 2009 pursuant to that certain Indenture dated as of April 22, 1999.

- The 8-5/8% Senior Notes due 2012 issued or to be issued by Company pursuant to that certain Indenture dated as of April 18, 2002 between Company and the trustee thereunder.

- The 7 1/2% Convertible Subordinated Debentures issued by Parent to the Dura Automotive Systems Capital Trust, a special purpose Delaware business trust established by Holdings.

-    Indebtedness under the Existing Second Lien Credit Agreement.

- Guaranty issued by Holdings to FINSA II, S.De R.L. de C.V. in the amount of aggregate lease payments of $9.1 million.

- Comfort letter issued by Holdings to Sparkasse Detmold to support Dura Automotive Systems Reiche GmbH long-term debt of EUR 3,700,000.

INTERCOMPANY LOANS

                                                                                  BALANCE AS OF
                                                                                  QUARTER ENDED
               LENDER                                    BORROWER                    10/1/06
               ------                   --------------------------------------   --------------
Dura Operating Corp.                    Spicebright Limited                      $   176,000.00
Dura Operating Corp.                    Dura Automotive Systems SAS              $    38,106.00
Dura Operating Corp.                    Dura Automotive Systems GmbH             $     2,880.00
Dura Operating Corp.                    Dura Automotive Systems GmbH             $     2,261.00
Dura Operating Corp.                    Dura Automotive S.L.                     $    69,717.00
Dura Operating Corp.                    Dura Automotive Systems SAS              $    31,607.00
Dura Operating Corp.                    Dura UK Limited                          $   449,362.00
Dura Operating Corp.                    Dura Automotive Systems GmbH             $    29,449.00

----------
(2)  Rounded to the nearest thousand.

Dura Operating Corp.                    Dura Automotive Systems do Brazil        $     1,345.00
Dura Operating Corp.                    Dura Holdings Limited                    $    13,338.00
Dura Operating Corp.                    Dura Shifter Systems U.K., Ltd.          $    70,527.00
Dura Operating Corp.                    Dura Automotive S.L.                     $   184,012.00
Dura Operating Corp.                    Dura Automotive Systems SAS              $   350,516.00
Dura Operating Corp.                    Dura Automotive Systems Einbeck GmbH     $     6,824.00
Dura Operating Corp.                    Dura Automotive Systems Rotenburg GmbH   $     2,361.00
Dura Operating Corp.                    Autopartes Excel de Mexico SA de CV      $ 1,143,968.00
Dura Operating Corp.                    Dura Holding Germany GmbH                $   411,755.00
Dura Operating Corp.                    Dura Automotive Selbecke Leisten un
                                        Blenden GmbH                             $     4,876.00
Dura Operating Corp.                    Dura Automotive Plettenberg Leisten
                                        un Blenden GmbH                          $     3,375.00
Dura Operating Corp.                    Dura Automotive Body & Glass Systems
                                        GmbH                                     $   113,304.00
Dura Operating Corp.                    Dura Automotive CZ sro                   $   140,346.00
Dura Operating Corp.                    Dura Automotive Body & Glass Systems
                                        U.K., Ltd.                               $     7,355.00
Dura Operating Corp.                    Dura Automotive Poruguesa, Industia
                                        de Componentes para Automoveli, Ltda.    $    39,377.00
Dura Operating Corp.                    Dura Automotive Body & Glass Systems
                                        Components, sro                          $    20,584.00
Dura Operating Corp.                    Dura Automotive Systems Reiche GmbH &
                                        Co. KG                                   $     2,003.00
Dura Operating Corp.                    Dura Automotive CZ sro                   $     7,782.00
Dura Operating Corp.                    Dura Automotive Poruguesa, Industia
                                        de Componentes para Automovele, Ltda.    $    56,529.00
Dura Operating Corp.                    Shainghai Sanfeng Atwood Electric So.
                                        Limited                                  $    21,409.00
Dura Operating Corp.                    Dura Automotive Systems CZ sro           $    41,882.00
Dura Operating Corp.                    Dura Automotive Romania Srl              $   175,983.00
Dura Operating Corp.                    Dura Gangxiang Automotive Systems
                                        (Shanghai) Co., Ltd.                     $     4,409.00
Dura Operating Corp.                    Dura UK Limited                          $26,783,696.00
Dura Operating Corp.                    Dura Automotive Systems do Brazil        $34,875,219.00
Dura Operating Corp.                    Dura Automotive Systems Export, Inc.     $ 2,087,565.00
Dura Operating Corp.                    Dura Holdings Limited                    $11,108,815.00
Dura Operating Corp.                    Autopartes Excel de Mexico SA de CV      $10,177,722.00
Dura Operating Corp.                    Dura Automotive Body & Glass Systems
                                        GmbH                                     $90,706,303.00

Dura Automotive Systems GmbH            Dura Operating Corp.                     $    46,123.00
Dura Automotive S.L.                    Dura Operating Corp.                     $   227,146.00
Dura Holdings Limited                   Dura Operating Corp.                     $    40,054.00
Dura Automotive Holding GmbH & Co. KG   Dura Operating Corp.                     $    17,794.00
Dura Automotive CZ sro                  Dura Operating Corp.                     $     2,458.00
Shainghai Sanfeng Atwood Electric So.
Limited                                 Dura Operating Corp.                     $     8,150.00
Dura Automotive Systems CZ sro          Dura Operating Corp.                     $     1,205.00
Dura Automotive Systems GmbH            Dura Operating Corp.                     $ 4,448,399.00
Dura Automotive Holding GmbH & Co. KG   Dura Operating Corp.                     $ 3,812,913.00

                                  SCHEDULE 6.2

                                  CERTAIN LIENS

Deposits to secure the Credit Parties' obligations with respect to Company's corporate credit card program in an amount reasonably acceptable to the Administrative Agent.

                                   UCC LIENS

                                          FILING
                                          DATE AND
ITEM    JURISDICTION      FILING TYPE      NUMBER              DEBTOR                  SECURED PARTY         COLLATERAL DESCRIPTION
----  ----------------  ---------------  ----------  --------------------------  -------------------------  ------------------------
1.    Salt Lake         Tax Lien         9/9/2003    Defendants: Manu, Poasi &   Utah State Tax Commission  Tax Lien value of
      County, T         judgment -                   Manu, Nanisi                                           $761.85
                        garnishments
                                                     Garnishee Defendant:
                                                     Atwood Mobile Products
2.    Salt Lake         Debt collection  2/14/2005   Defendant: Nguyet Nguyen    Outsource Receivables      Debt Collection judgment
      County, UT                                     W Valley, UT 84119          Management                 for $1,192.65 grand
                                                                                                            total.
                                                                                 Ogden, UT 84119            Writ of Garnishment
                                                                                                            entered 8/30/2005
                                                     Garnishee Defendant:
                                                     Atwood Mobile Products Inc
3.    Elkhart County,   Tax Warrant      08/15/06    Atwood Mobile Products      Indiana Department of      Sales: $384.01
      IN                                 # 05481249  Atwood RV Products          Revenue
                                                     Incorporated
                                                     57912 Charlotte Avenue
                                                     Elkhart, IN 46517-1166
4.    Indiana           Tax Warrant      10/28/2002  Atwood RV Products          Indiana Department of      Tax warrant for $6575.02
      Department of                      10/29/2002  Incorporated                Revenue
      Revenue                            # 04241675  Atwood Mobile Products      Collection Division
                                                                                 P.O. Box 595
      LaGrange                                                                   Indianapolis, IN
      County, IN Clerk                                                           46206-0595
5.    Elkhart County,   Tax Warrant      4/19/2006   Creation Windows,           Indiana Department of      Tax warrant $4400.83
      Indiana                            05390716    Incorporated                Revenue
6.    Elkhart County,   Tax Warrant      4/20/2006   Creation Windows,           Indiana Department of      Tax warrant $220.69
      Indiana                            05391028    Incorporated                Revenue

                                          FILING
                                          DATE AND
ITEM    JURISDICTION      FILING TYPE      NUMBER              DEBTOR                  SECURED PARTY         COLLATERAL DESCRIPTION
----  ----------------  ---------------  ----------  --------------------------  -------------------------  ------------------------
7.    Elkhart County,   Tax Warrant      5/8/2006    Creation Windows,           Indiana Department of      Tax warrant $7108.17
      Indiana                            05401507    Incorporated                Revenue

                                  SCHEDULE 6.7

                               CERTAIN INVESTMENTS

BANK           ACCOUNT #    DESCRIPTION                         LEGAL ENTITY
------------   ----------   ---------------------------------   --------------------
LaSalle Bank   8700965802   Certificate of Deposit / security   Dura Operating Corp.
                            for Fulton Electric Systems

Deposits to secure the Credit Parties' obligations with respect to Company's corporate credit card program in an amount reasonably acceptable to the Administrative Agent.

                                  SCHEDULE 6.12

                         CERTAIN AFFILIATED TRANSACTIONS

                                      NONE

                                                                  EXHIBIT A-1 TO
                                         REVOLVING CREDIT AND GUARANTY AGREEMENT

                                 FUNDING NOTICE

          Reference is made to the Senior Secured Super-Priority Debtor in Possession Revolving Credit and Guaranty Agreement, dated as of November [__], 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Dura Operating Corp., a Delaware corporation and debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("COMPANY"), Dura Automotive Systems, Inc., a Delaware corporation and debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("HOLDINGS"), certain Subsidiaries of Holdings and the Company, each a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, the Lenders party thereto, Goldman Sachs Credit Partners L.P., as sole book runner, joint lead arranger and syndication agent, General Electric Capital Corporation, as administrative agent and as collateral agent, Barclays Capital, the investment banking division of Barclays Bank PLC, as joint lead arranger and documentation agent and Bank of America as Issuing Bank and Credit Linked Deposit Bank.

     Pursuant to the Credit Agreement, Company desires that Lenders make the following Loan or Loans to Company in accordance with the applicable terms and conditions of the Credit Agreement on _______ __, 2006 (the "CREDIT DATE"):

     1.   Loans

          [ ]  Base Rate Loans:                        $[___,___,___]

          [ ]  LIBOR Loans, with an initial Interest
               Period of ________ month(s):

                                                       $[___,___,___]

     2.   Swing Line Loans:                            $[___,___,___]

     Company hereby certifies that:

          (i) after making the Loans requested on the Credit Date, the Total Utilization of Revolving Commitments shall not exceed the lesser of (a) the Revolving Commitments then in effect and (b) the Maximum Credit;

          (ii) as of the Credit Date, the representations and warranties contained in each of the Credit Documents are true, correct and complete in all material respects on and as of such Credit Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all material respects on and as of such earlier date; and

          (iii) as of the Credit Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.

Date:              , 200                DURA OPERATING CORP.
      ---------- --     -


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                 EXHIBIT A-1-1

                                                                  EXHIBIT A-2 TO
                                         REVOLVING CREDIT AND GUARANTY AGREEMENT

                         CONVERSION/CONTINUATION NOTICE

          Reference is made to the Senior Secured Super-Priority Debtor in Possession Revolving Credit and Guaranty Agreement, dated as of November [__], 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Dura Operating Corp., a Delaware corporation and debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("COMPANY"), Dura Automotive Systems, Inc., a Delaware corporation and debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("HOLDINGS"), certain Subsidiaries of Holdings and the Company, each a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, the Lenders party thereto, Goldman Sachs Credit Partners L.P., as sole book runner, joint lead arranger and syndication agent, General Electric Capital Corporation, as administrative agent and as collateral agent, Barclays Capital, the investment banking division of Barclays Bank PLC, as joint lead arranger and documentation agent and Bank of America as Issuing Bank and Credit Linked Deposit Bank.

     Pursuant to Section 2.9 of the Credit Agreement, Company desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of [MM/DD/YY]:

     LOANS:

          $[___,___,___]   LIBOR Loans to be continued with Interest Period of
                           [____] month(s)

          $[___,___,___]   Base Rate Loans to be converted to LIBOR Loans with
                           Interest Period of ____ month(s)

          $[___,___,___]   LIBOR Loans to be converted to Base Rate Loans

     Company hereby certifies that as of the date hereof, no Event of Default has occurred and is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby.

Date:              , 200                DURA OPERATING CORP.
      ---------- --     -


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                  EXHIBIT A-2-1

                                                                  EXHIBIT A-3 TO
                                         REVOLVING CREDIT AND GUARANTY AGREEMENT

                                 ISSUANCE NOTICE

     Reference is made to the Senior Secured Super-Priority Debtor in Possession Revolving Credit and Guaranty Agreement, dated as of November [__], 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Dura Operating Corp., a Delaware corporation and debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("COMPANY"), Dura Automotive Systems, Inc., a Delaware corporation and debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("HOLDINGS"), certain Subsidiaries of Holdings and the Company, each a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, the Lenders party thereto, Goldman Sachs Credit Partners L.P., as sole book runner, joint lead arranger and syndication agent, General Electric Capital Corporation, as administrative agent and as collateral agent, Barclays Capital, the investment banking division of Barclays Bank PLC, as joint lead arranger and documentation agent and Bank of America as Issuing Bank and Credit Linked Deposit Bank.

     Pursuant to Section 2.4 of the Credit Agreement, Company desires a Letter of Credit to be issued in accordance with the terms and conditions of the Credit Agreement on [MM/DD/YY] (the "CREDIT DATE") in an aggregate face amount of $[___,___,___].

     Attached hereto for each such Letter of Credit are the following:

               (a) the stated amount of such Letter of Credit;

               (b) the name and address of the beneficiary;

               (c) the expiration date; and

               (d) either (i) the verbatim text of such proposed Letter of Credit, or (ii) a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Lender to make payment under such Letter of Credit.

     Company hereby certifies that:

          (i) after issuing such Letter of Credit requested on the Credit Date, the Total Utilization of Revolving Commitments shall not exceed the lesser of (a) the Revolving Commitments then in effect and (b) the Maximum Credit;

          (ii) as of the Credit Date, the representations and warranties contained in each of the Credit Documents are true, correct and complete in all material respects on and as of such Credit Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all material respects on and as of such earlier date; and

          (iii) as of such Credit Date, no event has occurred and is continuing or would result from the consummation of the issuance contemplated hereby that would constitute an Event of Default or a Default.


                                 EXHIBIT A-3-1

Date: [MM/DD/YY]                        [NAME OF COMPANY]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                  EXHIBIT A-3-2

                                                                  EXHIBIT B-1 TO
                                         REVOLVING CREDIT AND GUARANTY AGREEMENT

                                 REVOLVING NOTE

$[1][___,___,___]
[2][MM/DD/YY]                                                 New York, New York

     FOR VALUE RECEIVED, DURA OPERATING CORP., a Delaware corporation and debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("COMPANY"), promises to pay [NAME OF LENDER] ("PAYEE") or its registered assigns, on or before [MM/DD/YY], the lesser of (a) [1][DOLLARS] ($[1][___,___,___]) and (b) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.

     Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Senior Secured Super-Priority Debtor in Possession Revolving Credit and Guaranty Agreement, dated as of November__, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, Dura Automotive Systems, Inc., a Delaware corporation and debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("HOLDINGS"), certain Subsidiaries of Holdings and the Company, each a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, the Lenders party thereto, Goldman Sachs Credit Partners L.P., as sole book runner, joint lead arranger and syndication agent, General Electric Capital Corporation, as administrative agent ("ADMINISTRATIVE AGENT") and as collateral agent, Barclays Capital, the investment banking division of Barclays Bank PLC, as joint lead arranger and documentation agent and Bank of America as Issuing Bank and Credit Linked Deposit Bank.

     This Note is one of the "Revolving Notes" in the aggregate principal amount of $[___,___,___] and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been executed in accordance with the terms of the Credit Agreement and accepted by Administrative Agent and recorded in the Register, Company, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

     This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

----------
[1]  Lender's Commitment

[2]  Date of Issuance


                                 EXHIBIT B-1-1

     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     Company promises to pay all actual costs and out-of-pocket expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and, to the extent permitted by applicable law, hereby waive diligence, presentment, protest, demand notice of every kind and the right to plead any statute of limitations as a defense to any demand hereunder.

                  [Remainder of page intentionally left blank]


                                 EXHIBIT B-1-2

     IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                        DURA OPERATING CORP.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                  EXHIBIT B-1-3

                                 TRANSACTIONS ON
                               REVOLVING LOAN NOTE

       Amount of Loan   Amount of Principal   Outstanding Principal   Notation
Date   Made This Date      Paid This Date       Balance This Date      Made By
----   --------------   -------------------   ---------------------   --------



                                 EXHIBIT B-1-4

                                                                  EXHIBIT B-2 TO
                                         REVOLVING CREDIT AND GUARANTY AGREEMENT

                                 SWING LINE NOTE

$[1][___,___,___]
[2][MM/DD/YY]                                                 New York, New York

     FOR VALUE RECEIVED, DURA OPERATING CORP., a Delaware corporation and debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("COMPANY"), promises to pay to GENERAL ELECTRIC CAPITAL CORPORATION, as Swing Line Lender ("Payee"), on or before [mm/dd/yy], the lesser of (a) [1][DOLLARS] ($[___,___,___]) and (b) the unpaid principal amount of all advances made by Payee to Company as Swing Line Loans under the Credit Agreement referred to below.

     Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Senior Secured Super-Priority Debtor in Possession Revolving Credit and Guaranty Agreement, dated as of NOVEMBER __, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, Dura Automotive Systems, Inc., a Delaware corporation and debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("HOLDINGS"), certain Subsidiaries of Holdings and the Company, each a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, the Lenders party thereto, Goldman Sachs Credit Partners L.P., as sole book runner, joint lead arranger and syndication agent, General Electric Capital Corporation, as administrative agent ("ADMINISTRATIVE AGENT") and as collateral agent, Barclays Capital, the investment banking division of Barclays Bank PLC, as joint lead arranger and documentation agent and Bank of America as Issuing Bank and Credit Linked Deposit Bank.

     This Note is the "Swing Line Note" and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby were made and are to be repaid.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Swing Line Lender or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

     This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

----------
[1]  Swing Line Sublimit

[2]  Date of Issuance


                                 EXHIBIT G-A-1

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     Company promises to pay all actual costs and out-of-pocket expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and, to the extent permitted by law, hereby waive diligence, presentment, protest, demand notice of every kind and the right to plead any statute of limitations as a defense to any demand hereunder.

                  [Remainder of page intentionally left blank]


                                  EXHIBIT G-A-2

     IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                        DURA OPERATING CORP.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                 EXHIBIT G-A-3

                                 TRANSACTIONS ON
                                 SWING LINE NOTE

       Amount of Loan   Amount of Principal   Outstanding Principal   Notation
Date   Made This Date     Paid This Date        Balance This Date      Made By
----   --------------   -------------------   ---------------------   --------



                                  EXHIBIT G-A-4

                                                                    EXHIBIT C TO
                                         REVOLVING CREDIT AND GUARANTY AGREEMENT

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption Agreement (the "ASSIGNMENT") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "ASSIGNOR") and [Insert name of Assignee] (the "ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters of credit and swingline loans) (the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1.   Assignor:               ______________________

2.   Assignee:               ______________________ [and is an
                             Affiliate/Approved Fund(1)]

3.   Borrower(s):            ______________________

4.   Administrative Agent:   ______________________, as the administrative agent
                             under the Credit Agreement

5.   Credit Agreement:       The $130,000,000 Senior Secured Super-Priority
                             Debtor in Possession Revolving Credit and Guaranty
                             Agreement, dated as of November [__], 2006, among Dura Operating Corp., a Delaware corporation and debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("COMPANY"), Dura Automotive
                             Systems, Inc., a Delaware corporation and debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("HOLDINGS"), certain Subsidiaries of Holdings and the Company, each a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, the Lenders party thereto, Goldman
                             Sachs Credit Partners L.P., as sole book runner, joint lead arranger and syndication agent, General
                             Electric Capital Corporation, as administrative agent and as collateral agent, Barclays Capital, the investment banking division of Barclays Bank, PLC, as joint lead arranger and documentation agent and Bank of America as Issuing Bank and Credit
                             Linked Deposit Bank.

6.   Assigned Interest:

----------
(1) Select as applicable


                                   EXHIBIT C-1

                     Aggregate Amount of      Amount of
                       Commitment/Loans    Commitment/Loans   Percentage Assigned of
Facility Assigned      for all Lenders         Assigned         Commitment/Loans(1)
------------------   -------------------   ----------------   ----------------------
Revolving Facility     $______________      $______________       ______________%

Effective Date: ______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7.   Notice and Wire Instructions:

[NAME OF ASSIGNOR]                      [NAME OF ASSIGNEE]

Notices:                                Notices:

-------------------------------------   ----------------------------------------

-------------------------------------   ----------------------------------------

-------------------------------------   ----------------------------------------
Attention:                              Attention:
           --------------------------              -----------------------------
Telecopier:                             Telecopier:
            -------------------------               ----------------------------

with a copy to:                         with a copy to:

-------------------------------------   ----------------------------------------

-------------------------------------   ----------------------------------------

-------------------------------------   ----------------------------------------
Attention:                              Attention:
           --------------------------              -----------------------------
Telecopier:                             Telecopier:
            -------------------------               ----------------------------

Wire Instructions:                      Wire Instructions:

----------
(1) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.


                                  EXHIBIT C-2

          The terms set forth in this Assignment are hereby agreed to:

                                        ASSIGNOR
                                        [NAME OF ASSIGNOR]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        ASSIGNEE
                                        [NAME OF ASSIGNEE]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


Consented to and Accepted:

GENERAL ELECTRIC CAPITAL CORPORATION
Administrative Agent


By:
    ---------------------------------
Title:
       ------------------------------


Consented to:

DURA OPERATING CORP.


By:
    ---------------------------------
Title:
       ------------------------------


                                   EXHIBIT C-3

                                                                         ANNEX 1

                  STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
                            AND ASSUMPTION AGREEMENT

1.   Representations and Warranties.

          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the "CREDIT DOCUMENTS"), or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

          1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Non-US Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that
               (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. All payments with respect to the Assigned Interests shall be made from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof.


                                   EXHIBIT C-4

                  [Remainder of page intentionally left blank]


                                   EXHIBIT C-5

                                                                    EXHIBIT D TO
                                         REVOLVING CREDIT AND GUARANTY AGREEMENT

                           BORROWING BASE CERTIFICATE

Date: __________ __, 20__

          Reference is made to the Senior Secured Super-Priority Debtor in Possession Revolving Credit and Guaranty Agreement, dated as of November [__], 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Dura Operating Corp., a Delaware corporation and debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("COMPANY"), Dura Automotive Systems, Inc., a Delaware corporation and debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("HOLDINGS"), certain Subsidiaries of Holdings and the Company, each a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, the Lenders party thereto, Goldman Sachs Credit Partners L.P., as sole book runner, joint lead arranger and syndication agent, General Electric Capital Corporation, as administrative agent and as collateral agent, Barclays Capital, the investment banking division of Barclays Bank PLC, as joint lead arranger and documentation agent and Bank of America as Issuing Bank and Credit Linked Deposit Bank.

          Pursuant to clause (o) of Section 5.1 of the Credit Agreement, the undersigned Authorized Officer of the Company hereby certifies, solely in his/her capacity as an Authorized Officer, and not in his/her individual capacity, that as of the close of business on the date set forth above, the Borrowing Base of the Company is computed as set forth on EXHIBIT A attached hereto.

                                        DURA OPERATING CORP.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                   EXHIBIT D-1

                                    EXHIBIT A

                           BORROWING BASE CALCULATION


                                   EXHIBIT D-2

                                                                    EXHIBIT E TO
                                         REVOLVING CREDIT AND GUARANTY AGREEMENT

                         CERTIFICATE RE NON-BANK STATUS

          Reference is made to the Senior Secured Super-Priority Debtor in Possession Revolving Credit and Guaranty Agreement, dated as of November [__], 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Dura Operating Corp., a Delaware corporation and debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("COMPANY"), Dura Automotive Systems, Inc., a Delaware corporation and debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("HOLDINGS"), certain Subsidiaries of Holdings and the Company, each a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, the Lenders party thereto, Goldman Sachs Credit Partners L.P., as sole book runner, joint lead arranger and syndication agent, General Electric Capital Corporation, as administrative agent and as collateral agent, Barclays Capital, the investment banking division of Barclays Bank PLC, as joint lead arranger and documentation agent and Bank of America as Issuing Bank and Credit Linked Deposit Bank.

          Pursuant to Section 2.20(c) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.

                                        [NAME OF LENDER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                   EXHIBIT E-1

                                                                    EXHIBIT F TO
                                         REVOLVING CREDIT AND GUARANTY AGREEMENT

                            CLOSING DATE CERTIFICATE

     THE UNDERSIGNED HEREBY CERTIFIES, SOLELY IN HIS CAPACITY AS AN OFFICER OF THE COMPANY AND NOT AS AN INDIVIDUAL, AS FOLLOWS:

     1. I am the chief financial officer of DURA AUTOMOTIVE SYSTEMS, INC., ("HOLDINGS") and DURA OPERATING CORP. ("COMPANY").

     2. Pursuant to Section 2.2 of the Senior Secured Super-Priority Debtor in Possession Revolving Credit and Guaranty Agreement, dated as of November [__], 2006 (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), among the Company, a Delaware corporation and debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, Holdings, a Delaware corporation and debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, certain Subsidiaries of Holdings and the Company, each a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, the Lenders party thereto, Goldman Sachs Credit Partners L.P., as sole book runner, joint lead arranger and syndication agent, General Electric Capital Corporation, as administrative agent and as collateral agent, Barclays Capital, the investment banking division of Barclays Bank PLC, as joint lead arranger and documentation agent and Bank of America as Issuing Bank and Credit Linked Deposit Bank, Company requests that Lenders make the following Loans to Company on November __, 2006 (the "CLOSING DATE"):

          (a) Loans:   $[___,___,___]

     3. I have reviewed the terms of Section 3 of the Credit Agreement and the definitions and provisions contained in such Credit Agreement relating thereto, and in my opinion I have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

     4. Based upon our review and examination described in paragraph 3 above, I certify, on behalf of Company, that as of the date hereof:

          (i) as of the Closing Date, the representations and warranties contained in each of the Credit Documents are true, correct and complete in all respects on and as of the Closing Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all respects on and as of such earlier date;

          (ii) each conditions precedent to the Closing Date, as set forth in
     Section 3.1 of the Credit Agreement, have been satisfied or waived in accordance with the Credit Agreement; and

          (iii) as of the Closing Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.

     5. Each Credit Party has requested Kirkland & Ellis LLP to deliver to Agents and Lenders on the Closing Date written opinions setting forth substantially the matters reasonably requested by the Syndication Agent and Administrative Agent.


                                   EXHIBIT F-1

     6. Attached hereto as Annex B are true, complete and correct copies of (a) the Historical Financial Statements and (b) the Budget.

     7. The Closing Date shall be __________________.

                  [Remainder of page intentionally left blank.]


                                   EXHIBIT F-2

The foregoing certifications are made and delivered as of November __, 2006.

                                        DURA AUTOMOTIVE SYSTEMS, INC.


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Chief Financial Officer


                                        DURA OPERATING CORP.


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Chief Financial Officer


                                   EXHIBIT F-3

                                                                    EXHIBIT G TO
                                         REVOLVING CREDIT AND GUARANTY AGREEMENT

                             COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES, SOLELY IN HIS CAPACITY AS AN OFFICER OF THE COMPANY AND NOT AS AN INDIVIDUAL, AS FOLLOWS:

     1. I am the Chief Financial Officer of Dura Operating Corp. ("COMPANY").

     2. I have reviewed the terms of that certain Senior Secured Super-Priority Debtor in Possession Revolving Credit and Guaranty Agreement, dated as of November [__], 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Company, a Delaware corporation and debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, Dura Automotive Systems, Inc. ("HOLDINGS"), a Delaware corporation, and debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, certain Subsidiaries of Holdings and the Company, each a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, the Lenders party thereto, Goldman Sachs Credit Partners L.P., as sole book runner, joint lead arranger and syndication agent, General Electric Capital Corporation, as administrative agent and as collateral agent, Barclays Capital, the investment banking division of Barclays Bank PLC, as joint lead arranger and documentation agent and Bank of America as Issuing Bank, and the other Credit Documents. I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Holdings and its Subsidiaries during the accounting period covered by the attached financial statements.

     3. The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event.

     The foregoing certifications, together with the computations set forth in the Annex A hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered [MM/DD/YY] pursuant to Section 5.1(d) of the Credit Agreement.

                                        DURA OPERATING CORP.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Chief Financial Officer


                                   EXHIBIT G-1

                                                                      ANNEX A TO
                                                          COMPLIANCE CERTIFICATE

                       FOR THE MONTH ENDING [INSERT MONTH]

1. Consolidated Adjusted EBITDA: (I) - (II) =                     $[___,___,___]

      (i)  (a) Consolidated Net Income:                           $[___,___,___]

           (b) Consolidated Interest Expense:                     $[___,___,___]

           (c) consolidated income tax expense:                   $[___,___,___]

           (d) total depreciation expense:                        $[___,___,___]

           (e) total amortization expense:                        $[___,___,___]

           (f) financing fees incurred in connection with the
               credit facilities under the Credit Agreement and
               the Term Loan Facilities and restructuring and
               reorganization charges in connection with the
               Chapter 11 Cases pursuant to SOP 90-7 (including
               professional fees), up to the amount set forth
               in the budget                                      $[___,___,___]

           (g) losses from extraordinary items                    $[___,___,___]

           (h) non-cash restructuring charges and other non-cash items reducing Consolidated Net Income
               (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period):

                                                                  $[___,___,___]

      (ii) (a) other non-Cash items increasing Consolidated Net
               Income (excluding any such non-Cash item to the
               extent that it represents the reversal of an
               accrual or reserve for potential Cash item in
               any prior period:                                  $[___,___,___]

           (b) gains from extraordinary items

2. Consolidated Capital Expenditure                               $[___,___,___]

3. Consolidated Adjusted EBITDA

                                                        Actual:   $[___,___,___]

                                                      Required:   $[___,___,___]


                                   EXHIBIT G-1

                                                                    EXHIBIT H TO
                                         REVOLVING CREDIT AND GUARANTY AGREEMENT

                              COUNTERPART AGREEMENT

     This COUNTERPART AGREEMENT, dated [MM/DD/YY] (this "COUNTERPART AGREEMENT") is delivered pursuant to that certain Senior Secured Super-Priority Debtor in Possession Revolving Credit and Guaranty Agreement, dated as of November [__], 2006 (as the same may be amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Dura Operating Corp., a Delaware corporation and debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("COMPANY"), Dura Automotive Systems, Inc., a Delaware corporation and debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("HOLDINGS"), certain Subsidiaries of Holdings and the Company, each a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, the Lenders party thereto, Goldman Sachs Credit Partners L.P., as sole book runner, joint lead arranger and syndication agent, General Electric Capital Corporation, as administrative agent and as collateral agent, Barclays Capital, the investment banking division of Barclays Bank PLC, as joint lead arranger and documentation agent and Bank of America as Issuing Bank and Credit Linked Deposit Bank.

     SECTION 1. Pursuant to Section 5.10 of the Credit Agreement, the undersigned hereby:

          (a) agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

          (b) represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Credit Document and applicable to the undersigned is true and correct in both before and after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date;

          (c) no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default;

          (d) agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)) and in accordance with Section 7 of the Credit Agreement; and

          (e) the undersigned hereby (i) agrees that this counterpart may be attached to the Pledge and Security Agreement, (ii) agrees that the undersigned will comply with all the terms and conditions of the Pledge and Security Agreement as if it were an original signatory thereto, (iii) grants to the Collateral Agent for the Secured Parties a security interest in all of the undersigned's right, title and interest in and to all "Collateral" (as such term is defined in the Pledge and Security Agreement) of the undersigned, in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located and (iv) delivers to Collateral Agent supplements to all schedules attached to the Pledge and Security Agreement. The undersigned hereby authorizes the Collateral Agent to file any financing statements describing the Collateral as "all assets", "all personal property" of the Debtor or with words of similar import. All such Collateral shall be deemed to be part of


                                   EXHIBIT H-1
     the "Collateral" and hereafter subject to each of the terms and conditions of the Pledge and Security Agreement.

     SECTION 2. Subject to the terms and conditions of the Credit Documents, the undersigned agrees from time to time, upon reasonable request of Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Administrative Agent may request to effect the transactions contemplated by, and to carry out the intent of, this Agreement. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given in pursuant to Section 10.1 of the Credit Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

                  [Remainder of page intentionally left blank]


                                   EXHIBIT H-2

     IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

                                        [NAME OF SUBSIDIARY]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Address for Notices:

     --------------------------------

     --------------------------------

     --------------------------------
     Attention:
                ---------------------
     Telecopier

with a copy to:

     --------------------------------

     --------------------------------

     --------------------------------
     Attention:
                ---------------------
     Telecopier


ACKNOWLEDGED AND ACCEPTED,
as of the date above first written:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Administrative Agent and Collateral Agent


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                                   EXHIBIT H-3

                                                                    EXHIBIT I TO
                                         REVOLVING CREDIT AND GUARANTY AGREEMENT

                            [INTERCREDITOR AGREEMENT]


                                   Exhibit I-1

                                                               EXECUTION VERSION

                             INTERCREDITOR AGREEMENT

          This INTERCREDITOR AGREEMENT ("AGREEMENT"), is dated as of November __, 2006, and entered into by and among DURA OPERATING CORP., a Delaware corporation, a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code (as defined below) (the "COMPANY"), DURA AUTOMOTIVE SYSTEMS, INC., a Delaware corporation, a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("HOLDINGS"), certain SUBSIDIARIES OF HOLDINGS AND COMPANY, each a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, as Guarantors, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), in its capacity as administrative agent for the holders of the Term Loan Obligations (as defined below), including its permitted successors and assigns from time to time (the "TERM ADMINISTRATIVE AGENT"), and as collateral agent for the holders of the Term Loan Obligations, including its permitted successors and assigns from time to time (the "TERM COLLATERAL AGENT") and GENERAL ELECTRIC CAPITAL CORPORATION ("GECC"), in its capacity as administrative agent for the holders of the Revolving Credit Obligations (as defined below), including its permitted successors and assigns from time to time (the "REVOLVING ADMINISTRATIVE AGENT") and as collateral agent for the holders of the Revolving Credit Obligations, including its permitted successors and assigns from time to time (the "REVOLVING COLLATERAL AGENT"). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below or, if not otherwise defined, the Revolving Credit Facility Credit Documents or the Term Loan Credit Documents, as applicable (each such term is defined below).

                                    RECITALS

          The Company, Holdings, the Guarantors, the lenders and agents party thereto, GSCP, as Term Administrative Agent, Term Collateral Agent and Term Loan Syndication Agent, and Bank of America ("BOA"), as issuing bank and credit-linked deposit bank have entered into that certain Senior Secured Super-Priority Debtor In Possession Term Loan and Guaranty Agreement, dated as of the date hereof, providing a term loan facility and a synthetic letter of credit facility to the Company (as amended, restated, supplemented, modified, replaced or refinanced from time to time, the "TERM LOAN DIP CREDIT AGREEMENT");

          The Company, Holdings, the Guarantors, the lenders and agents party thereto, GECC, as Revolving Administrative Agent and Revolving Collateral Agent, GSCP, as Revolving Syndication Agent, and BOA as issuing lender, have entered into that certain Senior Secured Super-Priority Debtor In Possession Revolving Credit and Guaranty Agreement, dated as of the date hereof, providing a revolving credit and letter of credit facility to the Company (as amended, restated, supplemented, modified, replaced or refinanced from time to time, the "REVOLVING DIP CREDIT AGREEMENT");

          Pursuant to (i) the Term Loan DIP Credit Agreement, the Guarantors have agreed to guaranty (the "TERM LOAN GUARANTY") the Term Loan Obligations;
(ii) the Term Loan DIP Credit Agreement, the Company and the Guarantors have agreed to cause certain future Domestic Subsidiaries and certain Foreign Subsidiaries to agree to guaranty the Term Loan Obligations pursuant to the Term Loan Guaranty; (iii) the Revolving DIP Credit Agreement, the Guarantors have agreed to guaranty (the "REVOLVING CREDIT GUARANTY") the Revolving Credit Obligations; and (iv) the Revolving DIP Credit Agreement, the Company and the Guarantors have agreed to cause certain future Domestic Subsidiaries and certain Foreign Subsidiaries to agree to guaranty the Revolving Credit Obligations pursuant to the Revolving Credit Guaranty; and

          In order to induce the Revolving Administrative Agent, the Revolving Collateral Agent and the Revolving Credit Lenders to enter into the Revolving DIP Credit Agreement and in order to induce the Term Administrative Agent, the Term Collateral Agent and the Term Loan Lenders to enter into the Term Loan DIP Credit Agreement, the Revolving Collateral Agent, the Revolving Administrative Agent, the Term Collateral Agent and the Term Administrative Agent have agreed to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.

                                    AGREEMENT

          In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

          SECTION 1. DEFINITIONS.

          1.1. Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

          "ACCESS ACCEPTANCE NOTICE" has the meaning assigned to that term in
Section 3.3(b).

          "ACCESS PERIOD" means for each parcel of Mortgaged Collateral the period, after the commencement of an Enforcement Period, which begins on the day that the Revolving Collateral Agent provides the Term Collateral Agent with the notice of its election to request access to any Mortgaged Collateral pursuant to
Section 3.3(b) below and ends on the earlier of (i) the 150th day after the Revolving Collateral Agent obtains the ability to use, take physical possession of, remove or otherwise control the use or access to the Collateral located on such Mortgaged Collateral following a Collateral Enforcement Action plus such number of days, if any, after the Revolving Collateral Agent obtains access to such Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to Collateral located on such Mortgaged Collateral, (ii) the date on which all or substantially all of the Current Asset Collateral located on such Mortgaged Collateral is sold, collected or liquidated, (iii) the date on which the Discharge of Revolving Credit Obligations occurs or (iv) the date on which the Revolving Credit Facility Default or the Term Loan Default that was the subject of the applicable Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the Revolving Collateral Agent or the Term Collateral Agent, as applicable, or waived in writing in accordance with the requirements of the applicable Credit Agreement.

          "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "AGENTS" means the Revolving Collateral Agent and/or the Term Collateral Agent.

          "AGREEMENT" means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

          "APPROVED COUNTERPARTY" means, collectively, each Revolving Credit Facility Approved Counterparty and each Term Loan Approved Counterparty.

          "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

          "BANKRUPTCY LAW" means each of the Bankruptcy Code, any similar federal, state or foreign laws, rules or regulations for the relief of debtors or any reorganization, insolvency, moratorium or assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Person and any similar laws, rules or regulations relating to or affecting the enforcement of creditors' rights generally.

          "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

          "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

          "CASH MANAGEMENT DOCUMENT" means any certificate, agreement or other document executed by any Revolving Credit Facility Credit Party in respect of the Cash Management Obligations of such Credit Party.

          "CASH MANAGEMENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements) provided by any Revolving Credit Facility Approved Counterparty (regardless of whether these or similar services were provided prior to the date hereof by such Approved Counterparty), including obligations for the payment of fees, interest, charges, expenses, attorneys' fees and disbursements in connection therewith.

          "CHAPTER 11 CASES" means the voluntary petitions for relief filed by Holdings, the Company and certain of its domestic and Canadian subsidiaries on October 30, 2006 under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware.

          "CLAIMHOLDER" means, collectively, the Revolving Credit Claimholders and the Term Loan Claimholders.

          "COLLATERAL" means all of the assets and property of any Grantor, whether real, personal or mixed, constituting either Revolving Credit Facility Collateral or Term Loan Collateral.

          "COLLATERAL AGENTS" means, collectively, the Revolving Collateral Agent and the Term Collateral Agent.

          "COLLATERAL ENFORCEMENT ACTION" means, collectively or individually for one or both of the Revolving Collateral Agent and the Term Collateral Agent, when a Revolving Credit Facility Default or Term Loan Default, as the case may be, has occurred and is continuing, whether or not in consultation with any other Agent, to repossess or join any Person in repossessing, or exercise or join any Person in exercising, or institute or maintain or participate in any action or proceeding with respect to, any remedies with respect to any Collateral or commence the judicial enforcement of any of the rights and remedies under the Revolving Credit Facility Credit Documents, the Term Loan Credit Documents or under any applicable law, but in all cases (i) including, without limitation, (a) instituting or maintaining, or joining any Person in instituting or maintaining, any enforcement, contest, protest, attachment, collection, execution, levy or foreclosure action or proceeding with respect to any Collateral, whether under any Credit Document or otherwise, (b) exercising any right of set-off with respect to any Credit Party, (c) exercising any right or remedy under any Deposit Account Control Agreement, Blocked Account Agreement, Securities Account Control Agreement, Landlord Personal Property Collateral Access Agreement, Bailee's Letter or similar agreement or arrangement or (d) causing (or, after the occurrence and during the continuance of any Event of Default, consenting to or requesting) any Asset Sale or other disposition of any Collateral and (ii) excluding the imposition of a default rate or late fee. Notwithstanding the foregoing, with respect to any deposit account maintained by a Canadian Subsidiary, the exercise by the Revolving Collateral Agent of its rights to require that amounts therein are swept on a regular basis to repay Revolving Loans under and as defined in the Revolving DIP Credit Agreement shall not be deemed to be a "COLLATERAL ENFORCEMENT ACTION".

          "COMMODITY SWAP AGREEMENT" means any commodity or fuel exchange contract, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging Holdings' and its Subsidiaries' exposure to fluctuations in prices for commodities or fuel and not for speculative purposes.

          "COMPANY" has the meaning assigned to that term in the Preamble to this Agreement.

          "CONTINGENT OBLIGATIONS" means at any time, any indemnification or other similar contingent obligations which are not then due and owing at the time of determination.

          "CREDIT DOCUMENTS" means, collectively, the Revolving Credit Facility Credit Documents and the Term Loan Facility Credit Documents.

          "CREDIT AGREEMENTS" means, collectively, the Term Loan DIP Credit Agreement and the Revolving DIP Credit Agreement.

          "CREDIT PARTY" means each Revolving Credit Facility Credit Party and each Term Loan Credit Party.

          "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Holdings' and its Subsidiaries' operations and not for speculative purposes.

          "CURRENT ASSET COLLATERAL" means all Collateral other than the Fixed Asset Collateral; provided, however, that to the extent that identifiable Proceeds of Fixed Asset Collateral are deposited or held in any Deposit Accounts or Securities Accounts that constitute Current Asset Collateral after an Enforcement Notice, then (as provided in Section 3.5 below) such Collateral or other identifiable Proceeds shall be treated as Fixed Asset Collateral for purposes of this Agreement.

          "DEPOSIT ACCOUNT" as defined in the UCC.

          "DISCHARGE OF REVOLVING CREDIT OBLIGATIONS" means, except to the extent otherwise expressly provided in Section 5.5:

          (a) payment in full in cash of the principal of and interest on all Indebtedness outstanding under the Revolving Credit Facility Credit Documents and constituting Revolving Credit Obligations;

          (b) payment in full in cash of all other Revolving Credit Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

          (c) termination or expiration of all commitments, if any, to extend credit that would constitute Revolving Credit Obligations; and

          (d) termination of all letters of credit issued under the Revolving Credit Facility Credit Documents and constituting Revolving Credit Obligations or providing cash collateral or backstop letters of credit acceptable to the Revolving Administrative Agent in an amount equal to 105% of the applicable outstanding reimbursement obligation (in a manner reasonably satisfactory to the Revolving Administrative Agent).

          "DISCHARGE OF TERM LOAN OBLIGATIONS" means, except to the extent otherwise expressly provided in Section 5.5:

          (a) payment in full in cash of the principal of and interest on all Indebtedness outstanding under the Term Loan Credit Documents and constituting Term Loan Obligations;

          (b) payment in full in cash of all other Term Loan Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

          (c) termination or expiration of all commitments, if any, to extend credit that would constitute Term Loan Obligations; and

          (d) termination of all synthetic letters of credit issued under the Term Loan Credit Documents and constituting Term Loan Obligations or providing cash collateral or backstop letters of credit acceptable to the Term Administrative Agent in an amount equal to 105% of the applicable outstanding reimbursement obligation (in a manner reasonably satisfactory to the Term Administrative Agent).

          "DISPOSITION" has the meaning assigned to that term in Section 5.1(b).

          "DOMESTIC SUBSIDIARY" means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

          "ENFORCEMENT NOTICE" means a written notice delivered, at a time when a Revolving Credit Facility Default or Term Loan Default has occurred and is continuing, by either (a) in the case of a Revolving Credit Facility Default, the Revolving Administrative Agent or the Revolving Collateral Agent to the Term Administrative Agent or (b) in the case of a Term Loan Default, the Term Administrative Agent or the Term Collateral Agent to the Revolving Administrative Agent, in each case, announcing that an Enforcement Period has commenced, specifying the relevant event of default, stating the current balance of the Revolving Credit Obligations or the Term Loan Obligations, as applicable, and requesting the current balance of the Term Loan Obligations or the Revolving Credit Obligations, as applicable, owing to the noticed party.

          "ENFORCEMENT PERIOD" means the period of time following the receipt by either the Revolving Administrative Agent or the Term Administrative Agent of an Enforcement Notice until the earliest of (i) in the case of an Enforcement Period commenced by the Term Administrative Agent, the Discharge of Term Loan Obligations, (ii) in the case of an Enforcement Period commenced by the Revolving Administrative Agent, the Discharge of Revolving Credit Obligations,
(iii) the Revolving Administrative Agent or the Term Administrative Agent (as applicable) agrees in writing to terminate the Enforcement Period, or (iv) the date on which the Revolving Credit Facility Default or the Term Loan Default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the Revolving Administrative Agent or the Term Administrative Agent, as applicable, or waived in writing in accordance with the requirements of the applicable Credit Agreement.

          "FOREIGN SUBSIDIARY" means any Subsidiary of the Company that is not a Domestic Subsidiary.

          "FIXED ASSET COLLATERAL" means, collectively, that portion of the Collateral now owned or at any time hereafter acquired by any Credit Party or in which any Credit Party now has or at any time in the future may acquire any right, title or interest, consisting of (i) Capital Stock and all intercompany Indebtedness (whether or not evidenced by a promissory note) owed by any Subsidiary of Holdings, in each case owned by each Credit Party, (ii) Equipment,
(iii) Real Estate Assets and fixtures, (iv) General Intangibles, solely to the extent relating to such Capital Stock, Equipment, Real Estate Assets and fixtures (subject to the Revolving Collateral Agent's right to use any Intellectual Property in connection with the liquidation of any Inventory in accordance with this Agreement), (v) Instruments, Documents, Investment Property, letters of credit, Letter-of-Credit Rights, Supporting Obligations and Chattel Paper, in each case, to the extent that any amounts payable under or in connection with any of the items or types of assets described in clauses (i) through (iv) above are evidenced by the items described in this clause (v), (vi) all Commercial Tort Claims arising from or in connection with any of the items or types of assets described in clauses (i) through (v) above; (vii) all books and records to the extent relating primarily to any of the items or types of assets described in clauses (i) through (vi) above, and (viii) all Proceeds and products of any of the items or types of assets described in clauses (i) through
(vii) above.

          "GOVERNMENTAL AUTHORITY" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

          "GRANTORS" means the Company, Holdings, each of the Guarantor Subsidiaries and each other Person that has or may from time to time hereafter execute and deliver a Term Loan Collateral Document or a Revolving Credit Facility Collateral Document as a "grantor" or "pledgor" (or the equivalent thereof).

          "GUARANTOR SUBSIDIARY" means each Guarantor other than Holdings.

          "HEDGE AGREEMENT" means a Swap Contract entered into with an Term Loan Approved Counterparty.

          "HEDGING OBLIGATION" of any Person means any obligation of such Person pursuant to any Hedge Agreements.

          "HOLDINGS" has the meaning set forth in the Recitals to this Agreement.

          "INDEBTEDNESS" means and includes all Obligations that constitute "Indebtedness" within the meaning of the Term Loan DIP Credit Agreement or the Revolving DIP Credit Agreement, as applicable.

          "INSOLVENCY OR LIQUIDATION PROCEEDING" means:

          (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor;

          (b) any other voluntary or involuntary insolvency, reorganization, winding-up or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets (other than any merger or consolidation, liquidation, windup or dissolution not involving bankruptcy that is expressly permitted pursuant to Section 6.9 of each Credit Agreement);

          (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (other than any merger or consolidation, liquidation, windup or dissolution not involving bankruptcy that is expressly permitted pursuant to
Section 6.9 of each Credit Agreement);

          (d) any case or proceeding seeking arrangement, adjustment, protection, relief or composition of any debt or other property of any Grantor;

          (e) any case or proceeding seeking the entry of an order of relief or the appointment of a custodian, receiver, trustee or other similar proceeding with respect to any Grantor or any property or Indebtedness of any Grantor; or

          (f) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

For purposes of this definition the commencement, continuation and prosecution of the Chapter 11 Cases shall not be deemed an Insolvency or Liquidation Proceeding.

          "INTELLECTUAL PROPERTY" means, collectively, all rights, priorities and privileges of any Credit Party relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, Trade Secret Licenses and Internet domain names, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Holdings' and its Subsidiaries' operations and not for speculative purposes.

          "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

          "LENDER" means each Term Loan Lender and each Revolving Credit Lender.

          "LIEN" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

          "MORTGAGED COLLATERAL" means any Real Estate Asset which shall now or hereafter be Collateral.

          "NEW AGENT" has the meaning assigned to that term in Section 5.5.

          "NEW DEBT NOTICE" has the meaning assigned to that term in Section
5.5.

          "NOTICE OF OCCUPANCY" has the meaning assigned to that term in Section 3.3(b).

          "OBLIGATIONS" means all obligations of every nature of each Grantor from time to time owed to any agent or trustee, the Term Loan Claimholders, the Revolving Credit Claimholders or any of them or their respective Affiliates under the Term Loan Credit Documents, the Revolving Credit Facility Credit Documents or Hedge Agreements, whether for principal, interest or payments for early termination of Interest Rate Agreements, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing.

          "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

          "PLEDGED COLLATERAL" has the meaning set forth in Section 5.4.

          "PPSA" means the Personal Property Security Act (Ontario), as in effect from time to time.

          "REAL ESTATE ASSET" means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

          "RECOVERY" has the meaning set forth in Section 7.1.

          "REFINANCE" means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, amend and restate, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. "REFINANCED" and "REFINANCING" shall have correlative meanings.

          "REVOLVING ADMINISTRATIVE AGENT" has the meaning assigned to that term in the Preamble of this Agreement.

          "REVOLVING COLLATERAL AGENT" has the meaning assigned to that term in the Preamble of this Agreement.

          "REVOLVING CREDIT AGENT" means any of the Revolving Administrative Agent and the Revolving Collateral Agent.

          "REVOLVING CREDIT CLAIMHOLDERS" means, at any relevant time, the holders of Revolving Credit Obligations at that time, including the Revolving Credit Lenders, the Issuing Banks (as defined in the Revolving DIP Credit Agreement) and the agents under the Revolving Credit Facility Credit Documents and any Revolving Credit Facility Approved Counterparties.

          "REVOLVING CREDIT FACILITY APPROVED COUNTERPARTY" has the meaning given to the term "Lender Counterparty" in the Revolving DIP Credit Agreement.

          "REVOLVING CREDIT FACILITY COLLATERAL" means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Revolving Credit Obligations.

          "REVOLVING CREDIT FACILITY COLLATERAL DOCUMENTS" means the Collateral Documents (as defined in the Revolving DIP Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Revolving Credit Obligations or under which rights or remedies with respect to such Liens are governed.

          "REVOLVING CREDIT FACILITY CREDIT DOCUMENTS" means the Revolving DIP Credit Agreement and the Credit Documents (as defined in the Revolving DIP Credit Agreement), each Cash Management Document, each Hedge Agreement and each of the other agreements, documents and instruments providing for or evidencing any other Revolving Credit Obligation, and any other document or instrument executed or delivered at any time in connection with any Revolving Credit Obligations, including any intercreditor or joinder agreement among holders of Revolving Credit Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.

          "REVOLVING CREDIT FACILITY CREDIT PARTY" means "Credit Party" as defined in the Revolving DIP Credit Agreement.

          "REVOLVING CREDIT FACILITY DEFAULT" means an "Event of Default" (as defined in the Revolving DIP Credit Agreement).

          "REVOLVING CREDIT GUARANTY" has the meaning assigned to that term in the Recitals to this Agreement.

          "REVOLVING CREDIT LENDERS" means the "Lenders" under and as defined in the Revolving DIP Credit Agreement.

          "REVOLVING CREDIT MORTGAGES" means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Revolving Credit Obligations or under which rights or remedies with respect to any such Liens are governed.

          "REVOLVING CREDIT OBLIGATIONS" means all Obligations outstanding under the Revolving DIP Credit Agreement and the other Revolving Credit Facility Credit Documents, including Cash Management Documents and Hedge Agreements.

          Notwithstanding the foregoing, if the sum of (x) the aggregate principal amount of Indebtedness (as defined in the Revolving DIP Credit Agreement) constituting principal outstanding under the Revolving DIP Credit Agreement and the other Revolving Credit Facility Credit Documents (other than Indebtedness in respect of Cash Management Obligations and Hedging Obligations) plus (y) the aggregate face amount of any outstanding letters of credit issued under the Revolving DIP Credit Agreement, exceeds the sum of (A) the lesser of (I) $126,500,000 and (II) 110% of the sum of (a) 85% of the gross amount of Adjusted Eligible Receivables and (b) the lesser of (i) 85% of the Net Orderly Liquidation Value Percentage of the gross amount of Eligible Inventory and (ii) 65% of the gross amount of Eligible Inventory (valued at the lower of cost and market on a first in, first out basis) plus (B) the amount of Protective Advances (as defined in and not exceeding the maximum amount permitted by the Revolving DIP Credit Agreement as in effect on the date hereof) outstanding at such time, (the "REVOLVING CREDIT FACILITY CAP AMOUNT"), then only that portion of such Indebtedness (as defined in the Revolving DIP Credit Agreement) and such aggregate face amount of letters of credit equal to the Revolving Credit Facility Cap Amount plus Indebtedness in respect of Cash Management Obligations and Hedging Obligations shall be included in Revolving Credit Obligations and interest, fees, expenses and indemnification obligations with respect to such Indebtedness (as defined in the Revolving DIP Credit Agreement), letters of credit and Cash Management Obligations and Hedging Obligations shall only constitute Revolving Credit Obligations to the extent related to Indebtedness (as defined in the Revolving DIP Credit Agreement), face amounts of letters of credit, Cash Management Obligations and Hedging Obligations included in the Revolving Credit Obligations.

          "REVOLVING CREDIT STANDSTILL PERIOD" has the meaning set forth in
Section 3.2(a)(1).

          "REVOLVING DIP CREDIT AGREEMENT" has the meaning assigned to that term in the Recitals to this Agreement.

          "REVOLVING SYNDICATION AGENT" means the "Syndication Agent" under and as defined in the Revolving Credit Facility Credit Documents.

          "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "SECURITIES ACCOUNTS" as defined in the UCC.

          "SWAP CONTRACTS" means collectively, each Interest Rate Agreement, each Currency Agreement and each Commodity Swap Agreement.

          "TERM ADMINISTRATIVE AGENT" means the "Administrative Agent" under and as defined in the Term Loan Credit Documents.

          "TERM LOAN AGENT" means each of the Term Administrative Agent, the Term Collateral Agent and the Term Loan Syndication Agent.

          "TERM LOAN APPROVED COUNTERPARTY" has the meaning given to the term "Lender Counterparty" in the Term Loan DIP Credit Agreement.

          "TERM LOAN CLAIMHOLDERS" means, at any relevant time, the holders of Term Loan Obligations at that time, including the Term Loan Lenders and the agents under the Term Loan Credit Documents and any Term Loan Approved Counterparties.

          "TERM LOAN COLLATERAL" means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Term Loan Obligations.

          "TERM COLLATERAL AGENT" has the meaning assigned to that term in the Preamble to this Agreement.

          "TERM LOAN COLLATERAL DOCUMENTS" means the Collateral Documents (as defined in the Term Loan DIP Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Term Loan Obligations or under which rights or remedies with respect to such Liens are governed.

          "TERM LOAN CREDIT DOCUMENTS" means the Term Loan DIP Credit Agreement and the Credit Documents (as defined in the Term Loan DIP Credit Agreement), each Hedge Agreement and each of the other agreements, documents and instruments providing for or evidencing any other Term Loan Obligation, and any other document or instrument executed or delivered at any time in connection with any Term Loan Obligations, including any intercreditor or joinder agreement among holders of Term Loan Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.

          "TERM LOAN CREDIT PARTY" means "Credit Party" as defined in the Term Loan DIP Credit Agreement.

          "TERM LOAN DEFAULT" means an "Event of Default" (as defined in the Term Loan DIP Credit Agreement).

          "TERM LOAN DIP CREDIT AGREEMENT" has the meaning assigned to that term in the Recitals to this Agreement.

          "TERM LOAN GUARANTY" has the meaning assigned to that term in the Recitals to this Agreement.

          "TERM LOAN LENDERS" means the "Lenders" under and as defined in the Term Loan Credit Documents.

          "TERM LOAN MORTGAGES" means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on any Real Estate Asset owned by any Grantor is granted to secure any Term Loan Obligations or under which rights or remedies with respect to any such Liens are governed.

          "TERM LOAN OBLIGATIONS" means all Obligations outstanding under the Term Loan DIP Credit Agreement and the other Term Loan Credit Documents, including Hedge Agreements.

          Notwithstanding the foregoing, if the aggregate amount of Indebtedness (as defined in the Term Loan DIP Credit Agreement) constituting principal outstanding under the Term Loan DIP Credit Agreement and the other Term Loan Credit Documents (other than Hedge Agreements) and, without duplication, the aggregate face amount of any outstanding synthetic letters of credit issued under the Term Loan DIP Credit Agreement is in excess of $203,500,000 in the aggregate (the "TERM LOAN CAP AMOUNT"), then only that portion of such Indebtedness (as defined in the Term Loan DIP Credit Agreement) and, without duplication, such aggregate face amount of synthetic letters of credit equal to the Term Loan Cap Amount plus Indebtedness in respect of Hedge Agreements shall be included in Term Loan Obligations and interest, fees, expenses and indemnification obligations with respect to such Indebtedness (as defined in the Term Loan DIP Credit Agreement), Hedge Agreements and, without duplication, synthetic letters of credit shall only constitute Term Loan Obligations to the extent related to Indebtedness (as defined in the Term Loan DIP Credit Agreement), Hedge Agreements and, without duplication, face amounts of synthetic letters of credit included in the Term Loan Obligations.

          "TERM LOAN STANDSTILL PERIOD" has the meaning set forth in Section 3.1(a)(1).

          "TERM LOAN SYNDICATION AGENT" means the "Syndication Agent" under and as defined in the Term Loan Credit Documents.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of any Collateral Agent's or any secured party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect from time to time in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

          1.2. Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise:

          (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

          (b) any reference herein to any Person shall be construed to include such Person's permitted successors and assigns;

          (c) the words "herein," "hereof' and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

          (d) all references herein to Sections shall be construed to refer to Sections of this Agreement;

          (e) all references to terms defined in the UCC in effect in the State of New York shall have the meaning ascribed to them therein (unless otherwise specifically defined herein); and

          (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 2. LIEN PRIORITIES.

          2.1. Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Term Loan Obligations granted on the Collateral or of any Liens securing the Revolving Credit Obligations granted on the Collateral and notwithstanding any provision of any UCC, the PPSA, or any other applicable law or the Revolving Credit Facility Credit Documents or the Term Loan Credit Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the Revolving Credit Obligations or Term Loan Obligations or any other circumstance whatsoever, the Revolving Collateral Agent, on behalf of itself and the Revolving Credit Claimholders and the Term Collateral Agent, on behalf of itself and the Term Loan Claimholders hereby agree that:

          (a) any Lien of the Revolving Collateral Agent on the Current Asset Collateral, whether now or hereafter held by or on behalf of the Revolving Collateral Agent or any Revolving Credit Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to all Liens on the Current Asset Collateral securing any Term Loan Obligations; and

          (b) any Lien of the Term Collateral Agent on the Fixed Asset Collateral, whether now or hereafter held by or on behalf of the Term Collateral Agent, any Term Loan Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects to all Liens on the Fixed Asset Collateral securing any Revolving Credit Obligations.

          2.2. Prohibition on Contesting Liens. Each of the Term Collateral Agent, for itself and on behalf of each Term Loan Claimholder, and the Revolving Collateral Agent, for itself and on behalf of each Revolving Credit Claimholder, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including the Chapter 11 Cases and any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Revolving Credit Claimholders or any of the Term Loan Claimholders in the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of either Agent or any Revolving Credit Claimholder or Term Loan Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1 and 3.2.

          2.3. No New Liens. So long as the Discharge of Revolving Credit Obligations and the Discharge of Term Loan Obligations have not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against one or more of the Company or any other Grantor, the parties hereto agree that neither the Company nor any other Grantor shall:

          (a) grant or permit any additional Liens on any asset or property to secure any Term Loan Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the Revolving Credit Obligations; or

          (b) grant or permit any additional Liens on any asset or property to secure any Revolving Credit Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Term Loan Obligations.

To the extent any additional Liens are granted on any asset or property pursuant to this Section 2.3, the priority of such additional Liens shall be determined in accordance with Section 2.1. In addition, to the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available hereunder, the Revolving Collateral Agent, on behalf of the Revolving Credit Claimholders and the Term Collateral Agent, on behalf of the Term Loan Claimholders, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

          2.4. Similar Liens and Agreements. The parties hereto agree that it is their intention that the Revolving Credit Facility Collateral and the Term Loan Collateral be identical. In furtherance of the foregoing and of Section 7.10, the parties hereto agree, subject to the other provisions of this Agreement:

          (a) upon request by the Revolving Collateral Agent or the Term Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Revolving Credit Facility Collateral and the Term Loan Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Revolving Credit Facility Credit Documents and the Term Loan Credit Documents; and

          (b) that the Revolving Credit Facility Collateral Documents and the Term Loan Collateral Documents and guarantees for the Revolving Credit Obligations and the Term Loan Obligations, subject to Section 5.3(b), shall be in all material respects the same forms of documents other than with respect to differences to reflect the nature of the lending arrangements and the first and second lien nature of the Obligations thereunder with respect to the Fixed Asset Collateral and the Current Asset Collateral.

          SECTION 3. ENFORCEMENT.

          3.1. Exercise of Remedies - Restrictions on Term Collateral Agent.

          (a) Until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Term Collateral Agent and the Term Loan Claimholders:

               (1) will not exercise or seek to exercise any rights or remedies with respect to any Current Asset Collateral (including the exercise of any right of setoff or any right under any lockbox agreement or any control agreement with respect to Deposit Accounts or Securities Accounts) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Term Collateral Agent may exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of:
     (A) the date on which the Term Collateral Agent declared the existence of a Term Loan Default and demanded the repayment of all the principal amount of any Term Loan Obligations; and (B) the date on which the Revolving Collateral Agent received notice from the Term Collateral Agent of such declaration of a Term Loan Default (the "TERM LOAN STANDSTILL PERIOD"); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Term Collateral Agent or any Term Loan Claimholder exercise any rights or remedies with respect to the Current Asset Collateral (unless (x) the final step triggering the "one action rule" or any similar legal provision in any applicable state has occurred and (y) the applicable Term Loan Claimholder has provided written notice to the Revolving Credit Claimholders no later than five Business Days prior to the commencement of such final step of its exercise of any rights or remedies permitted hereunder) if, notwithstanding the expiration of the Term Loan Standstill Period, the Revolving Collateral Agent or Revolving Credit Claimholders shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Collateral (prompt notice of such exercise to be given to the Term Collateral Agent);

               (2) will not contest, protest or object to, or otherwise interfere with, any foreclosure proceeding or action brought by the Revolving Collateral Agent or any Revolving

     Credit Claimholder or any other exercise by the Revolving Collateral Agent or any Revolving Credit Claimholder of any rights and remedies relating to the Current Asset Collateral, whether under the Revolving Credit Facility Credit Documents or otherwise; and

               (3) subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.1(c), will not object to the forbearance by the Revolving Collateral Agent or any of the Revolving Credit Claimholders from bringing or pursuing any Collateral Enforcement Action;

               provided, however, that, in the case of (1), (2) and (3) above, the Liens granted to secure the Term Loan Obligations of the Term Loan Claimholders shall attach to the Proceeds thereof subject to the relative priorities described in Section 2.

          (b) Until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Term Collateral Agent, for itself and on behalf of the Term Loan Claimholders, agrees that the Revolving Collateral Agent and the Revolving Credit Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary Dispositions of Current Asset Collateral by the respective Grantors after a Revolving Credit Facility Default) make determinations regarding the release, disposition, or restrictions with respect to the Current Asset Collateral (including, without limitation, exercising remedies under Deposit Account Control Agreements, Blocked Account Agreements and Securities Account Control Agreements) without any consultation with or the consent of the Term Collateral Agent or any Term Loan Claimholder; provided, however, that the Lien securing the Term Loan Obligations shall remain on the Proceeds (other than those properly applied to the Revolving Credit Obligations) of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Current Asset Collateral, the Term Collateral Agent, for itself and on behalf of the Term Loan Claimholders, agrees that the Revolving Collateral Agent and the Revolving Credit Claimholders may enforce the provisions of the Revolving Credit Facility Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Current Asset Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and the PPSA and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

          (c) Notwithstanding the foregoing, the Term Collateral Agent and any Term Loan Claimholder may:

               (1) file a claim or statement of interest with respect to the Term Loan Obligations;

               (2) take any action in order to create, perfect, preserve or protect its Lien on any of the Collateral; provided that such action shall not be inconsistent with the terms of this Agreement and shall not be adverse to the priority status of the Liens on the Current Asset Collateral, or the rights of the Revolving Collateral Agent or the Revolving Credit Claimholders to exercise remedies in respect thereof;

               (3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Term Loan Claimholders, including any claims secured by the Current Asset Collateral, if any, in each case in accordance with the terms of this Agreement;

               (4) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;

               (5) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Term Loan Obligations and the Fixed Asset Collateral; and

               (6) exercise any of its rights or remedies with respect to any of the Collateral after the termination of the Term Loan Standstill Period to the extent permitted by Section 3.1(a)(1).

          The Term Collateral Agent, on behalf of itself and the Term Loan Claimholders, agrees that it will not take or receive any Current Asset Collateral or any Proceeds of such Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any such Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until, the Discharge of Revolving Credit Obligations has occurred, except as expressly provided in Sections 3.1(a) and this Section 3.1(c), the sole right of the Term Collateral Agent and the Term Loan Claimholders with respect to the Current Asset Collateral is to hold a Lien on such Collateral pursuant to the Term Loan Collateral Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Revolving Credit Obligations has occurred.

          (d) Subject to Sections 3.l(a) and (c):

               (1) the Term Collateral Agent, for itself and on behalf of the Term Loan Claimholders, agrees that the Term Collateral Agent and the Term Loan Claimholders will not, except as not prohibited herein, take any action that would hinder any exercise of remedies under the Revolving Credit Facility Credit Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Current Asset Collateral, whether by foreclosure or otherwise;

               (2) the Term Collateral Agent, for itself and on behalf of the Term Loan Claimholders, hereby waives any and all rights it or the Term Loan Claimholders may have as a junior lien creditor with respect to the Current Asset Collateral or otherwise to object to the manner in which the Revolving Collateral Agent or the Revolving Credit Claimholders seek to enforce or collect the Revolving Credit Obligations or the Liens on the Current Asset Collateral securing the Revolving Credit Obligations granted in any of the Revolving Credit Facility Credit Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Revolving Collateral Agent or Revolving Credit Claimholders is adverse to the interest of the Term Loan Claimholders; and

               (3) the Term Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any of the Term Loan Collateral Documents or any other Term Loan Credit Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Revolving Collateral Agent or the Revolving Credit

     Claimholders with respect to the Current Asset Collateral as set forth in this Agreement and the Revolving Credit Facility Credit Documents.

          (e) Except as otherwise specifically set forth in Sections 3.1(a) and
(d) and 3.5, the Term Collateral Agent and the Term Loan Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the Fixed Asset Collateral, in each case, in accordance with the terms of the Term Loan Credit Documents and applicable law; provided, however, that in the event that any Term Loan Claimholder becomes a judgment Lien creditor in respect of Current Asset Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Term Loan Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Revolving Credit Obligations) as the other Liens securing the Term Loan Obligations are subject to this Agreement.

          (f) Nothing in this Agreement shall prohibit the receipt by the Term Collateral Agent or any Term Loan Claimholders of payments of interest, principal and other amounts owed in respect of the Term Loan Obligations so long as such receipt is not the direct or indirect result of the exercise by the Term Collateral Agent or any Term Loan Claimholders of rights or remedies as a secured creditor (including set-off) or enforcement of any Lien held by any of them, in each case in contravention of this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Revolving Collateral Agent or the Revolving Credit Claimholders may have against the Grantors under the Revolving Credit Facility Credit Documents, other than with respect to the Fixed Asset Collateral solely to the extent expressly provided herein.

          3.2. Exercise of Remedies - Restrictions on Revolving Collateral
Agent.

          (a) Until the Discharge of Term Loan Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Revolving Collateral Agent and the Revolving Credit
Claimholders:

               (1) will not exercise or seek to exercise any rights or remedies with respect to any Fixed Asset Collateral or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Revolving Collateral Agent may exercise the rights provided for in Section 3.3 (with respect to any Access Period) and may exercise any or all such other rights or remedies after the passage of a period of at least 180 days has elapsed since the later of:
     (A) the date on which the Revolving Collateral Agent declared the existence of any Revolving Credit Facility Default and demanded the repayment of all the principal amount of any Revolving Credit Obligations; and (B) the date on which the Term Collateral Agent received notice from the Revolving Collateral Agent of such declaration of a Revolving Credit Facility Default (the "REVOLVING CREDIT STANDSTILL PERIOD"); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Revolving Collateral Agent or any Revolving Credit Claimholder exercise any rights or remedies (other than those under Section 3.3) with respect to the Fixed Asset Collateral (unless (x) the final step triggering the "one action rule" or any similar legal provision in any applicable state has occurred and (y) the applicable Revolving Credit Claimholder has provided written notice to the Term Loan Claimholders no later than five Business Days prior to the commencement of such final step of its exercise of any rights or remedies permitted hereunder) if, notwithstanding the expiration of the Revolving Credit Standstill Period, the Term Collateral Agent or Term Loan Claimholders shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Collateral (prompt notice of such exercise to be given to the Revolving Collateral Agent);

               (2) will not contest, protest or object to, or otherwise interfere with, any foreclosure proceeding or action brought by the Term Collateral Agent or any Term Loan Claimholder or any other exercise by the Term Collateral Agent or any Term Loan Claimholder of any rights and remedies relating to the Fixed Asset Collateral, whether under the Term Loan Credit Documents or otherwise; and

               (3) subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.2(c), will not object to the forbearance by the Term Collateral Agent or the Term Loan Claimholders from bringing or pursuing any Collateral Enforcement Action;

               provided, however, that in the case of (1), (2) and (3) above, the Liens granted to secure the Revolving Credit Obligations of the Revolving Credit Claimholders shall attach to the Proceeds thereof subject to the relative priorities described in Section 2.

          (b) Until the Discharge of Term Loan Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Revolving Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that the Term Collateral Agent and the Term Loan Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary Dispositions of Fixed Asset Collateral by the respective Grantors after a Term Loan Default) make determinations regarding the release, disposition, or restrictions with respect to the Fixed Asset Collateral without any consultation with or the consent of the Revolving Collateral Agent or any Revolving Credit Claimholder; provided, however, that the Lien securing the Revolving Credit Obligations shall remain on the Proceeds (other than those properly applied to the Term Loan Obligations) of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Fixed Asset Collateral, the Revolving Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that the Term Collateral Agent and the Term Loan Claimholders may enforce the provisions of the Term Loan Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Fixed Asset Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

          (c) Notwithstanding the foregoing, the Revolving Collateral Agent and any Revolving Credit Claimholder may:

               (1) file a claim or statement of interest with respect to the Revolving Credit Obligations;

               (2) take any action in order to create, perfect, preserve or protect its Lien on any of the Collateral; provided that such action shall not be inconsistent with the terms of this Agreement and shall not be adverse to the priority status of the Liens on the Fixed Asset Collateral, or the rights of the Term Collateral Agent or any of the Term Loan Claimholders to exercise remedies in respect thereof;

               (3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Revolving Credit Claimholders, including any claims secured by the Fixed Asset Collateral, if any, in each case in accordance with the terms of this Agreement;

               (4) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;

               (5) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Revolving Credit Obligations and the Current Asset Collateral; and

               (6) exercise any of its rights or remedies with respect to any of the Collateral after the termination of the Revolving Credit Standstill Period to the extent permitted by Section 3.2(a)(1).

          The Revolving Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that it will not take or receive any Fixed Asset Collateral or any Proceeds of such Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any such Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Term Loan Obligations has occurred, except as expressly provided in Sections 3.2(a), 3.3 and this Section 3.2(c), the sole right of the Revolving Collateral Agent and the Revolving Credit Claimholders with respect to the Fixed Asset Collateral is to hold a Lien on such Collateral pursuant to the Revolving Credit Facility Collateral Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Term Loan Obligations has occurred.

          (d) Subject to Sections 3.2(a) and (c):

               (1) the Revolving Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, agrees that the Revolving Collateral Agent and the Revolving Credit Claimholders will not, except as not prohibited herein, take any action that would hinder any exercise of remedies under the Term Loan Credit Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Fixed Asset Collateral, whether by foreclosure or otherwise;

               (2) the Revolving Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, hereby waives any and all rights it or the Revolving Credit Claimholders may have as a junior lien creditor with respect to the Fixed Asset Collateral or otherwise to object to the manner in which the Term Collateral Agent or the Term Loan Claimholders seek to enforce or collect the Term Loan Obligations or the Liens on the Fixed Asset Collateral securing the Term Loan Obligations granted in any of the Term Loan Credit Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Term Collateral Agent or the Term Loan Claimholders is adverse to the interest of the Revolving Credit Claimholders; and

               (3) the Revolving Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any of the Revolving Credit Facility Collateral Documents or any other Revolving Credit Facility Credit Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Term Collateral Agent or the Term Loan Claimholders with respect to the Fixed Asset Collateral as set forth in this Agreement and the Term Loan Credit Documents.

          (e) Except as otherwise specifically set forth in Sections 3.2(a) and
(d) and 3.5, the Revolving Collateral Agent and the Revolving Credit Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the Current Asset Collateral, in each case, in accordance with the terms of the Revolving Credit Facility Credit Documents and applicable law; provided, however, that in the event that any Revolving Credit Claimholder becomes a judgment Lien creditor in respect of Fixed Asset Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Revolving Credit Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Term Loan Obligations) as the other Liens securing the Revolving Credit Obligations are subject to this Agreement.

          (f) Nothing in this Agreement shall prohibit the receipt by the Revolving Collateral Agent or any Revolving Credit Claimholders of payments of interest, principal and other amounts owed in respect of the Revolving Credit Obligations so long as such receipt is not the direct or indirect result of the exercise by the Revolving Collateral Agent or any Revolving Credit Claimholders of rights or remedies as a secured creditor (including set-off) or enforcement of any Lien held by any of them, in each case in contravention of this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Term Collateral Agent or the Term Loan Claimholders may have against the Grantors under the Term Loan Credit Documents, other than with respect to the Current Asset Collateral solely to the extent expressly provided herein.

          3.3. Exercise of Remedies - Collateral Access Rights.

          (a) The Revolving Collateral Agent and the Term Collateral Agent agree not to commence any Collateral Enforcement Action until an Enforcement Notice has been given to the other Agent. Subject to the provisions of Sections 3.1 and
3.2 above, either Agent may join in any judicial proceedings commenced by the other Agent to enforce Liens on the Collateral, provided that neither Agent, nor the Revolving Credit Claimholders or the Term Loan Claimholders, as the case may be, shall interfere with the Collateral Enforcement Actions of the other with respect to Collateral in which such party has the priority Lien in accordance herewith.

          (b) If the Term Collateral Agent, or any agent or representative of the Term Collateral Agent, or any receiver, shall obtain possession or physical control of any of the Mortgaged Collateral, the Term Collateral Agent shall promptly notify the Revolving Collateral Agent of that fact (such notice, a "NOTICE OF OCCUPANCY") and the Revolving Collateral Agent shall, within ten (10) Business Days thereafter, notify the Term Collateral Agent as to whether the Revolving Collateral Agent desires to exercise access rights under this Agreement (such notice, an "ACCESS ACCEPTANCE NOTICE"), at which time the parties shall confer in good faith to coordinate with respect to the Revolving Collateral Agent's exercise of such access rights; provided, that it is understood and agreed that the Term Collateral Agent shall obtain possession or physical control of the Mortgaged Collateral in the manner provided in the applicable Term Loan Collateral Documents. Access rights may apply to differing parcels of Mortgaged Collateral at differing times, in which case, a differing Access Period may apply to each such property. In the event that the Revolving Collateral Agent elects to exercise its access rights as provided in this Agreement, the Term Collateral Agent agrees, for itself and on behalf of the Term Loan Claimholders, that in the event that any Term Loan Claimholder exercises its rights to sell or otherwise dispose of any Mortgaged Collateral, whether before or after the delivery of a Notice of Occupancy to the Revolving Collateral Agent, the Term Collateral Agent shall (i) provide access rights to the Revolving Collateral Agent for the duration of the Access Period in accordance with this Agreement and (ii) if such a sale or other disposition occurs prior to the Revolving Collateral Agent delivering an Access Acceptance Notice during the time period provided therefor, or if applicable, the expiration of the applicable Access Period, shall ensure that the purchaser or other transferee of such Mortgaged Collateral provides the Revolving Collateral Agent the opportunity to exercise its access rights, and upon delivery of an Access Acceptance Notice to such purchaser or transferee, continued access rights to the Revolving Credit Facility for the duration of the applicable Access Period, in the manner and to the extent required by this Agreement.

          (c) Upon delivery of notice to the Term Collateral Agent as provided in Section 3.3(b), the Access Period shall commence for the subject parcel of Mortgaged Collateral. During the Access Period, the Revolving Collateral Agent and its agents, representatives and designees shall have a non-exclusive right to have access to, and a rent free right to use, the Fixed Asset Collateral for the purpose of arranging for and effecting the sale or disposition of Current Asset Collateral, including the production, completion, packaging and other preparation of such Current Asset Collateral for sale or disposition. During any such Access Period, the Revolving Collateral Agent and its agents, representatives and designees (and Persons employed on their respective behalves), may continue to operate, service, maintain, process and sell the Current Asset Collateral, as well as to engage in bulk sales of Current Asset Collateral. The Revolving Collateral Agent shall take proper care of any Fixed Asset Collateral that is used by the Revolving Collateral Agent during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the Revolving Collateral Agent or its agents, representatives or designees and the Revolving Collateral Agent shall comply with all applicable laws in connection with its use or occupancy of the Fixed Asset Collateral. The Revolving Collateral Agent and the Revolving Credit Claimholders shall at the request of the Term Collateral Agent and/or the Term Loan Claimholders obtain (at the sole cost and expense of the Revolving Collateral Agent and the Revolving Credit Claimholders (which, without limiting the foregoing obligations, costs and expenses shall be reimbursable by the Credit Parties (as defined in the Revolving DIP Credit Agreement) and shall constitute a Revolving Credit Obligation), insurance with respect to liabilities, losses or damage in respect of the Revolving Collateral Agent's and/or the Revolving Claimholders' use or occupancy of the Fixed Asset Collateral, in each case in scope, up to amounts and on terms and with financially sound and reputable insurers, in each case reasonably acceptable to the Term Collateral Agent. Each such policy of insurance shall name the Term Collateral Agent, on behalf of Term Loan Claimholders as an additional insured or loss payee as its interests may appear. The Revolving Collateral Agent and the Term Collateral Agent shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of the Term Collateral Agent to show the Fixed Asset Collateral to prospective purchasers and to ready the Fixed Asset Collateral for sale.

          (d) If any order or injunction is issued or stay is granted which prohibits the Revolving Collateral Agent from exercising any of its rights hereunder, then at the Revolving Collateral Agent's option, the Access Period granted to the Revolving Collateral Agent under this Section 3.3 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 3.3. If the Term Collateral Agent shall foreclose or otherwise sell any of the Fixed Asset Collateral, the Term Collateral Agent will notify the buyer thereof of the existence of this Agreement and that the buyer is acquiring the Fixed Asset Collateral subject to the terms of this Agreement.

          (e) The Grantors hereby agree with the Agents that the Revolving Collateral Agent shall have access, during the Access Period, as described herein and each such Grantor that owns any of the Mortgaged Collateral grants a non-exclusive easement in gross over its property to permit the uses by the Revolving Collateral Agent contemplated by this Section 3.3. The Term Collateral Agent consents to such easement and to the recordation of a collateral access easement agreement, in form and substance reasonably acceptable to the Term Collateral Agent, in the relevant real estate records with respect to each parcel of real property that is now or hereafter subject to a Term Loan Mortgage. The Revolving Collateral Agent agrees that upon either a Discharge of Revolving Credit Obligations or the expiration of the final Access Period with respect to any parcel of property covered by a Term Loan Mortgage, it shall, upon request, execute and deliver to the Term Collateral Agent, or if a Discharge of Term Loan Obligations has occurred, to the respective Grantor, such documentation, in recordable form, as may reasonably be requested to terminate any and all rights with respect to such Access Periods.

          3.4. Exercise of Remedies - Intellectual Property Rights/Access to Information. The Term Collateral Agent and each Grantor hereby grants (to the full extent of their respective rights and interests) the Revolving Collateral Agent and its agents, representatives and designees (a) a royalty free, rent free non-exclusive license and lease to use all of the Fixed Asset Collateral constituting Intellectual Property, to complete the sale of inventory and (b) a royalty free non-exclusive license (which will be binding on any successor or assignee of the Intellectual Property) to use any and all Intellectual Property, in each case, at any time in connection with its Collateral Enforcement Action; provided, however, the royalty free, rent free non-exclusive license and lease granted in clause (a) shall immediately expire upon the sale, lease, transfer or other disposition of all such inventory.

          3.5. Exercise of Remedies - Set Off and Tracing of and Priorities in Proceeds.

          (a) The Revolving Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, acknowledges and agrees that, to the extent the Revolving Collateral Agent or any Revolving Credit Claimholder exercises its rights of setoff against any Grantors' Deposit Accounts or Securities Accounts that contain identifiable Proceeds of Fixed Asset Collateral, a percentage of the amount of such setoff equal to the percentage that such Proceeds bear to the total amount on deposit in or credited to the balance of such Deposit Accounts or Securities Accounts shall be deemed to constitute Fixed Asset Collateral, which amount shall be held and distributed pursuant to Section 4.3; provided, however that the foregoing shall not apply to any setoff by the Revolving Collateral Agent against any Current Asset Collateral to the extent applied to the payment of Revolving Credit Obligations.

          (b) The Term Collateral Agent, for itself and on behalf of the Term Loan Claimholders, also agrees that prior to an issuance of an Enforcement Notice, all funds deposited in an account subject to a Deposit Account Control Agreement, Blocked Account Agreement, or a Securities Account Control Agreement (in each case as defined in the Revolving DIP Credit Agreement) that constitute Current Asset Collateral and then applied to the Revolving Credit Obligations shall be treated as Current Asset Collateral and, unless the Revolving Collateral Agent has actual knowledge to the contrary, any claim that payments made to the Revolving Collateral Agent through the Deposit Accounts and Securities Accounts that are subject to such Deposit Account Control Agreements, Blocked Account Agreement or Securities Account Control Agreements, respectively, are Proceeds of or otherwise constitute Fixed Asset Collateral are waived by the Term Collateral Agent and the Term Loan Claimholders.

          (c) The Revolving Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, and the Term Collateral Agent, for itself and on behalf of the Term Loan Claimholders, further agree that prior to an issuance of an Enforcement Notice, any Proceeds of Collateral, whether or not deposited in an account subject to a Deposit Account Control Agreement, Blocked Account Agreement or a Securities Account Control Agreement, shall not (as between the Agents, the Revolving Credit Claimholders and the Term Loan Claimholders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral.

          SECTION 4. PAYMENTS.

          4.1. Application of Proceeds.

          (a) So long as the Discharge of Revolving Credit Obligations has not occurred and subject to clauses (c) and (d) below, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Current Asset Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the Revolving Collateral Agent or any Revolving Credit Claimholder, shall be applied by the Revolving Collateral Agent to the Revolving Credit Obligations in such order as specified in the relevant Revolving Credit Facility Credit Documents. Upon the Discharge of Revolving Credit Obligations, the Revolving Collateral Agent shall deliver to the Term Collateral Agent any Collateral and Proceeds of Collateral held by it as a result of the exercise of remedies in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Term Collateral Agent to the Term Loan Obligations in such order as specified in the Term Loan Collateral Documents.

          (b) So long as the Discharge of Term Loan Obligations has not occurred and subject to clauses (c) and (d) below, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Fixed Asset Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the Term Collateral Agent or any Term Loan Claimholder, shall be applied by the Term Collateral Agent to the Term Loan Obligations in such order as specified in the relevant Term Loan Credit Documents. Upon the Discharge of Term Loan Obligations, the Term Collateral Agent shall deliver to the Revolving Collateral Agent any Collateral and Proceeds of Collateral held by it as a result of the exercise of remedies in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Revolving Collateral Agent to the Revolving Credit Obligations in such order as specified in the Revolving Credit Facility Collateral Documents.

          (c) To the extent that any Collateral (including Capital Stock) directly or indirectly comprises both Current Asset Collateral and Fixed Asset Collateral, the Revolving Collateral Agent and the Term Collateral Agent shall use commercially reasonable efforts to allocate the Proceeds received in connection with the sale or other disposition of, or collection on, such Collateral to the Current Asset Collateral and the Fixed Asset Collateral. If the Revolving Collateral Agent and the Term Collateral Agent are unable to agree on such allocation within 10 days (or such other period of time as may be agreed upon) of the consummation of such disposition or if (absent such agreement) the Bankruptcy Court has not made a determination as to such allocation which is reasonably satisfactory to the Revolving Collateral Agent and the Term Collateral Agent, then the procedure set forth in clause (d) below shall apply to determine the allocation of proceeds to the Current Asset Collateral and the Fixed Asset Collateral for application in accordance with clauses (a) and (b) above.

          (d) In the event the Revolving Collateral Agent and the Term Collateral Agent are not able to agree on an allocation of proceeds under clause
(c) above within the time period indicated therein, the Revolving Collateral Agent and the Term Collateral Agent shall jointly appoint an independent appraiser and if they cannot agree on such joint appointment, each shall appoint an independent appraiser who will in turn appoint a third independent appraiser or investment bank who shall value the Current Asset Collateral and the Fixed Asset Collateral (and identify the assets yielding such Proceeds). Until such Proceeds have been allocated and identified in accordance with the terms of this
Section 4.1(d), such proceeds shall remain segregated and held in trust and shall not be applied to the payment of either the Revolving Credit Obligations or the Term Loan Obligations.

          4.2. Payments Over in Violation of Agreement. So long as neither the Discharge of Revolving Credit Obligations nor the Discharge of Term Loan Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral or Proceeds thereof (including assets or Proceeds subject to Liens referred to in the final sentence of Section 2.3) received by either Agent or any Term Loan Claimholders or Revolving Credit Claimholders in connection with the exercise of any right or remedy (including set-off) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the appropriate Agent for the benefit of the Term Loan Claimholders or the Revolving Credit Claimholders, as the case may be, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Agent is hereby authorized by the other Agent to make any such endorsements as agent for the other Agent or any Term Loan Claimholders or Revolving Credit Claimholders, as the case may be. This authorization is coupled with an interest and is irrevocable until the Discharge of Revolving Credit Obligations and Discharge of Term Loan Obligations.

          4.3. Application of Payments. Subject to the other terms of this Agreement, all payments received by (a) the Revolving Collateral Agent or the Revolving Credit Claimholders may be applied, reversed and reapplied, in whole or in part, to the Revolving Credit Obligations to the extent provided for in the Revolving Credit Facility Credit Documents and (b) the Term Collateral Agent or the Term Loan Claimholders may be applied, reversed and reapplied, in whole or in part, to the Term Loan Obligations to the extent provided for in the Term Loan Credit Documents.

          4.4. Reinstatement.

          (a) To the extent any payment with respect to any Revolving Credit Obligation (whether by or on behalf of any Grantor, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Term Loan Claimholders, receiver or similar Person, whether in connection with any Insolvency or Liquidation Proceeding or otherwise, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Revolving Credit Claimholders and the Term Loan Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges to be paid pursuant to the Revolving Credit Facility Credit Documents are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges shall, as between the Revolving Credit Claimholders and the Term Loan Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the "Revolving Credit Obligations".

          (b) To the extent any payment with respect to any Term Loan Obligation (whether by or on behalf of any Grantor, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Revolving Credit Claimholders, receiver or similar Person, whether in connection with any Insolvency or Liquidation Proceeding or otherwise, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Term Loan Claimholders and the Revolving Credit Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges to be paid pursuant to the Term Loan Credit Documents are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges shall, as between the Term Loan Claimholders and the Revolving Credit Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the "Term Loan Obligations".

          SECTION 5. OTHER AGREEMENTS.

          5.1. Releases.

          (a) (i) If in connection with the exercise of the Revolving Collateral Agent's remedies in respect of any Collateral as provided for in Section 3.1, the Revolving Collateral Agent, for itself or on behalf of any of the Revolving Credit Claimholders, releases any of its Liens on any part of the Current Asset Collateral, then the Liens, if any, of the Term Collateral Agent, for itself or for the benefit of the Term Loan Claimholders, on the Current Asset Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The Term Collateral Agent, for itself or on behalf of any such Term Loan Claimholders, promptly shall execute and deliver to the Revolving Collateral Agent or such Grantor such termination statements, releases and other documents as the Revolving Collateral Agent or such Grantor may request to effectively confirm such release.

               (ii) If in connection with the exercise of the Term Collateral Agent's remedies in respect of any Collateral as provided for in Section 3.2, the Term Collateral Agent, for itself or on behalf of any of the Term Loan Claimholders, releases any of its Liens on any part of the Fixed Asset Collateral, then the Liens, if any, of the Revolving Collateral Agent, for itself or for the benefit of the Revolving Credit Claimholders, on the Fixed Asset Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The Revolving Collateral Agent, for itself or on behalf of any such Revolving Credit Claimholders, promptly shall execute and deliver to the Term Collateral Agent or such Grantor such termination statements, releases and other documents as the Term Collateral Agent or such Grantor may request to effectively confirm such release.

          (b) If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a "DISPOSITION") permitted under the terms of both the Revolving Credit Facility Credit Documents and the Term Loan Credit Documents (other than in connection with the exercise of the respective Agent's rights and remedies in respect of the Collateral as provided for in Sections 3.1 and 3.2), (i) the Revolving Collateral Agent, for itself or on behalf of any of the Revolving Credit Claimholders, releases any of its Liens on any part of the Current Asset Collateral, in each case other than (A) in connection with the Discharge of Revolving Credit Obligations or (B) after the occurrence and during the continuance of a Term Loan Default, then the Liens, if any, of the Term Collateral Agent, for itself or for the benefit of the Term Loan Claimholders, on such Collateral shall be automatically, unconditionally and simultaneously released, and (ii) the Term Collateral Agent, for itself or on behalf of any of the Term Loan Claimholders, releases any of its Liens on any part of the Fixed Asset Collateral, in each case other than (A) in connection with the Discharge of Term Loan Obligations or (B) after the occurrence and during the continuance of a Revolving Credit Facility Default, then the Liens, if any, of the Revolving Collateral Agent, for itself or for the benefit of the Revolving Credit Claimholders, on such Collateral (or, if such Collateral includes the Capital Stock of any Subsidiary, the Liens on Collateral owned by such Subsidiary) shall be automatically, unconditionally and simultaneously released. The Revolving Collateral Agent and Term Collateral Agent, each for itself and on behalf of any such Revolving Credit Claimholders or Term Loan Claimholders, as the case may be, promptly shall execute and deliver to the other Agent or such Grantor such termination statements, releases and other documents as the other Agent or such Grantor may request to effectively confirm such release.

          (c) Until the Discharge of Revolving Credit Obligations and Discharge of Term Loan Obligations shall occur, the Revolving Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, and the Term Collateral Agent, for itself and on behalf of the Term Loan

Claimholders, as the case may be, hereby irrevocably constitutes and appoints the other Agent and any officer or agent of the other Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the other Agent or such holder or in the Agent's own name, from time to time in such Agent's discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

          (d) Until the Discharge of Revolving Credit Obligations and Discharge of Term Loan Obligations shall occur, to the extent that the Agents or the Revolving Credit Claimholders or the Term Loan Claimholders (i) have released any Lien on Collateral and such Lien is later reinstated or (ii) obtain any new Liens from any Grantor, then the other Agent, for itself and for the Revolving Credit Claimholders or Term Loan Claimholders, as the case may be, shall be granted a Lien on any such Collateral, subject to the lien priority provisions of this Agreement.

          5.2. Insurance.

          (a) Unless and until the Discharge of Revolving Credit Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Revolving Credit Facility Credit Documents, the Term Collateral Agent, for itself and on behalf of the Term Loan Claimholders agrees, that (i) the Revolving Collateral Agent and the Revolving Credit Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Current Asset Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of such Collateral and to the extent required by the Revolving Credit Facility Credit Documents shall be paid to the Revolving Collateral Agent for the benefit of the Revolving Credit Claimholders pursuant to the terms of the Revolving Credit Facility Credit Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, to the extent no Revolving Credit Obligations are outstanding, and subject to the rights of the Grantors under the Term Loan Credit Documents, to the Term Collateral Agent for the benefit of the Term Loan Claimholders to the extent required under the Term Loan Collateral Documents and then, to the extent no Term Loan Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the Term Collateral Agent or any Term Loan Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the Revolving Collateral Agent in accordance with the terms of Section 4.2.

          (b) Unless and until the Discharge of Term Loan Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Term Loan Credit Documents, the Revolving Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, agrees that (i) the Term Collateral Agent and the Term Loan Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Fixed Asset Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of such Collateral and to the extent required by the Term Loan Credit Documents shall be paid to the Term Collateral Agent for the benefit of the Term Loan Claimholders pursuant to the terms of the Term Loan Credit Documents (including, without limitation, for purposes of cash collateralization of synthetic letters of credit) and thereafter, to the extent no Term Loan Obligations are outstanding, and subject to the rights of the Grantors under the Revolving Credit Facility Credit Documents, to the Revolving Collateral Agent for the benefit of the

Revolving Credit Claimholders to the extent required under the Revolving Credit Facility Collateral Documents and then, to the extent no Revolving Credit Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the Revolving Collateral Agent or any Revolving Credit Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the Term Collateral Agent in accordance with the terms of Section 4.2.

          (c) To effectuate the foregoing, the Agents shall each receive separate lender's loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder. To the extent any Proceeds are received for business interruption or for any liability or indemnification and those Proceeds are not compensation for a casualty loss with respect to the Fixed Asset Collateral, such Proceeds shall first be applied to repay the Revolving Credit Obligations (to the extent required pursuant to the Revolving DIP Credit Agreement) and then be applied, to the extent required by the Term Loan Credit Documents, to the Term Loan Obligations.

          5.3. Amendments to Revolving Credit Facility Credit Documents and Term Loan Credit Documents; Refinancing.

          (a) The Term Loan Credit Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Term Loan DIP Credit Agreement may be Refinanced, in each case, without notice to, or the consent of the Revolving Collateral Agent or the Revolving Credit Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that the holders of such Refinancing debt bind themselves in a writing addressed to the Revolving Collateral Agent and the Revolving Credit Claimholders to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not:

               (1) increase the sum of the then outstanding aggregate principal amount of the Term Loan DIP Credit Agreement in excess of the Term Loan Cap Amount;

               (2) increase the "Applicable Margin" or similar component of the interest rate by more than 2% per annum at any level of the pricing grid applicable thereto (excluding increases resulting from the accrual of interest at the default rate);

               (3) modify (or have the effect of a modification of) the mandatory prepayment provisions of the Term Loan DIP Credit Agreement in a manner adverse to the lenders under the Revolving DIP Credit Agreement;

               (4) modify (or have the effect of a modification of) the granting clauses (and the exclusions therefrom) of any Term Loan Collateral Document (or the definitions of the terms contained in any such granting clauses) in any manner adverse to the Revolving Credit Claimholders; or

               (5) contravene any provision of this Agreement.

          (b) The Revolving Credit Facility Credit Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Revolving DIP Credit Agreement may be Refinanced, in each case, without notice to, or the consent of the Term Collateral Agent or the Term Loan Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that the holders of such Refinancing debt bind themselves in a writing addressed to the Term Collateral Agent and the Term Loan Claimholders to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not:

               (1) increase the aggregate commitments of the Revolving Credit Lenders to an amount greater than the Revolving Credit Facility Cap Amount;

               (2) increase the "Applicable Margin" or similar component of the interest rate by more than 2% per annum at any level of the pricing grid applicable thereto (excluding increases resulting from the accrual of interest at the default rate);

               (3) modify (or have the effect of a modification of) any other mandatory prepayment provisions of the Revolving DIP Credit Agreement in a manner adverse to the lenders under the Term Loan DIP Credit Agreement;

               (4) modify (or have the effect of a modification of) the granting clauses (and the exclusions therefrom) of any Revolving Credit Facility Collateral Document (or the definitions of the terms contained in any such granting clauses) in any manner adverse to the Term Loan Claimholders; or

               (5) contravene any provision of this Agreement.

          (c) The Revolving Collateral Agent and the Term Collateral Agent shall each use good faith efforts to notify the other party of any written amendment or modification to the Revolving DIP Credit Agreement or the Term Loan DIP Credit Agreement, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party.

          5.4. Bailees for Perfection.

          (a) Each Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or PPSA, as applicable (such Collateral being the "PLEDGED COLLATERAL") as collateral agent for the Revolving Credit Claimholders or the Term Loan Claimholders, as the case may be, and as bailee for the other Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC,
Section 22 of the PPSA and any other similar provision of similar laws) and any assignee solely for the purpose of perfecting the security interest granted under the Revolving Credit Facility Credit Documents and the Term Loan Credit Documents, respectively, subject to the terms and conditions of this Section 5.4.

          (b) Neither Agent shall have any obligation whatsoever to the other Agent, to any Revolving Credit Claimholder, or to any Term Loan Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of the respective Agents under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of Revolving Credit Obligations or Discharge of Term Loan Obligations, as the case may be, as provided in paragraph (d) below.

          (c) Neither Agent acting pursuant to this Section 5.4 shall have by reason of the Revolving Credit Facility Credit Documents, the Term Loan Credit Documents, this Agreement or any other document a fiduciary relationship in respect of the other Agent, or any Revolving Credit Claimholders or any Term Loan Claimholders.

          (d) Upon the Discharge of Revolving Credit Obligations or the Discharge of Term Loan Obligations, as the case may be, the Agent under the credit facility which has been discharged shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements and without recourse or warranty, first, to the other Agent to the extent the other Obligations (other than Contingent Obligations) remain outstanding, and second, to the applicable Grantor to the extent no Revolving Credit Obligations or Term Loan Obligations, as the case may be, remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). Each Agent further agrees, to the extent that any other Obligations (other than applicable Contingent Obligations) remain outstanding, to take all other commercially reasonable action as shall be reasonably requested by the other Agent, at the sole cost and expense of such other Agent or the Credit Parties, to permit such other Agent to obtain, for the benefit of the Revolving Credit Claimholders or Term Loan Claimholders, as applicable, a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.

          (e) Subject to the terms of this Agreement, (i) so long as the Discharge of Revolving Credit Obligations has not occurred, the Revolving Collateral Agent shall be entitled to deal with the Pledged Collateral or Collateral within its "control" in accordance with the terms of this Agreement and other Revolving Credit Facility Credit Documents, but only to the extent that such Collateral constitutes Current Asset Collateral, as if the Liens of the Term Collateral Agent and Term Loan Claimholders did not exist and (ii) so long as the Discharge of Term Loan Obligations has not occurred, the Term Collateral Agent shall be entitled to deal with the Pledged Collateral or Collateral within its "control" in accordance with the terms of this Agreement and other Term Loan Credit Documents, but only to the extent that such Collateral constitutes Fixed Asset Collateral, as if the Liens of the Revolving Collateral Agent and Revolving Credit Claimholders did not exist. In furtherance of the foregoing, promptly following the Discharge of Revolving Credit Obligations, unless a New Debt Notice in respect of new Revolving Credit Facility Credit Documents shall have been delivered as provided in Section 5.5 below, the Revolving Collateral Agent hereby agrees to deliver, at the cost and expense of the Term Collateral Agent and the Credit Parties, to each Approved Deposit Account Bank and Approved Securities Intermediary, if any, that is counterparty to a Deposit Account Control Agreement, Blocked Account Agreement or Securities Account Control Agreement, as applicable, written notice as contemplated in such Deposit Account Control Agreement, Blocked Account Agreement or Securities Account Control Agreement, as applicable, directing such Approved Deposit Account Bank or Approved Securities Intermediary, as applicable, to comply with the instructions of the Term Collateral Agent, unless the Discharge of Term Loan Obligations has occurred (as certified to the Revolving Collateral Agent by the Borrower), in which case, such Deposit Account Control Agreement, Blocked Account Agreement or Securities Account Control Agreement, as the case may be, shall be terminated.

          (f) Notwithstanding anything in this Agreement to the contrary:

               (1) the Revolving Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, agrees that any requirement under any Revolving Credit Facility Collateral Document that any Grantor deliver any Collateral that constitutes Fixed Asset Collateral to the Revolving Collateral Agent, or that requires any Grantor to vest the Revolving Collateral Agent with possession or "control" (as defined in the UCC) of any Collateral that constitutes Fixed Asset Collateral, in each case, shall be deemed satisfied to the extent that, prior to the Discharge of Term Loan Obligations (other than Contingent Obligations), such Collateral is delivered to the Term Collateral Agent, or the Term Collateral Agent shall have been vested with such possession or (unless, pursuant to the UCC or the PPSA, as applicable, control may be given concurrently to the Revolving Collateral Agent and the Term Collateral Agent) "control", in each case, subject to the provisions of Section 5.4; and

               (2) the Term Collateral Agent, for itself and on behalf of the Term Loan Claimholders, agrees that any requirement under any Term Loan Collateral Document that any Grantor deliver any Collateral that constitutes Current Asset Collateral to the Term Collateral Agent, or that requires any Grantor to vest the Term Collateral Agent with possession or "control" (as defined in the UCC) of any Collateral that constitutes Current Asset Collateral, in each case, shall be deemed satisfied to the extent that, prior to the Discharge of Revolving Credit Obligations (other than Contingent Obligations), such Collateral is delivered to the Revolving Collateral Agent, or the Revolving Collateral Agent shall have been vested with such possession or (unless, pursuant to the UCC or the PPSA, as applicable, control may be given concurrently to the Term Collateral Agent and the Revolving Collateral Agent) "control", in each case, subject to the provisions of Section 5.4.

          5.5. When Discharge of Revolving Credit Obligations and Discharge of Term Loan Obligations Deemed to Not Have Occurred. If in connection with the Discharge of Revolving Credit Obligations or the Discharge of Term Loan Obligations, the Company substantially concurrently enters into any Refinancing of any Revolving Credit Obligation or Term Loan Obligation as the case may be, which Refinancing is permitted by both the Term Loan Credit Documents and the Revolving Credit Facility Credit Documents, then such Discharge of Revolving Credit Obligations or the Discharge of Term Loan Obligations, shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken pursuant to this Agreement as a result of the occurrence of such Discharge of Revolving Credit Obligations or Discharge of Term Loan Obligations, as applicable) and, from and after the date on which the New Debt Notice is delivered to the appropriate Agent in accordance with the next sentence, the obligations under such Refinancing shall automatically be treated as Revolving Credit Obligations or Term Loan Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Revolving Collateral Agent or Term Collateral Agent, as the case may be, under such new Revolving Credit Facility Credit Documents or new Term Loan Credit Documents shall be the Revolving Collateral Agent or the Term Collateral Agent for all purposes of this Agreement. Upon receipt of a notice (the "NEW DEBT NOTICE") stating that the Company has entered into new Revolving Credit Facility Credit Documents or new Term Loan Credit Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new collateral agent, such agent, the "NEW AGENT"), the other Agent shall promptly
(a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Agent any Pledged Collateral (that is Fixed Asset Collateral, in the case of a New Agent that is the agent under any new Term Loan Credit Documents or that is Current Asset Collateral, in the case of a New Agent that is the agent under any new Revolving Credit Facility Credit Documents) held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). The New Agent shall agree in a writing addressed to the other Agent and the Revolving Credit Claimholders or the Term Loan Claimholders, as the case may be, to be bound by the terms of this Agreement. If the new Revolving Credit Obligations under the new Revolving Credit Facility Credit Documents or the new Term Loan Obligations under the new Term Loan Credit Documents are secured by assets of the Grantors constituting Collateral that do not also secure the other Obligations, then the other Obligations shall be secured at such time by a Lien on such assets to the same extent provided in the Revolving Credit Facility Credit Documents, Term Loan Collateral Documents and this Agreement.


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

          5.6. Purchase Right.

          (a) Without prejudice to the enforcement of the Term Loan Claimholders' remedies, the Term Loan Claimholders agree at any time following an acceleration of the Term Loan Obligations in accordance with the terms of the Term Loan DIP Credit Agreement, the Term Loan Claimholders will offer the Revolving Credit Claimholders the option to purchase the entire aggregate amount of outstanding Term Loan Obligations at par plus accrued interest (without regard to any prepayment penalty or premium), without warranty or representation or recourse, on a pro rata basis across Term Loan Claimholders. The Revolving Credit Claimholders shall irrevocably accept or reject such offer within ten
(10) Business Days of the receipt thereof and the parties shall endeavor to close promptly thereafter. If the Revolving Credit Claimholders accept such offer, it shall be exercised pursuant to purchase and sale documentation mutually acceptable to each of the Term Loan Agents and the Revolving Credit Facility Agents; provided, that such purchase and sale documentation shall not impose additional obligations or liabilities on Holdings or its Subsidiaries, or make any applicable Credit Document more restrictive on Holdings or its Subsidiaries, without the consent of the Borrower and provided, further, that to the extent that any purchased Term Loan Obligations constitute synthetic letters of credit, the applicable purchaser shall be reasonably acceptable to the issuing bank with regard thereto. If the Revolving Credit Claimholders reject such offer (or do not so irrevocably accept such offer within the required timeframe), the Term Loan Claimholders shall have no further obligations pursuant to this Section 5.6 and may take any further actions in their sole discretion in accordance with the Term Loan Credit Documents and this Agreement.

          (b) Without prejudice to the enforcement of the Revolving Credit Claimholders' remedies, the Revolving Credit Claimholders agree at any time following an acceleration of the Revolving Credit Obligations in accordance with the terms of the Revolving DIP Credit Agreement, the Revolving Credit Claimholders will offer the Term Loan Claimholders the option to purchase the entire aggregate amount of outstanding Revolving Credit Obligations (including unfunded commitments under the Revolving DIP Credit Agreement) at par plus accrued interest (without regard to any prepayment penalty or premium), without warranty or representation or recourse, on a pro rata basis across Revolving Credit Claimholders. The Term Loan Claimholders shall irrevocably accept or reject such offer within ten (10) Business Days of the receipt thereof and the parties shall endeavor to close promptly thereafter. If the Term Loan Claimholders accept such offer, it shall be exercised pursuant to documentation mutually acceptable to each of the Revolving Credit Facility Agents and the Term Loan Agents; provided, that such purchase and sale documentation shall not impose additional obligations or liabilities on Holdings or its Subsidiaries, or make any applicable Credit Document more restrictive on Holdings or its Subsidiaries, without the consent of the Borrower and provided, further, that to the extent that any purchased Revolving Credit Obligations constitute letters of credit, the applicable purchaser shall be reasonably acceptable to the issuing bank with regard thereto. If the Term Loan Claimholders reject such offer (or do not so irrevocably accept such offer within the required timeframe), the Revolving Credit Claimholders shall have no further obligations pursuant to this
Section 5.6 and may take any further actions in their sole discretion in accordance with the Revolving Credit Facility Credit Documents and this Agreement.

          SECTION 6. RELIANCE; WAIVERS, ETC.

          6.1. Reliance. Other than any reliance on the terms of this Agreement, the Revolving Collateral Agent, on behalf of itself and the Revolving Credit Claimholders under its Revolving Credit Facility Credit Documents, acknowledges that it and such Revolving Credit Claimholders have, independently and without reliance on the Term Collateral Agent or any Term Loan Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Revolving Credit Facility Credit Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Revolving DIP Credit Agreement or this Agreement. Other than any reliance on the terms of this Agreement, the Term Collateral Agent, on behalf of itself and the Term Loan Claimholders, acknowledges that it and the Term Loan Claimholders have, independently and without reliance on the Revolving Collateral Agent or any Revolving Credit Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Term Loan Credit Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Term Loan Credit Documents or this Agreement.

          6.2. No Warranties or Liability. The Revolving Collateral Agent, on behalf of itself and the Revolving Credit Claimholders under the Revolving Credit Facility Credit Documents, acknowledges and agrees that each of the Term Collateral Agent and the Term Loan Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Term Loan Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Term Collateral Agent and the Term Loan Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Term Loan Credit Documents in accordance with law and the Term Loan Credit Documents, as they may, in their sole discretion, deem appropriate. The Term Collateral Agent, on behalf of itself and the Term Loan Claimholders, acknowledges and agrees that each of the Revolving Collateral Agent and the Revolving Credit Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Revolving Credit Facility Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Revolving Collateral Agent and the Revolving Credit Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective Revolving Credit Facility Credit Documents in accordance with law and the Revolving Credit Documents, as they may, in their sole discretion, deem appropriate. The Term Collateral Agent and the Term Loan Claimholders shall have no duty to the Revolving Collateral Agent or any of the Revolving Credit Claimholders, and the Revolving Collateral Agent and the Revolving Credit Claimholders shall have no duty to the Term Collateral Agent or any of the Term Loan Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Revolving Credit Facility Credit Documents and the Term Loan Credit Documents), regardless of any knowledge thereof which they may have or be charged with.

          6.3. No Waiver of Lien Priorities.

          (a) No right of the Agents, the Revolving Credit Claimholders or the Term Loan Claimholders to enforce any provision of this Agreement or any Revolving Credit Facility Credit Document or Term Loan Credit Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such Agents, Revolving Credit Claimholders or Term Loan Claimholders or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Revolving Credit Facility Credit Documents or any of the Term Loan Credit Documents, regardless of any knowledge thereof which the Agents or the Revolving Credit Claimholders or Term Loan Claimholders, or any of them, may have or be otherwise charged with.

          (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the Revolving Credit Facility Credit Documents and Term Loan Credit Documents and subject to the provisions of Sections 2.3, 2.4 and 5.3), the Agents, the


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

Revolving Credit Claimholders and the Term Loan Claimholders may, at any time and from time to time in accordance with the Revolving Credit Facility Credit Documents and Term Loan Credit Documents and/or applicable law, without the consent of, or notice to, the other Agent or the Revolving Credit Claimholders or the Term Loan Claimholders (as the case may be), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

               (1) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Agents or any rights or remedies under any of the Revolving Credit Facility Credit Documents or the Term Loan Credit Documents; provided that any such increase in the Revolving Credit Obligations or the Term Loan Obligations, as applicable, shall not increase the sum of the Indebtedness (as defined in the Revolving DIP Credit Agreement or Term Loan DIP Credit Agreement, as applicable) constituting principal under the Revolving DIP Credit Agreement or Term Loan DIP Credit Agreement, as applicable, and, the face amount of any letters of credit issued and not reimbursed to an amount in excess of the Revolving Credit Facility Cap Amount or Term Loan Cap Amount, as applicable;

               (2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;

               (3) settle or compromise any Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

               (4) exercise or delay in or refrain from exercising any right or remedy against any security or any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.

          (c) Except as otherwise provided herein, the Revolving Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, also agrees that the Term Loan Claimholders and the Term Collateral Agent shall have no liability to the Revolving Collateral Agent or any Revolving Credit Claimholders, and the Revolving Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, hereby waives any claim against any Term Loan Claimholder or the Term Collateral Agent, arising out of any and all actions which the Term Loan Claimholders or the Term Collateral Agent may take or permit or omit to take with respect to:

               (1) the Term Loan Credit Documents;

               (2) the collection of the Term Loan Obligations; or

               (3) the foreclosure upon, or sale, liquidation or other disposition of, any Fixed Asset Collateral.

     The Revolving Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that the Term Loan Claimholders and the Term Collateral Agent have no duty to them in respect of the maintenance or preservation of the Fixed Asset Collateral, the Term Loan Obligations or otherwise.

          (d) Except as otherwise provided herein, the Term Collateral Agent, on behalf of itself and the Term Loan Claimholders, also agrees that the Revolving Credit Claimholders and the Revolving Collateral Agent shall have no liability to the Term Collateral Agent or any Term Loan Claimholders, and the Term Collateral Agent, on behalf of itself and the Term Loan Lenders, hereby waives any claim against any Revolving Credit Claimholder or the Revolving Collateral Agent, arising out of any and all actions which the Revolving Credit Claimholders or the Revolving Collateral Agent may take or permit or omit to take with respect to:

               (1) the Revolving Credit Facility Credit Documents;

               (2) the collection of the Revolving Credit Obligations; or

               (3) the foreclosure upon, or sale, liquidation or other disposition of, any Current Asset Collateral.

     The Term Collateral Agent, on behalf of itself and the Term Loan Claimholders, agrees that the Revolving Credit Claimholders and the Revolving Collateral Agent have no duty to them in respect of the maintenance or preservation of the Current Asset Collateral, the Revolving Credit Obligations or otherwise.

          (e) Until the Discharge of Term Loan Obligations, the Revolving Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Fixed Asset Collateral or any other similar rights a junior secured creditor may have under applicable law.

          (f) Until the Discharge of Revolving Credit Obligations, the Term Collateral Agent, on behalf of itself and the Term Loan Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Current Asset Collateral or any other similar rights a junior secured creditor may have under applicable law.

          6.4. Obligations Unconditional. All rights, interests, agreements and obligations of the Revolving Collateral Agent and the Revolving Credit Claimholders and the Term Collateral Agent and the Term Loan Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

          (a) any lack of validity or enforceability of any Revolving Credit Facility Credit Documents or any Term Loan Credit Documents;

          (b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Revolving Credit Obligations or Term Loan Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Revolving Credit Facility Credit Document or any Term Loan Credit Document;

          (c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Revolving Credit Obligations or Term Loan Obligations or any guaranty thereof;

          (d) the commencement of any Insolvency or Liquidation Proceeding in respect of the any Grantor; or

          (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Revolving Collateral Agent, the Revolving Credit Obligations, any Revolving Credit Claimholder, the Term Collateral Agent, the Term Loan Obligations or any Term Loan Claimholder in respect of this Agreement.

          SECTION 7. MISCELLANEOUS.

          7.1. Avoidance Issues. If any Revolving Credit Claimholder or Term Loan Claimholder is required in the Chapter 11 Cases or any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the applicable Grantor any amount paid in respect of Revolving Credit Obligations or the Term Loan Obligations, as the case may be (a "RECOVERY"), then such Revolving Credit Claimholders or Term Loan Claimholders shall be entitled to a reinstatement of Revolving Credit Obligations or the Term Loan Obligations, as the case may be, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

          7.2. Separate Grants of Security and Separate Classification.

          (a) The Term Collateral Agent, for itself and on behalf of the Term Loan Claimholders, and the Revolving Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, acknowledges and agrees that the grants of Liens pursuant to the Revolving Credit Facility Collateral Documents and the Term Loan Collateral Documents constitute separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the Term Loan Obligations are fundamentally different from the Revolving Credit Obligations and must be separately classified in any plan of reorganization proposed or adopted in the Chapter 11 Case and an Insolvency or Liquidation Proceeding. In furtherance of the foregoing, each of the Term Collateral Agent, for itself and on behalf of the Term Loan Claimholders, and the Revolving Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, agrees that the Term Loan Claimholders and the Revolving Credit Claimholders will vote as separate classes in connection with any plan of reorganization in the Chapter 11 Cases or any Insolvency or Liquidation Proceeding and that neither any Agent nor any Claimholder will seek to vote with the other as a single class in connection with the Chapter 11 Cases or any plan of reorganization in any Insolvency or Liquidation Proceeding.

          (b) To further effectuate the intent of the parties as provided in this Section 7.2, if it is held that the claims of the Term Loan Claimholders and the Revolving Credit Claimholders in respect of the Term Loan Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the Term Collateral Agent, for itself and on behalf of the Term Loan Claimholders and the Revolving Collateral Agent, for itself and on behalf of the Revolving Credit

Claimholders, hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Term Loan Collateral (with the effect being that, to the extent that the aggregate value of the Term Loan Collateral is sufficient (for this purpose ignoring all claims held by the Revolving Credit Claimholders), the Term Loan Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, interest and other claims, including any additional interest payable pursuant to the Term Loan DIP Credit Agreement, arising from or related to a default) before any distribution is made in respect of the claims held by the Revolving Credit Claimholders, with the Revolving Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, hereby acknowledging and agreeing to turn over to the Term Collateral Agent, for itself and on behalf of the Term Loan Claimholders, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Revolving Credit Claimholders).

          (c) To further effectuate the intent of the parties as provided in this Section 7.2, if it is held that the claims of the Term Loan Claimholders and the Revolving Credit Claimholders in respect of the Revolving Credit Facility Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the Term Collateral Agent, for itself and on behalf of the Term Loan Claimholders and the Revolving Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Revolving Credit Facility Collateral (with the effect being that, to the extent that the aggregate value of the Revolving Credit Facility Collateral is sufficient (for this purpose ignoring all claims held by the Term Loan Claimholders), the Revolving Credit Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, interest and other claims, including any additional interest payable pursuant to the Revolving DIP Credit Agreement, arising from or related to a default) before any distribution is made in respect of the claims held by the Term Loan Claimholders, with the Term Collateral Agent, for itself and on behalf of the Term Loan Claimholders, hereby acknowledging and agreeing to turn over to the Revolving Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Term Loan Claimholders).

          (d) Notwithstanding anything in the foregoing to the contrary, each of the Term Collateral Agent and the Term Loan Claimholders, on the one hand, and the Revolving Collateral Agent and the Revolving Credit Claimholders, on the other hand, shall retain the right to vote and otherwise act the Chapter 11 Cases and in any Insolvency or Liquidation Proceeding (including the right to vote to accept or reject any plan of reorganization) to the extent not inconsistent with the provisions hereof.

          7.3. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Revolving Credit Facility Credit Document or any Term Loan Credit Document, the provisions of this Agreement shall govern and control.

          7.4. Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the Revolving Credit Claimholders and Term Loan Claimholders may continue, at any time and without notice to any Agent, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon. Each of the Agents, on behalf of itself and the Revolving Credit Claimholders or the Term Loan Claimholders, as the case may be, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall terminate and be of no further force and effect:

          (a) with respect to the Revolving Collateral Agent, the Revolving Credit Claimholders and the Revolving Credit Obligations, on the date of the Discharge of Revolving Credit Obligations, subject to the rights of the Revolving Credit Claimholders under Section 7.1; and

          (b) with respect to the Term Collateral Agent, the Term Loan Claimholders and the Term Loan Obligations, on the date of the Discharge of Term Loan Obligations, subject to the rights of the Term Loan Claimholders under
Section 7.1.

          7.5. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Term Collateral Agent or the Revolving Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent that such amendment, modification or waiver (i) adversely affects or impairs its rights hereunder, under the Term Loan Credit Documents or under the Revolving Credit Facility Credit Documents or (ii) imposes any additional obligation or liability upon it.

          7.6. Information Concerning Financial Condition of the Grantors and their Subsidiaries. The Revolving Collateral Agent and the Revolving Credit Claimholders, on the one hand, and the Term Collateral Agent and the Term Loan Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Grantors and their Subsidiaries and all endorsers and/or guarantors of the Revolving Credit Obligations or the Term Loan Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Revolving Credit Obligations or the Term Loan Obligations. Neither the Revolving Collateral Agent and the Revolving Credit Claimholders, on the one hand, nor the Term Collateral Agent and the Term Loan Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either the Revolving Collateral Agent or any of the Revolving Credit Claimholders, on the one hand, or the Term Collateral Agent and the Term Loan Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation:

          (a) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

          (b) to provide any additional information or to provide any such information on any subsequent occasion;

          (c) to undertake any investigation; or

          (d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

          7.7. Subrogation.

          (a) With respect to the value of any payments or distributions in cash, property or other assets that any of the Term Loan Claimholders or the Term Collateral Agent pays over to the Revolving Collateral Agent or the Revolving Credit Claimholders under the terms of this Agreement, the Term Loan Claimholders and the Term Collateral Agent shall be subrogated to the rights of the Revolving Collateral Agent and the Revolving Credit Claimholders; provided, however, that, the Term Collateral Agent, on behalf of itself and the Term Loan Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Revolving Credit Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Term Collateral Agent or the Term Loan Claimholders that are paid over to the Revolving Collateral Agent or the Revolving Credit Claimholders pursuant to this Agreement shall not reduce any of the Term Loan Obligations.

          (b) With respect to the value of any payments or distributions in cash, property or other assets that any of the Revolving Credit Claimholders or the Revolving Collateral Agent pays over to the Term Collateral Agent or the Term Loan Claimholders under the terms of this Agreement, the Revolving Credit Claimholders and the Revolving Collateral Agent shall be subrogated to the rights of the Term Collateral Agent and the Term Loan Claimholders; provided, however, that, the Revolving Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Term Loan Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Revolving Collateral Agent or the Revolving Credit Claimholders that are paid over to the Term Collateral Agent or the Term Loan Claimholders pursuant to this Agreement shall not reduce any of the Revolving Credit Obligations.

          7.8. SUBMISSION TO JURISDICTION, WAIVERS.

          (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN THE BANKRUPTCY COURT. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

               (1) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

               (2) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

               (3) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 7.9; AND

               (4) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

          (b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 7.8(B) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          (c) EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER REVOLVING CREDIT FACILITY CREDIT DOCUMENT OR TERM LOAN CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

          7.9. Notices. All notices to the Term Loan Claimholders and the Revolving Credit Claimholders permitted or required under this Agreement shall also be sent to the Term Collateral Agent and the Revolving Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

          7.10. Further Assurances. The Revolving Collateral Agent, on behalf of itself and the Revolving Credit Claimholders under the Revolving Credit Facility Credit Documents, and the Term Collateral Agent, on behalf of itself and the Term Loan Claimholders under the Term Loan Credit Documents, and the Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Revolving Collateral Agent or the Term Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

          7.11. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          7.12. Binding on Successors and Assigns. This Agreement shall be binding upon the Revolving Collateral Agent, the Revolving Credit Claimholders, the Term Collateral Agent, the Term Loan Claimholders and their respective successors and assigns.

          7.13. Specific Performance. Each of the Revolving Collateral Agent and the Term Collateral Agent may demand specific performance of this Agreement. The Revolving Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, and the Term Collateral Agent, on behalf of itself and the Term Loan Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Revolving Collateral Agent or the Revolving Credit Claimholders or the Term Collateral Agent or the Term Loan Claimholders, as the case may be.

          7.14. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          7.15. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

          7.16. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

          7.17. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Agents, the Revolving Credit Claimholders and the Term Loan Claimholders. Nothing in this Agreement shall impair, as between the Grantors and the Revolving Collateral Agent and the Revolving Credit Claimholders, or as between the Grantors and the Term Collateral Agent and the Term Loan Claimholders, the obligations of the Grantors to pay principal, interest, fees and other amounts as provided in the Revolving Credit Facility Credit Documents and the Term Loan Credit Documents, respectively.

          7.18. Provisions to Define Relative Rights. The provisions of this Agreement are and are intended for the purpose of defining the relative rights of the Revolving Collateral Agent and the Revolving Credit Claimholders on the one hand and the Term Collateral Agent and the Term Loan Claimholders on the other hand. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Revolving Credit Obligations and the Term Loan Obligations as and when the same shall become due and payable in accordance with their terms.

                            [Signature Page Follows]

                                                                    EXHIBIT J TO
                                         REVOLVING CREDIT AND GUARANTY AGREEMENT

                         [PLEDGE AND SECURITY AGREEMENT]


                                   Exhibit J-1

                                                                  Execution Copy

                           REVOLVING CREDIT AGREEMENT
                          PLEDGE AND SECURITY AGREEMENT

                          DATED AS OF NOVEMBER 30, 2006

                                     BETWEEN

                        EACH OF THE GRANTORS PARTY HERETO

                                       AND

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                               AS COLLATERAL AGENT

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SECTION 1. DEFINITIONS; GRANT OF SECURITY................................     1
   1.1   General Definitions.............................................     1
   1.2   Definitions; Interpretation.....................................    10

SECTION 2. GRANT OF SECURITY.............................................    10
   2.1   Grant of Security...............................................    10
   2.2   Certain Limited Exclusions......................................    12
   2.3   Entry of Orders.................................................    13
   2.4   Exception Respecting Trade-marks................................    13
   2.5   Exception to Last Day...........................................    13
   2.6   Canadian Limited Partnerships...................................    13

SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE..............    13
   3.1   Security for Obligations........................................    13
   3.2   Continuing Liability Under Collateral...........................    13

SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS..................    14
   4.1   Generally.......................................................    14
   4.2   Equipment and Inventory.........................................    17
   4.3   Receivables.....................................................    18
   4.4   Investment Related Property.....................................    20
   4.5   Material Contracts..............................................    28
   4.6   Letter of Credit Rights.........................................    29
   4.7   Intellectual Property...........................................    30
   4.8   Commercial Tort Claims..........................................    33
   4.9   Real Property...................................................    34

SECTION 5. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES;
           ADDITIONAL GRANTORS...........................................    34
   5.1   Access; Right of Inspection.....................................    34
   5.2   Further Assurances..............................................    35
   5.3   Additional Grantors.............................................    36

SECTION 6. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT...................    36
   6.1   Power of Attorney...............................................    36
   6.2   No Duty on the Part of Collateral Agent or Secured Parties......    37

                                TABLE OF CONTENTS
                                     (CONT.)

                                                                            PAGE
                                                                            ----
SECTION 7. REMEDIES......................................................    38
   7.1   Generally.......................................................    38
   7.2   Application of Proceeds.........................................    40
   7.3   Sales on Credit.................................................    40
   7.4   Deposit Accounts................................................    40
   7.5   Investment Related Property.....................................    40
   7.6   Intellectual Property...........................................    41
   7.7   Cash Proceeds...................................................    43
   7.8   Limitation on Lenders' Obligations..............................    43
   7.9   Receiver........................................................    43

SECTION 8. COLLATERAL AGENT..............................................    44

SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS...............    45

SECTION 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM...............    46

SECTION 11. AMENDMENTS, MODIFICATIONS....................................    47

SECTION 12. ACKNOWLEDGMENT...............................................    47

SECTION 13. MISCELLANEOUS................................................    47

SCHEDULE 4.1 -- GENERAL INFORMATION

SCHEDULE 4.2 -- LOCATION OF EQUIPMENT, INVENTORY AND OTHER GOODS

SCHEDULE 4.4 -- INVESTMENT RELATED PROPERTY

SCHEDULE 4.5 -- MATERIAL CONTRACTS

SCHEDULE 4.6 -- DESCRIPTION OF LETTERS OF CREDIT

SCHEDULE 4.7 -- INTELLECTUAL PROPERTY - EXCEPTIONS

SCHEDULE 4.8 -- COMMERCIAL TORT CLAIMS

SCHEDULE 4.9 -- REAL PROPERTY

EXHIBIT A -- PLEDGE SUPPLEMENT

                                TABLE OF CONTENTS
                                     (CONT.)

                                                                            PAGE
                                                                            ----
EXHIBIT B -- UNCERTIFICATED SECURITIES CONTROL AGREEMENT

EXHIBIT C -- INTELLECTUAL PROPERTY SECURITY AGREEMENT

          This REVOLVING CREDIT AGREEMENT PLEDGE AND SECURITY AGREEMENT, dated as of November 30, 2006 (this "AGREEMENT"), between EACH OF THE UNDERSIGNED, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a "GRANTOR"), and GENERAL ELECTRIC CAPITAL CORPORATION, as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, the "COLLATERAL AGENT").

                                    RECITALS:

     WHEREAS, reference is made to that certain Senior Secured Super-Priority Debtor In Possession Revolving Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), by and among Dura Operating Corp., a Delaware corporation, a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("COMPANY"), Dura Automotive Systems, Inc., a Delaware corporation and debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("HOLDINGS"), certain Subsidiaries of Holdings and the Company, each a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, the Lenders party thereto from time to time (the "LENDERS"), Goldman Sachs Credit Partners L.P., as sole book runner, joint lead arranger and syndication agent, General Electric Capital Corporation, as administrative agent and as collateral agent, Barclays Capital, the investment banking division of Barclays Bank PLC, as joint lead arranger and documentation agent and Bank of America, as Issuing Bank.;

     WHEREAS, on October 30, 2006, Holdings, Company and certain of its domestic and Canadian subsidiaries each filed a voluntary petition for relief (each a "CHAPTER 11 CASE" and collectively, the "CHAPTER 11 CASES") under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware and it is intended that the Chapter 11 Cases will be recognized under
Section 18.6 of the CCAA (as defined below);

     WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Grantors may enter into one or more Hedge Agreements with one or more Lender Counterparties;

     WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement and the Hedge Agreements, respectively, each Grantor has agreed to secure such Grantor's obligations under the Credit Documents and the Hedge Agreements as set forth herein; and

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Agent agree as follows:

SECTION 1. DEFINITIONS; GRANT OF SECURITY.

     1.1 GENERAL DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

          "ACCOUNT DEBTOR" shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

          "ADDITIONAL GRANTORS" shall have the meaning assigned in Section 5.3.

          "AGREEMENT" shall have the meaning set forth in the preamble.

          "AIRCRAFT" shall mean any engines and any airframes.

          "AVOIDANCE ACTION" means all actions for preferences, fraudulent conveyances, and other avoidance power claims and any recoveries under clause
(b) of Section 552, clause (c) of Section 506 and Sections 542, 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code, and all monies and other property of any kind received therefrom.

          "ASSIGNED AGREEMENTS" shall mean all agreements and contracts to which such Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, including, without limitation, each Material Contract, as each such agreement may be amended, supplemented or otherwise modified from time to time.

          "CANADIAN PPSA" shall mean, collectively, Canadian provincial or federal personal property security laws that are applicable to Collateral or a Grantor.

          "CASH PROCEEDS" shall have the meaning assigned in Section 7.7.

          "CHATTEL PAPER" shall mean all "chattel paper" as defined in Article 9 of the UCC, including, without limitation, "electronic chattel paper" or "tangible chattel paper", as each term is defined in Article 9 of the UCC.

          "COLLATERAL" shall have the meaning assigned in Section 2.1.

          "COLLATERAL ACCOUNT" shall mean any account established by the Collateral Agent.

          "COLLATERAL AGENT" shall have the meaning set forth in the preamble.

          "COLLATERAL RECORDS" shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

          "COLLATERAL SUPPORT" shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

          "COMMERCIAL TORT CLAIMS" shall mean all "commercial tort claims" as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule 4.8 (as such schedule may be amended or supplemented from time to time).

          "COMMODITIES ACCOUNTS" (i) shall mean all "commodity accounts" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading "Commodities Accounts" (as such schedule may be amended or supplemented from time to time).

          "COMPANY" shall have the meaning set forth in the recitals.

          "CONTRACTUAL OBLIGATION" shall mean, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "CONTROLLED FOREIGN CORPORATION" shall mean "controlled foreign corporation" as defined in the Internal Revenue Code; provided, however, that such definition shall exclude any Guarantor organized under the laws of Canada or any province thereof.

          "COPYRIGHT LICENSES" shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(B) (as such schedule may be amended or supplemented from time to time).

          "COPYRIGHTS" shall mean all United States, and foreign copyrights (including Community designs), including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in
Schedule 4.7(A) (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

          "CREDIT AGREEMENT" shall have the meaning set forth in the recitals.

          "CURRENT ASSET COLLATERAL" shall have the meaning set forth in the Intercreditor Agreement.

          "DEPOSIT ACCOUNTS" (i) shall mean all "deposit accounts" as defined in
Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading "Deposit Accounts" (as such schedule may be amended or supplemented from time to time).

          "DISCHARGE OF TERM LOAN OBLIGATIONS" shall have the meaning set forth in the Intercreditor Agreement.

          "DOCUMENTS" shall mean all "documents" as defined in Article 9 of the UCC.

          "EQUIPMENT" shall mean: (i) all "equipment" as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

          "FIRST PRIORITY" shall mean, with respect to any Lien purported to be created in any Current Asset Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien which is junior in priority to the Collateral Agent's Lien on such Collateral, the Carve-Out and inchoate Liens arising by operation of law for which amounts are not yet due and payable.

          "FIXED ASSET COLLATERAL" shall have the meaning set forth in the Intercreditor Agreement.

          "GENERAL INTANGIBLES" (i) shall mean all "general intangibles" as defined in Article 9 of the UCC, including "payment intangibles" also as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

          "GOODS" (i) shall mean all "goods" as defined in Article 9 of the UCC,
(ii) shall mean all "goods" as defined in the Canadian PPSA, if so defined, and
(iii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

          "GRANTORS" shall have the meaning set forth in the preamble.

          "INDEMNITEE" shall mean the Collateral Agent, and its Affiliates' officers, partners, directors, trustees, employees, agents.

          "INSTRUMENTS" shall mean all "instruments" as defined in Article 9 of the UCC.

          "INSURANCE" shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

          "INTELLECTUAL PROPERTY" shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

          "INTERNAL REVENUE CODE" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

          "INVENTORY" shall mean (i) all "inventory" as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor's business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

          "INVESTMENT ACCOUNTS" shall mean the Collateral Account, Securities Accounts, Commodities Accounts and Deposit Accounts.

          "INVESTMENT RELATED PROPERTY" shall mean: (i) all "investment property" (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

          "LAND" of any Person shall mean all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased or purported to be owned, leased or hereafter acquired or leased (including, in respect of the Credit Parties, as reflected in the most recent financial statements) by such Person.

          "LENDERS" shall have the meaning set forth in the recitals.

          "LETTER OF CREDIT RIGHT" shall mean "letter-of-credit right" as defined in Article 9 of the UCC.

          "MONEY" shall mean "money" as defined in the UCC.

          "NON-ASSIGNABLE CONTRACT" shall mean any agreement, contract or license to which any Grantor is a party that by its terms purports to restrict or prevent the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise unless such prohibition or restriction is unenforceable under Section 9-406 through 409 of the UCC, pursuant to any Canadian PPSA or pursuant to the provisions of the Bankruptcy Code).

          "OBLIGATIONS" shall have the meaning set forth in the Credit
Agreement.

          "PATENT LICENSES" shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in
Schedule 4.7(D) (as such schedule may be amended or supplemented from time to time).

          "PATENTS" shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 4.7(C) hereto (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

          "PLEDGE SUPPLEMENT" shall mean any supplement to this agreement in substantially the form of Exhibit A.

          "PLEDGED DEBT" shall mean all Indebtedness owed to such Grantor, including, without limitation, all Indebtedness described on Schedule 4.4(A) under the heading "Pledged Debt" (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

          "PLEDGED EQUITY INTERESTS" shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

          "PLEDGED LLC INTERESTS" shall mean all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 4.4(A) under the heading "Pledged LLC Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

          "PLEDGED PARTNERSHIP INTERESTS" shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on
Schedule 4.4(A) under the heading "Pledged Partnership Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

          "PLEDGED STOCK" shall mean all shares of capital stock (including, subject to Section 4.4.1 hereof, stock of an Unlimited Company) owned by such Grantor, including, without limitation, all shares of capital stock described on
Schedule 4.4(A) under the heading "Pledged Stock" (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

          "PLEDGED TRUST INTERESTS" shall mean all interests in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 4.4(A) under the heading "Pledged Trust Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests provided however, that such definition shall exclude the Pledged Trust Interests of Dura Automotive Systems Capital Trust, a Delaware business trust.

          "PROCEEDS" shall mean: (i) all "proceeds" as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

          "PURCHASE MONEY LIEN" shall mean purchase money Liens granted by such Grantor (including the interest of a lessor under a Capital Lease, sale and lease-back transactions and purchase money Liens to which any property is subject at the time, on or after the date hereof, of such Grantor's acquisition thereof) securing Indebtedness permitted under Sections 6.1(i) or 6.1(j) of the Credit Agreement and limited in each case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease or sale and lease-back transaction.

          "REAL PROPERTY" of any Person shall mean the Land of such Person, together with the right, title and interest of such Person, if any, in and to the streets, the Land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

          "RECEIVABLES" shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor's rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

          "RECEIVABLES RECORDS" shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

          "RECORD" shall have the meaning specified in Article 9 of the UCC.

          "SECOND PRIORITY" shall mean, with respect to any Lien created in any Fixed Asset Collateral pursuant to any Collateral Document, that such Lien is subordinated solely to the Liens on such Collateral created by the Carve-Out, the Term Loan Credit Documents and any Permitted Lien.

          "SECURED OBLIGATIONS" shall have the meaning assigned in Section 3.1.

          "SECURED PARTIES" shall mean the Agents, Lenders and the Lender Counterparties and shall include, without limitation, all former Agents, Lenders and Lender Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents, Lenders or Lender Counterparties and such Obligations have not been paid or satisfied in full.

          "SECURITIES ACCOUNTS" (i) shall mean all "securities accounts" as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4(A) under the heading "Securities Accounts" (as such schedule may be amended or supplemented from time to time).

          "SUPPORTING OBLIGATION" shall mean all "supporting obligations" as defined in Article 9 of the UCC.

          "TERM LOAN COLLATERAL AGENT" shall have the meaning set forth in the Intercreditor Agreement.

          "TRADEMARK LICENSES" shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(F) (as such schedule may be amended or supplemented from time to time).

          "TRADEMARKS" shall mean all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 4.7(E) (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing,
(iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

          "TRADE SECRET LICENSES" shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(G) (as such schedule may be amended or supplemented from time to time).

          "TRADE SECRETS" shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

          "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

          "UNITED STATES" shall mean the United States of America.

          "UNLIMITED COMPANY" shall mean any unlimited company incorporated or otherwise constituted under the laws of the Province of Nova Scotia or the Province of Alberta or any similar body corporate formed under the laws of any other jurisdiction whose members are or may become responsible for any of the obligations of that body corporate.

          "VEHICLES" means all vehicles covered by a certificate of title law of any state.

     1.2 DEFINITIONS; INTERPRETATION. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC. References to "Sections," "Exhibits" and "Schedules" shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. This Agreement and the other Credit Documents may use several different limitations, tests or measurements to regulate the same or similar matters, all of which are cumulative and each shall be performed in accordance with its terms. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2. GRANT OF SECURITY.

     2.1 GRANT OF SECURITY. Each Grantor hereby, subject to the terms of the Orders, hypothecates to the Collateral Agent, and grants to the Collateral Agent a security interest in and fixed charge and continuing lien on, all of such Grantor's right, title and interest in, to and under all personal property, real and mixed, of such Grantor (in accordance with Sections 364(c)(2) and (3) and 364(d)(1) of the Bankruptcy Code) including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the "COLLATERAL"):

          (a) Accounts;

          (b) Aircraft;

          (c) As-extracted Collateral;

          (d) Chattel Paper;

          (e) Commercial Tort Claims;

          (f) Commodities Accounts;

          (g) Deposit Accounts;

          (h) Documents;

          (i) Equipment;

          (j) General Intangibles;

          (k) Goods;

          (l) Instruments;

          (m) Insurance;

          (n) Intellectual Property;

          (o) Investment Related Property;

          (p) Letter of Credit Rights;

          (q) Money

          (r) Real Property;

          (s) Receivables and Receivable Records;

          (t) Securities Accounts;

          (u) Vehicles;

          (v) to the extent not otherwise included, all causes of action (other than Avoidance Actions) and all monies and other property of any kind received therefrom, and all monies and other property of any kind recovered by any Credit Party;

          (w) to the extent not otherwise included, all monies and other property of any kind which is, after the Petition Date, received by such Credit Party in connection with refunds with respect to taxes, assessments and governmental charges imposed on such Credit Party or any of its property or income;

          (x) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

          (y) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

     Nothwithstanding anything to the contrary contained in this section, the term "Collateral" shall not include any Excluded Property.

     2.2 CERTAIN LIMITED EXCLUSIONS. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach to (a) any lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code, any other insolvency or similar law of any other jurisdiction, and any Canadian PPSA) or principles of equity), provided however that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such Lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or
(ii) above; (b) in any of the outstanding capital stock of a Controlled Foreign Corporation in excess of 66% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation; (c) any "intent to use" Trademark applications for which a statement of use has not been filed (but only until such statement is filed) and (d) Equipment owned by any Grantor that is subject to a purchase money Lien or a Capital Lease if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person other than the Borrower and its Affiliates as a condition to the creation of any other Lien on such Equipment (collectively, (the "EXCLUDED PROPERTY")); provided, however, the foregoing shall not include any Proceeds, substitutions or replacements of the above (unless such Proceeds, substitutions or replacements would constitute Excluded Property).

     2.3 ENTRY OF ORDERS. At all times, notwithstanding any failure on the part of any Credit Party to take any action required by this Agreement, or perform or fulfill any of the obligations of such Credit Party under or pursuant to this Agreement, the liens and security interests granted herein shall be deemed valid, enforceable and perfected by entry of the Orders. At all times, no financing statement, notice of lien, mortgage, deed of trust or similar instrument in any jurisdiction or filing office need be filed or any other action taken in order to validate and perfect the liens and security interest granted by or pursuant to this Agreement or the Orders.

     2.4 EXCEPTION RESPECTING TRADE-MARKS. Notwithstanding Section 2.1 hereof, each Grantor's grant of security in trade-marks (as defined in the Trade-marks Act (Canada)) under this Agreement shall be limited to a grant by such Grantor of a security interest in all of such Grantor's right, title and interest in such trade-marks.

     2.5 EXCEPTION TO LAST DAY. The security interest granted under Section 2.1 hereof shall not extend or apply to, and the Collateral shall not include, the last day of the term of any lease or agreement therefor (in either case, which are governed by the laws of any province of Canada), but upon the enforcement of such security interest, the applicable Grantor shall stand possessed of such last day in trust to assign the same to any person acquiring such term.

     2.6 CANADIAN LIMITED PARTNERSHIPS. Each party hereto acknowledges and agrees that: (a) each of Dura Holdings LP and Dura Canada LP is a limited partnership formed under the Limited Partnerships Act (Ontario); and (b) Dura Operating Canada LP is a limited partnership formed under the Limited Partnership Act (Alberta), in each case a limited partner of which is only liable for any of its liabilities or any of its losses to the extent of the amount that it has contributed or agreed to contribute to its capital and its pro rata share of any undistributed income. The foregoing limitation applies only to a limited partner in its capacity as a limited partner and does not apply to any limited partner in its capacity as other than a limited partner.

SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

     3.1 SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a) (and any successor provision thereof)), of all Obligations with respect to every Grantor (the "SECURED OBLIGATIONS").

     3.2 CONTINUING LIABILITY UNDER COLLATERAL. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS.

     4.1 GENERALLY.

          (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

               (i) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons other than Permitted Liens;

               (ii) it has indicated on Schedule 4.1(A)(as such schedule may be amended or supplemented from time to time): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) its organizational identification number (if applicable) and (z) the jurisdiction where the chief executive office, domicile (within the meaning of the Civil Code of Quebec), or its sole place of business is (or the principal residence if such Grantor is a natural person), and for the one-year period preceding the date hereof has been, located.

               (iii) the full legal name (including any French form of name) of such Grantor is as set forth on Schedule 4.1(A) and it has not done in the last one (1) year, and does not do, business under any other name (including any trade name or fictitious business name) except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time);

               (iv) except as provided on Schedule 4.1(C), it has not changed its name, jurisdiction of organization, chief executive office, domicile (within the meaning of the Civil Code of Quebec), or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, amalgamation, change in corporate form or otherwise) within the past one
     (1) year;

               (v) it has not within the last one (1) year become bound (whether as a result of merger, amalgamation or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 4.1(D) hereof (as such schedule may be amended or supplemented from time to time);

               (vi) with respect to each agreement identified on Schedule 4.1(D), it has indicated on Schedule 4.1 (A) and Schedule 4.1(B) the information required pursuant to Section 4.1(a)(ii), (iii) and (iv) with respect to the debtor under each such agreement;

               (vii) upon the entry of the Orders, as applicable, the Liens and security interests granted to the Collateral Agent hereunder constitute valid and perfected First Priority Liens on all of the Current Asset Collateral and valid and perfected Second Priority Liens on all of the Fixed Asset Collateral (except as otherwise provided in the Orders and only to the extent perfection is obtainable by entry therein);

               (viii) all actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;

               (ix) other than the financing statements filed in favor of the Collateral Agent, no effective UCC or equivalent Canadian PPSA financing statements, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (a) financing statements for which proper termination statements have been delivered to the Collateral Agent for filing and (b) financing statements filed in connection with Permitted Liens;

               (x) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (vii) above, (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities and (C) approvals, filings and authorizations already obtained;

               (xi) all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects;

               (xii) none of the Collateral constitutes, or is the Proceeds of, "farm products" (as defined in the UCC);

               (xiii) except as described on Schedule 4.1(D) or as otherwise permitted by the Credit Agreement, such Grantor has not become bound as a debtor, either by contract or by operation of law, by a security agreement previously entered into by another Person; and

               (xiv) Notwithstanding any failure on the part of any Credit Party or the Collateral Agent or the Lenders to perfect, maintain, protect or enforce the Liens and security interests in the Collateral granted hereunder, the Orders (when entered) shall automatically, and without further action by any Person, perfect such liens and security interests against the Collateral.

          (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

               (i) except for the security interest created by this Agreement and Permitted Liens, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein, except as otherwise permitted in the Credit Agreement;

               (ii) it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

               (iii) it shall not change such Grantor's legal name, identity, corporate structure (e.g., by merger, consolidation, amalgamation, change in corporate form or otherwise) sole place of business (or principal residence if such Grantor is a natural person), chief executive office, domicile (within the meaning of the Civil Code of Quebec), type of organization or jurisdiction of organization unless it shall have (a) promptly notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least twenty (20) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, domicile (within the meaning of the Civil Code of Quebec), type of organization or jurisdiction of organization and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent's security interest in the Collateral intended to be granted and agreed to hereby;

               (iv) if the Collateral Agent or any Secured Party gives value to enable Grantor to acquire rights in or the use of any Collateral, it shall use such value for such purposes and such Grantor further agrees that repayment of any Obligation shall apply on a "first-in, first-out" basis so that the portion of the value used to acquire rights in any Collateral shall be paid in the chronological order such Grantor acquired rights therein;

               (v) it shall not take or permit any action which could impair the Collateral Agent's rights in the Collateral; and

               (vi) it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral except as otherwise permitted in accordance with the Credit Agreement.

     4.2 EQUIPMENT AND INVENTORY.

          (a) Representations and Warranties. Each Grantor represents and warrants, on the Closing Date and on each Credit Date, that:

               (i) all of the Equipment, Inventory or other Goods included in the Collateral is kept for the past one (1) year only at the locations specified in Schedule 4.2 (as such schedule may be amended or supplemented from time to time), unless such Equipment, Inventory or other Goods are in the possession or control of any third party or in transit;

               (ii) any Goods now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended; and

               (iii) none of the Inventory or Equipment is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or a warehouseman except as described on Schedule 4.2 (as amended).

          (b) Covenants and Agreements. Each Grantor covenants and agrees that:

               (i) it shall keep the Equipment, Inventory and other Goods, and any Documents evidencing any Equipment, Inventory and other Goods in the locations specified on Schedule 4.2 (as such schedule may be amended or supplemented from time to time) unless such Equipment, Inventory or other Goods are in the possession or control of any third party or unless it shall have (a) notified the Collateral Agent in writing (including by telecopy or other electronic means), by executing and delivering to the Collateral Agent a completed Pledge

     Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least twenty (20) days prior to any change in locations, identifying such new locations and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent's security interest in the Collateral intended to be granted and agreed to hereby, or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment, Inventory or other Goods;

               (ii) it shall keep correct and accurate records in all material respects of the Inventory, itemizing and describing the kind, type and quantity of Inventory, such Grantor's cost therefor and (where applicable) the current list prices for the Inventory, in each case, in reasonable detail;

               (iii) it will (a) conduct a physical count or a periodic cycle count of the Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as the Collateral Agent requests, (b) at its own expense, deliver to the Agents the results of each physical verification, which it has made, or has caused any other Person to make on their behalf, of all or any portion of its Inventory and (c) maintain a perpetual inventory reporting system at all times; provided that Atwood Mobile Products, Inc. and each of its domestic or indirect subsidiaries, shall be required to comply with this Section 4.2(b)(iii) starting on September 1, 2007, or such later date as agreed to by the Collateral Agent;

               (iv) it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Collateral Agent; and

               (v) upon the request of the Collateral Agent, if any Equipment or Inventory is in possession or control of any third party, each Grantor shall join with the Collateral Agent in notifying the third party of the Collateral Agent's security interest and shall use commercially reasonable efforts in obtaining an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Collateral Agent.

     4.3 RECEIVABLES.

          (a) Representations and Warranties. Each Grantor represents and warrants, on the Closing Date and on each Credit Date, that:

               (i) each Eligible Receivable (a) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (b) is and will be enforceable in accordance with its terms (subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination;
     (ii) the effect of general principles of equity and (iii) other commonly recognized statutory and judicial constraints on enforceability) and (c) is and will be in compliance with all applicable laws, whether federal, state, local or foreign;

               (ii) none of the Account Debtors in respect of any material Eligible Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign government or sovereign. No Eligible Receivable requires the consent of the Account Debtor in respect thereof in connection with the pledge hereunder, except any consent which has been obtained; and

               (iii) no Eligible Receivable is evidenced by, or constitutes, an Instrument or Chattel Paper valued in excess of $25,000 which has not been delivered promptly to, or otherwise subjected to the control of, the Collateral Agent to the extent required by, and in accordance with Section 4.3(c).

          (b) Covenants and Agreements: Each Grantor hereby covenants and agrees that:

               (i) it shall keep and maintain at its own cost and expense reasonably satisfactory and complete records of the Receivables, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith;

               (ii) upon the reasonable request of the Collateral Agent, it shall promptly mark conspicuously, in form and manner reasonably satisfactory to the Collateral Agent, all Chattel Paper, Instruments and other evidence of Receivables (other than any delivered to the Collateral Agent as provided herein), as well as the Receivables Records with an appropriate reference to the fact that the Collateral Agent has a security interest therein;

               (iii) it shall perform in all material respects all of its obligations with respect to the Receivables;

               (iv) except as otherwise permitted by the Credit Agreement, it shall not amend, modify, terminate or waive any provision of any Receivable in any manner which could reasonably be expected to have a Material Adverse Effect on the value of such Receivable as Collateral. Other than in the ordinary course of business as generally conducted by it on and prior to the date hereof, and except as otherwise provided in subsection (v) below, during the continuance of an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable,
     (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof,
     (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon;

               (v) except as otherwise provided in this subsection, each Grantor shall continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or the Collateral Agent may deem necessary or advisable. Notwithstanding the foregoing, the Collateral Agent shall have the right upon written notice to notify, or require any Grantor to notify, any Account Debtor of the Collateral Agent's security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, the Collateral Agent may: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; and (2) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

               (vi) it shall use its best efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable; and

               (vii) If any Grantor keeps any records relating to Collateral in the Province of Quebec, such Grantor shall at all times keep a duplicate copy thereof at a location outside of the Province of Quebec.

          (c) Delivery and Control of Receivables. Subject to the Intercreditor Agreement, with respect to any Receivables in excess of $500,000 individually or in the aggregate that is evidenced by, or constitutes, Chattel Paper or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered to the Collateral Agent (or its agent or designee) appropriately indorsed to the Collateral Agent or indorsed in blank: (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. With respect to any Receivables in excess of $500,000 individually in the aggregate which would constitute "electronic chattel paper" under Article 9 of the UCC, each Grantor shall take all steps necessary to give the Collateral Agent control over such Receivables (within the meaning of Section 9-105 of the UCC): (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and
(ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. Any Receivable not otherwise required to be delivered or subjected to the control of the Collateral Agent in accordance with this subsection (c) shall be delivered or subjected to such control upon request of the Collateral Agent.

     4.4 INVESTMENT RELATED PROPERTY.

          4.4.1 INVESTMENT RELATED PROPERTY GENERALLY

          (a) Covenants and Agreements. Each Grantor hereby covenants and agrees that, subject to the Intecreditor Agreement:

               (i) in the event it acquires rights in any Investment Related Property after the date hereof, it shall promptly deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Investment Related Property immediately upon any Grantor's acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 4.4 as required hereby;

               (ii) except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, amalgamation, winding up, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall promptly be included in the definition of Collateral without further action and (b) such Grantor shall promptly take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of interest;

               (iii) each Grantor consents to the grant by each other Grantor of a Security Interest in all Investment Related Property to the Collateral Agent; and

               (iv) each Grantor agrees that it shall not grant "control" (within the meaning of such term under Article 9-106 of the UCC) over any Investment Related Property to any Person other than the Collateral Agent, except as otherwise permitted by the Credit Agreement, and, subject to the terms of the Intercreditor Agreement, the Term Loan Collateral Agent.

          (b) Delivery and Control.

               (i) Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 4.4.1(b) on or before the Credit Date and with respect to any Investment Related Property hereafter acquired by such Grantor it shall promptly comply with the provisions of this Section 4.4.1(b) immediately upon acquiring rights therein, in each case in form and substance satisfactory to the Collateral Agent. With respect to any Investment Related Property that is represented by a certificate or that is an "instrument" (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an "effective indorsement" (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a "certificated security" for purposes of the UCC. With respect to any Investment Related Property that is an "uncertificated security" for purposes of the UCC (other than any "uncertificated securities" credited to a Securities Account), it shall cause the issuer of such uncertificated security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement substantially in the form of Exhibit B hereto, pursuant to which such issuer agrees to comply with the Collateral Agent's instructions with respect to such uncertificated security without further consent by such Grantor.

          (c) Voting and Distributions.

               (i) So long as no Event of Default shall have occurred and be continuing, and subject to the terms of the Orders:

(1) except as otherwise provided in this Agreement or in the Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if the Collateral Agent shall have notified such Grantor that, in the Collateral Agent's reasonable judgment, such action would have a Material Adverse Effect on the value of the Investment Related Property or any part thereof; and provided further, such Grantor shall give the Collateral Agent at least five (5) Business Days prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right in such circumstances described in the preceding proviso; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor's consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement, shall be deemed inconsistent with the terms of this Agreement or the

     Credit Agreement within the meaning of this Section 4.4(c)(i)(1), and no notice of any such voting or consent need be given to the Collateral Agent; and

(2) the Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause
     (1) above;

(3) Subject to the terms of the Orders, upon the occurrence and during the continuation of an Event of Default:

     (A) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

     (B) in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 6.1.

          After any and all Events of Default have been cured, Grantor shall have the right to exercise voting and other consensual rights that it would otherwise be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder.

          (d) Notwithstanding any other provision in this Agreement (but subject to the last sentence of this Section 4.4.1(d)), to the extent that any stock in or of an Unlimited Company (all such stock, "UNLIMITED COMPANY STOCK") constitutes Pledged Stock, the Collateral Agent shall not become or be deemed to become a member or shareholder of an Unlimited Company, or exercise any right of ownership of an Unlimited Company or obtain or have the right to obtain any other indicia of ownership of an Unlimited Company, and no provision in this Agreement or actions taken by the Collateral Agent pursuant to this Agreement shall be construed otherwise, in whole or in part, unless the Collateral Agent expressly states in writing otherwise, in which case this provision or the applicable portion of it shall be of no force or effect to the extent provided by the Collateral Agent in such writing and the Collateral Agent's statement shall be given effect for then purpose and to the extent provided therein. For greater certainty, and except as otherwise provided in the last sentence of this
Section 4.4.1(d), the Collateral Agent shall not, and no provision of this Agreement or actions taken by the

Collateral Agent pursuant to this Agreement shall, apply or be deemed to apply so as to cause the Collateral Agent to be or to be deemed to be or entitled to:

               (i) be registered as a shareholder or member, or apply to be registered as a shareholder or member of an Unlimited Company;

               (ii) request or assent to a notation being entered in its favor in the share register in respect of stock in or of an Unlimited Company;

               (iii) hold itself or be held out as a shareholder or member of an Unlimited Company;

               (iv) receive, directly or indirectly, any dividends, property, or other distributions from any Unlimited Company by reason of the Collateral Agent holding a security interest in stock in or of an Unlimited Company; or

               (v) act or purport to act as a member of an Unlimited Company, or obtain, exercise or attempt to exercise any rights of a stockholder or member, including the right to attend a meeting of, or to vote the stock in or of, an Unlimited Company or to be entitled to receive or receive any distribution in respect of stock in or of an Unlimited Company.

This Section 4.4.1(d) shall not restrict the Collateral Agent from exercising, at its option and by giving notice to the applicable Grantor that expressly states that the Collateral Agent is exercising such option, the rights which it is entitled to exercise under this Agreement in respect of any stock in or of an Unlimited Company constituting Collateral at any time that the Collateral Agent shall be entitled to realize on all or any portion of the Collateral pursuant to the terms hereof or of the other Credit Documents.

          4.4.2 PLEDGED EQUITY INTERESTS

          (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

               (i) Schedule 4.4(A) (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Pledged Stock, "Pledged LLC Interests," "Pledged Partnership Interests" and "Pledged Trust Interests," respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

               (ii) except as set forth on Schedule 4.4(B), it has not acquired any equity interests of another entity or substantially all the assets of another entity within the past one (1) year;

               (iii) except as set forth on Schedule 4.4, it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests,;

               (iv) without limiting the generality of Section 4.1(a)(v), except for consents already obtained, required under applicable law or required to be obtained in the ordinary course of business, no material consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation or perfection of the security interest of the Collateral Agent in any Pledged Equity Interests, the First Priority status (with respect to Current Asset Collateral) and Second Priority status (with respect to Fixed Asset Collateral), the status of the security interest of the Collateral Agent in the Pledged Equity Interests, or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

               (v) none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that: (a) are registered as investment companies or (b) are dealt in or traded on securities exchanges or markets; and

               (vi) except as otherwise set forth on Schedule 4.4(C), all of the Pledged LLC Interests and Pledged Partnership Interests are or represent interests in issuers that have opted to be treated as securities under the uniform commercial code of any jurisdiction (to the extent applicable).

          (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

               (i) without the prior written consent of the Collateral Agent, it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of the Collateral Agent's security interest, (b) permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer (except as permitted in the Credit Agreement), (c) other than as permitted under the Credit Agreement, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (d) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any

     Pledged Debt, or (e) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (e), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent's "control" thereof;

               (ii) it shall comply in all material respects with all of its obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce all of its rights with respect to any Investment Related Property;

               (iii) except as permitted by the Credit Agreement, without the prior written consent of the Collateral Agent, it shall not permit any issuer of any Pledged Equity Interest to merge, amalgamate, or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, and (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger, amalgamation, or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor; provided that if the surviving or resulting Grantors upon any such merger or consolidation involving an issuer which is a Controlled Foreign Corporation, then such Grantor shall only be required to pledge equity interests in accordance with Section 2.2; and

               (iv) each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

          4.4.3 PLEDGED DEBT

          (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and each Credit Date, that Schedule 4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the heading "Pledged Debt" all of the Pledged Debt owned by any Grantor and all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof (subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity and
(iii) other commonly recognized statutory and judicial constraints on enforceability), and is not in default and constitutes all of the issued and outstanding inter-company Indebtedness;

          (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that it shall promptly notify the Collateral Agent of any default under any Pledged Debt that has caused, either in any individual case or in the aggregate, a Material Adverse Effect.

          4.4.4 INVESTMENT ACCOUNTS

          (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and each Credit Date, that:

               (i) Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Securities Accounts" and "Commodities Accounts," respectively, all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest. Each Grantor is the sole entitlement holder of each such Securities Account and Commodity Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto, the Term Loan Collateral Agent and the collateral agent under the Existing Second Lien Credit Agreement, and subject to the Intercreditor Agreement) having "control" (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or securities or other property credited thereto;

               (ii) Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Deposit Accounts" all of the Deposit Accounts in which each Grantor has an interest. Each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto, the Term Loan Collateral Agent and the collateral agent under the Existing Second Lien Credit Agreement, and subject to the Intercreditor Agreement) having either sole dominion and control (within the meaning of common law) or "control" (within the meanings of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and

               (iii) Each Grantor has taken all actions necessary or desirable, including those specified in Section 4.4.4(c), to: (a) establish Collateral Agent's "control" (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodities Accounts (each as defined in the UCC); (b) establish the Collateral

     Agent's "control" (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts; and (c) deliver all Instruments to the Collateral Agent.

          (b) Covenant and Agreement. Each Grantor hereby covenants and agrees with the Collateral Agent and each other Secured Party that it shall not close or terminate any Investment Account without the prior consent of the Collateral Agent and unless a successor or replacement account has been established with the consent of the Collateral Agent with respect to which successor or replacement account a control agreement has been entered into by the appropriate Grantor, Collateral Agent and securities intermediary or depository institution at which such successor or replacement account is to be maintained in accordance with the provisions of Section 4.4.4(c).

          (c) Delivery and Control.

               (i) With respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which it shall agree to comply with the Collateral Agent's "entitlement orders" without further consent by such Grantor. With respect to any Investment Related Property that is a "Deposit Account," it shall cause the depositary institution maintaining such account to enter into an agreement, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which the Collateral Agent shall have both sole dominion and control over such Deposit Account (within the meaning of the common law) and "control" (within the meaning of Section 9-104 of the UCC) over such Deposit Account. Each Grantor shall have entered into such control agreement or agreements with respect to: (i) any Securities Accounts, Securities Entitlements or Deposit Accounts that exist on the Credit Date, as of or prior to the Credit Date and (ii) any Securities Accounts, Securities Entitlements or Deposit Accounts that are created or acquired after the Credit Date, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Deposit Accounts.

     In addition to the foregoing, if any issuer of any Investment Related Property is located in a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer's jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent. Subject to the terms of the Intercreditor Agreement and the Orders, upon the occurrence of an Event of Default, the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent. In addition, the Collateral Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

     4.5 MATERIAL CONTRACTS.

          (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that, as of the Closing Date, Schedule 4.5 (as such schedule may be amended or supplemented from time to time) sets forth all of the Material Contracts to which such Grantor has rights.

          (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

               (i) in addition to any rights under the Section of this Agreement relating to Receivables, the Collateral Agent may at any time notify, or require any Grantor to so notify, the counterparty on any Material Contract of the security interest of the Collateral Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, subject to the terms of the Credit Agreement, the Collateral Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts directly to the Collateral Agent;

               (ii) each Grantor shall deliver promptly to the Collateral Agent a copy of each material demand, written notice or document received by it relating in any way to any Material Contract;

               (iii) each Grantor shall deliver promptly to the Collateral Agent, and in any event within ten (10) Business Days, after (1) any Material Contract of such Grantor is terminated or amended in a manner that is materially adverse to such Grantor or (2) any new Material Contract is entered into by such Grantor, a written statement describing such event, with copies of such material amendments or new contracts, delivered to the Collateral Agent, and an explanation of any actions being taken with respect thereto;

               (iv) it shall perform in all material respects all of its obligations with respect to the Material Contracts;

               (v) it shall promptly and diligently exercise each material right (except the right of termination) it may have under any Material Contract, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or the Collateral Agent may deem necessary or advisable;

               (vi) it shall use its best efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Material Contract; and

               (vii) upon the request of the Collateral Agent, each Grantor shall, within thirty (30) days of the date hereof with respect to any Non-Assignable Contract in effect on the date hereof and within thirty (30) days after


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

     entering into any Non-Assignable Contract after the Closing Date, request in writing the consent of the counterparty or counterparties to the Non-Assignable Contract pursuant to the terms of such Non-Assignable Contract or applicable law to the assignment or granting of a security interest in such Non-Assignable Contract to Secured Party and use its commercially reasonable efforts to obtain such consent as soon as practicable thereafter.

     4.6 LETTER OF CREDIT RIGHTS.

          (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

               (i) all material letters of credit to which such Grantor has rights is listed on Schedule 4.6 (as such schedule may be amended or supplemented from time to time) hereto; and

               (ii) at the reasonable request of the Collateral Agent, it shall obtain the consent of each issuer of any material letter of credit to the assignment of the proceeds of the letter of credit to the Collateral Agent.

          (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any material letter of credit hereafter arising it shall obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Collateral Agent and shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto.

     4.7 INTELLECTUAL PROPERTY.

          (a) Representations and Warranties. Except as disclosed in Schedule 4.7(H) (as such schedule may be amended or supplemented from time to time), each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

               (i) Schedule 4.7 (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list, in all material respects, of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor and (ii) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses material to the business of such Grantor;

               (ii) it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Schedule
     4.7 (as such schedule may be amended or supplemented from time to time), and owns or has the valid right to use all other material Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the licenses set forth on Schedule 4.7(B), (D), (F) and (G) (as each may be amended or supplemented from time to time);

               (iii) all Intellectual Property material to its business is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks in full force and effect;

               (iv) all Intellectual Property is valid and enforceable; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Grantor's right to register, or such Grantor's rights to own or use, any material Intellectual Property and no such action or proceeding is pending or, to the best of such Grantor's knowledge, threatened;

               (v) all registrations and applications for Copyrights, Patents and Trademarks are standing in the name of each Grantor, and none of the Trademarks, Patents, Copyrights or Trade Secrets has been licensed by any Grantor to any Affiliate or third party, except as disclosed in Schedule 4.7(B), (D), (F), or (G) (as each may be amended or supplemented from time to time);

               (vi) each Grantor has been using appropriate statutory notice of registration in connection with its proper marking practices in connection with the use of Patents material to the business of such Grantor;

               (vii) each Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademark Collateral and has taken all action necessary to insure that all licensees of the Trademark Collateral owned by such Grantor use such adequate standards of quality;

               (viii) the conduct of such Grantor's business does not infringe upon or otherwise violate any trademark, patent, copyright, trade secret or other intellectual property right owned or controlled by a third party; no claim has been made that the use of any material Intellectual Property owned or used by Grantor (or any of its respective licensees) violates the asserted rights of any third party;

               (ix) to the best of each Grantor's knowledge, no third party is infringing upon or otherwise violating any rights in any Intellectual Property owned or used by such Grantor, or any of its respective licensees;

               (x) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by Grantor or to which Grantor is bound that adversely affect Grantor's rights to own or use any material Intellectual Property; and

               (xi) other than under the security agreements listed on Schedule 4.1(D), no Grantor has made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or agreement of any Intellectual Property that has not been terminated or released.

          (b) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

               (i) it shall not do any act or omit to do any act whereby any of the material Intellectual Property which is material to the business of Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

               (ii) it shall not, with respect to any Trademarks which are material to the business of any Grantor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all steps necessary to insure that licensees of such Trademarks use such consistent standards of quality;

               (iii) it shall, within thirty (30) days of the creation or acquisition of any Copyrightable work which is material to the business of Grantor, apply to register the Copyright in the United States Copyright Office and/or in any similar Canadian office or agency, if applicable;

               (iv) it shall promptly notify the Collateral Agent if it knows or has reason to know that any item of the Intellectual Property that is material to the business of any Grantor may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court;

               (v) it shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Grantor and material to its business which is now or shall become included in the Intellectual Property including, but not limited to, those items on Schedule 4.7(A), (C) and (E) (as each may be amended or supplemented from time to time);

               (vi) in the event that any material Intellectual Property owned by or exclusively licensed to any Grantor is infringed, misappropriated, or diluted by a third party, such Grantor shall promptly take all reasonable actions to stop such infringement, misappropriation, or dilution and protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;


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

               (vii) it shall promptly (but in no event more than thirty (30) days after any Grantor obtains knowledge thereof) report to the Collateral Agent (i) the filing of any application to register any material Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and
     (ii) the registration of any material Intellectual Property by any such office, in each case by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;

               (viii) it shall, promptly upon the reasonable request of the Collateral Agent, execute and deliver to the Collateral Agent any document required to acknowledge, confirm, register, record, or perfect the Collateral Agent's interest in any part of the material Intellectual Property, whether now owned or hereafter acquired;

               (ix) except with the prior consent of the Collateral Agent or as permitted under the Credit Agreement, each Grantor shall not execute, and there will not be on file or recorded in any public office, any financing statement or other document or instruments, except financing statements or other documents or instruments filed or recorded or to be filed or recorded in favor of the Collateral Agent and each Grantor shall not sell, assign, transfer, license, grant any option, or create or suffer to exist any Lien upon or with respect to the Intellectual Property, except for the Lien created by and under this Agreement and the other Credit Documents;

               (x) it shall hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor's rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

               (xi) it shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

               (xii) it shall use appropriate statutory notice of registration in connection with its proper marking practices in connection with the use of any of the Patents; and

               (xiii) it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property or any portion thereof. In connection with such collections, each Grantor may take (and, at the Collateral Agent's reasonable direction, shall take) such action as such

     Grantor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, with five (5) days prior notice to the Grantor, the Collateral Agent shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

     4.8 COMMERCIAL TORT CLAIMS

          (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that Schedule 4.8 (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of each Grantor in excess of $100,000 individually or $500,000 in the aggregate; and

          (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim in excess of $100,000 individually or $500,000 in the aggregate hereafter arising it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

     4.9 REAL PROPERTY

          (a) Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

               (i) Schedule 4.9 sets forth a complete and accurate list of all Real Property of each Grantor and shows, as of the Closing Date, the current street address (including, where applicable, county, state and other relevant jurisdictions), owner and, where applicable, lessee thereof.

               (ii) all Permits required to have been issued or appropriate to enable all Real Property of the Grantors to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, except where failure to obtain could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

               (iii) it has not received any notice, and has no knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property of any Grantor or any part thereof, except for that which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.

     5.1 ACCESS; RIGHT OF INSPECTION. Subject to the limitations set forth in
Section 5.6 of the Credit Agreement, the Collateral Agent (a) the Collateral Agent shall at all times have full and free access to all the books, correspondence and records of each Grantor, and the Collateral Agent and its representatives may inspect the same, take extracts therefrom and make photocopies thereof, and (b) the Collateral Agent and its representatives shall at all times also have the right to enter any premises of each Grantor and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

     5.2 FURTHER ASSURANCES.

          (a) Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

               (i) file and/or authorize the filing of, as applicable, such financing, financing change, or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

               (ii) at the reasonable request of the Collateral Agent, take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property is registered in the United States or Canada or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the Canadian counterparts on any of the foregoing;

               (iii) at any reasonable time, subject to the limitations in
     Section 5.1 hereof, upon request by the Collateral Agent, assemble the Collateral and allow inspection of the Collateral by the Collateral Agent, or persons designated by the Collateral Agent; and

               (iv) at the Collateral Agent's reasonable request, appear in and defend any action or proceeding that may affect such Grantor's title to or the Collateral Agent's security interest in all or any part of the Collateral.


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

          (b) Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as "all assets" or "all personal property, whether now owned or hereafter acquired." Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

          (c) Each Grantor hereby authorizes the Collateral Agent to modify this Agreement after obtaining such Grantor's approval of or signature to such modification by amending Schedule 4.7 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

     5.3 ADDITIONAL GRANTORS. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an "Additional Grantor") in accordance with the terms of the Credit Agreement, by executing a Counterpart Agreement. Upon delivery of any such counterpart agreement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 6. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

     6.1 POWER OF ATTORNEY.

          (a) Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

               (i) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Credit Agreement;

               (ii) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

               (iii) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

               (iv) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

               (v) to prepare and file any UCC or Canadian PPSA financing statements against such Grantor as debtor;

               (vi) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as debtor;

               (vii) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

               (viii) subject to the Orders, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and such Grantor's expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

          (b) Exercise by the Collateral Agent of the powers granted hereunder is not for the purpose of the Chapter 11 Cases a violation of the automatic stay provided by Section 362 of the Bankruptcy Code and each Credit Party waives the applicability thereof.

          (c) All Secured Obligations shall constitute, in accordance with
Section 364(c)(1) of the Bankruptcy Code, claims against each Credit Party in its Case which are administrative expense claims having priority over any and all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

     6.2 NO DUTY ON THE PART OF COLLATERAL AGENT OR SECURED PARTIES. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7. REMEDIES.

     7.1 GENERALLY.

          (a) If any Event of Default shall have occurred and be continuing, and subject only to any required notice provided in the Orders, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC and any Canadian PPSA (whether or not the UCC or such Canadian PPSA applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

               (i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

               (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

               (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and

               (iv) without notice except as specified below, under the UCC or any Canadian PPSA, or as provided in the Orders, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.

          (b) The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC or any Canadian PPSA and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC or any Canadian PPSA, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.

          (c) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

          (d) The Collateral Agent shall have no obligation to marshal any of the Collateral.

          (e) The foregoing provisions of this Section 7.1 shall be subject to any requirement of notice provided in the Orders.

     7.2 APPLICATION OF PROCEEDS. All proceeds received by the Collateral Agent (whether from a Grantor or otherwise) in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied by the Collateral Agent in the manner prescribed by the Credit Agreement, subject to the terms of the Intercreditor Agreement.

     7.3 SALES ON CREDIT. If Collateral Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

     7.4 DEPOSIT ACCOUNTS. If any Event of Default shall have occurred and be continuing, the Collateral Agent may apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account in accordance with the Credit Agreement, and subject to the terms of the Intercreditor Agreement.

     7.5 INVESTMENT RELATED PROPERTY. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state or provincial securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state or provincial securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state or provincial securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

     7.6 INTELLECTUAL PROPERTY.

          (a) Subject to the terms of the Orders, anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

               (i) the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent's sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of such Grantor's rights in the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement or violation;

               (ii) upon written demand from the Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent or such Collateral Agent's designee all of such Grantor's right, title and interest in and to the Intellectual Property and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

               (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

               (iv) within five (5) Business Days after written notice from the Collateral Agent, each Grantor shall make available to the Collateral Agent, to the extent within such Grantor's power and authority, such personnel in such Grantor's employ on the date of such Event of Default as the Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Licenses, such persons to be available to perform their prior functions on the Collateral Agent's behalf and to be compensated by the Collateral Agent at such Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

               (v) the Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(1) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by
     Section 7.7 hereof; and

(2) Except as permitted in the Credit Agreement, Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

          (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing,
(ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor's sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent's security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Agent and the Secured Parties.

          (c) Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 7 and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.

     7.7 CASH PROCEEDS. In addition to the rights of the Collateral Agent specified in Section 4.3 with respect to payments of Receivables, except as otherwise provided in the Credit Agreement, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other non-cash items (collectively, "CASH PROCEEDS") shall be held by such Grantor in trust for the Collateral Agent, and deposited in the Cash Collateral Account or a Deposit Account subject to an effective Deposit Account Control Agreement or otherwise be segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, unless otherwise provided pursuant to the Intercreditor Agreement, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in the Collateral Account. All cash proceeds received by the Collateral Agent (whether from a Grantor or otherwise) in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied by the Collateral Agent in the manner prescribed by the Credit Agreement, subject to the terms of the Intercreditor Agreement.

     7.8 LIMITATION ON LENDERS' OBLIGATIONS. Subject to each Credit Party's rights and duties under the Bankruptcy Code (including Section 365 of the Bankruptcy Code), it is expressly agreed by each Credit Party that, anything herein to the contrary notwithstanding, such Credit Party shall remain liable under its post-petition Contractual Obligations to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Collateral Agent nor any Secured Party or any Receiver shall have any obligation or liability under any Contractual Obligations by reason of or arising out of this Agreement, the Credit Documents, or the granting to the Collateral Agent of a security interest therein or the receipt by the Collateral Agent or any Secured Party or any Receiver of any payment relating to any Contractual Obligations pursuant hereto, nor shall the Collateral Agent or any Receiver be required or obligated in any manner to perform or fulfill any of the obligations of any Credit Party under or pursuant to any Contractual Obligations, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contractual Obligations, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times

     7.9 RECEIVER. If any Event of Default shall have occurred and be continuing, and subject only to any required notice provided in the Orders, the Collateral Agent may appoint or reappoint by instrument in writing, any Person or Persons, whether or not an officer or officers or an employee or employees of the Collateral Agent, to be an interim receiver, receiver, or receivers (hereinafter called a "RECEIVER", which term when used herein shall include a receiver and manager) of Collateral which is located in Canada or in which a Grantor which is a Canadian Subsidiary otherwise has an interest (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his/her/its stead. Any such Receiver shall, so far as concerns responsibility for his/her/its acts, be deemed the agent of each applicable Grantor and not of the Collateral Agent or any other Secured Party, and neither the Collateral Agent nor any other Secured Party shall be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver or his/her/its servants, agents or employees. Subject to the provisions of the instrument appointing him/her/it, any such Receiver shall have power to take possession of such Collateral, to preserve such Collateral or its value, to carry on or consent to the carrying on of all or any part of the business of each applicable Grantor and to sell, lease, license or otherwise dispose of or consent to the sale, lease, license, or other disposition of such Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including any Grantor, and without charge, enter upon, use and occupy all premises owned or occupied by each applicable Grantor wherein such Collateral may be situate, maintain such Collateral upon such premises, borrow money on a secured or unsecured basis and use such Collateral directly in carrying on each applicable Grantor's business or as security for loans or advances to enable the Receiver to carry on each applicable Grantor's business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by the Collateral Agent, all Money received from time to time by such Receiver in carrying out his/her/its appointment shall be received in trust for and be paid over to the Collateral Agent. Every such Receiver may, in the discretion of the Collateral Agent, be vested with all or any of the rights and powers of the Collateral Agent. The identity of the Receiver, its replacement and its remuneration shall be within the sole and unfettered discretion of the Collateral Agent. If any Event of Default shall have occurred and be continuing, the Collateral Agent may, either directly or through its agents or nominees, itself exercise any or all of the powers and rights given to a Receiver by virtue of this Section 7.9.

SECTION 8. COLLATERAL AGENT.

     The Collateral Agent has been appointed to act as Collateral Agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement, the Intercreditor Agreement and the Credit Agreement; provided, the Collateral Agent shall, after payment in full of all Obligations under the Credit Agreement (other than contingent indemnification obligations for which no claim has been asserted) and the other Credit Documents, exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of the holders of a majority of the aggregate notional amount (or, with respect to any Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedge Agreement) under all Hedge Agreements. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section. Collateral Agent may resign at any time by giving thirty
(30) days' prior written notice thereof to Lenders and the Grantors, and Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Grantors and Collateral Agent signed by the Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five (5) Business Days' notice to the Administrative Agent, to appoint a successor Collateral Agent, and if no Default or Event of Default shall have occurred and be continuing, with the consent of Company, such consent not to be unreasonably withheld or delayed. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent's resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent hereunder.

     If any Grantor fails to perform or comply with any of its agreements contained in this Agreement and the Collateral Agent, as provided for by the terms of this Agreement or any other Credit Document, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of the Revolving Loan, shall be payable by such Grantor to the Collateral Agent on demand and shall constitute Obligations secured by the Collateral. Performance of such Grantor's obligations as permitted under this Section 8 shall in no way constitute for the purpose of the Chapter 11 Cases a violation of the automatic stay provided by Section 362 of the Bankruptcy Code and each Grantor hereby waives applicability thereof. Moreover, the Collateral Agent shall in no way be responsible for the payment of any costs incurred in connection with preserving or disposing of Collateral pursuant to Section 506(c) of the Bankruptcy Code and the Collateral may not be charged for the incurrence of any such cost.

SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

     This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted), the cancellation or termination of the Commitments and the cancellation, expiration or cash collateralization of all outstanding Letters of Credit, be binding upon each Grantor, its successors and permitted assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted), the cancellation or termination of the Commitments, and the cancellation, expiration or cash collateralization of all outstanding Letters of Credit, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination the Collateral Agent shall, at Grantors' expense, execute and deliver to Grantors or otherwise authorize the filing of such documents as Grantors shall reasonably request, including financing statement amendments and financing change statements to evidence such termination and return to the Grantors any possessory Collateral that has been delivered by the Grantors to the Collateral Agent pursuant to the terms of this Agreement as Grantors shall reasonably request. Upon any disposition of property permitted by the Credit Agreement, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. The Collateral Agent shall, at Grantor's expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such release.

SECTION 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

     The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section
10.2 of the Credit Agreement.

SECTION 11. AMENDMENTS, MODIFICATIONS

     The liens, lien priority, administrative priorities and other rights and remedies granted to the Collateral Agent for the benefit of the Lenders pursuant to the Orders, this Agreement or any other Credit Document (specifically, including, but not limited to, the existence, perfection and priority of the liens provided herein and therein and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of Indebtedness by any of the Credit Parties (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of any of the Chapter 11 Cases, or by any other act or omission whatsoever.

SECTION 12. ACKNOWLEDGMENT

     This Agreement is subject to the terms and conditions set forth in the Intercreditor Agreement, the Credit Agreement and the Orders in all respects and, in the event of any conflict between the terms of the Intercreditor Agreement, the Credit Agreement or the Orders and this Agreement, the terms of the Intercreditor Agreement, the Credit Agreement or the Orders, as applicable, shall govern.

     Notwithstanding anything in this Agreement to the contrary, each of the Grantors and the Collateral Agent agrees that any requirement hereunder that any Grantor deliver any Collateral that constitutes Fixed Asset Collateral to the Collateral Agent, or that requires any Grantor to vest the Collateral Agent with possession or "control" (as defined in the UCC) of any Collateral that constitutes Fixed Asset Collateral, in each case, shall be deemed satisfied to the extent that, prior to the Discharge of Term Loan Obligations (other than contingent indemnification obligations), such Collateral is delivered to the Term Loan Collateral Agent, or the Term Loan Collateral Agent shall have been vested with such possession or (unless, pursuant to the UCC, "control" may be given concurrently to the Collateral Agent and the Term Loan Collateral Agent) control, in each case, subject to the provisions of Section 5.4 of the Intercreditor Agreement.

SECTION 13. MISCELLANEOUS.

     Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Credit Agreement. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Grantors and their respective successors and permitted assigns. No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Credit Documents embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original (including counterparts received via telecopy or other electronic means), but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Each Grantor and the Collateral Agent hereby acknowledge that
(a) value has been given, (b) such Grantor has rights in its Collateral and, to the extent that such Grantor does not acquire rights or interests in any of its Collateral until after the execution and delivery of this Agreement, the security interest created hereby shall attach to such Collateral at the time such Grantor acquires rights or interests therein, and (c) this Agreement constitutes a security agreement as that term is defined in the Canadian PPSA. Each Grantor hereby acknowledges receipt of a copy of this Agreement. To the extent permitted by applicable law, each Grantor waives its right to receive a copy of any financing statement or financing change statement registered by the Collateral Agent, or of any verification statement with respect to any financing statement or financing change statement registered by the Collateral Agent.

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS).

     IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                        DURA OPERATING CORP.,
                                        as Grantor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [NAME OF OTHER GRANTORS],
                                        as Grantor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as the Collateral Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                    SCHEDULE 4.1
                                                   TO REVOLVING CREDIT AGREEMENT
                                                   PLEDGE AND SECURITY AGREEMENT

                               GENERAL INFORMATION

(A) Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business, domicile (within the meaning of the Civil Code of Quebec) (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

                                                       Chief Executive
                                                    Office/Sole Place of
                                 Jurisdiction of   Business (or Residence
                     Type of         Domicile          if Grantor is a
Full Legal Name   Organization     Organization        Natural Person)      Organization I.D.#
---------------   ------------   ---------------   ----------------------   ------------------


(B) Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

Full Legal Name   Trade Name or Fictitious Business Name
---------------   --------------------------------------


(C) Changes in Name, Jurisdiction of Organization, domicile (within the meaning of the Civil Code of Quebec), Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Grantor   Date of Change   Description of Change
-------   --------------   ---------------------


(D) Agreements pursuant to which any Grantor is found as debtor within past five (5) years:

Grantor   Description of Agreement
-------   ------------------------


(E)  Financing Statements:


                                 SCHEDULE 4.1-1

Grantor   Filing Jurisdiction(s)
-------   ----------------------



                                 SCHEDULE 4.7-2

                                                                    SCHEDULE 4.2
                                                   TO REVOLVING CREDIT AGREEMENT
                                                   PLEDGE AND SECURITY AGREEMENT

Grantor   Location of Equipment, Inventory and other Goods
-------   ------------------------------------------------


                                                                    SCHEDULE 4.4
                                                TO PLEDGE AND SECURITY AGREEMENT

                           INVESTMENT RELATED PROPERTY

(A)  Pledged Stock:

                                                                                             PERCENTAGE OF
                                                            STOCK                   NO. OF    OUTSTANDING
                                          CERTIFICATED   CERTIFICATE               PLEDGED    STOCK OF THE
GRANTOR   STOCK ISSUER   CLASS OF STOCK       (Y/N)          NO.       PAR VALUE    STOCK     STOCK ISSUER
-------   ------------   --------------   ------------   -----------   ---------   -------   -------------


Unlimited Companies:

                                                                                             PERCENTAGE OF
                                                            STOCK                   NO. OF    OUTSTANDING
                                          CERTIFICATED   CERTIFICATE               PLEDGED    STOCK OF THE
GRANTOR   STOCK ISSUER   CLASS OF STOCK       (Y/N)          NO.       PAR VALUE    STOCK     STOCK ISSUER
-------   ------------   --------------   ------------   -----------   ---------   -------   -------------


Pledged LLC Interests:

                                                                                PERCENTAGE OF
                                                                               OUTSTANDING LLC
           LIMITED                                                            INTERESTS OF THE
          LIABILITY   CERTIFICATED   CERTIFICATE NO.                          LIMITED LIABILITY
GRANTOR    COMPANY        (Y/N)         (IF ANY)       NO. OF PLEDGED UNITS        COMPANY
-------   ---------   ------------   ---------------   --------------------   -----------------


Pledged Partnership Interests:

                                                                                       PERCENTAGE OF
                              TYPE OF                                                   OUTSTANDING
                            PARTNERSHIP                                                 PARTNERSHIP
                          INTERESTS (E.G.,                         CERTIFICATE NO.   INTERESTS OF THE
GRANTOR   PARTNERSHIP   GENERAL OR LIMITED)   CERTIFICATED (Y/N)       (IF ANY)         PARTNERSHIP
-------   -----------   -------------------   ------------------   ---------------   ----------------


Pledged Trust Interests:

                                                                            PERCENTAGE OF
                                                                          OUTSTANDING TRUST
                  CLASS OF TRUST                        CERTIFICATE NO.   INTERESTS OF THE
GRANTOR   TRUST      INTERESTS     CERTIFICATED (Y/N)       (IF ANY)            TRUST
-------   -----   --------------   ------------------   ---------------   -----------------


Pledged Debt:

                   ORIGINAL PRINCIPAL      OUTSTANDING
GRANTOR   ISSUER         AMOUNT         PRINCIPAL BALANCE   ISSUE DATE   MATURITY DATE
-------   ------   ------------------   -----------------   ----------   -------------


Securities Account:

          SHARE OF SECURITIES
GRANTOR       INTERMEDIARY      ACCOUNT NUMBER   ACCOUNT NAME
-------   -------------------   --------------   ------------


Commodities Accounts:

          NAME OF COMMODITIES
GRANTOR       INTERMEDIARY      ACCOUNT NUMBER   ACCOUNT NAME
-------   -------------------   --------------   ------------


Deposit Accounts:

GRANTOR   NAME OF DEPOSITARY BANK   ACCOUNT NUMBER   ACCOUNT NAME
-------   -----------------------   --------------   ------------


(B)

GRANTOR   DATE OF ACQUISITION   DESCRIPTION OF ACQUISITION
-------   -------------------   --------------------------


(C)

              NAME OF ISSUER OF PLEDGED LLC
GRANTOR   INTEREST/PLEDGED PARTNERSHIP INTEREST
-------   -------------------------------------



                                 EXHIBIT 4.4-2

                                                                    SCHEDULE 4.5
                                                   TO REVOLVING CREDIT AGREEMENT
                                                   PLEDGE AND SECURITY AGREEMENT

Grantor   Description of Material Contract
-------   --------------------------------


                                                                    SCHEDULE 4.6
                                                   TO REVOLVING CREDIT AGREEMENT
                                                   PLEDGE AND SECURITY AGREEMENT

Grantor  Description of Letters of Credit
------   --------------------------------


                                                                    SCHEDULE 4.7
                                                   TO REVOLVING CREDIT AGREEMENT
                                                   PLEDGE AND SECURITY AGREEMENT

                              INTELLECTUAL PROPERTY

(A)  Copyrights

(B)  Copyright Licenses

(C)  Patents

(D)  Patent Licenses

(E)  Trademarks

(F)  Trademark Licenses

(G)  Trade Secret Licenses

(H)  Intellectual Property Exceptions

                                                                    SCHEDULE 4.8
                                                   TO REVOLVING CREDIT AGREEMENT
                                                   PLEDGE AND SECURITY AGREEMENT

Grantor   Commercial Tort Claims
-------   ----------------------


                                                                    SCHEDULE 4.9
                                                   TO REVOLVING CREDIT AGREEMENT
                                                   PLEDGE AND SECURITY AGREEMENT

Owner / Lessee   Description of Real Estate (including street address)   Leased or Owned
--------------   -----------------------------------------------------   ---------------


                                                                       EXHIBIT A
                                                   TO REVOLVING CREDIT AGREEMENT
                                                   PLEDGE AND SECURITY AGREEMENT

                                PLEDGE SUPPLEMENT

     This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered by [NAME OF GRANTOR] a [NAME OF STATE OF INCORPORATION] [Corporation] (the "GRANTOR") pursuant to the Revolving Credit Agreement Pledge and Security Agreement, dated as of [MM/DD/YY] (as it may be from time to time amended, restated, modified or supplemented, the "Security Agreement"), among Dura Operating Corp., Dura Automotive Systems, Inc., the other Grantors named therein, and General Electric Capital Corporation, as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

     Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant and hypothecate to the Collateral Agent, a security interest in and fixed charge on all of Grantor's right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor hereby authorizes the Collateral Agent to file a Record or Records, including financing or financing change or continuation statements describing such Collateral as "all assets" or "all personal property, whether now owned or hereafter acquired." Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

     IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [MM/DD/YY].

                                        [NAME OF GRANTOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                      SUPPLEMENT TO SCHEDULE 4.1
                                                   TO REVOLVING CREDIT AGREEMENT
                                                   PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A) Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business, domicile (within the meaning of the Civil Code of Quebec), (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

                                                              Chief Executive
                                                           Office/Sole Place of
                                         Jurisdiction of        Business (or
                                             Domicile      Residence if Grantor
Full Legal Name   Type of Organization     Organization     is a Natural Person)   Organization I.D.#
---------------   --------------------   ---------------   ---------------------   ------------------


(B) Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

Full Legal Name   Trade Name or Fictitious Business Name
---------------   --------------------------------------


(C) Changes in Name, Jurisdiction of Organization, domicile (within the meaning of the Civil Code of Quebec), Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Name of Grantor   Date of Change   Description of Change
---------------   --------------   ---------------------


(D) Agreements pursuant to which any Grantor is found as debtor within past five (5) years:

Name of Grantor   Description of Agreement
---------------   ------------------------


(E)  Financing Statements:

Name of Grantor   Filing Jurisdiction(s)
---------------   ----------------------


                                                      SUPPLEMENT TO SCHEDULE 4.2
                                                   TO REVOLVING CREDIT AGREEMENT
                                                   PLEDGE AND SECURITY AGREEMENT

Additional Information:

                    Location of Equipment.
Name of Grantor   Inventory and other Goods
---------------   -------------------------


                                                      SUPPLEMENT TO SCHEDULE 4.4
                                                   TO REVOLVING CREDIT AGREEMENT
                                                   PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)

Pledged Stock: __________________________
Pledged Partnership Interests: __________
Pledged LLC Interests: __________________
Pledged Trust Interests: ________________
Pledged Debt: ___________________________
Securities Account: _____________________
Commodities Accounts: ___________________
Deposit Accounts: _______________________

(B)

Name of Grantor   Date of Acquisition   Description of Acquisition
---------------   -------------------   ---------------------------


(C)

                      Name of Issuer of Pledged LLC
Name of Grantor   Interest/Pledged Partnership Interest
---------------   -------------------------------------


         [Add stock in Unlimited Companies as subset of Pledged Stock.]

                                                      SUPPLEMENT TO SCHEDULE 4.5
                                                   TO REVOLVING CREDIT AGREEMENT
                                                   PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor   Description of Material Contract
---------------   --------------------------------


                                                      SUPPLEMENT TO SCHEDULE 4.6
                                                   TO REVOLVING CREDIT AGREEMENT
                                                   PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor   Description of Letters of Credit
---------------   --------------------------------


                                                      SUPPLEMENT TO SCHEDULE 4.7
                                                   TO REVOLVING CREDIT AGREEMENT
                                                   PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)  Copyrights

(B)  Copyright Licenses

(C)  Patents

(D)  Patent Licenses

(E)  Trademarks

(F)  Trademark Licenses

(G)  Trade Secret Licenses

(H)  Intellectual Property Exceptions

                                                      SUPPLEMENT TO SCHEDULE 4.8
                                                   TO REVOLVING CREDIT AGREEMENT
                                                   PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor   Commercial Tort Claims
---------------   ----------------------


                                                      SUPPLEMENT TO SCHEDULE 4.9
                                                   TO REVOLVING CREDIT AGREEMENT
                                                   PLEDGE AND SECURITY AGREEMENT

Owner / Lessee   Description of Real Estate (including street address)   Leased or Owned
--------------   -----------------------------------------------------   ---------------


                                                                       EXHIBIT B
                                                   TO REVOLVING CREDIT AGREEMENT
                                                   PLEDGE AND SECURITY AGREEMENT

                   UNCERTIFICATED SECURITIES CONTROL AGREEMENT

     This Uncertificated Securities Control Agreement dated as of [_________], 20[__] among [________________] (the "PLEDGOR"), [__________], as collateral agent for the Secured Parties, (the "COLLATERAL AGENT") and [____________], a [________] [corporation] (the "ISSUER"). Capitalized terms used but not defined herein shall have the meaning assigned in the Revolving Credit Agreement Pledge and Security Agreement dated [as of the date hereof], among the Pledgor, the other Grantors party thereto and the Collateral Agent (the "SECURITY AGREEMENT"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

     SECTION 1. REGISTERED OWNERSHIP OF SHARES. The Issuer hereby confirms and agrees that as of the date hereof the Pledgor is the registered owner of [__________] shares of the Issuer's [common] stock (the "PLEDGED SHARES") and the Issuer shall not change the registered owner of the Pledged Shares without the prior written consent of the Collateral Agent.

     SECTION 2. INSTRUCTIONS. If at any time the Issuer shall receive instructions originated by the Collateral Agent relating to the Pledged Shares, the Issuer shall comply with such instructions without further consent by the Pledgor or any other person.

     SECTION 3. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer hereby represents and warrants to the Collateral Agent that, except as permitted under the Credit Agreement:

     (a) It has not entered into, and until the termination of this agreement will not enter into, any agreement with any other person relating the Pledged Shares pursuant to which it has agreed to comply with instructions issued by such other person; and

     (b) It has not entered into, and until the termination of this agreement will not enter into, any agreement with the Pledgor or the Collateral Agent purporting to limit or condition the obligation of the Issuer to comply with Instructions as set forth in Section 2 hereof.

     (c) Except for the claims and interest of the Collateral Agent and of the Pledgor in the Pledged Shares, the Issuer does not know of any claim to, or interest in, the Pledged Shares. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Shares, the Issuer will promptly notify the Collateral Agent and the Pledgor thereof.

     (d) This Uncertificated Securities Control Agreement is the valid and legally binding obligation of the Issuer.


                                   EXHIBIT B-1

     SECTION 4. CHOICE OF LAW. This Agreement shall be governed by the laws of the State of New York.

     SECTION 5. CONFLICT WITH OTHER AGREEMENTS. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

     SECTION 6. VOTING RIGHTS. Until such time as the Collateral Agent shall otherwise instruct the Issuer in writing, the Pledgor shall have the right to vote the Pledged Shares.

     SECTION 7. SUCCESSORS; ASSIGNMENT. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Agent may assign its rights hereunder only with the express written consent of the Issuer and by sending written notice of such assignment to the Pledgor.

     SECTION 8. INDEMNIFICATION OF ISSUER. The Pledgor and the Collateral Agent hereby agree that (a) the Issuer is released from any and all liabilities to the Pledgor and the Collateral Agent arising from the terms of this Agreement and the compliance of the Issuer with the terms hereof, except to the extent that such liabilities arise from the Issuer's negligence and (b) the Pledgor, its successors and assigns shall at all times indemnify and save harmless the Issuer from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Issuer with the terms hereof, except to the extent that such arises from the Issuer's negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

     SECTION 9. NOTICES. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgor:      [Name and Address of Pledgor]
Attention:    [________________]
Telecopier:   [________________]

Collateral Agent: General Electric Capital Corporation
Attention:    [________________]
Telecopier:   [________________]


                                   EXHIBIT B-2

Issuer:       [Insert Name and Address of Issuer]
Attention:    [________________]
Telecopier:   [________________]

     Any party may change its address for notices in the manner set forth above.

     SECTION 10. TERMINATION. The obligations of the Issuer to the Collateral Agent pursuant to this Control Agreement shall continue in effect until the security interests of the Collateral Agent in the Pledged Shares have been terminated pursuant to the terms of the Security Agreement and the Collateral Agent has notified the Issuer of such termination in writing. The Collateral Agent agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Issuer upon the request of the Pledgor on or after the termination of the Collateral Agent's security interest in the Pledged Shares pursuant to the terms of the Security Agreement. The termination of this Control Agreement shall not terminate the Pledged Shares or alter the obligations of the Issuer to the Pledgor pursuant to any other agreement with respect to the Pledged Shares.

     SECTION 11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts (which delivery shall be effective upon receipt of an original executed copy, telecopy or other electronic transmission).

                                        [NAME OF PLEDGOR],
                                        as Pledgor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as Collateral Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                   EXHIBIT B-3

                                        [NAME OF ISSUER],
                                        as Issuer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                   EXHIBIT B-4

                                                                       Exhibit A

[Letterhead of Collateral Agent]
[Date]

[Name and Address of Issuer]
Attention: [___________________]

                      Re: Termination of Control Agreement

     You are hereby notified that the Uncertificated Securities Control Agreement between you, [Name of Pledgor] (the "PLEDGOR") and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Pledged Shares (as defined in the Uncertificated Control Agreement) from the Pledgor. This notice terminates any obligations you may have to the undersigned with respect to the Pledged Shares, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Pledgor pursuant to any other agreement.

     You are instructed to deliver a copy of this notice by facsimile transmission to the Pledgor.

                                        Very truly yours,
                                        General Electric Capital Corporation,
                                        as Collateral Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT C
                                                   TO REVOLVING CREDIT AGREEMENT
                                                   PLEDGE AND SECURITY AGREEMENT

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

          [COPYRIGHT SECURITY AGREEMENT] [TRADEMARK SECURITY AGREEMENT] [PATENT SECURITY AGREEMENT], dated as of _______ ___, 2006, by each of the entities listed on the signature pages hereof (each a "GRANTOR" and, collectively, the "GRANTORS"), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, as collateral agent for the Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity as collateral agent, the "COLLATERAL Agent").

                                   WITNESSETH:

          WHEREAS, pursuant to that certain Senior Secured Super-Priority Debtor in Possession Revolving Credit and Guaranty Agreement, dated as of November 30, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among DURA OPERATING CORP., a Delaware corporation, a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("COMPANY"), DURA AUTOMOTIVE SYSTEMS, INC., a Delaware corporation, a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("HOLDINGS"), certain subsidiaries of Holdings and Company, each a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, as Guarantors, the lenders party hereto from time to time (the "LENDERS"), GOLDMAN SACHS CREDIT PARTNERS L.P., as sole book runner, joint lead arranger and syndication agent, GENERAL ELECTRIC CAPITAL CORPORATION, as administrative agent and as collateral agent and BARCLAYS CAPITAL, the investment banking division of Barclays Bank PLC, as joint lead arranger and documentation agent and the Lenders have severally agreed to make extensions of credit to Company upon the terms and subject to the conditions set forth therein;

          WHEREAS, the Grantors other than Company are party to the Guaranty pursuant to which they have guaranteed the Obligations; and

          WHEREAS, all the Grantors are party to that certain Revolving Credit Agreement Pledge and Security Agreement dated as of November 30, 2006, in favor of the Collateral Agent for the benefit of the Secured Parties (the "PLEDGE AND SECURITY AGREEMENT") pursuant to which the Grantors are required to execute and deliver this [Copyright][Trademark][Patent] Security Agreement;

          NOW, THEREFORE, in consideration of the premises and to induce the Lenders and the Agents to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to Company thereunder, each Grantor hereby agrees with the Collateral Agent as follows:

          Section 1. DEFINED TERMS

          Unless otherwise defined herein, terms defined in the Credit Agreement or in the Pledge and Security Agreement and used herein have the meaning given to them in the Credit Agreement or the Pledge and Security Agreement.

          Section 2. [GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL

          Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the "COPYRIGHT COLLATERAL"):

          (a) all of its Copyrights and Copyright Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;

          (b) all extensions of the foregoing; and

          (c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement of any Copyright or Copyright licensed under any Copyright License.]

                                       OR

          Section 3. [GRANT OF SECURITY INTEREST IN PATENT COLLATERAL

          Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the "PATENT COLLATERAL"):

          (a) all of its Patents and Patent Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;

          (b) all reissues, continuations or continuations-in-part of the foregoing; and


                                   EXHIBIT C-2

          (c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement of any Patent or any Patent licensed under any Patent License.]

                                       OR

          Section 4. [GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL

          Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the "TRADEMARK COLLATERAL"):

          (a) all of its Trademarks and Trademark Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;

          (b) all goodwill of the business connected with the use of, and symbolized by, each Trademark; and

          (c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present, future (i) infringement or dilution of any Trademark or Trademark licensed under any Trademark License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License.]

          Section 5. CERTAIN LIMITED EXCLUSIONS

          Notwithstanding anything herein to the contrary, in no event shall the [Copyright Collateral][Patent Collateral][Trademark Collateral] include any rights or interests if and for so long as the grant of such security interest shall constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein; provided however that the [Copyright Collateral][Patent Collateral][Trademark Collateral]shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied.

          Section 6. TERMINATION

          Upon the payment in full of all Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted), the cancellation or termination of the Commitments, and the cancellation, expiration or cash collateralization of all outstanding Letters of Credit, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. The Collateral Agent shall, at Grantor's expense, execute and deliver


                                   EXHIBIT C-3
or otherwise authorize the filing of such documents as Grantors shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such release.

          Section 7. PLEDGE AND SECURITY AGREEMENT

          The security interest granted pursuant to this [Copyright][Trademark][Patent] Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Pledge and Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the [Copyright][Trademark][Patent] Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                            [SIGNATURE PAGES FOLLOW]


                                   EXHIBIT C-4

          IN WITNESS WHEREOF, each Grantor has caused this [Copyright][Trademark][Patent] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                        [__________________],
                                        as Grantor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


ACCEPTED AND AGREED
as of the date first above written:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Collateral Agent


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                   SCHEDULE I
                                       TO
                          COPYRIGHT SECURITY AGREEMENT

                             Copyright Registrations

         INCLUDE ONLY U.S. AND CANADIAN REGISTERED INTELLECTUAL PROPERTY

REGISTERED COPYRIGHTS

     [Include Copyright Registration Number and Date]

COPYRIGHT APPLICATIONS

COPYRIGHT LICENSES

     [Include complete legal description of agreement (name of agreement, parties and date)]

                                   SCHEDULE I
                                       TO
                            PATENT SECURITY AGREEMENT

                              Patent Registrations

         INCLUDE ONLY U.S. AND CANADIAN REGISTERED INTELLECTUAL PROPERTY

REGISTERED PATENTS

PATENT APPLICATIONS

PATENT LICENSES

     [Include complete legal description of agreement (name of agreement, parties and date)]

                                   SCHEDULE I
                                       TO
                          TRADEMARK SECURITY AGREEMENT

                             Trademark Registrations

         INCLUDE ONLY U.S. AND CANADIAN REGISTERED INTELLECTUAL PROPERTY

REGISTERED TRADEMARKS

TRADEMARK APPLICATIONS

TRADEMARK LICENSES

     [Include complete legal description of agreement (name of agreement, parties and date)]

                                                                    EXHIBIT K TO
                                         REVOLVING CREDIT AND GUARANTY AGREEMENT

                      LANDLORD WAIVER AND CONSENT AGREEMENT

     This LANDLORD WAIVER AND CONSENT AGREEMENT (this "AGREEMENT") is dated as of [MM/DD/YY] and entered into by [NAME OF LANDLORD] ("LANDLORD"), to and for the benefit of GENERAL ELECTRIC CAPITAL CORPORATION, as collateral agent for Lenders and Lender Counterparties (in such capacity "COLLATERAL AGENT").

          RECITALS:

     WHEREAS, [NAME OF GRANTOR], a [TYPE OF PERSON] ("TENANT"), has possession of and occupies all or a portion of the property described on Exhibit A annexed hereto (the "PREMISES");

     WHEREAS, Tenant's interest in the Premises arises under the lease agreement (the "LEASE") more particularly described on Exhibit B annexed hereto, pursuant to which Landlord has rights, upon the terms and conditions set forth therein, to take possession of, and otherwise assert control over, the Premises;

     WHEREAS, reference is made to that certain Senior Secured Super-Priority Debtor in Possession Revolving Credit and Guaranty Agreement, dated as of November [__], 2006 (as the same may be amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), among Dura Operating Corp., a Delaware corporation and debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("COMPANY"), Dura Automotive Systems, Inc., a Delaware corporation and debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("HOLDINGS"), certain Subsidiaries of Holdings and the Company, each a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, the Lenders party thereto, Goldman Sachs Credit Partners L.P., as sole book runner, joint lead arranger and syndication agent, General Electric Capital Corporation, as administrative agent and as collateral agent, Barclays Capital, the investment banking division of Barclays Bank PLC, as joint lead arranger and documentation agent and Bank of America as Issuing Bank and Credit Linked Deposit Bank, pursuant to which Tenant has executed a security agreement, mortgages, deeds of trust, deeds to secure debt and assignments of rents and leases, and other collateral documents in relation to the Credit Agreement;

     WHEREAS, Tenant's repayment of the extensions of credit made by Lenders under the Credit Agreement will be secured, in part, by all Inventory of Tenant (including all Inventory of Tenant now or hereafter located on the Premises (the "SUBJECT INVENTORY")) and all Equipment used in Tenant's business (including all Equipment of Tenant now or hereafter located on the Premises (the "SUBJECT EQUIPMENT"; and, together with the Subject Inventory, the "COLLATERAL")); and

     WHEREAS, Collateral Agent has requested that Landlord execute this Agreement as a condition to the extension of credit to Tenant under the Credit Agreement.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby represents and warrants to, and covenants and agrees with, Collateral Agent as follows:

     1. Landlord hereby (a) waives and releases unto Collateral Agent and its successors and assigns any and all rights granted by or under any present or future laws to levy or distraint for rent or any other charges which may be due to Landlord against the Collateral, and any and all other claims, liens and demands of every kind which it now has or may hereafter have against the Collateral, and (b) agrees that any rights it may have in or to the Collateral, no matter how arising (to the extent not effectively waived pursuant to clause
(a) of this paragraph 1), shall be second


                                   EXHIBIT K-1
and subordinate to the rights of Collateral Agent in respect thereof. Landlord acknowledges that the Collateral is and will remain personal property and not fixtures even though it may be affixed to or placed on the Premises.

     2. Landlord certifies that (a) Landlord is the landlord under the Lease,
(b) the Lease is in full force and effect and has not been amended, modified, or supplemented except as set forth on Exhibit B annexed hereto, (c) to the knowledge of Landlord, there is no defense, offset, claim or counterclaim by or in favor of Landlord against Tenant under the Lease or against the obligations of Landlord under the Lease, (d) no notice of default has been given under or in connection with the Lease which has not been cured, and Landlord has no knowledge of the occurrence of any other default under or in connection with the Lease, and (e) except as disclosed to Collateral Agent, no portion of the Premises is encumbered in any way by any deed of trust or mortgage lien or ground or superior lease.

     3. Landlord consents to the installation or placement of the Collateral on the Premises, and Landlord grants to Collateral Agent a license to enter upon and into the Premises to do any or all of the following with respect to the
Collateral: assemble, have appraised, display, remove, maintain, prepare for sale or lease, repair, transfer, or sell (at public or private sale). In entering upon or into the Premises, Collateral Agent hereby agrees to reimburse Landlord for any physical damage to the Premises actually caused by Collateral Agent's entering upon or into the Premises and taking any of the foregoing actions with respect to the Collateral.

     4. Landlord agrees that it will not prevent Collateral Agent or its designee from entering upon the Premises at all reasonable times to inspect or remove the Collateral. In the event that Landlord has the right to, and desires to, obtain possession of the Premises (either through expiration of the Lease or termination thereof due to the default of Tenant thereunder), Landlord will deliver notice (the "LANDLORD'S NOTICE") to Collateral Agent to that effect. Within the 180 day period after Collateral Agent receives the Landlord's Notice, Collateral Agent shall have the right, but not the obligation, to cause the Collateral to be removed from the Premises. During such 180 day period, Landlord will not remove the Collateral from the Premises nor interfere with Collateral Agent's actions in removing the Collateral from the Premises or Collateral Agent's actions in otherwise enforcing its security interest in the Collateral. Notwithstanding anything to the contrary in this paragraph, Collateral Agent shall at no time have any obligation to remove the Collateral from the Premises.

     5. Landlord shall send to Collateral Agent a copy of any notice of default under the Lease sent by Landlord to Tenant. In addition, Landlord shall send to Collateral Agent a copy of any notice received by Landlord of a breach or default under any other lease, mortgage, deed of trust, security agreement or other instrument to which Landlord is a party which may affect Landlord's rights in, or possession of, the Premises.

     6. All notices to Collateral Agent under this Agreement shall be in writing and sent to Collateral Agent at its address set forth on the signature page hereof by telefacsimile, by United States mail, or by overnight delivery service.

     7. The provisions of this Agreement shall continue in effect until Landlord shall have received Collateral Agent's written certification that all amounts advanced under the Credit Agreement have been paid in full.

     8. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles.

                  [Remainder of page intentionally left blank]


                                   EXHIBIT K-2

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the day and year first set forth above.

                                        [NAME OF LANDLORD]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        Attention:
                                                   -----------------------------
                                        Telecopier:
                                                    ----------------------------

     By its acceptance hereof, as of the day and year first set forth above, Collateral Agent agrees to be bound by the provisions hereof.

                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as Collateral Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        Attention:
                                                   -----------------------------
                                        Telecopier:
                                                    ----------------------------

[APPROPRIATE NOTARY BLOCK]


                                   EXHIBIT K-3

                                                                    EXHIBIT A TO
                                                     LANDLORD WAIVER AND CONSENT

Legal Description of Premises: __________


                                  EXHIBIT K-A-1

                                                                    EXHIBIT B TO
                                                     LANDLORD WAIVER AND CONSENT

Description of Lease: __________


                                  EXHIBIT K-B-1

                                                                    EXHIBIT L TO
                                         REVOLVING CREDIT AND GUARANTY AGREEMENT

                        [FORM OF SECRETARY'S CERTIFICATE]


                                   EXHIBIT L-1

                           REVOLVING CREDIT AGREEMENT
                          TRADEMARK SECURITY AGREEMENT

          REVOLVING CREDIT AGREEMENT TRADEMARK SECURITY AGREEMENT, dated as of November 30, 2006, by each of the entities listed on the signature pages hereof (each a "GRANTOR" and, collectively, the "GRANTORS"), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, as collateral agent for the Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity as collateral agent, the "COLLATERAL AGENT").

                                   WITNESSETH:

          WHEREAS, pursuant to that certain Senior Secured Super-Priority Debtor in Possession Revolving Credit and Guaranty Agreement, dated as of November 30, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among DURA OPERATING CORP., a Delaware corporation, a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("COMPANY"), DURA AUTOMOTIVE SYSTEMS, INC., a Delaware corporation, a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("HOLDINGS"), certain subsidiaries of Holdings and Company, each a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, as Guarantors, the lenders party hereto from time to time (the "LENDERS"), GOLDMAN SACHS CREDIT PARTNERS L.P., as sole book runner, joint lead arranger and syndication agent, GENERAL ELECTRIC CAPITAL CORPORATION, as administrative agent and as collateral agent and BARCLAYS CAPITAL, the investment banking division of Barclays Bank PLC, as joint lead arranger and documentation agent and the Lenders have severally agreed to make extensions of credit to Company upon the terms and subject to the conditions set forth therein;

          WHEREAS, the Grantors other than Company are party to the Guaranty pursuant to which they have guaranteed the Obligations; and

          WHEREAS, all the Grantors are party to that certain Revolving Credit Facility Pledge and Security Agreement dated as of November 30, 2006, in favor of the Collateral Agent for the benefit of the Secured Parties (the "PLEDGE AND SECURITY AGREEMENT") pursuant to which the Grantors are required to execute and deliver this Trademark Security Agreement;

          NOW, THEREFORE, in consideration of the premises and to induce the Lenders and the Agents to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to Company thereunder, each Grantor hereby agrees with the Collateral Agent as follows:

          Section 1. DEFINED TERMS

          Unless otherwise defined herein, terms defined in the Credit Agreement or in the Pledge and Security Agreement and used herein have the meaning given to them in the Credit Agreement or the Pledge and Security Agreement.

          Section 2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL

          Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the "TRADEMARK COLLATERAL"):

          (a) all of its Trademarks and Trademark Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;

          (b) all goodwill of the business connected with the use of, and symbolized by, each Trademark; and

          (c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present, future (i) infringement or dilution of any Trademark or Trademark licensed under any Trademark License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License.

          Section 3. CERTAIN LIMITED EXCLUSIONS

          Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include any rights or interests if and for so long as the grant of such security interest shall constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein; provided however that the Trademark Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied.

          Section 4. TERMINATION

          Upon the payment in full of all Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted), the cancellation or termination of the Commitments, and the cancellation, expiration or cash collateralization of all outstanding Letters of Credit, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. The Collateral Agent shall, at Grantor's expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such release.

          Section 5. PLEDGE AND SECURITY AGREEMENT

          The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Pledge and Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                        DURA AUTOMOTIVE SYSTEMS, INC.
                                        ATWOOD MOBILE PRODUCTS, INC.
                                        UNIVERSAL TOOL &STAMPING COMPANY, INC.
                                        DURA OPERATING CORP.
                                        as Grantors


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

   [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT TRADEMARK SECURITY AGREEMENT]

ACCEPTED AND AGREED
as of the date first above written:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Collateral Agent


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

   [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT TRADEMARK SECURITY AGREEMENT]

                                   SCHEDULE I
                                       TO
                          TRADEMARK SECURITY AGREEMENT

                             Trademark Registrations

               INCLUDE ONLY U.S. REGISTERED INTELLECTUAL PROPERTY

A.   REGISTERED TRADEMARKS

B.   TRADEMARK APPLICATIONS

C.   TRADEMARK LICENSES

D.

     [Include complete legal description of agreement (name of agreement, parties and date)]

                                   SCHEDULE I
                                       TO
                          TRADEMARK SECURITY AGREEMENT

                             Trademark Registrations

               U.S. AND CANADIAN REGISTERED INTELLECTUAL PROPERTY

A. REGISTERED TRADEMARKS

                          U.S. TRADEMARK REGISTRATIONS

                    REGISTRATION   REGISTRATION
      MARK               NO.           DATE              STATUS                      OWNER
      ----          ------------   ------------   --------------------   ----------------------------
A Design (LOGO)        1,366,565       10/22/85   Renewal due 10/22/05   Atwood Mobile Products, Inc.
A Design (LOGO)        0,832,205        7/18/67   Renewal due 7/18/07    Atwood Mobile Products, Inc.
A Design (LOGO)        0,774,436         8/4/64   Renewal due 8/4/14     Atwood Mobile Products, Inc.
A Design (LOGO)        1,024,171        11/4/75   Renewal due 11/4/05    Dura Operating Corp.
ATWOOD                 1,024,172        11/4/75   Renewal due 11/4/05    Atwood Mobile Products, Inc.
ATWOOD                 1,027,869       12/23/75   Renewal due 12/23/05   Atwood Mobile Products, Inc.
ATWOOD                 1,323,099         3/5/85   Renewal due 3/5/15     Atwood Mobile Products, Inc.
ATWOODAIR (LOGO)       1,443,019        6/16/87   Renewal due 6/16/07    Atwood Mobile Products, Inc.
BRINGING ALL THE       2,832,644        4/13/04   6-year Affidavit of    Atwood Mobile Products, Inc.
COMFORTS OF HOME                                  Use due 4/13/10
TO THE GREAT
OUTDOORS
Design                 1,739,672       12/15/92   Renewal due            Atwood Mobile

                    REGISTRATION   REGISTRATION
      MARK               NO.           DATE              STATUS                      OWNER
      ----          ------------   ------------   --------------------   ----------------------------
(LOGO)                                            12/15/12               Products, Inc.
Design (LOGO)          2,397,577       10/24/00   6-year Affidavit of    Atwood Mobile Products, Inc.
                                                  Use due 10/24/06
Design (LOGO)          2,907,630        12/7/04   6-year Affidavit of    Atwood Mobile Products, Inc.
                                                  Use due 12/7/10
DURA AUTOMOTIVE        2,379,809        8/22/00   6-Year Affidavit of    Dura Operating Corp.
SYSTEMS                                           Use due 8/22/06
COUPLER                2,907,630        12/7/04   12/7/10 Section 8      Atwood Mobile Products, Inc.
                                                  affidavit of
                                                  continued use due
DURALEG                2,891,724        10/5/04   10/5/09 Section 8      Atwood Mobile Products, Inc.
                                                  affidavit of
                                                  continued use due
EXCALIBUR              2,351,548        5/23/00   6-year Affidavit of    Atwood Mobile Products, Inc.
                                                  Use due 5/23/06
EXCEL (LOGO)           1,076,891        11/8/77   Renewal due 11/8/07    Atwood Mobile Products, Inc.
EXCEL (LOGO)           0,972,219        11/6/73   Renewal due 11/6/13    Atwood Mobile Products, Inc.
HOT (LOGO)             2,864,343        7/20/04   6-year Affidavit of    Atwood Mobile Products, Inc.
                                                  Use due 7/20/10
HYDRO FLAME            0,848,652         5/7/68   Renewal due 5/7/08     Atwood Mobile Products, Inc.
HYDRO FLAME            0,737,911        9/18/62   Renewal due 9/18/12    Atwood Mobile Products, Inc.
LEVELEGS               2,843,565        5/18/04   6-Year Affidavit of    Atwood Mobile Products, Inc.
                                                  Use due 5/18/10
PRO TOW'D              2,842,216        5/18/04   6-year Affidavit of    Atwood Mobile Products, Inc.
                                                  Use due 5/18/10
PRO TOW'D              2,842,214        5/18/04   6-year Affidavit of    Atwood Mobile

                    REGISTRATION   REGISTRATION
      MARK               NO.           DATE              STATUS                      OWNER
      ----          ------------   ------------   --------------------   ----------------------------
(LOGO)                                            Use due 5/18/10        Products, Inc.
PROTECHTOR             1,997,527        8/27/96   Renewal due 8/27/06    Atwood Mobile Products, Inc.
PRO-TOW (LOGO)         1,702,479        7/21/92   Renewal due 7/21/12    Atwood Mobile Products, Inc.
WEDGEWOOD VISION       2,535,804         2/5/02   6-year Affidavit of    Atwood Mobile Products, Inc.
                                                  Use due 2/5/07
WEDGEWOOD (LOGO)       1,662,376       10/29/91   Renewal due 10/29/11   Atwood Mobile Products, Inc.

                        CANADIAN TRADEMARK REGISTRATIONS

                    REGISTRATION   REGISTRATION
      MARK               NO.           DATE              STATUS                      OWNER
      ----          ------------   ------------   --------------------   ----------------------------
Design (LOGO)          TMA552518       10/17/01   Renewal due 10/17/16   Dura Operating Corp.
EXCALIBUR              TMA542579        3/16/01   Renewal due 3/16/16    Dura Operating Corp.

B. TRADEMARK APPLICATIONS

      MARK          SERIAL NO.   FILING DATE          STATUS                   OWNER
      ----          ----------   -----------   -------------------   ------------------------
DIGISHIFT           78/578,561        3/2/05   N/A                   Dura Automotive Systems,
                                                                     Inc.
DURA AUTOTENSION    76/497,052       3/13/03   Registration review   Dura Automotive Systems,
                                               complete              Inc.
DURA INTELLISENSE   76/530,868       7/18/03   Renewal due 3/20/07   Dura Automotive Systems,
                                                                     Inc.
DURA QUIETDRIVE     76/569,054        1/9/04   Publication review    Dura Automotive Systems,
                                               complete              Inc.
DURA RACKLIFT       76/530,660       7/18/03   Registration review   Dura Automotive

      MARK          SERIAL NO.   FILING DATE          STATUS                   OWNER
      ----          ----------   -----------   -------------------   ------------------------
                                               complete              Systems, Inc.
DURATRONIX          76/518,149       5/30/03   N/A                   Dura Automotive Systems,
                                                                     Inc.
E P B (LOGO)        76/441,475       8/19/02   1/16/05 Response to   Dura Automotive Systems,
                                               OA filed              Inc.
EXCEL               76/015,792        4/3/00   Suspended             Dura Operating Corp.
INNOVATION DRIVEN   76/518,144       5/30/03   Intent-to-Use         Dura Automotive Systems,
BY INSPIRATION                                 Publication review    Inc.
                                               complete
INTELLIADJUST       78/578,570        3/2/05   Renewal due 2/21/07   Dura Automotive Systems,
                                                                     Inc.
INTELLIBOOST        78/578,569        3/2/05   Renewal due 2/21/07   Dura Automotive Systems,
                                                                     Inc.
INTELLISENSE        78/578,564        3/2/05   Renewal due 2/21/07   Dura Automotive Systems,
                                                                      Inc.

C. TRADEMARK LICENSES: None.

                           REVOLVING CREDIT AGREEMENT
                            PATENT SECURITY AGREEMENT

          REVOLVING CREDIT AGREEMENT PATENT SECURITY AGREEMENT, dated as of _________, 2006, by each of the entities listed on the signature pages hereof (each a "GRANTOR" and, collectively, the "GRANTORS"), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, as collateral agent for the Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity as collateral agent, the "COLLATERAL AGENT").

                                   WITNESSETH:

          WHEREAS, pursuant to that certain Senior Secured Super-Priority Debtor in Possession Revolving Credit and Guaranty Agreement, dated as of _________, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among DURA OPERATING CORP., a Delaware corporation, a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("COMPANY"), DURA AUTOMOTIVE SYSTEMS, INC., a Delaware corporation, a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("HOLDINGS"), certain subsidiaries of Holdings and Company, each a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, as Guarantors, the lenders party hereto from time to time (the "LENDERS"), GOLDMAN SACHS CREDIT PARTNERS L.P., as sole book runner, joint lead arranger and syndication agent, GENERAL ELECTRIC CAPITAL CORPORATION, as administrative agent and as collateral agent and BARCLAYS CAPITAL, the investment banking division of Barclays Bank PLC, as joint lead arranger and documentation agent and the Lenders have severally agreed to make extensions of credit to Company upon the terms and subject to the conditions set forth therein;

          WHEREAS, the Grantors other than Company are party to the Guaranty pursuant to which they have guaranteed the Obligations; and

          WHEREAS, all the Grantors are party to that certain Revolving Credit Agreement Pledge and Security Agreement dated as of [______, 2006], in favor of the Collateral Agent for the benefit of the Secured Parties (the "PLEDGE AND SECURITY AGREEMENT") pursuant to which the Grantors are required to execute and deliver this Patent Security Agreement;

          NOW, THEREFORE, in consideration of the premises and to induce the Lenders and the Agents to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to Company thereunder, each Grantor hereby agrees with the Collateral Agent as follows:

          Section 1. DEFINED TERMS

          Unless otherwise defined herein, terms defined in the Credit Agreement or in the Pledge and Security Agreement and used herein have the meaning given to them in the Credit Agreement or the Pledge and Security Agreement.

          Section 2. GRANT OF SECURITY INTEREST IN PATENT COLLATERAL

          Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the "PATENT COLLATERAL"):

          (a) all of its Patents and Patent Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;

          (b) all reissues, continuations or continuations-in-part of the foregoing; and

          (c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement of any Patent or any Patent licensed under any Patent License.]

          Section 3. CERTAIN LIMITED EXCLUSIONS

          Notwithstanding anything herein to the contrary, in no event shall the Patent Collateral include any rights or interests if and for so long as the grant of such security interest shall constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein; provided however that the Patent Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied.

          Section 4. TERMINATION

          Upon the payment in full of all Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted), the cancellation or termination of the Commitments, and the cancellation, expiration or cash collateralization of all outstanding Letters of Credit, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. The Collateral Agent shall, at Grantor's expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such release.

          Section 5. PLEDGE AND SECURITY AGREEMENT

          The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Pledge and Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, each Grantor has caused this Patent Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                        Dura Operating Corp.
                                        Universal Tool & Stamping Co. Inc.
                                        Dura Automotive Systems Cable
                                        Operations, Inc.
                                        Dura Global Technologies, Inc.
                                        Atwood Mobile Products, Inc.
                                        Dura Automotive Properties Inc.
                                        Dura Automotive Systems Inc.
                                        as Grantors


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        Dura Automotive Systems (Canada) Ltd.

                                        as Grantor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        Trident Automotive Canada Inc.

                                        as Grantor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

    [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT PATENT SECURITY AGREEMENT]

ACCEPTED AND AGREED
as of the date first above written:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Collateral Agent


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

    [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT PATENT SECURITY AGREEMENT]

                                   SCHEDULE I
                                       TO
                            PATENT SECURITY AGREEMENT

                              Patent Registrations

               INCLUDE ONLY U.S. REGISTERED INTELLECTUAL PROPERTY

A.   REGISTERED PATENTS

B.   PATENT APPLICATIONS

C.   PATENT LICENSES

D.

     [Include complete legal description of agreement (name of agreement, parties and date)]

                                   SCHEDULE I
                                       TO
                            PATENT SECURITY AGREEMENT

                              Patent Registrations

               U.S. AND CANADIAN REGISTERED INTELLECTUAL PROPERTY

A. REGISTERED PATENTS

                                  U.S. PATENTS

               TITLE                  PATENT NO.   EXPIRATION DATE           PATENT ASSIGNEE
               -----                  ----------   ---------------   ------------------------------
Adjustable brake, clutch and           6,880,427           1/16/24   Dura Global Technologies Inc.
accelerator pedals
Electronic throttle control            6,860,170            9/9/22   Dura Global Technologies Inc.
hysteresis mechanism
Mechanical override release            6,840,133           8/22/22   Dura Global Technologies Inc.
mechanism for cable tensioning
systems
Adjustable brake, clutch and           6,840,130            3/1/22   Dura Global Technologies Inc.
accelerator pedals
Awning-type insulated glazing          6,829,861           8/15/22   Atwood Mobile Products Inc.
assembly
Control system for adjustable          6,801,765          12/19/21   Dura Global Technologies Inc.
pedal assembly
Slim pantograph jack                   6,799,749          12/15/23   Dura Global Technologies Inc.
Control system for adjustable          6,766,713            9/3/22   Dura Global Technologies Inc.
pedal assembly having individual
motor drives
Power sliding rear window              6,766,617           8/12/22   Dura Global Technologies Inc.
Adjustable brake, clutch and           6,758,115            3/1/22   Dura Global Technologies Inc.
accelerator pedals
Electronic throttle control            6,758,114            1/7/02   Dura Global Technologies Inc.
accelerator pedal mechanism with
mechanical hysteresis provider
Self-adjusting isolator for            6,748,820           11/9/21   Dura Global Technologies Inc.
reducing cable lash in
transmission shift systems

               TITLE                  PATENT NO.   EXPIRATION DATE           PATENT ASSIGNEE
               -----                  ----------   ---------------   ------------------------------
Apparatus and method for locating      6,748,638           4/15/22   Dura Global Technologies Inc.
a vehicle window panel
Adjustable pedal controller with       6,739,212           5/25/21   Dura Global Technologies Inc.
obstruction detection
Shift-by-wire shifter assembly         6,732,847            6/5/22   Dura Global Technologies Inc.
with mechanical override
Multiple screw jack                    6,722,635          12/17/21   Atwood Mobile Products Inc.
Microprocessor controlled two          6,719,207           9/30/22   Dura Global Technologies Inc.
stage furnace
Secondary latch for a tire carrier     6,692,216           4/22/22   Dura Global Technologies Inc.
Egress window latching mechanism       6,688,659           12/7/21   Dura Global Technologies Inc.
Control system for vehicle seat        6,677,720            6/8/21   Dura Global Technologies Inc.
Noise and vibration reducing           6,668,680          12/30/20   Dura Global Technologies Inc.
flex-cable assembly
Parking brake system having            6,662,676           7/24/21   Dura Global Technologies Inc.
multi-tooth, self-engaging
self-adjust pawl
Microprocessor controlled two          6,646,000           9/29/20   Atwood Mobile Products Inc.
stage furnace
Automotive seat track lock             6,637,712           5/17/22   Dura Global Technologies Inc.
mechanism with positive engagement
Automatic transmission shifter         6,622,583            8/7/01   Dura Global Technologies Inc.
lever and transfer case shifter
lever interlock mechanism
Mechanical release for parking         6,619,439           9/10/01   Dura Global Technologies Inc.
brake cable system
Drum brakes                            6,612,407            9/9/19   Dura Global Technologies, Inc.
Electric parking brake with direct     6,609,595           10/9/21   Dura Global Technologies Inc.
tension feedback
Electric adjustable pedal system       6,609,438           8/26/20   Dura Global Technologies Inc.
with two-piece upper arm

               TITLE                  PATENT NO.   EXPIRATION DATE           PATENT ASSIGNEE
               -----                  ----------   ---------------   ------------------------------
Plastic adjustable accelerator         6,598,495            7/6/21   Dura Global Technologies Inc.
pedal with internal drive mechanism
Hood latch mechanism with in-line      6,581,987          11/15/20   Dura Global Technologies Inc.
striker spring
Single-piece spring-steel seat         6,572,066          10/31/00   Dura Global Technologies Inc.
adjuster latch
Universal seat track assembly          6,557,809            3/1/22   Dura Global Technologies Inc.
Self-presenting secondary hood         6,543,822           9/11/20   Dura Global Technologies Inc.
latch assembly
Electric parking brake                 6,533,082           12/1/20   Dura Global Technologies Inc.
Transmission shifter with              6,520,043           6/30/20   Dura Global Technologies Inc.
integrated cable adjustment
mechanism
Electric adjustable pedal system       6,516,683           10/6/20   Dura Global Technologies Inc.
with mechanical active lock-up
Control system for adjustable          6,510,761          12/19/21   Dura Global Technologies Inc.
pedal assembly
Seat track assembly for fold and       6,474,739          10/18/20   Dura Global Technologies Inc.
flip seat
Load floor seat assembly               6,464,297           12/1/20   Dura Global Technologies Inc.
Seat track assembly with release       6,443,414          10/18/20   Dura Global Technologies Inc.
mechanism having a rotatable rod
Plastic steering-column gearshift      6,439,074           6/30/20   Dura Global Technologies Inc.
lever
Secondary latch for a tire carrier     6,427,981           6/12/20   Dura Global Technologies Inc.
Reinforcement member for a seat        6,405,987            8/5/19   Dura Global Technologies Inc.
mounting assembly
Upper and lower lever type shift       6,389,918          11/16/19   Dura Automotive Systems Inc.
assembly
Electric parking brake manual          6,386,338           12/1/00   Dura Global Technologies Inc.
override
Transmission shifter with cable        6,382,046            2/9/20   Dura Automotive Systems, Inc.
disengagement mechanism

               TITLE                  PATENT NO.   EXPIRATION DATE           PATENT ASSIGNEE
               -----                  ----------   ---------------   ------------------------------
Adjustable brake, clutch and           6,367,349            5/1/20   Dura Global Technologies Inc.
accelerator pedals
Adjustable brake, clutch and           6,367,348            5/1/20   Dura Global Technologies Inc.
accelerator pedals
Self-leveling chair arm                6,361,114            1/6/20   Dura Global Technologies Inc.
Electronic throttle control            6,360,631           1/12/20   Dura Global Technologies Inc.
accelerator pedal mechanism with
mechanical hysteresis provider
Seat track assembly with positive      6,354,553            3/1/20   Dura Global Technologies Inc.
lock mechanism
Control system for adjustable          6,352,007           1/27/20   Dura Global Technologies Inc.
pedal assembly
Seat track locking mechanism with      6,318,696           11/8/19   Dura Global Technologies Inc.
infinite adjustment
Flex cable drive for seat adjuster     6,309,019          11/29/19   Dura Global Technologies Inc.
assembly
Drive mechanism for a seat adjuster    6,290,199            8/9/19   Dura Global Technologies Inc.
Automatic adjustable brake, clutch     6,289,761            2/4/20   Dura Global Technologies Inc.
and accelerator pedals
Secondary latch for a tire carrier     6,267,546           3/31/20   Dura Global Technologies Inc.
Gooseneck trailer coupler              6,264,229            4/4/20   Atwood Mobile Products Inc.
Structural support for seat track      6,264,158           12/9/18   Dura Global Technologies Inc.
assembly
Seat track with cam actuated           6,254,188           5/29/18   Dura Global Technologies, Inc.
locking device
Adjustable brake, clutch and           6,247,381           1/27/20   Dura Global Technologies Inc.
accelerator pedals
Dual link door check                   6,237,190          12/30/18   Atwood Mobile Products Inc.
Dropglass window module                6,223,470           9/20/19   Dura Global Technologies Inc.
Simplified linkage assembly            6,217,115           4/20/19   Dura Global Technologies Inc.
Device, method and system for          6,213,259          12/22/18   Dura Automotive Systems Inc.
control of an electrically

               TITLE                  PATENT NO.   EXPIRATION DATE           PATENT ASSIGNEE
               -----                  ----------   ---------------   ------------------------------
powered parking brake
Gas sensor with a diagnostic device    6,200,443           9/29/18   Dura Operating Corp.
Expanding lock control cable end       6,189,407           2/20/18   Dura Automotive Systems Inc.
fitting
Single horizontal drive                6,179,265           12/8/18   Dura Global Technologies Inc.
configuration for a seat adjuster
Flexible radiused corner key for       6,164,036           1/12/19   Atwood Mobile Products Inc.
insulated glass assemblies
Torque tube for seat track assembly    6,145,914           12/8/18   Dura Global Technologies Inc.
Door module having a windowpane        6,141,910           11/7/17   Dura Global Technologies Inc.
which includes brackets for
attaching the windowpane to the
door module and for moving the
windowpane
Easy entry latch for seat recliner     6,139,105            4/6/19   Dura Automotive Systems Inc.
Articulating window assembly and       6,123,383           9/26/17   Dura Automotive Systems, Inc.
manufacturing method
Manual lock for seat adjuster          6,109,584           12/8/18   Dura Automotive Systems Inc.
Manual height adjustment assembly      6,095,475          10/23/18   Dura Global Technologies Inc.
for a vehicle seat
Load transfer structural member        6,089,665            7/2/18   Dura Global Technologies Inc.
for a seat assembly
Infinitely adjustable seat track       6,086,154           3/31/18   Dura Automotive Systems Inc.
assembly
Release rod for parking brake and      6,073,513           6/13/17   Dura Automotive Systems Inc.
method of assembling same
Seat track with rotary locking         6,036,267           6/23/18   Dura Automotive Systems Inc.
device
Light weight seat track assembly       6,036,253           7/15/18   Dura Automotive Systems Inc.
Adjustable latch for window            6,032,990           8/12/18   Dura Automotive Systems Inc.
assembly
Power sliding window                   6,026,611           5/25/19   Dura Automotive Systems Inc.
assembly

               TITLE                  PATENT NO.   EXPIRATION DATE           PATENT ASSIGNEE
               -----                  ----------   ---------------   ------------------------------
Heated sliding window assembly         6,014,840          12/24/17   Dura Automotive Systems Inc.
with an electrically connected
sliding pane
Seat track with cam actuated           6,010,190           5/29/18   Dura Automotive Systems
locking device and bypass assembly                                   (Canada) Ltd.
Push to exit, pull to enter latch      6,009,932           11/4/17   Dura Operating Corp.
assembly for screen door
Zero looseness fastener for a          6,007,039           9/11/18   Dura Automotive Systems
linkage assembly                                                     (Canada) Ltd.
Tape drive window regulator with       6,006,473           3/17/18   Dura Operating Corp.
universal housing for
accommodating both manual and
electric drive mechanisms
Single horizontal drive for a          5,988,581           7/10/18   Dura Operating Corp.
vehicle seat
Recreational vehicle water heater      5,960,157          11/25/17   Atwood Mobile Products Inc.
having centrally controlled gas
and electric power sources
Easy entry seat truck assembly         5,944,383          10/17/17   Dura Automotive Systems Inc.
with full memory
Inertial lock assembly for a seat      5,941,494           8/25/18   Dura Automotive Systems
track                                                                (Canada) Ltd.
Window with latch assembly             5,941,022           12/9/17   Dura Operating Corp.
Modular insert trim unit for motor     5,927,020           6/19/16   Dura Automotive Systems, Inc.
vehicle door
Motorized vehicle seat lift            5,924,668           2/26/18   Dura Automotive Systems
mechanism                                                            (Canada) Ltd.
Seat track with continuous             5,918,846          12/11/16   Dura Automotive Systems
engagement and memory easy entry                                     (Canada) Ltd.
mechanism
Encapsulated plastic glazing           5,915,780            3/5/17   Dura Automotive Systems, Inc.
window module
Parking brake operating system         5,907,977            6/1/16   Dura Automotive Systems Inc.
having a take-up reel lockout and
release mechanism, and method of
assembling same

              TITLE                   PATENT NO.   EXPIRATION DATE           PATENT ASSIGNEE
              -----                   ----------   ---------------   ------------------------------
Easy entry seat track assembly         5,899,532           10/6/17   Dura Automotive Systems, Inc.
with single point memory
Latch mechanism for vehicle seat       5,894,634           6/26/17   Dura Operating Corp.
Low lash rotating conduit end          5,884,531          11/27/16   Dura Automotive Systems Inc.
fitting for a remote control cable
assembly that isolates against
vibration/noise transmission
Parking brake actuator with            5,881,605           1/21/17   Dura Automotive Systems Inc.
plastic operating lever
Parking brake operating mechanism      5,875,689           2/25/17   Dura Automotive Systems Inc.
cable reel assembly having a
bushing and support pin
Parking brake mechanism and            5,875,688           11/1/16   Dura Automotive Systems Inc.
methods of assembly and operation
Scissors jack gear tooth               5,865,424           8/25/17   Universal Tool & Stamping Co.
disengagement prevention system                                      Inc.
Zero lash joint for a rotating         5,862,710          11/27/16   Dura Automotive Systems Inc.
conduit fitting for a remote
control cable assembly
Variable ratio parking brake           5,832,784           3/18/17   Dura Automotive Systems Inc.
control with enhanced cable take-up
Power drive system for modular         5,822,922          11/27/16   Dura Operating Corp.
dual pane rear-mounted window
assembly
Snap-fit sliding window assembly       5,799,449           9/26/16   Dura Operating Corp.
Parking brake usable as emergency      5,794,492           2/28/16   Dura Automotive Systems Inc.
brake
Window with latch assembly             5,787,643           10/3/15   Dura Operating Corp
Self-adjust variable ratio parking     5,758,547            4/2/16   Dura Automotive Systems Inc.
brake actuator
Sacrificial glazing for a window       5,735,089           5/10/16   Dura Operating Corp.
assembly
Window assembly with unitary           5,724,771           3/29/16   Dura Operating Corp.
anti-theft projection

               TITLE                  PATENT NO.   EXPIRATION DATE           PATENT ASSIGNEE
               -----                  ----------   ---------------   ------------------------------
Motor vehicle window construction      5,724,769           3/29/16   Dura Operating Corp.
with pull-pull cable system
Vehicle seat with anti-rattle arm      5,720,525            2/3/17   Dura Operating Corp
rest
Low cost room temperature              5,650,054            9/1/15   Dura Operating Corp.
electrochemical carbon monoxide                                      REISSUE APPLICATION FILED
and toxic gas sensor with humidity                                   (10/621,637)
compensation based on protonic
conductive membranes
Torque window                          5,581,943           5/26/15   Dura Operating Corp.
Gas sensor based on protonic           5,573,648           1/31/15   Atwood Mobile Products, Inc.
conductive membranes
Apparatus for terminating wire or      5,566,432          10/10/15   Dura Global Technologies, Inc.
other elongated generally rigid
elements
Brake-transmission-ignition key        5,562,568           8/18/14   Dura Operating Corp.
interlock system
One-piece gearshift lever with         5,557,981           9/24/13   Dura Operating Corp.
cold formed end
Ball shifter integrated housing        5,505,103           5/25/14   Dura Automotive Systems,
                                                                     Inc. & General Motors
                                                                     Corporation (Joint Ownership)
Quick release pedestal seat            5,496,088           10/8/13   Dura Operating Corp.
Parking brake lever mechanism with     5,477,746           3/21/14   Dura Automotive Systems Inc.
lobe motion amplifying means
Non-jamming self-adjust pawl and       5,467,666            7/7/14   Dura Automotive Systems Inc.
ratchet mechanism
Common shifter and parking brake       5,462,146            7/6/13   Dura Operating Corp.
mounting
Variable ratio parking brake lever     5,448,928          11/19/13   Dura Automotive Systems Inc.
with self-adjust cable tensioning
means
Sheave assembly for a tire             5,415,377          12/23/12   Dura Operating Corp.
life/carrier winch
Hollow trunnions for scissor jacks     5,356,117            7/1/13   Universal Tool & Stamping Co.
                                                                     Inc.
Cable mounting construction            5,347,882            9/7/13   Dura Global Technologies, Inc.

               TITLE                  PATENT NO.   EXPIRATION DATE           PATENT ASSIGNEE
               -----                  ----------   ---------------   ------------------------------
Shifter park position                  5,314,049          11/24/12   Dura Operating Corp.
brake-transmission interlock
Self-adjusting parking brake           5,309,786            3/8/13   Dura Operating Corp.
actuator
Lockout means for cable tension        5,235,867           1/10/11   Dura Operating Corp.
adjustment
Vehicle seat track assembly            5,222,814           9/30/12   Dura Operating Corp.
Horizontal seat position adjuster      5,222,402            9/5/11   Dura Operating Corp.
Variable ratio park brake with         5,211,072           7/26/10   Dura Operating Corp.
slack adjust
Parking hand brake for a motor         5,205,184            2/7/12   ROCKWELL AUTOMOTIVE BODY
vehicle and manufacturing process                                    SYSTEMS
of brake lever                                                       Assignment in progress
Gear shift lever                       5,189,925          12/17/11   Dura Operating Corp.
Soft release control mechanism         5,182,963           8/27/11   Dura Operating Corp.
with spring clutch and viscous
damping
Blind cable lever arm stamping         5,137,120           6/11/11   Dura Operating Corp.
Lift cap for a jack                    5,135,201            7/1/11   Universal Tool & Stamping Co.
                                                                     Inc.
Sheave and cable assembly for a        5,125,628          10/31/10   Dura Operating Corp.
tire lift/carrier winch
Sheave plate and cable assembly        5,110,093          12/20/09   Dura Operating Corp.
for a tire lift/carrier winch
Reaction brake system including        5,086,662           9/19/10   Dura Operating Corp.
clip adjusting means
Thumb wheel for a jack                 5,085,406           12/5/10   Universal Tool & Stamping Co.
                                                                     Inc.
Solenoid parking brake release         5,029,681           12/4/09   Dura Operating Corp.
Clutch for tire lift/carrier winch     5,027,933            5/1/09   Dura Operating Corp.
Cable control system for dual          5,016,490           7/10/09   Dura Automotive Systems Cable
actuators                                                            Operations, Inc.
Cable operating apparatus              5,001,942           2/27/10   Dura Operating Corp.

               TITLE                  PATENT NO.   EXPIRATION DATE           PATENT ASSIGNEE
               -----                  ----------   ---------------   ------------------------------
including a pocketed pawl
Planetary gear box for a jack          4,986,802            6/5/09   Universal Tool & Stamping Co.
                                                                     Inc.
Spring clip cable support assembly     4,963,050           3/16/09   Dura Automotive Systems Cable
                                                                     Operations, Inc.
Forwardly pivotal seat assembly        4,869,541          12/27/88   Dura Operating Corp.
Reaction cable assembly including      4,838,109            3/4/08   Dura Operating Corp.
cable slack adjusting means
Scissors jack                          4,802,653          11/16/07   Universal Tool & Stamping Co.
                                                                     Inc.
Trailer coupler with improved ball     4,763,917            6/4/87   Dura Operating Corp.
clamp holding means and improved
yoke
Self-adjusting cable control device    4,762,017           12/9/07   Dura Automotive Systems Cable
                                                                     Operations, Inc.
Motorized seat-bed                     4,756,034          11/28/06   Dura Automotive Systems Cable
                                                                     Operations, Inc.
Parking brake assembly including       4,753,325          10/05/07   Dura Automotive Systems Cable
automatic latching device                                            Operations, Inc.
associated with brake lever and
cable, and method of connecting
cable thereof
Cooktop                                 D479,942           9/30/17   Atwood Mobile Products Inc.
Three burner cooktop                    D479,781           9/23/17   Atwood Mobile Products Inc.
Combined three burner cook top          D393,744           4/28/12   Atwood Mobile Products
with open burners
Combined two burner cook top with       D393,567           4/21/12   Atwood Mobile Products
sealed burners
Combined three burner cook top          D392,502           3/24/12   Atwood Mobile Products
with sealed burners
Combined two burner cook top with       D392,501           3/24/12   Atwood Mobile Products
open burners
Two burner cooktop                      D480,261           10/7/17   Atwood Mobile Products Inc.
Gas sensor with dual electrolytes      6,080,294           7/15/18   Dura Operating Corp.

               TITLE                  PATENT NO.   EXPIRATION DATE           PATENT ASSIGNEE
               -----                  ----------   ---------------   ------------------------------
Range for a recreational vehicle       5,931,151            6/7/17   Dura Operating Corp.
with notched control panel
Fold-down seat for a motor vehicle     5,860,702           2/17/18   Dura Operating Corp.
Fold-down seat for a motor vehicle     5,788,329            2/8/16   Dura Operating Corp.
Folding ball hitch with safety         5,435,585            9/8/14   Dura Operating Corp.
chain anchor
Quick-to-ground camper jack            5,273,256          10/20/12   Dura Operating Corp.
System and method for presetting       5,193,421           6/16/12   Dura Operating Corp.
tooling
Combustion engine with multi-fuel      4,971,015           3/26/10   Dura Operating Corp.
capacity
Range control panel                     D397,909            9/8/12   Dura Operating Corp.
Trailer jack housing                    D349,800           8/16/08   Dura Operating Corp.
Recirculating filter housing            D376,640          12/17/10   Dura Operating Corp.
Uni-brace                                RE35485            9/8/14   Dura Operating Corp.
                                                                     Reissue of patent no.
                                                                     5,244,178
Bus window graffiti shield               6012257          06/06/17   Dura Operating Corp.
mounting with moisture seal
Window shield                            6047500          04/20/18   Dura Operating Corp.
Light weight vehicle window              6250028          07/29/19   Dura Operating Corp.
construction
Adjustable brake, clutch and           6,880,427          01/16/24   Dura Global Technologies, Inc.
accelerator pedals
Gas sensor with electrically           6,896,781          06/09/20   Atwood Mobile Products, Inc.
conductive, hydrophobic membranes
Noise and vibration reducing           6,898,996          11/12/23   Dura Global Technologies, Inc.
flex-cable assembly
Shift-by-wire transmission             6,918,314          05/03/22   Dura Global Technologies, Inc.
actuator assembly

               TITLE                  PATENT NO.   EXPIRATION DATE           PATENT ASSIGNEE
               -----                  ----------   ---------------   ------------------------------
Adjustable pedal mechanism with        6,925,904          11/05/22   Dura Global Technologies, Inc.
tapered rivet for automatic gap
and wear protection
Awning-type insulated glazing          6,941,700          07/13/24   Atwood Mobile Products, Inc.
assembly
Crash release arrangement and          6,951,152          02/17/23   Dura Global Technologies, Inc.
method for an automotive pedal
mounting
Slim pantograph jack with bearing      6,957,803          09/08/24   Dura Global Technologies, Inc.
spacer
Arrangement and method for             6,966,410          02/17/23   Dura Global Technologies, Inc.
automatically disengaging a manual
operator for an electric parking
brake
Self adjusting electrically            6,978,870          03/26/24   Dura Global Technologies, Inc.
powered parking brake actuator
mechanism with manual release
Ball screw mechanism with integral     6,983,669          10/10/22   Atwood Mobile Products, Inc.
opposing thread
Spare tire handling device with a      6,991,417          06/18/23   Dura Global Technologies, Inc.
wheel retainer
Electronic parking brake actuating     7,014,017          06/30/24   Dura Global Technologies, Inc.
assembly
Inclination-measuring device           7,017,701          11/20/22   Dura Global Technologies, Inc.
Recreational vehicle water heater      7,020,386          07/29/24   Atwood Mobile Products, Inc.
Articulating window hinges and         7,024,822          03/04/24   Dura Global Technologies, Inc.
articulating window assemblies.
Electronic controller for a            7,025,361          04/28/24   Atwood Mobile Products, Inc.
vehicle leveling system and
vehicle leveling system comprising
same
Tire carrier                           7,028,989          11/26/23   Dura Global Technologies, Inc.

               TITLE                  PATENT NO.   EXPIRATION DATE           PATENT ASSIGNEE
               -----                  ----------   ---------------   ------------------------------
Egress window latching mechanism       7,029,038          07/07/23   Atwood Mobile Products, Inc.
Seat track assembly and method of      7,048,244          01/20/24   Dura Global Technologies, Inc.
assembly
power seat drive motor                 7,070,155          11/15/23   Dura Global Technologies, Inc.
mountingarrangement and assembly
method
Jack handle with detachable jack       7,086,664          11/14/23   Dura Global Technologies, Inc.
driver
Recliner assembly for vehicle seats    7,086,699          12/21/24   Dura Global Technologies, Inc.
Gear drive and linkage for power       7,090,277          12/16/24   Dura Global Technologies, Inc.
operated seat assembly
Articulating window panel              7,100,328          03/04/24   Dura Global Technologies, Inc.
withhidden hinge for vehicles
Reclining vehicle seathinge            7,100,987          08/31/24   Dura Global Technologies, Inc.
assembly
Secondary latch for a tire carrier     7,104,744          06/18/23   Dura Global Technologies, Inc.
Cable actuated adjustable pedal        7,111,524          07/03/23   Dura Global Technologies, Inc.
Locking clip                           7,114,686          02/18/25   Dura Global Technologies, Inc.
Shift lever device                     7,124,874          12/17/23   Dura Global Technologies, Inc.
Articulated window assembly w/ball    11/100,303          04/06/25   Dura Global Technologies, Inc.
turret hinge
Tire carrier disk clutch              11/102,129          04/08/25   Dura Global Technologies, Inc.
Cam and flush slider                  11/119,988          04/11/25   Dura Global Technologies, Inc.
Tailgate lift and secure cable and    11/103,417          04/11/25   Dura Global Technologies, Inc.
latch assembly
Window regulator system               11/103,849          04/12/25   Dura Global Technologies, Inc.

               TITLE                  PATENT NO.   EXPIRATION DATE           PATENT ASSIGNEE
               -----                  ----------   ---------------   ------------------------------
Shifete base w/integrated             11/132,738          04/26/25   Dura Global Technologies, Inc.
receptacle for cable adjustment
Gear driver parklock                  11/114,483          04/26/25   Dura Global Technologies, Inc.
assemblyw/terminal snap fit housing
Automatic adjust assembly             11/114,484          04/26/25   Dura Global Technologies, Inc.
w/release lock
Shifter assembly including bezel      11/115,834          04/27/25   Dura Global Technologies, Inc.
lock and release mechanism
Motor clutch for window regulator     11/115,834          04/27/25   Dura Global Technologies, Inc.
motor
Seat assembly w/movable inner seat    11/136,061          05/24/25   Dura Global Technologies, Inc.
back
Parking brake actuator w/clutch       11/142,022          06/01/25   Dura Global Technologies, Inc.
spring assembly
Sacrificial shield for a window       11/177,249          07/08/25   Atwood Mobile Products, Inc.
assembly
Automatic transmission shifter        11/195,874          08/03/25   Dura Global Technologies, Inc.
assembly w/integrated ignition
Spare tire carrier having overload    11/216,428          08/31/25   Dura Global Technologies, Inc.
protection w/controlled cable
payout
Window regulator system               11/218,275          08/31/25   Dura Global Technologies, Inc.
Shift lock assembly                   11/220,334          09/06/25   Dura Global Technologies, Inc.
Multifunction switching               11/235,690          09/26/25   Dura Global Technologies, Inc.
arrangement for controlling
transmission overdrive and
autostick functions
Spare tire handling device w/a        11/235,640          09/26/25   Dura Global Technologies, Inc.
wheel retainer
Torsion spring secondary detent       11/252,428          10/17/25   Dura Global Technologies, Inc.
w/a wheel retainer

               TITLE                  PATENT NO.   EXPIRATION DATE           PATENT ASSIGNEE
               -----                  ----------   ---------------   ------------------------------
Seat assembly w/movable inner seat    11/270,304          11/09/25   Dura Global Technologies, Inc.
back
Mptor vehicle park brake cable and    11/280,646          11/16/25   Dura Global Technologies, Inc.
eyelet
Serviceable glazing retention         11/290,659          11/29/25   Atwood Mobile Products, Inc.
system
Electronic controller for a           11/334,896          01/06/26   Atwood Mobile Products, Inc.
vehicle leveling system and
vehicle leveling system comprising
same
Slider window assembly                11/329,501          01/10/26   Dura Global Technologies, Inc.
I-bolt OCS anti-looseness joint       11/539,659          01/18/26   Dura Global Technologies, Inc.
Brake-away cable sheave               11/539,657          01/18/26   Dura Global Technologies, Inc.
Motor vehicle egress window           11/336,732          01/20/26   Atwood Mobile Products, Inc.
Tire carrier disk clutch with         11/369,140          03/06/26   Dura Global Technologies, Inc.
positive clip
Self presenting electronic shifter    11/369,111          03/06/26   Dura Global Technologies, Inc.
Electronic control system with        11/370,266          03/07/26   Dura Global Technologies, Inc.
torque and/or speed boost for
motor vehicle
Push to release foot brake with       11/375,524          03/13/26   Dura Global Technologies, Inc.
eccentric torsion lock self adjust
Sliding prong lock secondary lock     11/375,713          03/14/26   Dura Global Technologies, Inc.
Motor vehicle seat lift assembly      11/385,019          03/20/26   Dura Global Technologies, Inc.
System and method for controlling     11/387,393          03/23/26   Dura Global Technologies, Inc.
motion of electromechanical devices

               TITLE                  PATENT NO.   EXPIRATION DATE           PATENT ASSIGNEE
               -----                  ----------   ---------------   ------------------------------
Pump mechanism for vertical seat      11/394,324          05/12/25   Dura Global Technologies, Inc.
lift mechanism
Self presenting non-excitable         11/394,325           2/30/26   Dura Global Technologies, Inc.
secondary hood latch assembly
Automoyive shift lever built from     11/393,460          03/30/26   Dura Global Technologies, Inc.
plastic material using the form /
shape of the lever to obtain the
required structural integrity
Compact core adjuster with            11/405,395          04/17/26   Dura Global Technologies, Inc.
vibration dampening
Power strut assembly                  11/406,104          04/18/26   Dura Global Technologies, Inc.
Shifter assembly including bezel      11/406,083          04/18/26   Dura Global Technologies, Inc.
lock and release mechanism
Door check assembly                   11/412,026          04/26/26   Atwood Mobile Products, Inc.
Shifter assembly including bezel      11/218,434          05/04/26   Dura Global Technologies, Inc.
lock and release mechanism
Window assembly for horse trailer     11/429,853          05/08/26   Atwood Mobile Products, Inc.
Easy release mechanism at park        11/382,410          05/09/26   Dura Global Technologies, Inc.
position of a shifter of an
automatic transmission
Power strut assembly                  11/437,339          05/19/26   Dura Global Technologies, Inc.
Window assembly having an intergal    11/439,154          05/23/26   Dura Global Technologies, Inc.
bonding system
Electric park lock mechanism for      11/460,773          07/28/26   Dura Global Technologies, Inc.
an automatic transmission
Shift lever locking mechanism         11/460,783          07/28/26   Dura Global Technologies, Inc.
Rachet-type parking brake having      11/463,168          08/08/26   Dura Global Technologies, Inc.
quiet operation

               TITLE                  PATENT NO.   EXPIRATION DATE           PATENT ASSIGNEE
               -----                  ----------   ---------------   ------------------------------
Combined two burner cook top with       D392,501          03/24/12   Atwood Mobile Products, Inc.
open burners
Combined three burner cook top          D392,502          03/25/12   Atwood Mobile Products, Inc.
with sealed burners
Combined two burner cook top with       D393,567          04/21/12   Atwood Mobile Products, Inc.
open burners
Three burner cooktop                    D479,781          09/23/17   Atwood Mobile Products, Inc.
Cooktop                                 D479,942          09/30/17   Atwood Mobile Products, Inc.
Two burner cooktop                      D480,261          10/07/17   Atwood Mobile Products, Inc.

B. PATENT APPLICATIONS

                            U.S. PATENT APPLICATIONS

               TITLE                   SERIAL NO.   FILING DATE          PATENT ASSIGNEE
               -----                  -----------   -----------   -----------------------------
Collapsible pedal box                  10/398,426        7/8/03   Dura Automotive Limited
Reclining vehicle seat hinge           10/656,908        9/5/03   Dura Global Technologies Inc.
assembly
Tire carrier                           10/389,417        5/4/04   Dura Global Technologies Inc.
Egress window latching mechanism       10/614,691        7/7/03   Dura Global Technologies Inc.
Reverse clip cap terminal connector   10//159,755       5/30/02   Dura Global Technologies Inc.
Shift-by-wire transmission             10/161,259       5/31/02   Dura Global Technologies Inc.
actuator assembly
Pedal feel emulator mechanism for      10/969,328      10/20/04   Dura Global Technologies,
brake by wire pedal                                               Inc.
Manual tire carrier with travel        10/936,269        9/8/04   Dura Global Technologies,
switch                                                            Inc.
Tire carrier                           10/839,417        5/4/04   Dura Global Technologies,
                                                                  Inc.
Integrated cable connection and        10/826,133       4/16/04   Dura Global Technologies,
shifter housing                                                   Inc.
Self adjusting electrically            10/811,059       3/26/04   Dura Global Technologies,
powered parking brake                                             Inc.

               TITLE                   SERIAL NO.   FILING DATE          PATENT ASSIGNEE
               -----                  -----------   -----------   -----------------------------
actuator mechanism with manual
release
Seat track assembly and method of      10/761,812      1/20/04    Dura Global Technologies,
manufacture                                                       Inc.
Adjustable pedal controller with       10/759,994      1/16/04    Dura Global Technologies,
obstruction detection                                             Inc.
Shift lever device                     10/739,999     12/17/03    Dura Global Technologies,
                                                                  Inc.
UNPUBLISHED APPLICATION                10/737,515     12/16/03    Dura Global Technologies Inc.
Tire carrier                           10/723,694     11/26/03    Dura Global Technologies,
                                                                  Inc.
Noise and vibration reducing           10/712,726     11/12/03    Dura Global Technologies,
flex-cable assembly                                               Inc.
Drive nut and screw for seat           10/697,539     10/29/03    Dura Global Technologies,
adjuster                                                          Inc.
Automotive foot pedal and method       10/680,559      10/6/03    Dura Global Technologies,
of manufacture                                                    Inc.
Two part grommet with hard plastic     10/655,743       9/5/03    Dura Global Technologies,
locking prongs                                                    Inc.
Reclining vehicle seat hinge           10/656,908       9/5/03    Dura Global Technologies,
assembly                                                          Inc.
Glazing panel installation             10/646,468      8/20/03    Dura Global Technologies,
structure and method                                              Inc.
Arrangement and method for             10/627,346      7/25/03    Dura Global Technologies,
connecting a rod end to a headed                                  Inc.
pin
Locking device for cable assembly      10/624,464      7/22/03    Dura Global Technologies,
                                                                  Inc.
UNPUBLISHED APPLICATION                10/621,637      7/17/03    Atwood Mobile Products Inc.
Cable actuated adjustable pedal        10/613,890       7/3/03    Dura Global Technologies,
                                                                  Inc.
Latch for a tire carrier               10/608,167      6/26/03    Dura Global Technologies,
                                                                  Inc.
Secondary latch for a tire carrier     10/465,372      6/18/03    Dura Global Technologies,
                                                                  Inc.
Spare tire handling device with a      10/601,920      6/18/03    Dura Global Technologies,
wheel retainer                                                    Inc.
Adjustable pedal system having a       10/462,109      6/13/03    Dura Global Technologies,
slot-link mechanism                                               Inc.

               TITLE                   SERIAL NO.   FILING DATE          PATENT ASSIGNEE
               -----                  -----------   -----------   -----------------------------
UNPUBLISHED APPLICATION                10/449,744      5/30/03    Dura Global Technologies Inc.
Electronically actuated shifter        10/413,764      4/15/03    Dura Global Technologies,
mechanism                                                         Inc.
Inclination-measuring device           10/300,486     11/20/02    Dura Global Technologies,
                                                                  Inc.
Power seat drive motor mounting        10/298,186     11/15/02    Dura Global Technologies,
arrangement and assembly method                                   Inc.
Adjustable pedal mechanism with        10/288,111      11/5/02    Dura Global Technologies,
tapered rivet for automatic gap                                   Inc.
and wear protection
Ball screw mechanism with integral     10/269,109     10/10/02    Dura Global Technologies,
opposing thread                                                   Inc.;
                                                                  Atwood Mobile Products
Reverse clip cap terminal connector    10/159,755      5/30/02    Dura Global Technologies,
                                                                  Inc.
UNPUBLISHED APPLICATION                90/006,209      1/29/02    Atwood Mobile Products Inc.
                                                                  Reexamination of 5,650,054
UNPUBLISHED APPLICATION                90/006,208      1/29/02    Atwood Mobile Products Inc.
                                                                  Reexamination
Articulated window panel with          10/045,223      11/9/01    Dura Global Technologies,
hidden hinge for vehicles                                         Inc.
UNPUBLISHED APPLICATION                11/084,542      3/18/05    Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                11/074,965       3/8/05    Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                11/069,699       3/1/05    Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                11/068,634      2/28/05    Atwood Mobile Products Inc.
UNPUBLISHED APPLICATION                29/224,022      2/23/05    Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                11/063,221      2/22/05    Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                11/060,854      2/18/05    Dura Global Technologies Inc.

               TITLE                   SERIAL NO.   FILING DATE          PATENT ASSIGNEE
               -----                  -----------   -----------   -----------------------------
UNPUBLISHED APPLICATION                11/054,017       2/9/05    Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                11/050,971       2/4/05    Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                11/037,958      1/18/05    Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                11/028,903       1/4/05    Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                11/018,073     12/21/04    Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                11/014,549     12/16/04    Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                11/003,097      12/3/04    Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                11/003,097      12/3/04    Atwood Mobile Products Inc.
UNPUBLISHED APPLICATION                10/985,809      11/8/04    Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                10/946,631      9/21/04    Atwood Mobile Products Inc.
UNPUBLISHED APPLICATION                10/936,208       9/8/04    Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                10/930,315      8/31/04    Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                10/930,105      8/31/04    Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                10/931,229      8/31/04    Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                10/901,899      7/29/04    Atwood Mobile Products Inc.
UNPUBLISHED APPLICATION                10/897,044      7/22/04    Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                10/890,497      7/13/04    Atwood Mobile Products Inc.
UNPUBLISHED APPLICATION                10/881,298      6/30/04    Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                10/881,274      6/30/04    Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                10/848,767      5/18/04    Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                10/846,353      5/14/04    Dura Global Technologies Inc.

               TITLE                   SERIAL NO.   FILING DATE          PATENT ASSIGNEE
               -----                  -----------   -----------   -----------------------------
UNPUBLISHED APPLICATION                10/833,403       4/28/04   Atwood Mobile Products Inc.
UNPUBLISHED APPLICATION                10/828,385       4/20/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                10/815,085       3/31/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                10/812,664       3/30/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                10/814,560       3/30/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                10/814,559       3/30/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                10/793,381        3/4/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                10/793,699        3/4/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                11/063,222       2/22/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                10/741,893      12/19/03   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                10/742,069      12/18/03   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                10/713,599      11/14/03   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                10/698,581      10/31/03   Atwood Mobile Products Inc.
UNPUBLISHED APPLICATION                10/621,999       7/17/03   Atwood Mobile Products Inc.
UNPUBLISHED APPLICATION                10/447,295       8/28/03   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                10/369,346       2/17/03   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                10/369,092       2/17/03   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                10/128,110       4/23/02   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                09/590,947        6/9/00   Atwood Mobile Products Inc.

                 US PATENT APPLICATIONS / NO REGISTRATION NUMBER

               TITLE                  SERIAL NO.   FILING DATE          PATENT ASSIGNEE
               -----                  ----------   -----------   -----------------------------
UNPUBLISHED APPLICATION               Not yet          4/12/05   Dura Global Technologies Inc.
                                      available
                                      from PTO
UNPUBLISHED APPLICATION               Not yet          4/11/05   Dura Global Technologies Inc.
                                      available
                                      from PTO
UNPUBLISHED APPLICATION               Not yet           4/8/05   Dura Global Technologies Inc.
                                      available
                                      from PTO
UNPUBLISHED APPLICATION               Not yet          4/11/05   Dura Global Technologies Inc.
                                      available
                                      from PTO
UNPUBLISHED APPLICATION               Not yet           4/6/05   Dura Global Technologies Inc.
                                      available
                                      from PTO
UNPUBLISHED APPLICATION               Not yet          3/30/05   Dura Global Technologies Inc.
                                      available
                                      from PTO
UNPUBLISHED APPLICATION               Not yet          3/30/05   Dura Global Technologies Inc.
                                      available
                                      from PTO
UNPUBLISHED APPLICATION               Not yet          3/25/05   Dura Global Technologies Inc.
                                      available
                                      from PTO
UNPUBLISHED APPLICATION               Not yet          3/25/05   Dura Global Technologies Inc.
                                      available
                                      from PTO
UNPUBLISHED APPLICATION               Not yet          3/24/05   Atwood Mobile Products Inc.
                                      available
                                      from PTO
UNPUBLISHED APPLICATION               Not yet          2/22/05   Dura Global Technologies Inc.
                                      available
                                      from PTO
UNPUBLISHED APPLICATION               Not yet           6/1/04   Dura Global Technologies Inc.
                                      available
                                      from PTO
UNPUBLISHED APPLICATION               Not yet           6/1/04   Dura Global Technologies Inc.
                                      available
                                      from PTO
UNPUBLISHED APPLICATION               Not yet          5/21/04   Dura Global Technologies Inc.
                                      available
                                      from PTO

               TITLE                  SERIAL NO.   FILING DATE          PATENT ASSIGNEE
               -----                  ----------   -----------   -----------------------------
UNPUBLISHED APPLICATION               Not yet          5/21/04   Dura Global Technologies Inc.
                                      available
                                      from PTO

                                CANADIAN PATENTS

                                      None

C. PATENT LICENSES

1. Toyoda Iron Works - Dura Operating Corp. granted licenses to several patents relating to Adjustable Pedals.

2. Mertech - License Agreement, dated as of August 12, 2002, by and among Dura Automotive Systems, Inc., a Delaware corporation and Mertech Intellectual Properties, LLC, a Tennessee limited liability company. Dura pays a royalty for patents relating to the Dual Rack and Pinion Regulator. This is currently being launched for the DCX PT Cruiser and is quoted on several GM and Ford platforms.

3. MMT - Dura Operating Corp. has signed a licensing agreement that gives Dura rights to patents relating to Brush-less Motor Technology.

4. Kidde-Nighthawk - Atwood Mobile Products, Inc. licenses several patents that relate to Carbon Dioxide sensing and measurement.

5. Sundram Fasteners - Pays royalty to Dura Operating Corp. for shifter technology for shifters they produce for use in India.

6. Donnelly Mirror (Magna Donnelly) Dura Operating Corp. has a royalty free license to a number of patents relating to modular window technology.

7. Larkin - Patent License Agreement, dated as of April 14, 1998, by and among Atwood Mobile Products, Inc., an Illinois corporation and Larkin Technology, Inc, an Oregon corporation. Atwood pays a royalty for patents relating to a fold down hitch for 5th wheels with safety chain to Larkin.

D. N/A

                                                                  EXECUTION COPY

                                                                    SCHEDULE 4.1
                        JURISDICTION OF ORGANIZATION; PRINCIPAL EXECUTIVE OFFICE

(A)

                                           TYPE OF           JURISDICTION OF       CHIEF EXECUTIVE OFFICE/SOLE   ORGANIZATION
FULL LEGAL NAME                          ORGANIZATION     DOMICILE/ORGANIZATION        PLACE OF BUSINESS:            I.D.#
-----------------------------------  -------------------  ---------------------  ------------------------------  ------------
Adwest Electronics Inc.              Corporation          Delaware               2791 Research Drive                  2477524
                                                                                 Rochester Hills, MI 48309-3575

Atwood Automotive, Inc.              Corporation          Michigan               2791 Research Drive                   064517
                                                                                 Rochester Hills, MI 48309-3575

Atwood Mobile Products, Inc.         Corporation          Illinois               2791 Research Drive               6080-419-2
                                                                                 Rochester Hills, MI 48309-3575

Automotive Aviation Partners, LLC    Limited Liability    Minnesota              2791 Research Drive                13110-LLC
                                     Company                                     Rochester Hills, MI 48309-3575

Creation Group Holdings, Inc.        Corporation          Indiana                2791 Research Drive               1995080712
                                                                                 Rochester Hills, MI 48309-3575

Creation Group Transportation, Inc.  Corporation          Indiana                2791 Research Drive               1997030031
                                                                                 Rochester Hills, MI 48309-3575

Creation Group, Inc.                 Corporation          Indiana                2791 Research Drive               1993051314
                                                                                 Rochester Hills, MI 48309-3575

Creation Windows, Inc.               Corporation          Pennsylvania           2791 Research Drive                  2579790
                                                                                 Rochester Hills, MI 48309-3575

Creation Windows, LLC                Limited Liability    Delaware               2791 Research Drive                  3469266
                                     Company                                     Rochester Hills, MI 48309-3575

Dura Aircraft Operating Company,     Limited Liability    Michigan               2791 Research Drive                   B57300
LLC                                  Company                                     Rochester Hills, MI 48309-3575

Dura Automotive Systems Cable        Corporation          Delaware               2791 Research Drive                  2817001
Operations, Inc.                                                                 Rochester Hills, MI 48309-3575

Dura Automotive Systems of           Corporation          Indiana                2791 Research Drive               197109-381
Indiana, Inc.                                                                    Rochester Hills, MI 48309-3575

Dura Automotive Systems, Inc.        Corporation          Delaware               2791 Research Drive                  2430734
                                                                                 Rochester Hills, MI 48309-3575

Dura Brake Systems, L.L.C.           Limited Liability    Michigan               2791 Research Drive                   B84975
                                     Company                                     Rochester Hills, MI 48309-3575

                                           TYPE OF           JURISDICTION OF       CHIEF EXECUTIVE OFFICE/SOLE   ORGANIZATION
FULL LEGAL NAME                          ORGANIZATION     DOMICILE/ORGANIZATION        PLACE OF BUSINESS:           I.D.#
-----------------------------------  -------------------  ---------------------  ------------------------------  ------------
Dura Cables North LLC                Limited Liability    Delaware               2791 Research Drive                  3783986
                                     Company                                     Rochester Hills, MI 48309-3575

Dura Cables South LLC                Limited Liability    Delaware               2791 Research Drive                  3783989
                                     Company                                     Rochester Hills, MI 48309-3575

Dura Fremont, L.L.C.                 Limited Liability    Michigan               2791 Research Drive                   B2172P
                                     Company                                     Rochester Hills, MI 48309-3575

Dura Gladwin, L.L.C.                 Limited Liability    Michigan               2791 Research Drive                   B6299M
                                     Company                                     Rochester Hills, MI 48309-3575

Dura Global Technologies, Inc.       Corporation          Michigan               2791 Research Drive                   25810A
                                                                                 Rochester Hills, MI 48309-3575

Dura G.P.                            General Partnership  Delaware               2791 Research Drive                  3479636
                                                                                 Rochester Hills, MI 48309-3575

Dura Mancelona L.L.C.                Limited Liability    Michigan               2791 Research Drive                  B63-00M
                                     Company                                     Rochester Hills, MI 48309-3575

Dura Operating Corp.                 Corporation          Delaware               2791 Research Drive                  2246484
                                                                                 Rochester Hills, MI 48309-3575

Dura Services L.L.C.                 Limited Liability    Michigan               2791 Research Drive                   B6341M
                                     Company                                     Rochester Hills, MI 48309-3575

Dura Shifter L.L.C.                  Limited Liability    Michigan               2791 Research Drive                   B3347H
                                     Company                                     Rochester Hills, MI 48309-3575

Dura Spicebright, Inc.               Corporation          Michigan               2791 Research Drive                   02692D
                                                                                 Rochester Hills, MI 48309-3575

Kemberly, Inc.                       Corporation          Indiana                2791 Research Drive               1994050438
                                                                                 Rochester Hills, MI 48309-3575

Kemberly, LLC                        Limited Liability    Delaware               2791 Research Drive                  3469268
                                     Company                                     Rochester Hills, MI 48309-3575

Mark I Molded Plastics of            Corporation          Tennessee              2791 Research Drive                  0103005
Tennessee, Inc.                                                                  Rochester Hills, MI 48309-3575

Patent Licensing Clearinghouse       Limited Liability    Delaware               2791 Research Drive                  4014048
L.L.C.                               Company                                     Rochester Hills, MI 48309-3575

Spec-Temp, Inc.                      Corporation          Ohio                   2791 Research Drive                   693820
                                                                                 Rochester Hills, MI 48309-3575

                                           TYPE OF           JURISDICTION OF       CHIEF EXECUTIVE OFFICE/SOLE   ORGANIZATION
FULL LEGAL NAME                          ORGANIZATION     DOMICILE/ORGANIZATION        PLACE OF BUSINESS:            I.D.#
-----------------------------------  -------------------  ---------------------  ------------------------------  ------------
Trident Automotive L.L.C.            Limited Liability    Delaware               2791 Research Drive                  2817966
                                     Company                                     Rochester Hills, MI 48309-3575

Trident Automotive, L.P.             Limited Partnership  Delaware               2791 Research Drive                  2858710
                                                                                 Rochester Hills, MI 48309-3575

Universal Tool & Stamping Company,   Corporation          Indiana                2791 Research Drive               193053-159
Inc.                                                                             Rochester Hills, MI 48309-3575

Dura Automotive Canada ULC           Unlimited Liability  Nova Scotia            205 Mary Street                      3036976
                                     Company                                     Brantford, ON, N3T5W5; and

                                                                                 2791 Research Drive
                                                                                 Rochester Hills, MI 48309-3575

Dura Automotive Systems (Canada),    Corporation          Ontario                205 Mary Street                      1392860
Ltd.                                                                             Brantford, ON, N3T5W5; and

                                                                                 2791 Research Drive
                                                                                 Rochester Hills, MI 48309-3575

Dura Canada LP                       Limited Partnership  Ontario                205 Mary Street                    991281080
                                                                                 Brantford, ON, N3T5W5; and

                                                                                 2791 Research Drive
                                                                                 Rochester Hills, MI 48309-3575

Dura Holdings Canada LP              Limited Partnership  Ontario                205 Mary Street                    141383828
                                                                                 Brantford, ON, N3T5W5; and

                                                                                 2791 Research Drive
                                                                                 Rochester Hills, MI 48309-3575

Dura Holdings ULC                    Unlimited Company    Nova Scotia            205 Mary Street                      3096171
                                                                                 Brantford, ON, N3T5W5; and

                                                                                 2791 Research Drive
                                                                                 Rochester Hills, MI 48309-3575

                                           TYPE OF           JURISDICTION OF       CHIEF EXECUTIVE OFFICE/SOLE   ORGANIZATION
FULL LEGAL NAME                          ORGANIZATION     DOMICILE/ORGANIZATION        PLACE OF BUSINESS:            I.D.#
-----------------------------------  -------------------  ---------------------  ------------------------------  ------------
Dura Ontario Inc.                    Corporation          Ontario                205 Mary Street                      1387695
                                                                                 Brantford, ON, N3T5W5; and

                                                                                 2791 Research Drive
                                                                                 Rochester Hills, MI 48309-3575

Dura Operating Canada LP             Limited Partnership  Alberta                205 Mary Street                   LP11614856
                                                                                 Brantford, ON, N3T5W5; and

                                                                                 2791 Research Drive
                                                                                 Rochester Hills, MI 48309-3575

Trident Automotive Canada Co.        Unlimited Company    Nova Scotia            205 Mary Street                      3012404
                                                                                 Brantford, ON, N3T5W5; and

                                                                                 2791 Research Drive
                                                                                 Rochester Hills, MI 48309-3575

Trident Automotive Limited           Corporation          Ontario                205 Mary Street                      1249168
                                                                                 Brantford, ON, N3T5W5; and

                                                                                 2791 Research Drive
                                                                                 Rochester Hills, MI 48309-3575

(B) None

(C) None

(D) (i) That certain Pledge and Security Agreement dated as of May 3, 2005 by and among Holdings, Company, each of the U.S. Subsidiary Guarantors party thereto and Wilmington Trust Company, as collateral agent.

(ii) That certain Pledge and Security Agreement dated as of May 3, 2005 by and among Holdings, Company, each of the U.S. Subsidiary Guarantors party thereto and Bank of America, N.A. as collateral agent.

                                                                    SCHEDULE 4.2
                                LOCATION OF EQUIPMENT, INVENTORY AND OTHER GOODS

1.   1874 South Pioneer/
     2090 South Pioneer
     Salt Lake City, Utah

2.   US Route 20 East
     LaGrange, IN

3.   6320 Kelly Willis Road
     Greenbrier, TN

4.   12155 Magnolia Ave Suite-D
     Riverside, CA

5.   53061 Ada Drive
     Elkhart, IN

6.   53132 C.R. 13
     Elkhart, IN

7.   23900 County Road 6
     Elkhart, IN

8.   Crisp Distribution, Inc.*
     501 Harris Street
     Cordele, GA 31015

9.   DMB Warehouse*
     1250 E. Over Drive Circle
     Hernando, FL 3442

10.  Westland Sales*
     P.O. Box 427
     15650 S.E. 102nd Ave.
     Clackamas, OR 97015

11.  Franklin Industries*
     1427 NW 36th
     Newton, KS 67114

12.  Basic Components*
     1201 S. 2nd Avenue
     Mansfield, TX 76063

13.  54347 Highland Blvd.
     Elkhart, IN

14.  23950 C.R. 6
     Elkhart, IN

15.  A5RD 3, Box 119
     Selinsgrove, PA

16.  23806 C.R. 6 East
     Elkhart, IN

17.  5210 Industrial Drive
     Milan, TN

18.  800 N. College Street
     Fulton, KY

19.  1120 N. Main Street/201 E.
     Simonton Road
     Elkhart, IN

20.  2791 Research Drive
     Rochester Hills, MI

21.  2831 Research Drive
     Rochester Hills, MI

22.  301 S. Simmons Street
     Stockton, IL

23.  Caybrook/445 East Helm
     Brookfield, MO

24.  Hannicon/2011 Highway 61 South
     Hannibal North, MO

25.  Rivcon/5 Industrial Drive
     Hannibal South, MO

26.  132 Ferro Road
     Pikeville, TN

27.  2200 Helton Drive
     Lawrenceburg, TN

28.  114 Spicer Drive
     Gordonsville, TN

29.  9444 Florida Mining Road
     Jacksonville, FL

30.  800 Highway 150 South
     West Union, IA

31.  57912 Charlotte Avenue
     Elkhart, IN

32.  310 Palmer Park Road
     Mancelona, MI

33.  502 Connie, P.O. Box 467
     Fremont, MI

34.  1855 Robertson Road
     Moberly, MO

35.  1016 First Street
     Gladwin, MI

36.  117 So. Lake Street
     East Jordan, MI

37.  U.S. Route 24 East
     Antwerp, OH

38.  100 Commerce Street
     Butler, IN

39.  322 E. Bridge Street
     Brownstown, IN

40.  345 Ecclestone Drive
     Bracebridge, ON

41.  205 Mary Street
     Brantford, ON

42.  617 Douro Street
     Stratford, ON

43.  50 Keith Road
     Bracebridge, ON

44.  16880 N. 148th Avenue
     Spring Lake, MI

45.  9670 Maple Street
     Orland, IN

Properties indicated with an asterisk* are warehouse locations subject to bailment or consignment arrangements.

                                                                    SCHEDULE 4.4
                                                              PLEDGED COLLATERAL

                           INVESTMENT RELATED PROPERTY

(A) Pledged Stock:

                                                          TYPE              AUTHORIZED          ISSUED
                                                           OF                SHARES/           SHARES/        %
         GRANTOR                  ISSUER                 ENTITY              INTEREST          INTEREST    PLEDGED  CERTIFICATE #
         -------          ----------------------  -------------------  -------------------  -------------  -------  -------------
                                                          PLEDGED STOCK

Dura Operating Corp.      Atwood Automotive,      Corporation          2,000 shares of      2,000 shares   100%     105
                          Inc.                                         common stock, par
                                                                       value
                                                                       $1,000 per share
Dura Operating Corp.      Atwood Mobile           Corporation          100,000 shares of    1,000 shares   100%     3
                          Products, Inc.                               common stock, no
                                                                       par value
Dura Operating Corp.      Autopartes Excel de     Corporation          N/A                  49,500         66%      7B
                          Mexico S.A. de C.V.                                               (Series B)
                          (Mexico)
                                                                                            3,950,000      66%      7BB
                                                                                            (Series BB)    66%      8BB
                                                                                            11,011,000
                                                                                            (Series BB)
Atwood Automotive, Inc.                                                                     500            66%      8B
                                                                                            (Series B)
Atwood Mobile Products,   Creation Group          Corporation          10,000 shares,       1,000 shares   100%     3
Inc.                      Holdings, Inc.                               $1.00 par value
Creation Group Holdings,  Creation Group          Corporation          1,000 shares         100 shares     100%     2
Inc.                      Transportation, Inc.
Creation Group Holdings,  Creation Group, Inc.    Corporation          10,000 shares of     100 shares     100%     4
Inc.                                                                   common stock
Creation Group, Inc.      Creation Windows, Inc.  Corporation          1,000 shares         100 shares     100%     2
Dura Canada LP            Dura Automotive         Corporation          Unlimited number of  23,146,268     100%     C-1
                          Systems (Canada), Ltd.                       common shares        common shares
Dura Automotive Canada                                                                      1,153,722      100%     C-2
ULC                                                                                         shares
Dura Automotive Canada    Dura Automotive         Corporation          1,000 shares of      100 shares     100%     3
ULC                       Systems Cable                                common stock, par
                          Operations, Inc.                             value $0.01

                                                          TYPE              AUTHORIZED          ISSUED
                                                           OF                SHARES/           SHARES/        %
         GRANTOR                  ISSUER                 ENTITY              INTEREST          INTEREST    PLEDGED  CERTIFICATE #
         -------          ----------------------  -------------------  -------------------  -------------  -------  -------------
Dura Operating Corp.      Dura Automotive         Corporation          1,000 shares, $1.00  1,000 shares   100%     2
                          Systems of Indiana,                          par value
                          Inc.
Dura Operating Corp.      Dura de Mexico SA de    Corporation          N/A                  1,199 series   66%      3-A
                          CV                                                                "A" shares
                                                                                            25,800                  2-B
                                                                                            series "B"
                                                                                            shares
Dura Operating Corp.      Dura Ganxiang           Corporation          N/A                  55%            66%      N/A
                          Automotive Systems
                          (Shanghai) Co.
Dura Operating Corp.      Dura Global             Corporation          60,000 shares of     10,000         100%     2
                          Technologies, Inc.                           common stock         shares
Dura Automotive Canada    Dura Ontario Inc.       Corporation          Unlimited            1              100%     C-1
ULC
Dura Automotive Systems,  Dura Operating Corp.    Corporation          1,000 shares of      1,000 shares   100%     2
Inc.                                                                   common stock, par
                                                                       value $0.01
Dura Operating Corp.      Dura UK Limited         Corporation          91,994,565           91,994,565     66%
                                                                       ordinary shares      ordinary
                                                                                            shares
Creation Group Holdings,  Kemberly, Inc.          Corporation          10,000 shares of     1,000 shares   100%     3
Inc.                                                                   common stock
Dura Operating Corp.      Mark I Molded           Corporation          100 shares, no par   100 shares     100%     2
                          Plastics of                                  value
                          Tennessee, Inc.
Atwood Mobile Products,   Shanghai Atwood         Corporation          N/A                  (90%           66%      N/A
Inc.                      Electric Co., Ltd. JV                                             interest)
Creation Group, Inc.      Spec-Temp, Inc.         Corporation          1,000 shares, par    100 shares     100%     3
                                                                       value $1.00
Dura Automotive Systems   Trident Automotive      Corporation          Unlimited number of  2,001 common   100%     C-5
(Canada), Ltd.            Limited                                      common shares and    shares
                          (Canada)                                     an unlimited number
                                                                       of preferred shares
Dura Automotive Canada    Universal Tool &        Corporation          40,000 shares, par   10,970         100%     101
ULC                       Stamping Company, Inc.                       value $5.00          shares

                                                      PLEDGED LLC INTERESTS

                                                          TYPE              AUTHORIZED          ISSUED
                                                           OF                SHARES/           SHARES/        %
         GRANTOR                  ISSUER                 ENTITY              INTEREST          INTEREST    PLEDGED  CERTIFICATE #
         -------          ----------------------  -------------------  -------------------  -------------  -------  -------------
Dura Aircraft Operating   Automotive Aviation     Limited Liability    N/A                  75%            100%     N/A
Company, LLC              Partners LLC            Company                                   membership
                                                                                            interest
Dura Automotive Systems,                                                                    25%            100%
Inc.                                                                                        membership
                                                                                            interest
Creation Windows, Inc.    Creation Windows, LLC   Limited Liability    1,000 units          1,000 units    100%     N/A
                                                  Company
Dura Operating Corp.      Dura Aircraft           Limited Liability    N/A                  N/A            100%     N/A
                          Operating Company, LLC  Company
Dura Operating Corp.      Dura Brake Systems,     Limited Liability    N/A                  N/A            100%     N/A
                          L.L.C                   Company
Atwood Automotive, Inc.   Dura Cables North LLC   Limited Liability    N/A                  N/A            100%     N/A
                                                  Company
Atwood Automotive, Inc.   Dura Cables South LLC   Limited Liability    N/A                  N/A            100%     N/A
                                                  Company
Dura Operating Corp.      Dura Fremont L.L.C.     Limited Liability    N/A                  N/A            100%     N/A
                                                  Company
Dura Operating Corp.      Dura Gladwin L.L.C.     Limited Liability    N/A                  N/A            100%     N/A
                                                  Company
Dura Operating Corp.      Dura Mancelona L.L.C.   Limited Liability    N/A                  N/A            100%     N/A
                                                  Company
Dura Operating Corp.      Dura Services L.L.C.    Limited Liability    N/A                  N/A            100%     N/A
                                                  Company
Dura Operating Corp.      Dura Shifter L.L.C.     Limited Liability    N/A                  N/A            100%     N/A
                                                  Company
Dura Automotive Systems   Dura Shifter Systems    Limited Liability    1000 shares of L1    2 ordinary     100%     N/A
(Canada), Ltd.            UK Ltd.                 Company              each                 shares of L1
                                                                                            each
Dura Operating Corp.      Dura/Excel do Brasil    Limited Liability    N/A                  R$             66%      N/A
                          Ltda                    Company                                   78,682,541.00
                                                                                            quota
Kemberly, Inc.            Kemberly, LLC           Limited Liability    1,000 units          1,000 units    100%     N/A
                                                  Company
Trident Automotive        Trident Automotive,     Limited Liability    N/A                  100% interest  100%     N/A
Canada Co.                LLC                     Company

                                                          TYPE              AUTHORIZED          ISSUED
                                                           OF                SHARES/           SHARES/        %
         GRANTOR                  ISSUER                 ENTITY              INTEREST          INTEREST    PLEDGED  CERTIFICATE #
         -------          ----------------------  -------------------  -------------------  -------------  -------  -------------
Dura Operating Corp.      Dura Holding Germany    Limited Liability    N/A                  540,000 Euros  66%      N/A
                          GmbH                    Company (GmbH)
Mark I Molded Plastics    Patent Licensing        Limited Liability    N/A                  N/A            100%     N/A
of Tennessee              Clearinghouse L.L.C.    Company

                                                  PLEDGED PARTNERSHIP INTERESTS

Dura Operating Corp.      Dura G.P.               General Partnership  N/A                  99.9%          100%     N/A
                                                                                            interest
Atwood Automotive, Inc.                                                                     0.1% interest  100%
Dura Automotive Canada    Dura Canada LP          Limited Partnership  N/A                  99.9%          100%     N/A
ULC
Dura Ontario, Inc.                                                                          .1%            100%
Dura Automotive Systems   Dura Holdings Canada    Limited Partnership  N/A                  999            100%     1
(Canada), Ltd.            LP                                                                57,691,273              2
                                                                                            4,576,763               4
Dura Holdings ULC                                                                           57,749         100%     3
                                                                                            50,000                  5
Dura Operating Corp.      Dura Operating Canada   Limited Partnership  N/A                  99.9%          100%     1
                          LP                                                                interest
Dura Automotive Systems                                                                     0.1% interest  100%     N/A
of Indiana, Inc.
Dura Automotive Systems   Trident Automotive LP   Limited Partnership  N/A                  99.9%          100%     N/A
(Canada), Ltd.                                                                              interest
Trident Automotive,                                                                         0.1% interest  100%
Limited

                                                     OTHER PLEDGED INTERESTS

Dura Holdings Canada LP   Dura Automotive         Societe par          6,623,946            6,623,946      100%     N/A
                          Systemes SAS            Actions Simplifiee
Dura Operating Corp.      Dura Automotive         Unlimited            10,000,000           168,614        100%
                          Canada ULC              Liability Company
Dura Automotive Systems   Dura Holdings ULC       Unlimited            100,000 common       50,100         100%     2 and 3
(Canada), Ltd.                                    Liability Company    shares
Trident Automotive LP     Trident Automotive      Unlimited            1000 common shares   101 common     100%     3 and 4
                          Canada Co.              Liability Company                         shares

DEPOSIT ACCOUNTS

    BANK        ACCOUNT #       NAME / DESCRIPTION OF ACCOUNT              GRANTOR
    ----       ----------   -------------------------------------   --------------------
LaSalle Bank   8700965802   Certificate of Deposit / Security for   Dura Operating Corp.
                            Fulton Electric Systems

Deposits to secure the Credit Parties' obligations with respect to Company's corporate credit card program in an amount reasonably acceptable to the Administrative Agent.

NOTES

BORROWER                                    LENDER                     AMOUNT AND DATE
--------                                    ------------------------   -----------------------
Atwood Mobile Products, Inc.                Dura Operating Corp.       USD 58,000,000
                                                                       Dated May 20, 2005
Autopartes Excel de Mexico S.A. de CV       Dura Operating Corp.       USD 5,500,000
                                                                       Dated May 20, 2005
Dura Automotive Canada ULC                  Dura Operating Corp.       USD 25,000,000
                                                                       Dated May 20, 2005
Dura Automotive Canada ULC                  Dura Operating Corp.       USD 30,500,000
                                                                       Dated May 20, 2005
Dura Holding Germany GmbH                   Dura Operating Corp.       EUROS 15,490,768.79
                                                                       Dated May 17, 2005
Dura Holding Germany GmbH                   Dura Operating Corp.       EUROS 6,135,502.37
                                                                       Dated May 17, 2005
Dura Automotive Systems (Canada), Ltd.      Dura Canada LP             CAND 64,258,690
                                                                       Dated May 20, 2005
Dura Holding Germany GmbH                   Dura Operating Corp.       EUROS 11,500,000
                                                                       Dated May 20, 2005
Dura Holding Germany GmbH                   Dura Operating Corp.       EUROS 3,297,624.94
                                                                       Dated May 17, 2005
Dura Holding Germany GmbH                   Dura Operating Corp.       EUROS 15,338,756.44
                                                                       Dated May 17, 2005
Dura Holding Germany GmbH                   Dura Operating Corp.       EUROS 45,000,000
                                                                       Dated May 17, 2005
Dura Holding Germany GmbH                   Dura Operating Corp.       EUROS 5,000,000
                                                                       Dated May 17, 2005
Dura Holding Germany GmbH                   Dura Operating Corp.       EUROS 2,594,576.06
                                                                       Dated May 17, 2005
Dura Holdings Canada LP                     Dura Operating Canada LP   USD 44,726,215
                                                                       Dated May 20, 2005
Dura Operating Corp.                        Dura Spicebright, Inc.     USD 107,101,000.00
                                                                       Dated February 25, 2005
Trident Lighting L.L.C.                     Dura Automotive Systems    USD 1,966,000.00
                                            Cable Operations, Inc.     June 8, 2004
Nyloncraft, Inc., Nyloncraft of Michigan,   Dura Operating Corp.       USD 6,000,000.00
Inc. and Nyloncraft Technologies, Inc.                                 May 23, 2005

(B) None

(C) Not applicable (no certificated interests)

                                                                    SCHEDULE 4.5
                                                              MATERIAL CONTRACTS

Lease agreement by and among Dura de Mexico, S.A. de C.V. and FINSA II, S. De R.L. de C.V. dated as of November 7, 2005 for manufacturing facility located at Lot 1, Block XII of the Ciudad Industrial Park, Matamoros, Tamaulipas, Mexico for a term of ten (10) years.

                                                                    SCHEDULE 4.6
                                                               LETTERS OF CREDIT

                                      NONE

                                                                    SCHEDULE 4.7
                                                           INTELLECTUAL PROPERTY

                              INTELLECTUAL PROPERTY

(A) Copyrights: None

(B) Copyright Licenses: various off-the-shelf licenses

(C) Patents:

                            U.S. PATENT APPLICATIONS

                                                        FILING
               TITLE                    SERIAL NO.       DATE            PATENT ASSIGNEE
               -----                  --------------   --------   ------------------------------
Collapsible pedal box                     10/398,426     7/8/03   Dura Automotive Limited
Reclining vehicle seat hinge              10/656,908     9/5/03   Dura Global Technologies Inc.
assembly
Tire carrier                              10/389,417     5/4/04   Dura Global Technologies Inc.
Egress window latching mechanism          10/614,691     7/7/03   Dura Global Technologies Inc.
Reverse clip cap terminal connector      10//159,755    5/30/02   Dura Global Technologies Inc.
Shift-by-wire transmission                10/161,259    5/31/02   Dura Global Technologies Inc.
actuator assembly
Pedal feel emulator mechanism for         10/969,328   10/20/04   Dura Global Technologies,
brake by wire pedal                                               Inc.
Manual tire carrier with travel           10/936,269     9/8/04   Dura Global Technologies,
switch                                                            Inc.
Tire carrier                              10/839,417     5/4/04   Dura Global Technologies, Inc.
Integrated cable connection and           10/826,133    4/16/04   Dura Global Technologies,
shifter housing                                                   Inc.
Self adjusting electrically               10/811,059    3/26/04   Dura Global Technologies,
powered parking brake actuator                                    Inc.
mechanism with manual release
Seat track assembly and method of         10/761,812    1/20/04   Dura Global Technologies,
manufacture                                                       Inc.
Adjustable pedal controller with          10/759,994    1/16/04   Dura Global Technologies,
obstruction detection                                             Inc.

                                                        FILING
               TITLE                    SERIAL NO.       DATE            PATENT ASSIGNEE
               -----                  --------------   --------   ------------------------------
Shift lever device                        10/739,999   12/17/03   Dura Global Technologies, Inc.
UNPUBLISHED APPLICATION                   10/737,515   12/16/03   Dura Global Technologies Inc.
Tire carrier                              10/723,694   11/26/03   Dura Global Technologies, Inc.
Noise and vibration reducing              10/712,726   11/12/03   Dura Global Technologies,
flex-cable assembly                                               Inc.
Drive nut and screw for seat              10/697,539   10/29/03   Dura Global Technologies,
adjuster                                                          Inc.
Automotive foot pedal and method          10/680,559    10/6/03   Dura Global Technologies,
of manufacture                                                    Inc.
Two part grommet with hard plastic        10/655,743     9/5/03   Dura Global Technologies,
locking prongs                                                    Inc.
Reclining vehicle seat hinge              10/656,908     9/5/03   Dura Global Technologies,
assembly                                                          Inc.
Glazing panel installation                10/646,468    8/20/03   Dura Global Technologies,
structure and method                                              Inc.
Arrangement and method for                10/627,346    7/25/03   Dura Global Technologies,
connecting a rod end to a headed                                  Inc.
pin
Locking device for cable assembly         10/624,464    7/22/03   Dura Global Technologies, Inc.
UNPUBLISHED APPLICATION                   10/621,637    7/17/03   Atwood Mobile Products Inc.
Cable actuated adjustable pedal           10/613,890     7/3/03   Dura Global Technologies, Inc.
Latch for a tire carrier                  10/608,167    6/26/03   Dura Global Technologies, Inc.
Secondary latch for a tire carrier        10/465,372    6/18/03   Dura Global Technologies, Inc.
Spare tire handling device with a         10/601,920    6/18/03   Dura Global Technologies,
wheel retainer                                                    Inc.
Adjustable pedal system having a          10/462,109    6/13/03   Dura Global Technologies,
slot-link mechanism                                               Inc.
UNPUBLISHED APPLICATION                   10/449,744    5/30/03   Dura Global Technologies Inc.
Electronically actuated shifter           10/413,764    4/15/03   Dura Global Technologies,
mechanism                                                         Inc.
Inclination-measuring device              10/300,486   11/20/02   Dura Global Technologies, Inc.

                                                        FILING
               TITLE                    SERIAL NO.       DATE            PATENT ASSIGNEE
               -----                  --------------   --------   ------------------------------
Power seat drive motor mounting         10/298,186     11/15/02   Dura Global Technologies,
arrangement and assembly method                                   Inc.
Adjustable pedal mechanism with         10/288,111      11/5/02   Dura Global Technologies,
tapered rivet for automatic gap                                   Inc.
and wear protection
Ball screw mechanism with integral      10/269,109     10/10/02   Dura Global Technologies,
opposing thread                                                   Inc.;
                                                                  Atwood Mobile Products
Reverse clip cap terminal connector     10/159,755      5/30/02   Dura Global Technologies, Inc.
UNPUBLISHED APPLICATION                 90/006,209      1/29/02   Atwood Mobile Products Inc.
                                                                  Reexamination of 5,650,054
UNPUBLISHED APPLICATION                 90/006,208      1/29/02   Atwood Mobile Products Inc.
                                                                  Reexamination
Articulated window panel with           10/045,223      11/9/01   Dura Global Technologies,
hidden hinge for vehicles                                         Inc.
UNPUBLISHED APPLICATION                   Not yet       4/12/05   Dura Global Technologies Inc.
                                      available from
                                            PTO
UNPUBLISHED APPLICATION                   Not yet       4/11/05   Dura Global Technologies Inc.
                                      available from
                                            PTO
UNPUBLISHED APPLICATION                   Not yet        4/8/05   Dura Global Technologies Inc.
                                      available from
                                            PTO
UNPUBLISHED APPLICATION                   Not yet       4/11/05   Dura Global Technologies Inc.
                                      available from
                                            PTO
UNPUBLISHED APPLICATION                   Not yet        4/6/05   Dura Global Technologies Inc.
                                      available from
                                            PTO
UNPUBLISHED APPLICATION                   Not yet       3/30/05   Dura Global Technologies Inc.
                                      available from
                                            PTO
UNPUBLISHED APPLICATION                   Not yet       3/30/05   Dura Global Technologies Inc.
                                      available from
                                            PTO

                                                        FILING
               TITLE                    SERIAL NO.       DATE            PATENT ASSIGNEE
               -----                  --------------   --------   ------------------------------
UNPUBLISHED APPLICATION                   Not yet       3/25/05   Dura Global Technologies Inc.
                                      available from
                                            PTO
UNPUBLISHED APPLICATION                   Not yet       3/25/05   Dura Global Technologies Inc.
                                      available from
                                            PTO
UNPUBLISHED APPLICATION                   Not yet       3/24/05   Atwood Mobile Products Inc.
                                      available from
                                            PTO
UNPUBLISHED APPLICATION                 11/084,542      3/18/05   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                 11/074,965       3/8/05   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                 11/069,699       3/1/05   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                 11/068,634      2/28/05   Atwood Mobile Products Inc.
UNPUBLISHED APPLICATION                 29/224,022      2/23/05   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                   Not yet       2/22/05   Dura Global Technologies Inc.
                                      available from
                                            PTO
UNPUBLISHED APPLICATION                 11/063,221      2/22/05   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                 11/060,854      2/18/05   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                 11/054,017       2/9/05   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                 11/050,971       2/4/05   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                 11/037,958      1/18/05   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                 11/028,903       1/4/05   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                 11/018,073     12/21/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                 11/014,549     12/16/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                 11/003,097      12/3/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                 11/003,097      12/3/04   Atwood Mobile Products Inc.

                                                        FILING
               TITLE                    SERIAL NO.       DATE            PATENT ASSIGNEE
               -----                  --------------   --------   ------------------------------
UNPUBLISHED APPLICATION                 10/985,809      11/8/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                 10/946,631      9/21/04   Atwood Mobile Products Inc.
UNPUBLISHED APPLICATION                 10/936,208       9/8/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                 10/930,315      8/31/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                 10/930,105      8/31/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                 10/931,229      8/31/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                 10/901,899      7/29/04   Atwood Mobile Products Inc.
UNPUBLISHED APPLICATION                 10/897,044      7/22/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                 10/890,497      7/13/04   Atwood Mobile Products Inc.
UNPUBLISHED APPLICATION                 10/881,298      6/30/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                 10/881,274      6/30/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                   Not yet        6/1/04   Dura Global Technologies Inc.
                                      available from
                                            PTO
UNPUBLISHED APPLICATION                   Not yet        6/1/04   Dura Global Technologies Inc.
                                      available from
                                            PTO
UNPUBLISHED APPLICATION                   Not yet       5/21/04   Dura Global Technologies Inc.
                                      available from
                                            PTO
UNPUBLISHED APPLICATION                   Not yet       5/21/04   Dura Global Technologies Inc.
                                      available from
                                            PTO
UNPUBLISHED APPLICATION                 10/848,767      5/18/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                 10/846,353      5/14/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                 10/833,403      4/28/04   Atwood Mobile Products Inc.
UNPUBLISHED APPLICATION                 10/828,385      4/20/04   Dura Global Technologies Inc.

                                                        FILING
               TITLE                    SERIAL NO.       DATE            PATENT ASSIGNEE
               -----                  --------------   --------   ------------------------------
UNPUBLISHED APPLICATION                   10/815,085    3/31/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                   10/812,664    3/30/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                   10/814,560    3/30/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                   10/814,559    3/30/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                   10/793,381     3/4/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                   10/793,699     3/4/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                   11/063,222    2/22/04   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                   10/741,893   12/19/03   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                   10/742,069   12/18/03   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                   10/713,599   11/14/03   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                   10/698,581   10/31/03   Atwood Mobile Products Inc.
UNPUBLISHED APPLICATION                   10/621,999    7/17/03   Atwood Mobile Products Inc.
UNPUBLISHED APPLICATION                   10/447,295    8/28/03   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                   10/369,346    2/17/03   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                   10/369,092    2/17/03   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                   10/128,110    4/23/02   Dura Global Technologies Inc.
UNPUBLISHED APPLICATION                   09/590,947     6/9/00   Atwood Mobile Products Inc.

                                  U.S. PATENTS

                                                    EXPIRATION
                TITLE                  PATENT NO.      DATE            PATENT ASSIGNEE
                -----                  ----------   ----------   -----------------------------
Adjustable brake, clutch and            6,880,427      1/16/24   Dura Global Technologies Inc.
accelerator pedals

                                                    EXPIRATION
                TITLE                  PATENT NO.      DATE            PATENT ASSIGNEE
                -----                  ----------   ----------   -----------------------------
Electronic throttle control             6,860,170       9/9/22   Dura Global Technologies Inc.
hysteresis mechanism
Mechanical override release             6,840,133      8/22/22   Dura Global Technologies Inc.
mechanism for cable tensioning
systems
Adjustable brake, clutch and            6,840,130       3/1/22   Dura Global Technologies Inc.
accelerator pedals
Awning-type insulated glazing           6,829,861      8/15/22   Atwood Mobile Products Inc.
assembly
Control system for adjustable pedal     6,801,765     12/19/21   Dura Global Technologies Inc.
assembly
Slim pantograph jack                    6,799,749     12/15/23   Dura Global Technologies Inc.
Control system for adjustable pedal     6,766,713       9/3/22   Dura Global Technologies Inc.
assembly having individual motor
drives
Power sliding rear window               6,766,617      8/12/22   Dura Global Technologies Inc.
Adjustable brake, clutch and            6,758,115       3/1/22   Dura Global Technologies Inc.
accelerator pedals
Electronic throttle control             6,758,114       1/7/02   Dura Global Technologies Inc.
accelerator pedal mechanism with
mechanical hysteresis provider
Self-adjusting isolator for             6,748,820      11/9/21   Dura Global Technologies Inc.
reducing cable lash in transmission
shift systems
Apparatus and method for locating a     6,748,638      4/15/22   Dura Global Technologies Inc.
vehicle window panel
Adjustable pedal controller with        6,739,212      5/25/21   Dura Global Technologies Inc.
obstruction detection
Shift-by-wire shifter assembly with     6,732,847       6/5/22   Dura Global Technologies Inc.
mechanical override
Multiple screw jack                     6,722,635     12/17/21   Atwood Mobile Products Inc.
Microprocessor controlled two stage     6,719,207      9/30/22   Dura Global Technologies Inc.
furnace
Secondary latch for a tire carrier      6,692,216      4/22/22   Dura Global Technologies Inc.

                                                    EXPIRATION
                TITLE                  PATENT NO.      DATE            PATENT ASSIGNEE
                -----                  ----------   ----------   -----------------------------
Egress window latching mechanism        6,688,659      12/7/21   Dura Global Technologies Inc.
Control system for vehicle seat         6,677,720       6/8/21   Dura Global Technologies Inc.
Noise and vibration reducing            6,668,680     12/30/20   Dura Global Technologies Inc.
flex-cable assembly
Parking brake system having             6,662,676      7/24/21   Dura Global Technologies Inc.
multi-tooth, self-engaging
self-adjust pawl
Microprocessor controlled two stage     6,646,000      9/29/20   Atwood Mobile Products Inc.
furnace
Automotive seat track lock              6,637,712      5/17/22   Dura Global Technologies Inc.
mechanism with positive engagement
Automatic transmission shifter          6,622,583       8/7/01   Dura Global Technologies Inc.
lever and transfer case shifter
lever interlock mechanism
Mechanical release for parking          6,619,439      9/10/01   Dura Global Technologies Inc.
brake cable system
Drum brakes                             6,612,407       9/9/19   Dura Global Technologies, Inc.
Electric parking brake with direct      6,609,595      10/9/21   Dura Global Technologies Inc.
tension feedback
Electric adjustable pedal system        6,609,438      8/26/20   Dura Global Technologies Inc.
with two-piece upper arm
Plastic adjustable accelerator          6,598,495       7/6/21   Dura Global Technologies Inc.
pedal with internal drive mechanism
Hood latch mechanism with in-line       6,581,987     11/15/20   Dura Global Technologies Inc.
striker spring
Single-piece spring-steel seat          6,572,066     10/31/00   Dura Global Technologies Inc.
adjuster latch
Universal seat track assembly           6,557,809       3/1/22   Dura Global Technologies Inc.
Self-presenting secondary hood          6,543,822      9/11/20   Dura Global Technologies Inc.
latch assembly
Electric parking brake                  6,533,082      12/1/20   Dura Global Technologies Inc.

                                                    EXPIRATION
                TITLE                  PATENT NO.      DATE            PATENT ASSIGNEE
                -----                  ----------   ----------   -----------------------------
Transmission shifter with               6,520,043      6/30/20   Dura Global Technologies Inc.
integrated cable adjustment
mechanism
Electric adjustable pedal system        6,516,683      10/6/20   Dura Global Technologies Inc.
with mechanical active lock-up
Control system for adjustable pedal     6,510,761     12/19/21   Dura Global Technologies Inc.
assembly
Seat track assembly for fold and        6,474,739     10/18/20   Dura Global Technologies Inc.
flip seat
Load floor seat assembly                6,464,297      12/1/20   Dura Global Technologies Inc.
Seat track assembly with release        6,443,414     10/18/20   Dura Global Technologies Inc.
mechanism having a rotatable rod
Plastic steering-column gearshift       6,439,074      6/30/20   Dura Global Technologies Inc.
lever
Secondary latch for a tire carrier      6,427,981      6/12/20   Dura Global Technologies Inc.
Reinforcement member for a seat         6,405,987       8/5/19   Dura Global Technologies Inc.
mounting assembly
Upper and lower lever type shift        6,389,918     11/16/19   Dura Automotive Systems Inc.
assembly
Electric parking brake manual           6,386,338      12/1/00   Dura Global Technologies Inc.
override
Transmission shifter with cable         6,382,046       2/9/20   Dura Automotive Systems, Inc.
disengagement mechanism
Adjustable brake, clutch and            6,367,349       5/1/20   Dura Global Technologies Inc.
accelerator pedals
Adjustable brake, clutch and            6,367,348       5/1/20   Dura Global Technologies Inc.
accelerator pedals
Self-leveling chair arm                 6,361,114       1/6/20   Dura Global Technologies Inc.
Electronic throttle control             6,360,631      1/12/20   Dura Global Technologies Inc.
accelerator pedal mechanism with
mechanical hysteresis provider
Seat track assembly with positive       6,354,553       3/1/20   Dura Global Technologies Inc.
lock mechanism

                                                    EXPIRATION
                TITLE                  PATENT NO.      DATE            PATENT ASSIGNEE
                -----                  ----------   ----------   -----------------------------
Control system for adjustable pedal     6,352,007      1/27/20   Dura Global Technologies Inc.
assembly
Seat track locking mechanism with       6,318,696      11/8/19   Dura Global Technologies Inc.
infinite adjustment
Flex cable drive for seat adjuster      6,309,019     11/29/19   Dura Global Technologies Inc.
assembly
Drive mechanism for a seat adjuster     6,290,199       8/9/19   Dura Global Technologies Inc.
Automatic adjustable brake, clutch      6,289,761       2/4/20   Dura Global Technologies Inc.
and accelerator pedals
Secondary latch for a tire carrier      6,267,546      3/31/20   Dura Global Technologies Inc.
Gooseneck trailer coupler               6,264,229       4/4/20   Atwood Mobile Products Inc.
Structural support for seat track       6,264,158      12/9/18   Dura Global Technologies Inc.
assembly
Seat track with cam actuated            6,254,188      5/29/18   Dura Global Technologies, Inc.
locking device
Adjustable brake, clutch and            6,247,381      1/27/20   Dura Global Technologies Inc.
accelerator pedals
Dual link door check                    6,237,190     12/30/18   Atwood Mobile Products Inc.
Dropglass window module                 6,223,470      9/20/19   Dura Global Technologies Inc.
Simplified linkage assembly             6,217,115      4/20/19   Dura Global Technologies Inc.
Device, method and system for           6,213,259     12/22/18   Dura Automotive Systems Inc.
control of an electrically powered
parking brake
Gas sensor with a diagnostic device     6,200,443      9/29/18   Dura Operating Corp.
Expanding lock control cable end        6,189,407      2/20/18   Dura Automotive Systems Inc.
fitting
Single horizontal drive                 6,179,265      12/8/18   Dura Global Technologies Inc.
configuration for a seat adjuster
Flexible radiused corner key for        6,164,036      1/12/19   Atwood Mobile Products Inc.
insulated glass assemblies
Torque tube for seat track assembly     6,145,914      12/8/18   Dura Global Technologies Inc.

                                                    EXPIRATION
                TITLE                  PATENT NO.      DATE            PATENT ASSIGNEE
                -----                  ----------   ----------   -----------------------------
Door module having a windowpane         6,141,910      11/7/17   Dura Global Technologies Inc.
which includes brackets for
attaching the windowpane to the
door module and for moving the
windowpane
Easy entry latch for seat recliner      6,139,105       4/6/19   Dura Automotive Systems Inc.
Articulating window assembly and        6,123,383      9/26/17   Dura Automotive Systems, Inc.
manufacturing method
Manual lock for seat adjuster           6,109,584      12/8/18   Dura Automotive Systems Inc.
Manual height adjustment assembly       6,095,475     10/23/18   Dura Global Technologies Inc.
for a vehicle seat
Load transfer structural member for     6,089,665       7/2/18   Dura Global Technologies Inc.
a seat assembly
Infinitely adjustable seat track        6,086,154      3/31/18   Dura Automotive Systems Inc.
assembly
Release rod for parking brake and       6,073,513      6/13/17   Dura Automotive Systems Inc.
method of assembling same
Seat track with rotary locking          6,036,267      6/23/18   Dura Automotive Systems Inc.
device
Light weight seat track assembly        6,036,253      7/15/18   Dura Automotive Systems Inc.
Adjustable latch for window assembly    6,032,990      8/12/18   Dura Automotive Systems Inc.
Power sliding window assembly           6,026,611      5/25/19   Dura Automotive Systems Inc.
Heated sliding window assembly with     6,014,840     12/24/17   Dura Automotive Systems Inc.
an electrically connected sliding
pane
Seat track with cam actuated            6,010,190      5/29/18   Dura Automotive Systems
locking device and bypass assembly                               (Canada) Ltd.
Push to exit, pull to enter latch       6,009,932      11/4/17   Dura Operating Corp.
assembly for screen door
Zero looseness fastener for a           6,007,039      9/11/18   Dura Automotive Systems
linkage assembly                                                 (Canada) Ltd.

                                                    EXPIRATION
                TITLE                  PATENT NO.      DATE            PATENT ASSIGNEE
                -----                  ----------   ----------   -----------------------------
Tape drive window regulator with        6,006,473      3/17/18   Dura Operating Corp.
universal housing for accommodating
both manual and electric drive
mechanisms
Single horizontal drive for a           5,988,581      7/10/18   Dura Operating Corp.
vehicle seat
Recreational vehicle water heater       5,960,157     11/25/17   Atwood Mobile Products Inc.
having centrally controlled gas and
electric power sources
Easy entry seat truck assembly with     5,944,383     10/17/17   Dura Automotive Systems Inc.
full memory
Inertial lock assembly for a seat       5,941,494      8/25/18   Dura Automotive Systems
track                                                            (Canada) Ltd.
Window with latch assembly              5,941,022      12/9/17   Dura Operating Corp.
Modular insert trim unit for motor      5,927,020      6/19/16   Dura Automotive Systems, Inc.
vehicle door
Motorized vehicle seat lift             5,924,668      2/26/18   Dura Automotive Systems
mechanism                                                        (Canada) Ltd.
Seat track with continuous              5,918,846     12/11/16   Dura Automotive Systems
engagement and memory easy entry                                 (Canada) Ltd.
mechanism
Encapsulated plastic glazing window     5,915,780       3/5/17   Dura Automotive Systems, Inc.
module
Parking brake operating system          5,907,977       6/1/16   Dura Automotive Systems Inc.
having a take-up reel lockout and
release mechanism, and method of
assembling same
Easy entry seat track assembly with     5,899,532      10/6/17   Dura Automotive Systems, Inc.
single point memory
Latch mechanism for vehicle seat        5,894,634      6/26/17   Dura Operating Corp.
Low lash rotating conduit end           5,884,531     11/27/16   Dura Automotive Systems Inc.
fitting for a remote control cable
assembly that isolates against
vibration/noise transmission
Parking brake actuator with plastic     5,881,605      1/21/17   Dura Automotive Systems Inc.
operating lever

                                                    EXPIRATION
                TITLE                  PATENT NO.      DATE            PATENT ASSIGNEE
                -----                  ----------   ----------   -----------------------------
Parking brake operating mechanism       5,875,689      2/25/17   Dura Automotive Systems Inc.
cable reel assembly having a
bushing and support pin
Parking brake mechanism and methods     5,875,688      11/1/16   Dura Automotive Systems Inc.
of assembly and operation
Scissors jack gear tooth                5,865,424      8/25/17   Universal Tool & Stamping Co.
disengagement prevention system                                  Inc.
Zero lash joint for a rotating          5,862,710     11/27/16   Dura Automotive Systems Inc.
conduit fitting for a remote
control cable assembly
Variable ratio parking brake            5,832,784      3/18/17   Dura Automotive Systems Inc.
control with enhanced cable take-up
Power drive system for modular dual     5,822,922     11/27/16   Dura Operating Corp.
pane rear-mounted window assembly
Snap-fit sliding window assembly        5,799,449      9/26/16   Dura Operating Corp.
Parking brake usable as emergency       5,794,492      2/28/16   Dura Automotive Systems Inc.
brake
Window with latch assembly              5,787,643      10/3/15   Dura Operating Corp
Self-adjust variable ratio parking      5,758,547       4/2/16   Dura Automotive Systems Inc.
brake actuator
Sacrificial glazing for a window        5,735,089      5/10/16   Dura Operating Corp.
assembly
Window assembly with unitary            5,724,771      3/29/16   Dura Operating Corp.
anti-theft projection
Motor vehicle window construction       5,724,769      3/29/16   Dura Operating Corp.
with pull-pull cable system
Vehicle seat with anti-rattle arm       5,720,525       2/3/17   Dura Operating Corp
rest
Low cost room temperature               5,650,054       9/1/15   Dura Operating Corp.
electrochemical carbon monoxide and                              REISSUE APPLICATION FILED
toxic gas sensor with humidity                                   (10/621,637)
compensation based on protonic
conductive membranes

                                                    EXPIRATION
                TITLE                  PATENT NO.      DATE            PATENT ASSIGNEE
                -----                  ----------   ----------   -----------------------------
Torque window                           5,581,943      5/26/15   Dura Operating Corp.
Gas sensor based on protonic            5,573,648      1/31/15   Atwood Mobile Products, Inc.
conductive membranes
Apparatus for terminating wire or       5,566,432     10/10/15   Dura Global Technologies, Inc.
other elongated generally rigid
elements
Brake-transmission-ignition key         5,562,568      8/18/14   Dura Operating Corp.
interlock system
One-piece gearshift lever with cold     5,557,981      9/24/13   Dura Operating Corp.
formed end
Ball shifter integrated housing         5,505,103      5/25/14   Dura Automotive Systems,
                                                                 Inc. & General Motors
                                                                 Corporation (Joint Ownership)
Quick release pedestal seat             5,496,088      10/8/13   Dura Operating Corp.
Parking brake lever mechanism with      5,477,746      3/21/14   Dura Automotive Systems Inc.
lobe motion amplifying means
Non-jamming self-adjust pawl and        5,467,666       7/7/14   Dura Automotive Systems Inc.
ratchet mechanism
Common shifter and parking brake        5,462,146       7/6/13   Dura Operating Corp.
mounting
Variable ratio parking brake lever      5,448,928     11/19/13   Dura Automotive Systems Inc.
with self-adjust cable tensioning
means
Sheave assembly for a tire              5,415,377     12/23/12   Dura Operating Corp.
life/carrier winch
Hollow trunnions for scissor jacks      5,356,117       7/1/13   Universal Tool & Stamping Co.
                                                                 Inc.
Cable mounting construction             5,347,882       9/7/13   Dura Global Technologies, Inc.
Shifter park position                   5,314,049     11/24/12   Dura Operating Corp.
brake-transmission interlock
Self-adjusting parking brake            5,309,786       3/8/13   Dura Operating Corp.
actuator
Lockout means for cable tension         5,235,867      1/10/11   Dura Operating Corp.
adjustment
Vehicle seat track assembly             5,222,814      9/30/12   Dura Operating Corp.
Horizontal seat position adjuster       5,222,402       9/5/11   Dura Operating Corp.

                                                    EXPIRATION
                TITLE                  PATENT NO.      DATE            PATENT ASSIGNEE
                -----                  ----------   ----------   -----------------------------
Variable ratio park brake with          5,211,072      7/26/10   Dura Operating Corp.
slack adjust
Parking hand brake for a motor          5,205,184       2/7/12   ROCKWELL AUTOMOTIVE BODY
vehicle and manufacturing process                                SYSTEMS
of brake lever                                                   Assignment in progress
Gear shift lever                        5,189,925     12/17/11   Dura Operating Corp.
Soft release control mechanism with     5,182,963      8/27/11   Dura Operating Corp.
spring clutch and viscous damping
Blind cable lever arm stamping          5,137,120      6/11/11   Dura Operating Corp.
Lift cap for a jack                     5,135,201       7/1/11   Universal Tool & Stamping Co.
                                                                 Inc.
Sheave and cable assembly for a         5,125,628     10/31/10   Dura Operating Corp.
tire lift/carrier winch
Sheave plate and cable assembly for     5,110,093     12/20/09   Dura Operating Corp.
a tire lift/carrier winch
Reaction brake system including         5,086,662      9/19/10   Dura Operating Corp.
clip adjusting means
Thumb wheel for a jack                  5,085,406      12/5/10   Universal Tool & Stamping Co.
                                                                 Inc.
Solenoid parking brake release          5,029,681      12/4/09   Dura Operating Corp.
Clutch for tire lift/carrier winch      5,027,933       5/1/09   Dura Operating Corp.
Cable control system for dual           5,016,490      7/10/09   Dura Automotive Systems Cable
actuators                                                        Operations, Inc.
Cable operating apparatus including     5,001,942      2/27/10   Dura Operating Corp.
a pocketed pawl
Planetary gear box for a jack           4,986,802       6/5/09   Universal Tool & Stamping Co.
                                                                 Inc.
Spring clip cable support assembly      4,963,050      3/16/09   Dura Automotive Systems Cable
                                                                 Operations, Inc.
Forwardly pivotal seat assembly         4,869,541     12/27/88   Dura Operating Corp.
Reaction cable assembly including       4,838,109       3/4/08   Dura Operating Corp.
cable slack adjusting means

                                                    EXPIRATION
                TITLE                  PATENT NO.      DATE            PATENT ASSIGNEE
                -----                  ----------   ----------   -----------------------------
Scissors jack                           4,802,653     11/16/07   Universal Tool & Stamping Co.
                                                                 Inc.
Trailer coupler with improved ball      4,763,917       6/4/87   Dura Operating Corp.
clamp holding means and improved
yoke
Self-adjusting cable control device     4,762,017      12/9/07   Dura Automotive Systems Cable
                                                                 Operations, Inc.
Motorized seat-bed                      4,756,034     11/28/06   Dura Automotive Systems Cable
                                                                 Operations, Inc.
Parking brake assembly including        4,753,325     10/05/07   Dura Automotive Systems Cable
automatic latching device                                        Operations, Inc.
associated with brake lever and
cable, and method of connecting
cable thereof
Cooktop                                  D479,942      9/30/17   Atwood Mobile Products Inc.
Three burner cooktop                     D479,781      9/23/17   Atwood Mobile Products Inc.
Combined three burner cook top with      D393,744      4/28/12   Atwood Mobile Products
open burners
Combined two burner cook top with        D393,567      4/21/12   Atwood Mobile Products
sealed burners
Combined three burner cook top with      D392,502      3/24/12   Atwood Mobile Products
sealed burners
Combined two burner cook top with        D392,501      3/24/12   Atwood Mobile Products
open burners
Two burner cooktop                       D480,261      10/7/17   Atwood Mobile Products Inc.
Gas sensor with dual electrolytes       6,080,294      7/15/18   Dura Operating Corp.
Range for a recreational vehicle        5,931,151       6/7/17   Dura Operating Corp.
with notched control panel
Fold-down seat for a motor vehicle      5,860,702      2/17/18   Dura Operating Corp.
Fold-down seat for a motor vehicle      5,788,329       2/8/16   Dura Operating Corp.
Folding ball hitch with safety          5,435,585       9/8/14   Dura Operating Corp.
chain anchor
Quick-to-ground camper jack             5,273,256     10/20/12   Dura Operating Corp.

                                                    EXPIRATION
                TITLE                  PATENT NO.      DATE            PATENT ASSIGNEE
                -----                  ----------   ----------   -----------------------------
System and method for presetting        5,193,421      6/16/12   Dura Operating Corp.
tooling
Combustion engine with multi-fuel       4,971,015      3/26/10   Dura Operating Corp.
capacity
Range control panel                      D397,909       9/8/12   Dura Operating Corp.
Trailer jack housing                     D349,800      8/16/08   Dura Operating Corp.
Recirculating filter housing             D376,640     12/17/10   Dura Operating Corp.
Uni-brace                                 RE35485       9/8/14   Dura Operating Corp.
                                                                 Reissue of patent no.
                                                                 5,244,178
Bus window graffiti shield mounting       6012257     06/06/17   Dura Operating Corp.
with moisture seal
Window shield                             6047500     04/20/18   Dura Operating Corp.
Light weight vehicle window               6250028     07/29/19   Dura Operating Corp.
construction
Adjustable brake, clutch and            6,880,427     01/16/24   Dura Global Technologies, Inc.
accelerator pedals
Gas sensor with electrically            6,896,781     06/09/20   Atwood Mobile Products, Inc.
conductive, hydrophobic membranes
Noise and vibration reducing            6,898,996     11/12/23   Dura Global Technologies, Inc.
flex-cable assembly
Shift-by-wire transmission actuator     6,918,314     05/03/22   Dura Global Technologies, Inc.
assembly
Adjustable pedal mechanism with         6,925,904     11/05/22   Dura Global Technologies, Inc.
tapered rivet for automatic gap and
wear protection
Awning-type insulated glazing           6,941,700     07/13/24   Atwood Mobile Products, Inc.
assembly
Crash release arrangement and           6,951,152     02/17/23   Dura Global Technologies, Inc.
method for an automotive pedal
mounting
Slim pantograph jack with bearing       6,957,803     09/08/24   Dura Global Technologies, Inc.
spacer
Arrangement and method for              6,966,410     02/17/23   Dura Global Technologies, Inc.
automatically disengaging a manual
operator for an electric parking
brake

                                                    EXPIRATION
                TITLE                  PATENT NO.      DATE            PATENT ASSIGNEE
                -----                  ----------   ----------   -----------------------------
Self adjusting electrically powered     6,978,870     03/26/24   Dura Global Technologies, Inc.
parking brake actuator mechanism
with manual release
Ball screw mechanism with integral      6,983,669     10/10/22   Atwood Mobile Products, Inc.
opposing thread
Spare tire handling device with a       6,991,417     06/18/23   Dura Global Technologies, Inc.
wheel retainer
Electronic parking brake actuating      7,014,017     06/30/24   Dura Global Technologies, Inc.
assembly
Inclination-measuring device            7,017,701     11/20/22   Dura Global Technologies, Inc.
Recreational vehicle water heater       7,020,386     07/29/24   Atwood Mobile Products, Inc.
Articulating window hinges and          7,024,822     03/04/24   Dura Global Technologies, Inc.
articulating window assemblies.
Electronic controller for a vehicle     7,025,361     04/28/24   Atwood Mobile Products, Inc.
leveling system and vehicle
leveling system comprising same
Tire carrier                            7,028,989     11/26/23   Dura Global Technologies, Inc.
Egress window latching mechanism        7,029,038     07/07/23   Atwood Mobile Products, Inc.
Seat track assembly and method of       7,048,244     01/20/24   Dura Global Technologies, Inc.
assembly
power seat drive motor                  7,070,155     11/15/23   Dura Global Technologies, Inc.
mountingarrangement and assembly
method
Jack handle with detachable jack        7,086,664     11/14/23   Dura Global Technologies, Inc.
driver
Recliner assembly for vehicle seats     7,086,699     12/21/24   Dura Global Technologies, Inc.
Gear drive and linkage for power        7,090,277     12/16/24   Dura Global Technologies, Inc.
operated seat assembly
Articulating window panel               7,100,328     03/04/24   Dura Global Technologies, Inc.
withhidden hinge for vehicles
Reclining vehicle seathinge assembly    7,100,987     08/31/24   Dura Global Technologies, Inc.

                                                    EXPIRATION
                TITLE                  PATENT NO.      DATE            PATENT ASSIGNEE
                -----                  ----------   ----------   -----------------------------
Secondary latch for a tire carrier      7,104,744     06/18/23   Dura Global Technologies, Inc.
Cable actuated adjustable pedal         7,111,524     07/03/23   Dura Global Technologies, Inc.
Locking clip                            7,114,686     02/18/25   Dura Global Technologies, Inc.
Shift lever device                      7,124,874     12/17/23   Dura Global Technologies, Inc.
Articulated window assembly w/ball     11/100,303     04/06/25   Dura Global Technologies, Inc.
turret hinge
Tire carrier disk clutch               11/102,129     04/08/25   Dura Global Technologies, Inc.
Cam and flush slider                   11/119,988     04/11/25   Dura Global Technologies, Inc.
Tailgate lift and secure cable and     11/103,417     04/11/25   Dura Global Technologies, Inc.
latch assembly
Window regulator system                11/103,849     04/12/25   Dura Global Technologies, Inc.
Shifete base w/integrated              11/132,738     04/26/25   Dura Global Technologies, Inc.
receptacle for cable adjustment
Gear driver parklock                   11/114,483     04/26/25   Dura Global Technologies, Inc.
assemblyw/terminal snap fit housing
Automatic adjust assembly w/release    11/114,484     04/26/25   Dura Global Technologies, Inc.
lock
Shifter assembly including bezel       11/115,834     04/27/25   Dura Global Technologies, Inc.
lock and release mechanism
Motor clutch for window regulator      11/115,834     04/27/25   Dura Global Technologies, Inc.
motor
Seat assembly w/movable inner seat     11/136,061     05/24/25   Dura Global Technologies, Inc.
back
Parking brake actuator w/clutch        11/142,022     06/01/25   Dura Global Technologies, Inc.
spring assembly
Sacrificial shield for a window        11/177,249     07/08/25   Atwood Mobile Products, Inc.
assembly

                                                    EXPIRATION
                TITLE                  PATENT NO.      DATE            PATENT ASSIGNEE
                -----                  ----------   ----------   -----------------------------
Automatic transmission shifter         11/195,874     08/03/25   Dura Global Technologies, Inc.
assembly w/integrated ignition
Spare tire carrier having overload     11/216,428     08/31/25   Dura Global Technologies, Inc.
protection w/controlled cable payout
Window regulator system                11/218,275     08/31/25   Dura Global Technologies, Inc.
Shift lock assembly                    11/220,334     09/06/25   Dura Global Technologies, Inc.
Multifunction switching arrangement    11/235,690     09/26/25   Dura Global Technologies, Inc.
for controlling transmission
overdrive and autostick functions
Spare tire handling device w/a         11/235,640     09/26/25   Dura Global Technologies, Inc.
wheel retainer
Torsion spring secondary detent w/a    11/252,428     10/17/25   Dura Global Technologies, Inc.
wheel retainer
Seat assembly w/movable inner seat     11/270,304     11/09/25   Dura Global Technologies, Inc.
back
Mptor vehicle park brake cable and     11/280,646     11/16/25   Dura Global Technologies, Inc.
eyelet
Serviceable glazing retention system   11/290,659     11/29/25   Atwood Mobile Products, Inc.
Electronic controller for a vehicle    11/334,896     01/06/26   Atwood Mobile Products, Inc.
leveling system and vehicle
leveling system comprising same
Slider window assembly                 11/329,501     01/10/26   Dura Global Technologies, Inc.
I-bolt OCS anti-looseness joint        11/539,659     01/18/26   Dura Global Technologies, Inc.
Brake-away cable sheave                11/539,657     01/18/26   Dura Global Technologies, Inc.
Motor vehicle egress window            11/336,732     01/20/26   Atwood Mobile Products, Inc.
Tire carrier disk clutch with          11/369,140     03/06/26   Dura Global Technologies, Inc.
positive clip

                                                    EXPIRATION
                TITLE                  PATENT NO.      DATE            PATENT ASSIGNEE
                -----                  ----------   ----------   -----------------------------
Self presenting electronic shifter     11/369,111     03/06/26   Dura Global Technologies, Inc.
Electronic control system with         11/370,266     03/07/26   Dura Global Technologies, Inc.
torque and/or speed boost for motor
vehicle
Push to release foot brake with        11/375,524     03/13/26   Dura Global Technologies, Inc.
eccentric torsion lock self adjust
Sliding prong lock secondary lock      11/375,713     03/14/26   Dura Global Technologies, Inc.
Motor vehicle seat lift assembly       11/385,019     03/20/26   Dura Global Technologies, Inc.
System and method for controlling      11/387,393     03/23/26   Dura Global Technologies, Inc.
motion of electromechanical devices
Pump mechanism for vertical seat       11/394,324     05/12/25   Dura Global Technologies, Inc.
lift mechanism
Self presenting non-excitable          11/394,325      2/30/26   Dura Global Technologies, Inc.
secondary hood latch assembly
Automoyive shift lever built from      11/393,460     03/30/26   Dura Global Technologies, Inc.
plastic material using the form /
shape of the lever to obtain the
required structural integrity
Compact core adjuster with             11/405,395     04/17/26   Dura Global Technologies, Inc.
vibration dampening
Power strut assembly                   11/406,104     04/18/26   Dura Global Technologies, Inc.
Shifter assembly including bezel       11/406,083     04/18/26   Dura Global Technologies, Inc.
lock and release mechanism
Door check assembly                    11/412,026     04/26/26   Atwood Mobile Products, Inc.
Shifter assembly including bezel       11/218,434     05/04/26   Dura Global Technologies, Inc.
lock and release mechanism
Window assembly for horse trailer      11/429,853     05/08/26   Atwood Mobile Products, Inc.

                                                    EXPIRATION
                TITLE                  PATENT NO.      DATE            PATENT ASSIGNEE
                -----                  ----------   ----------   -----------------------------
Easy release mechanism at park         11/382,410     05/09/26   Dura Global Technologies, Inc.
position of a shifter of an
automatic transmission
Power strut assembly                   11/437,339     05/19/26   Dura Global Technologies, Inc.
Window assembly having an intergal     11/439,154     05/23/26   Dura Global Technologies, Inc.
bonding system
Electric park lock mechanism for an    11/460,773     07/28/26   Dura Global Technologies, Inc.
automatic transmission
Shift lever locking mechanism          11/460,783     07/28/26   Dura Global Technologies, Inc.
Rachet-type parking brake having       11/463,168     08/08/26   Dura Global Technologies, Inc.
quiet operation
Combined two burner cook top with        D392,501     03/24/12   Atwood Mobile Products, Inc.
open burners
Combined three burner cook top with      D392,502     03/25/12   Atwood Mobile Products, Inc.
sealed burners
Combined two burner cook top with        D393,567     04/21/12   Atwood Mobile Products, Inc.
open burners
Three burner cooktop                     D479,781     09/23/17   Atwood Mobile Products, Inc.
Cooktop                                  D479,942     09/30/17   Atwood Mobile Products, Inc.
Two burner cooktop                       D480,261     10/07/17   Atwood Mobile Products, Inc.

                          CANADIAN PATENT APPLICATIONS

                                      None

                                CANADIAN PATENTS

                                      None

                           NON-US/NON-CANADIAN PATENTS

  COUNTRY/SERIAL NO.      FILING
      PATENT NO.           DATE       PRIORITY APPS.        TITLE AND INVENTOR(S)       PATENT ASSIGNEE
  ------------------    ---------   -----------------   -----------------------------   ---------------
   pct/us05/30882         8/31/05         03-05         Window Regulator                   Dura Global
                                       11/218,275       Paul M. Dedrich, Casimir R.       Technologies
                                        08/31/05        Kiczek
    EP 04024972.4        10/20/04         02-08         A Pedal Feel Emulator                 Dura
                                       10/969,328       Mechanism for Brake by Wire          Global
                                        10/20/04        Pedal                             Technologies
                                       60/512,844       Crista Constantakis, Casimir
                                        10/20/03        Kiczek, Srini Sundaresan
  DE Counterpart of      02/25/99        00019-A        Device Method and System for          Dura
     EP Pat. No.                        6,213,259       Control of an Electrically           Global
     69906949.1                          4/10/01        Powered Parking Brake             Technologies
      Pub. No.                         09/217,807       VERFAHREN, METHODE UND SYSTEM
       1056961                          12/22/98        ZUR STEUERUNG EINER
      Appl. No.                        60/975,883       ELECKTRISCH BETRIEBENEN
     99908509.5                          2/25/98        PARKBREMSE
   pct/us99/04201
       2/25/98                                          John D. Hanson, Daniel Mercer
  GB Counterpart of      02/25/99        00019-A        Device Method and System for          Dura
 Pat No. 69906949.1                     6,213,259       Control of an Electrically           Global
      Pub. No.                           4/10/01        Powered Parking Brake             Technologies
       1056961                         09/217,807       VERFAHREN, METHODE UND SYSTEM
      App. No.                          12/22/98        ZUR STEUERUNG EINER
     99908509.5                        60/975,883       ELECKTRISCH BETRIEBENEN
   pct/us99/.04201                       2/25/98        PARKBREMSE
       2/25/98
                                                        John D. Hanson, Daniel Mercer

  COUNTRY/SERIAL NO.      FILING
      PATENT NO.           DATE       PRIORITY APPS.        TITLE AND INVENTOR(S)       PATENT ASSIGNEE
  ------------------    ---------   -----------------   -----------------------------   ---------------
  FR Counterpart to      02/25/99        00019-A        Device Method and System for          Dura
     EP Pat. No.                        6,213,259       Control of an Electrically           Global
     69906949.1                          4/10/01        Powered Parking Brake             Technologies
      Pub. No.                         09/217,807       VERFAHREN, METHODE UND SYSTEM
      105696.1                          12/22/98        ZUR STEUERUNG EINER
      App. No.                         60/975,883       ELECKTRISCH BETRIEBENEN
     99908509.5                          2/25/98        PARKBREMSE
   pct/us99/040201                                      John D. Hanson, Daniel Mercer
       2/25/98
  SP counterpart of      02/25/99        00019-A        Device Method and System for          Dura
     EP Pat. No.                        6,213,259       Control of an Electrically           Global
     69906949.1                          4/10/01        Powered Parking Brake             Technologies
      Pub. No.                         09/217,807       VERFAHREN, METHODE UND SYSTEM
       1056961                          12/22/98        ZUR STEUERUNG EINER
      Appl. No.                        60/975,883       ELECKTRISCH BETRIEBENEN
     99908509.5                          2/25/98        PARKBREMSE
   pct/us99/040201                                      John D. Hanson, Daniel Mercer
       2/25/98
 DE Pat No. 60111708     11/14/01         00-41         Electric Parking Brake Manual         Dura
         T2                             6,386,338       Override                             Global
      05/04/06                           5/14/02        Brian D. Powrozek                 Technologies
     60111708.5                        09/729,254
     EP Pat No.                         12/01/00
       1211150
         EP
     01650137.1
     FR 1211150          11/14/01         00-41         Electric Parking Brake Manual         Dura
   counterpart of                        386,338        Override                             Global
   EP Pat. 1211150                       5/14/02        Brian D. Powrozek                 Technologies
     01650137.1                        09/729,254
    EP 01650137.1                       12/01/00

  COUNTRY/SERIAL NO.      FILING
      PATENT NO.           DATE       PRIORITY APPS.        TITLE AND INVENTOR(S)       PATENT ASSIGNEE
  ------------------    ---------   -----------------   -----------------------------   ---------------
     GB 1211150          11/14/01         00-41         Electric Parking Brake Manual         Dura
   EP Pat. 1211150                      6,386,338       Override                             Global
      0650137.1                          5/14/02        Brian D. Powrozek                 Technologies
    EP 01650137.1                      09/729,254
                                        12/01/00
        Japan            11/30/01         00-41         Electric Parking Brake Manual         Dura
      01-366544                         6,386,338       Override                             Global
                                         5/14/02        Brian D. Powrozek                 Technologies
                                       09/729,254
                                        12/01/00
        SPAIN            11/14/01         00-41         Electric Parking Brake Manual         Dura
   counterpart of                       6,368,338       Override                             Global
      EP Pat. #                          5/14/02        Brian D. Powrozek                 Technologies
       1211150                         09/729,254
     01650137.1                         12/01/00
    EP 01650137.1
  DE 60110531.1-08       11/14/01         00-26         Electric Parking Brake                Dura
     EP Pat. No.                        6,533,082       Jeremy Gill, Michael Slumba          Global
       1211149                           3/18/03                                          Technologies
    EP 01650136.3                      09/728,174
                                        12/01/00
     FR 1211149          11/14/01         00-26         Electric Parking Brake                Dura
   counterpart of                       6,533,082       Jeremy Gill, Michael Slumba          Global
   EP Pat. 1211149                       3/18/03                                          Technologies
      0605136.3                     09/728,1742/01/00
     GB 1211149          11/14/01         00-26         Electric Parking Brake                Dura
   EP Pat. 1211149                      6,533,082       Jeremy Gill, Michael Slumba          Global
         A2                              2/18/03                                          Technologies
     01650136.3                        09/728,174
    EP01650136.3                        12/01/00
        Japan            11/29/01         00-26         Electric Parking Brake                Dura
      01-364712                         6,533,082       Jeremy Gill, Michael Slumba          Global
                                         3/18/03                                          Technologies
                                       09/728,174
                                        12/01/00
        SPAIN            11/14/01         00-26         Electric Parking Brake                Dura
       1211149                          6,533,082       Jeremy Gill, Michael Slumba          Global
      EP Pat. #                          3/18/03                                          Technologies
       1211149                         09/728,174
     01650136.3                         12/01/00

  COUNTRY/SERIAL NO.      FILING
      PATENT NO.           DATE       PRIORITY APPS.        TITLE AND INVENTOR(S)       PATENT ASSIGNEE
  ------------------    ---------   -----------------   -----------------------------   ---------------
         EP               6/30/05         03-53         Motor Vehicle Cable Assembly          Dura
     05254134.9                        10/881,274       having Segmented Chain Cable         Global
      Pub. No.                           6/30/04        End                               Technologies
      1 612 115                                         Jim Partak, Ronald J. Hanna
     GB 2345107          03/18/00          N/A          Motor Vehicle Hydraulic               Dura
     10/24/2000                                         Braking System                       Global
      0006511.0                                         Christopher Garth Williams        Technologies
     03/18/2000
    EP 06251098.7          3/1/06         03-46         Motor Vehicle Park Brake              Dura
                                       11/069,699       System and Haptic Resistance         Global
                                         3/1/05         Actuator for Same                 Technologies
                                                        Robert Jez
    EP 06252812.0         5/31/06         04-43         Parking Brake Actuator w/             Dura
                                       11/142,022       clutch Spring Assembly               Global
                                       06/01/2005       Martin Joseph Wortmann            Technologies
   pct/us05/01647         3/31/05         03-42         Parking Brake Actuator w/             Dura
                                       10/815,085       Integrated Light Switch              Global
                                        03/31/05        Anthony Stephen Ferenc            Technologies
         EP               3/26/04         03-07         Self Adjusting Electrically           Dura
     1462330 A2                         6,978,870       Powered Parking Brake                Global
      0400744.5                         12/27/05        Actuator Mechanism w/ Manual      Technologies
                                       10/811,059       Release
                                         3/26/04        Bryan D. Powrozek, Michael A.
                                       60/457,776       Slumba
                                         3/26/03
     GB 2262974          12/16/92        00162-A        Soft Release Control                  Dura
                                        5,182,963       Mechansim w/ Spring Clutch           Global
                                         2/02/93        and Viscous Damping               Technologies
                                       06/750,298       Randall J. Perisho, Robert L.
                                        08/27/91        Heimann, Wayne L. Soucie
    EP 05026291.4         12/2/05   DE 2020004019234    Adjusting Device for Flexible         Dura
                                            U           Control Cables                       Global
                                        12/10/04        Ottwald Vanselow                  Technologies

  COUNTRY/SERIAL NO.      FILING
      PATENT NO.           DATE       PRIORITY APPS.        TITLE AND INVENTOR(S)       PATENT ASSIGNEE
  ------------------    ---------   -----------------   -----------------------------   ---------------
         EP               7/29/03         02-16         an Arrangement and Method for         Dura
     03017218.3                        10/627,346       Connecting a Rod end to a            Global
                                        07/25/03        Headed Pin                        Technologies
                                         CIP of         Donald G. Gordy, Gregory
                                       10/449,744       Phillip Ruhlander
                                        05/30/03
                                          02-13
                                       60/400,082
                                        07/31/02
                                       combined w/
                                          02-14
                                       60/386,986
                                        07/07/02
    EP 03014287.1         6/25/03         02-13         Arrangement for Connecting a          Dura
                                       10/449,744       Rod end to a Headed Pin and          Global
                                        05/30/06        Method of Manufacture             Technologies
                                       60/400,082       Gregory P. Ruhlander
                                        07/31/02
                                          02-14
                                       60/386,986
                                        07/07/02
   pct/us06/014370        4/18/06         05-10         Compact Core Adjustor w/              Dura
                                       11/405,395       Vibration Dampening                  Global
                                         4/17/06        Gregory Phillip Ruhlander,        Technologies
                                       60/672,336       Donald G. Gordy
                                         4/18/05
         EP               8/25/05         04-22         Conduit End Fitting                   Dura
     05255233.8                        10/930,105       Gregory Phillip Ruhlander,           Global
                                         8/31/04        David A. Choby                    Technologies
    EP 06013554.8         6/30/06          N/A          Control Cable w/ Exterior             Dura
                                                        Support                              Global
                                                                                          Technologies
    EP 06013555.5        06/30/06   DE 202005011451.0   Control Cable w/ Glide                Dura
                                       07/17/2005       Bearing                              Global
                                                                                          Technologies

  COUNTRY/SERIAL NO.      FILING
      PATENT NO.           DATE       PRIORITY APPS.        TITLE AND INVENTOR(S)       PATENT ASSIGNEE
  ------------------    ---------   -----------------   -----------------------------   ---------------
         EP               4/19/04         03-12         Integrated Cable Connection           Dura
     04009225.6                        10/826,133       and Shifter Housing                  Global
                                         4/16/04        Gregory Phillip Ruhlander         Technologies
                                       60/463,489
         EP               7/22/04         02-39         Locking Device for Cable              Dura
     04017333.8                        10/642,464       Assembly                             Global
                                         7/22/03        Donald G. Gordy, Gregory P.       Technologies
                                       60/438,730       Ruhlander
         EP               5/30/03         02-03         Reverse Clip / Cap Terminal           Dura
 1384906 03253390.3                    10/159,755       Connection with Vibration            Global
                                         5/30/02        Dampening                         Technologies
                                                        Gregory P. Ruhlander
       AUSTR...          05/06/03         02-03         Reverse Clip Cap Terminal             Dura
                                       10/159,755       Connector                            Global
                                         5/30/02        Gregory Ruhlander                 Technologies
    EP 06113155.3         4/26/06         04-45         Shifter Base w/ Integrated            Dura
                                       11/132,738       Receptacle for Cable Adjust          Global
                                         4/26/05        Assembly                          Technologies
                                                        Gregory Phillip Ruhlander
         EP               2/23/05         03-13         Terminal Connectors and               Dura
   pct/us05/005723                     10/828,385       Terminal Connector Assemblies        Global
                                         4/16/04        Gregory Phillip Ruhlander         Technologies
                                       60/546,726
                                        02/23/04
     EP 1396669            9/8/03         02-24         Two Part Grommet w/  Hard             Dura
     03020296.4                        10/655,743       Plastic Locking Prongs               Global
                                         9/5/03         Anthony J. May,  Corey            Technologies
                                       60/409,266       Dunham, Trevor Robert Archer
                                         9/9/02
   DE Counterpart        11/27/97        00056-A        Zero Lash Joint for Rotating          Dura
     69728286-08                        5,862,710       Conduit Fitting for a Remote         Global
         of                              1/26/99        Control Cable Assembly            Technologies
     EP 0941413                        08/757,830       Peter Koenig
      941413A1                          11/27/96
      9798491.2
   FR Counterpart        11/27/97        00056-A        Zero Lash Joint for Rotating          Dura
         of                             5,862,710       Conduit Fitting for a Remote         Global
     EP 0941413                          1/26/99        Control Cable Assembly            Technologies
      0941413A1                        08/757,830       Peter Koenig
     97948491.2                         11/27/98

  COUNTRY/SERIAL NO.      FILING
      PATENT NO.           DATE       PRIORITY APPS.        TITLE AND INVENTOR(S)       PATENT ASSIGNEE
  ------------------    ---------   -----------------   -----------------------------   ---------------
   UK Counterpart        11/27/97        00056-A        Zero Lash Joint for Rotating          Dura
         of                             5,862,710       Conduit Fitting for a Remote         Global
     EP 0941413                          1/26/99        Control Cable Assembly            Technologies
      0941413A1                        08/757,830       Peter Koenig
     97948491.2                         11/27/96
    EP 01650151.2        12/18/01         00-63         Adjustable Mechanism w/               Dura
                                        6,516,683       Mechanical Active Lock-up            Global
                                         2/11/03        Srini Sundaresan, Gordon L.       Technologies
                                       09/751,006       Smith
                                        12/29/00
    EP 01650152.0        12/18/01         00-56         Adjustable Pedal Controller           Dura
                                        6,739,212       w/ Obstruction Detection             Global
                                         5/18/04        Charles L. Flynn                  Technologies
                                       09/748,666
                                        12/22/00
                                       60/233,618
        CHINA           [xx/xx04]         03-09         Adjustable Pedal System (DCX          Dura
     Design pat.                       10/462,109       design)                              Global
        (TBA)                            6/13/03        Gordon Smith, Srini               Technologies
                                                        Sundaresan, Akhil Mahendra
       Korean              8/7/04         03-09         Adjustable Pedal System               Dura
     2004-62260                        10/462,109       having a Slot Link Mechanism         Global
                                         6/13/03        Gordon Smith, Srini               Technologies
                                                        Sundarsean, Akhil Mahendra
      EP 186847            6/1/04         03-09         Adjustable Pedal System w/ a          Dura
     04394031.1                        10/462,109       Slot Link Mechanism                  Global
                                         6/13/03        Gordon Smith, Srini               Technologies
                                                        Sundarsean, Akhil Mahendra
        Japan            08/03/04         03-09         Adjustable Pedal System w/ a          Dura
      04-226719                        10/462,109       Slot Link Mechanism                  Global
                                         6/13/03        Gordon Smith, Srini               Technologies
                                                        Sundarsean, Akhil Mahendra
        CHINA            09/13/04         03-09         Adjustable Pedal System w/ a          Dura
     10075221.1                        10/462,109       Slot Link Mechansim                  Global
                                         6/13/03        Gordon Smith, Srini               Technologies
                                                        Sundaresan, Akhil Mahendra

  COUNTRY/SERIAL NO.      FILING
      PATENT NO.           DATE       PRIORITY APPS.        TITLE AND INVENTOR(S)       PATENT ASSIGNEE
  ------------------    ---------   -----------------   -----------------------------   ---------------
        CHINA            08/26/04         03-09         Adjustable Pedal System               Dura
   Design Pat. No.                     10/462,109       (DCX Design)                         Global
  ZL200430081110.2                       6/13/03        Gordon Smith, Srini               Technologies
    20043008110.2                                       Sundaresan, Akhil Mahendra
        CHINA            08/27/04         03-09         Adjustable Pedal System               Dura
   Design Pat. No.                     10/462,109       (GMX Design)                         Global
  ZL200430079700.1                       6/13/03        Gordon Smith, Srini               Technologies
   2000430079700.1                                      Sundaresan, Akhil Mahendra
    EP 01650003.5          1/8/01         99-26         Control System for Adjustable         Dura
                                        6,352,007       Pedal Assembly                       Global
                                         3/5/02         Rich Bigham, Steve Toelke,        Technologies
                                       09/492,636       Mike Depotter, Gordon Smith,
                                         1/27/00        Rongjun Zhang
     EP 05725067           3/8/05         03-36         Drive-By-Wire Assembly w/             Dura
   pct/us05/007697                     10/814,560       Strain Gauge                         Global
                                         3/30/04        Jeffrey Glenn Gibson              Technologies
European Nation Phase     3/28/05         03-40         Drive-By-Wire Assembly With           Dura
   pct/us05/010303                     10/814,559       Force Measuring Sensor               Global
                                         3/30/04        Jeffrey Glenn Gibson              Technologies
    EP 01650002.7        01/08/01         99-25         Electronic Throttle Control           Dura
                                        6,360,631       Accelerator Pedal Mechanism          Global
                                         3/26/02        w/ Mechanical Hysteresis          Technologies
                                       09/481,649       Provider
                                         1/12/00        Martin Wortmann, Srini
                                                        Sundaresan
 GB Pat. No. 2385393     02/13/02          N/A          Mechanical Override Release           Dura
      0203385.0                                         for Cable Tension by                 Global
                                                        Disengaging an Outer Conduit      Technologies
                                                        Reaction Surface
                                                        Michael Richard Aubrey, Alan
                                                        Samuel Botham, Roberto
                                                        Capolongo, Neil Dean Williams
 GB Pat. No. 2352430     10/09/00      GB 0022303       Pedal Bracket for a Vehicle           Dura
      0024604.1                        109/11/2000      w/ Frangible Mounting Means          Global
                                                                                          Technologies

  COUNTRY/SERIAL NO.      FILING
      PATENT NO.           DATE       PRIORITY APPS.        TITLE AND INVENTOR(S)       PATENT ASSIGNEE
  ------------------    ---------   -----------------   -----------------------------   ---------------
    EP 02394080.2         7/19/02         00-42         Control System for Vehicle            Dura
                                        6,677,720       Seat                                 Global
                                         1/13/04        Peter Fraser                      Technologies
                                       09/877,947
                                         6/8/01
  pct/us2006/000163        1/4/06         04-44         Electric Motor Position               Dura
                                         (04-03)        Sensing Device and Method            Global
                                       11/028,903       Darrell Fredrick Greene           Technologies
                                        01/04/05
  pct/us06/xxxxxxx         3/7/06         04-48         Electronic Control System w/          Dura
                                       11/370,266       Torque and/or Speed Boost for        Global
                                         3/17/06        Motor Vehicle Seats               Technologies
                                       60/659,589       Darrell Fredrick Greene,
                                        03/08/06        James William Herbert Mondry,
                                                        David J. Parent
     DE 19929739          6/29/99        00030-A        Load Transfer Structural              Dura
         A1                             6,089,665       Member STRUKTURELEMENT ZUR           Global
     19929739.8                          7/18/00        LASTUEBERTRAGUNG FUER EINE        Technologies
                                       09/110,740       SITZVORRICHTUNG
                                         7/2/98
        CHINA            12/16/03         03-31         Motor w/ Rotational Sensor            Dura
   200410100195.3                      10/737,515       Darrell F. Greene                    Global
                                        12/16/03                                          Technologies
      HONG KONG           3/21/06         03-31         Motor w/ Rotational Sensor            Dura
     06103563.5                       Chinese Pat.      Darrell F. Greene                    Global
                                          App.                                            Technologies
                                     2004101100195.3
                                        12/03/04
                                       10/737,515
                                       12/16/2003
        Japan            12/14/04         03-31         Motor w/ Rotational Sensor            Dura
     2004-361730                       10/737,515       Darrell F. Greene                    Global
                                         12/16/03                                         Technologies

  COUNTRY/SERIAL NO.      FILING
      PATENT NO.           DATE       PRIORITY APPS.        TITLE AND INVENTOR(S)       PATENT ASSIGNEE
  ------------------    ---------   -----------------   -----------------------------   ---------------
       Korean            12/02/04         03-31         Motor w/ Rotational Sensor            Dura
   10-2004-100122                      10/737,515       Darrell F. Greene                    Global
                                        12/16/03                                          Technologies
        Japan            08/09/05         04-23         Reclining Vehicle Seat Hinge          Dura
     2005-247456                       10/931,229       Assembly                             Global
                                         8/31/04        Otto J. Volker, Nathan D.         Technologies
                                                        Lewis, Billy L. Larson
       Korean            08/30/05         04-23         Reclining Vehicle Seat Hinge          Dura
     2005-80006                        10/931,229       Assembly                             Global
                                         8/31/04        Otto J. Volker, Nathan D.         Technologies
                                                        Lewis, Billy L. Larson
    EP 02394030.7         3/11/02         01-08         Universal Seat Track Assembly         Dura
                                        6,557,809       Hugh D. Downey                       Global
                                         5/6/03                                           Technologies
                                       10/087,123
                                         3/1/02
                                       60/275,766
                                         3/14/01
  DE 19932910.9-12       07/14/99        00308-A        Zero Looseness Fastener for           Dura
         A1                            09/130,428       Linake a Assembly                    Global
     19932910.9                         8/6/1998        SPIELFREIE BEFESTIGUNG FUER       Technologies
                                                        GESTAENGEVORRICHTUNG
        CHINA            12/24/04         03-51         Actuator for Shift-By-Wire            Dura
   200410096203.1                      10/985,809       Automotic Transmission               Global
                                         11/8/04        Young Qiang Wang                  Technologies
                                       60/525,026
                                        11/25/03
         EP              11/11/04         03-51         Actuator for Shift-By-Wire            Dura
     04394067.5                        10/985,809       Automotic Transmission               Global
                                         11/8/04        Young Qiang Wang                  Technologies
                                       60/525,026
                                        11/25/03
        Japan            11/24/04         03-51         Actuator for Shift-By-Wire            Dura
     2004-338583                       10/985,809       Automotic Transmission               Global
                                         11/8/04        Young Qiang Wang                  Technologies
                                       60/525,026
                                        11/25/03

  COUNTRY/SERIAL NO.      FILING
      PATENT NO.           DATE       PRIORITY APPS.        TITLE AND INVENTOR(S)       PATENT ASSIGNEE
  ------------------    ---------   -----------------   -----------------------------   ---------------
       Korean            11/24/04         03-51         Actuator for Shift-By-Wire            Dura
     2004-96936                        10/985,809       Automotic Transmission               Global
                                         11/8/04        Young Qiang Wang                  Technologies
                                       60/525,026
                                        11/25/03
    wo2006/086563          2/9/06         04-32         LED Molded Light Guide                Dura
   pct/us06/004603                     11/054,017       Brian Douglas Howe                   Global
                                        02/09/05                                          Technologies
   pct/us05/047373       12/28/05         04-15         Multifunction Switching               Dura
                                       11/235,690       Arrangement for Controlling          Global
                                         9/26/05        Transmission Overdrive and        Technologies
                                       60/640,199       Autostick Functions
                                        12/29/04        Chad Edward Brott, Bruce
                                                        Mullard
     GB 2344612          01/19/00          na           Sleeve Retainer                       Dura
     09/26/2000                                         Donald John Byron                    Global
      0001090.0                                                                           Technologies
      01/19/00
   DE Counterpart        07/30/98         96-34         Articulating Window Assembly          Dura
    69824795.7-08                       6,123,383       and Manufacturing Method             Global
         of                              9/26/00        Michael J. Doerflinger,           Technologies
     ep 0894652                        08/904,700       Kenneth Max Hermsdorfer
      6/30/2004                          8/01/97
     98202570.2
      7/30/1998
         FR              07/30/98         96-34         Articulating Window Assembly          Dura
      0 894 652                         6,123,383       and Manufacturing Method             Global
     ep 0 894652                         9/26/00        Michael J. Doerflinger,           Technologies
      6/30/2004                        08/904,700       Kenneth Max Hermsdorfer
     98202570.2                          8/1/97
      7/30/1998
         GB              07/30/98         96-34         Articulating Window Assembly          Dura
      0 894 652                         6,123,383       and Manufacturing Method             Global
     ep 0894652                          9/26/00        Michael J. Doerflinger,           Technologies
      6/30/2004                        08/904,700       Kenneth Max Hermsdorfer
     98202570.2                          8/1/97
      7/30/1998

  COUNTRY/SERIAL NO.      FILING
      PATENT NO.           DATE       PRIORITY APPS.        TITLE AND INVENTOR(S)       PATENT ASSIGNEE
  ------------------    ---------   -----------------   -----------------------------   ---------------
     IT 0894 652         07/30/98         96-34         Articulating Window Assembly          Dura
     ep 0894652                         6,123,383       and Manufacturing Method             Global
      6/30/2004                          9/26/00        Michael J. Doerflinger,           Technologies
     98202570.2                        08/904,700       Kenneth Max Hermsdorfer
      7/30/1998                          8/1/97
     EP 06008747          4/27/06         04-16         Cam and Flush Slider                  Dura
                                       11/119,988       William T. Dufour, Ricky             Global
                                         4/11/05        Lawerance Stone, Jason Oneal      Technologies
                                                        Belew
    EP 04029301.1        12/10/04         02-32         Lip Seal                              Dura
                                       10/741,893       Casimir R. Kiczek, Gregory           Global
                                        12/19/03        Thomas Longstreet, William T.     Technologies
                                                        Dufour, Danny W. Barnett
   pct/us06/09864         3/17/06        05-04 A        Power Anti-Closure w/                 Dura
                                       11/084,542       Anti-Pinch                           Global
                                        03/18/05        David A. Choby                    Technologies
                                         05-04 A
         EP               1/30/06         04-17         Sliding Window Apparatus              Dura
     06250483.2                        11/050,971       William T. Dufour, Kenneth E.        Global
                                         2/4/05         Keck II                           Technologies
   pct/us05/12338         4/12/05         04-08         Window Regulator System               Dura
                                       10/103,849       David A. Choby, Rober Cicala         Global
                                        04/12/05                                          Technologies
                                       60/561,844
                                         4/12/04

                                    LICENSES

(D) Patent Licenses

1. Toyoda Iron Works - Dura Operating Corp. granted licenses to several patents relating to Adjustable Pedals.

2. Mertech - License Agreement, dated as of August 12, 2002, by and among Dura Automotive Systems, Inc., a Delaware corporation and Mertech Intellectual Properties, LLC, a Tennessee limited liability company. Dura pays a royalty for patents relating to the Dual Rack and Pinion Regulator. This is currently being launched for the DCX PT Cruiser and is quoted on several GM and Ford platforms.

3. MMT - Dura Operating Corp. has signed a licensing agreement that gives Dura rights to patents relating to Brush-less Motor Technology.

4. Kidde-Nighthawk - Atwood Mobile Products, Inc. licenses several patents that relate to Carbon Dioxide sensing and measurement.

5. Sundram Fasteners - Pays royalty to Dura Operating Corp. for shifter technology for shifters they produce for use in India.

6. Donnelly Mirror (Magna Donnelly) Dura Operating Corp. has a royalty free license to a number of patents relating to modular window technology.

7. Larkin - Patent License Agreement, dated as of April 14, 1998, by and among Atwood Mobile Products, Inc., an Illinois corporation and Larkin Technology, Inc, an Oregon corporation. Atwood pays a royalty for patents relating to a fold down hitch for 5th wheels with safety chain to Larkin.

(E) Trademarks

                           U.S. TRADEMARK APPLICATIONS

           MARK              SERIAL NO.    FILING DATE           STATUS                    OWNER
           ----             ------------   ------------   --------------------   ----------------------------
DIGISHIFT                     78/578,561         3/2/05   N/A                    Dura Automotive Systems,
                                                                                 Inc.
DURA AUTOTENSION              76/497,052        3/13/03   Registration review    Dura Automotive Systems,
                                                          complete               Inc.
DURA INTELLISENSE             76/530,868        7/18/03   Renewal due 3/20/07    Dura Automotive Systems,
                                                                                 Inc.
DURA QUIETDRIVE               76/569,054         1/9/04   Publication review     Dura Automotive Systems,
                                                          complete               Inc.
DURA RACKLIFT                 76/530,660        7/18/03   Registration review    Dura Automotive Systems,
                                                          complete               Inc.
DURATRONIX                    76/518,149        5/30/03   N/A                    Dura Automotive Systems,
                                                                                 Inc.
E P B                         76/441,475        8/19/02   1/16/05 Response to    Dura Automotive Systems,
(LOGO)                                                    OA filed               Inc.
EXCEL                         76/015,792         4/3/00   Suspended              Dura Operating Corp.
INNOVATION DRIVEN BY          76/518,144        5/30/03   Intent-to-Use          Dura Automotive Systems,
INSPIRATION                                               Publication review     Inc.
                                                          complete
INTELLIADJUST                 78/578,570         3/2/05   Renewal due 2/21/07    Dura Automotive Systems,
                                                                                 Inc.
INTELLIBOOST                  78/578,569         3/2/05   Renewal due 2/21/07    Dura Automotive Systems,
                                                                                 Inc.

           MARK              SERIAL NO.    FILING DATE           STATUS                    OWNER
           ----             ------------   ------------   --------------------   ----------------------------
INTELLISENSE                  78/578,564         3/2/05   Renewal due 2/21/07    Dura Automotive Systems,
                                                                                 Inc.

                          U.S. TRADEMARK REGISTRATIONS

                            REGISTRATION   REGISTRATION
           MARK                 NO.            DATE              STATUS                      OWNER
           ----             ------------   ------------   --------------------   ----------------------------
A Design                       1,366,565       10/22/85   Renewal due 10/22/05   Atwood Mobile Products, Inc.
(LOGO)
A Design                       0,832,205        7/18/67   Renewal due 7/18/07    Atwood Mobile Products, Inc.
(LOGO)
A Design                       0,774,436         8/4/64   Renewal due 8/4/14     Atwood Mobile Products, Inc.
(LOGO)
A Design                       1,024,171        11/4/75   Renewal due 11/4/05    Dura Operating Corp.
(LOGO)
ATWOOD                         1,024,172        11/4/75   Renewal due 11/4/05    Atwood Mobile Products, Inc.
ATWOOD                         1,027,869       12/23/75   Renewal due 12/23/05   Atwood Mobile Products, Inc.
ATWOOD                         1,323,099         3/5/85   Renewal due 3/5/15     Atwood Mobile Products, Inc.
ATWOODAIR                      1,443,019        6/16/87   Renewal due 6/16/07    Atwood Mobile Products, Inc.
(LOGO)
BRINGING ALL THE COMFORTS      2,832,644        4/13/04   6-year Affidavit of    Atwood Mobile Products, Inc.
OF HOME TO THE GREAT                                      Use due 4/13/10
OUTDOORS
Design                         1,739,672       12/15/92   Renewal due 12/15/12   Atwood Mobile Products, Inc.
(LOGO)

                            REGISTRATION   REGISTRATION
           MARK                 NO.            DATE              STATUS                      OWNER
           ----             ------------   ------------   --------------------   ----------------------------
Design                         2,397,577       10/24/00   6-year Affidavit of    Atwood Mobile Products, Inc.
(LOGO)                                                    Use due 10/24/06
Design                         2,907,630        12/7/04   6-year Affidavit of    Atwood Mobile Products, Inc.
(LOGO)                                                    Use due 12/7/10
DURA AUTOMOTIVE SYSTEMS        2,379,809        8/22/00   6-Year Affidavit of    Dura Operating Corp.
                                                          Use due 8/22/06
COUPLER                        2,907,630        12/7/04   12/7/10 Section 8      Atwood Mobile Products, Inc.
                                                          affidavit of
                                                          continued use due
DURALEG                        2,891,724        10/5/04   10/5/09 Section 8      Atwood Mobile Products, Inc.
                                                          affidavit of
                                                          continued use due
EXCALIBUR                      2,351,548        5/23/00   6-year Affidavit of    Atwood Mobile Products, Inc.
                                                          Use due 5/23/06
EXCEL                          1,076,891        11/8/77   Renewal due 11/8/07    Atwood Mobile Products, Inc.
(LPGO)
EXCEL                          0,972,219        11/6/73   Renewal due 11/6/13    Atwood Mobile Products, Inc.
(LOGO)
HOT                            2,864,343        7/20/04   6-year Affidavit of    Atwood Mobile Products, Inc.
(LOGO)
HYDRO FLAME                    0,848,652         5/7/68   Renewal due 5/7/08     Atwood Mobile Products, Inc.
HYDRO FLAME                    0,737,911        9/18/62   Renewal due 9/18/12    Atwood Mobile Products, Inc.
LEVELEGS                       2,843,565        5/18/04   6-Year Affidavit of    Atwood Mobile Products, Inc.
                                                          Use due 5/18/10
PRO TOW'D                      2,842,216        5/18/04   6-year Affidavit of    Atwood Mobile Products, Inc.
                                                          Use due 5/18/10
PRO TOW'D                      2,842,214        5/18/04   6-year Affidavit of    Atwood Mobile Products, Inc.
(LOGO)                                                    Use due 5/18/10

                            REGISTRATION   REGISTRATION
           MARK                 NO.            DATE              STATUS                      OWNER
           ----             ------------   ------------   --------------------   ----------------------------
PROTECHTOR                     1,997,527        8/27/96   Renewal due 8/27/06    Atwood Mobile Products, Inc.
PRO-TOW                        1,702,479        7/21/92   Renewal due 7/21/12    Atwood Mobile Products, Inc.
(LOGO)
WEDGEWOOD VISION               2,535,804         2/5/02   6-year Affidavit of    Atwood Mobile Products, Inc.
                                                          Use due 2/5/07
WEDGEWOOD                      1,662,376       10/29/91   Renewal due 10/29/11   Atwood Mobile Products, Inc.
(LOGO)

                         CANADIAN TRADEMARK APPLICATIONS

                                      None

                        CANADIAN TRADEMARK REGISTRATIONS

                            REGISTRATION   REGISTRATION
           MARK                 NO.            DATE              STATUS                      OWNER
           ----             ------------   ------------   --------------------   ----------------------------
Design                         TMA552518       10/17/01   Renewal due 10/17/16   Dura Operating Corp.
(LOGO)
EXCALIBUR                      TMA542579        3/16/01   Renewal due 3/16/16    Dura Operating Corp.

(F) Trademark Licenses: None

(G) Trade Secret Licenses: None

                                                                    SCHEDULE 4.8
                                                          COMMERCIAL TORT CLAIMS

1. Dura Automotive Systems v Trident Lighting, LLC, Case No. 06-04707-CK, State of Michigan 17th Judicial Circuit Court.

     Dura Automotive Systems, Inc. ("Holdings") was on notice from Trident Lighting, LLC ("Trident") that it did not intend to honor the terms of a Promissory Note between the parties. In May 2006, Holdings sued Trident to collect the outstanding balance of $1,100,000 on the Amended and Restated Subordinated Non-Negotiable Promissory Note, dated June 8, 2004. Trident has now liquidated its assets, and all unsecured creditors are seeking recovery. Holdings continues to negotiate for its maximum cash settlement.

2. Dura Automotive Systems, Inc (3rd party plaintiff) v Johnson Electric North America, Inc. (3rd party defendant), Case No. 06-075939-CZ, Oakland County Circuit Court

     On August 28, 2006 Holdings filed a 3rd party action against Johnson Electric North America, Inc. ("JE") as a companion to the original case that Lear Corporation ("Lear") filed against Holdings. In late July 2006, Lear filed suit against Holdings, but did not serve the Complaint, seeking recovery, by way of indemnification, of amounts paid to Ford Motor Company ("Ford") for Lear's payment to Ford for costs of the recall of Windstar MY2001-2003, 2nd and 3rd row seat latch replacements. Unrelated to the Ford matter, in early August Lear issued a debit notice to Holdings that it intended to setoff $8,600,000 for charges that General Motors Corporation indicated they would assess against Lear, related to warranty costs for the seat adjustors on the GMT800 platform for MY2003-2005. Lear is the Tier I supplier of the seat to GM and assembles the seat, including the installation of the memory module that regulates the seat functions. Holdings, as the Tier II supplier, provides the seat track assembly which includes the adjustor motor supplied by JE (Tier III supplier). Upon receipt of Lear's unilateral notice of setoff, Holdings advised Lear that it would suspend shipments until payment resumed. Lear immediately amended its original complaint (related to Ford Windstar) and sought and received a temporary restraining order (and eventually a permanent injunction) compelling continued shipment. Over the course of the next eight weeks the parties litigated the case, which settled out of court on October 2, 2006. During the proceedings Holdings joined JE, the manufacturer of the motor element of the seat adjustor, seeking their indemnification for the costs assessed against Holdings. JE immediately sought and won removal to the Federal Court. Holdings' efforts to obtain a temporary restraining order authorizing Holdings' setoff and compelling JE to ship was unsuccessful. The case is still pending while the parties seek settlement.

                                                                    SCHEDULE 4.9
                                                                   REAL PROPERTY

OWNED PROPERTY

         ADDRESS                       OWNER              STATE     COUNTY          CITY
         -------           ----------------------------   -----   ----------   --------------
9444 Florida Mining Road   Dura Operating Corp.           FL      Duval        Jacksonville

800 Highway 150 South      Dura Operating Corp.           IA      Fayette      West Union

301 S. Simmons Street      Dura G.P.                      IL      Jo Daviess   Stockton

100 Commerce Street        Universal Tool & Stamping      IN      DeKalb       Butler
                           Company, Inc.

1120 N. Main Street/       Dura Operating Corp.           IN      Elkhart      Elkhart
201 E. Simonton Road
[This property has two
addresses]

57912 Charlotte Avenue     Dura Operating Corp.           IN      Elkhart      Elkhart

322 E. Bridge Street       Universal Tool & Stamping,     IN      Jackson      Brownstown
                           Inc.

US Route 20 East           Dura Operating Corp.           IN      LaGrange     LaGrange

800 N. College Street      Dura Automotive Systems of     KY      Fulton       Fulton
                           Indiana, Inc.

310 Palmer Park Road       Dura Operating Corp.           MI      Antrim       Mancelona

1016 First Street          Dura Operating Corp. and       MI      Gladwin      Gladwin
                           Dura G.P.

502 Connie, P.O. Box 467   Dura Operating Corp.           MI      Newaygo      Fremont

Caybrook/                  Dura G.P.                      MO      Linn         Brookfield
445 East Helm(1)

Hannicon/                  Dura G.P.                      MO      Ralls        Hannibal North
2011 Highway 61 South

Rivcon/                    Dura G.P.                      MO      Ralls        Hannibal South
5 Industrial Drive

1855 Robertson Road        Dura Operating Corp.           MO      Randolph     Moberly

U.S. Route 24 East         Spec-Temp, Inc.                OH      Paulding     Antwerp

A5RD 3, Box 119            Creation Group, Inc.           PA      Snyder       Selinsgrove

132 Ferro Road             Dura G.P.                      TN      Bledsoe      Pikeville

5210 Industrial Drive      Dura Automotive Systems        TN      Gibson       Milan
                           Cable Operations, Inc.

2200 Helton Drive          Dura G.P.                      TN      Lawrence     Lawrenceburg

6320 Kelly Willis Road     Dura Operating Corp.           TN      Robertson    Greenbrier

114 Spicer Drive           Dura G.P.                      TN      Smith        Gordonsville

1874 South Pioneer/        Atwood Mobile Products, Inc.   UT      Salt Lake    Salt Lake City
2090 South Pioneer

345 Ecclestone Drive       Dura Automotive Systems        ON      N/A          Bracebridge
                           (Canada), Ltd.

205 Mary Street            Dura Automotive                ON      N/A          Brantford

----------
(1)  Subject to repurchase option by Orscheln Co.

         ADDRESS                       OWNER              STATE     COUNTY          CITY
         -------           ----------------------------   -----   ----------   --------------
                           Systems (Canada), Ltd.

617 Douro Street           Dura Automotive Systems        ON      N/A          Stratford
                           (Canada), Ltd.

LEASED PROPERTY

         ADDRESS                      TENANT               STATE     COUNTY          CITY
         -------           -----------------------------   -----   ----------   ---------------
12155 Magnolia Ave         Atwood Mobile Products          CA      Riverside    Riverside
Sute.6-D

50 Keith Road              Dura Automotive Systems         ON      N/A          Bracebridge
                           (Canada), Ltd.

117 So. Lake Street        Dura Operating Corp.            MI      Charlevoix   East Jordan

2791 Research Drive        Dura Automotive Systems, Inc.   MI      Oakland      Rochester Hills

2831 Research Drive        Dura Automotive Systems, Inc.   MI      Oakland      Rochester Hills

53061 Ada Drive            Atwood Mobile Products          IN      Elkhart      Elkhart

23806 C.R. 6 East          Creation Windows, Inc.          IN      Elkhart      Elkhart

53132 C.R. 13              Atwood Mobile Products          IN      Elkhart      Elkhart

23950 C.R. 6               Creation Windows of Indiana,    IN      Elkhart      Elkhart
                           Inc.

54347 Highland Blvd.       Creation Group, Inc.            IN      Elkhart      Elkhart

23900 County Road 6        Atwood Mobile Products          IN      Elkhart      Elkhart

16880 N. 148th Avenue      Dura Operating Corp.            MI      Ottawa       Spring Lake

9670 Maple Street          Atwood Mobile Products, Inc.    IN      Steuben      Orland

BAILMENT ARRANGEMENTS

Each of Atwood Mobile Products, Inc., Creation Windows, Inc., Spec-Temp, Inc., Creation Group Holdings, Inc. and Kemberly, Inc. maintain property at the following locations subject to bailee arrangements:

1.   Crisp Distribution, Inc.
     501 Harris Street
     Cordele, GA 31015

2.   DMB Warehouse
     1250 E. Over Drive Circle
     Hernando, FL 3442

3.   Westland Sales
     P.O. Box 427
     15650 S.E. 102nd Ave.
     Clackamas, OR 97015

4.   Franklin Industries
     1427 NW 36th
     Newton, KS 67114

5.   Basic Components
     1201 S. 2nd Avenue
     Mansfield, TX 76063